Exhibit 99.2
PRO FORMA VALUATION REPORT

CAPITOL FEDERAL FINANCIAL, INC.
Topeka, Kansas

PROPOSED HOLDING COMPANY FOR:
CAPITOL FEDERAL SAVINGS BANK
Topeka, Kansas

Dated As Of:
May 28, 2010

Prepared By:

RP® Financial, LC.
1100 North Glebe Road
Suite 1100
Arlington, Virginia  22201

RP® FINANCIAL, LC.
Serving the Financial Services Industry Since 1988

May 28, 2010

Boards of Directors
Capitol Federal Savings Bank MHC
Capitol Federal Financial
Capitol Federal Savings Bank
700 Kansas Avenue
Topeka, Kansas  66603

Members of the Boards of Directors:

At your request, we have completed and hereby provide an independent appraisal (“Appraisal”) of the estimated pro forma market value of the common stock which is to be issued in connection with the mutual-to-stock conversion transaction described below.

This Appraisal is furnished pursuant to the requirements of the Code of Federal Regulations 563b.7 and has been prepared in accordance with the “Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization” of the Office of Thrift Supervision (“OTS”), and applicable regulatory interpretations thereof.

Description of Plan of Conversion and Reorganization

On May 5, 2010, the respective Boards of Directors of Capitol Federal Savings Bank MHC (the “MHC”) and Capitol Federal Financial (“CFFN”) adopted a Plan of Conversion and Reorganization (the “Plan of Conversion”) whereby the MHC will convert to stock form.  As a result of the conversion, CFFN, which currently owns all of the issued and outstanding common stock of the Capitol Federal Savings Bank, Topeka, Kansas (the “Bank”) will be succeed by a Maryland corporation with the name of Capitol Federal Financial, Inc. (“Capitol Federal Financial” or the “Company”).  Following the conversion, the MHC will no longer exist.  For purposes of this document, the existing consolidated entity will hereinafter be referred to as Capitol Federal Financial or the Company.  As of March 31, 2010, the MHC had a majority ownership interest in, and its principal asset consisted of, approximately 70.55% of the common stock (the “MHC Shares”) of Capitol Federal Financial.  The remaining 29.45% of Capitol Federal Financial’s common stock is owned by public stockholders.

Washington Headquarters Three Ballston Plaza 1100 North Glebe Road, Suite 1100 Arlington, VA 22201 www.rpfinancial.com	Telephone: (703) 528-1700 Fax No.: (703) 528-1788 Toll-Free No.: (866) 723-0594 E-Mail: mail@rpfinancial.com

Boards of Directors
May 28, 2010

It is our understanding that Capitol Federal Financial will offer its stock, representing the majority ownership interest held by the MHC, in a subscription offering to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans including the Bank’s employee stock ownership plan (the “ESOP”), Supplemental Eligible Account Holders and Other Members, as such terms are defined for purposes of applicable federal regulatory requirements governing mutual-to-stock conversions.  To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale to the general public in a community offering and a syndicated community offering.  Upon completing the mutual-to-stock conversion and stock offering (the “second-step conversion”), the Company will be 100% owned by public shareholders, the publicly-held shares of CFFN will be exchanged for shares in the Company at a ratio that retains their ownership interest at the time the conversion is completed and the MHC assets will be consolidated with the Company.

RP® Financial, LC.

RP® Financial, LC. (“RP Financial”) is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form.  The background and experience of RP Financial is detailed in Exhibit V-1.  We believe that, except for the fee we will receive for our appraisal, we are independent of the Company, the Bank, the MHC and the other parties engaged by the Bank or the Company to assist in the stock conversion process.

Valuation Methodology

In preparing our Appraisal, we have reviewed the regulatory applications of the Company, the Bank and the MHC, including the prospectus as filed with the OTS and the Securities and Exchange Commission (“SEC”).  We have conducted a financial analysis of the Company, the Bank and the MHC that has included a review of audited financial information for the fiscal years ended September 30, 2005 through September 30, 2009 and a review of various unaudited information and internal financial reports through March 31, 2010, and due diligence related discussions with the Company’s management; Silver, Freedman, & Taff, L.L.P., the Company’s conversion counsel; and Sandler O’Neill & Partners, LLP, the Company’s marketing advisor in connection with the stock offering.  All assumptions and conclusions set forth in the Appraisal were reached independently from such discussions.  In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable.  While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

Boards of Directors
May 28, 2010

We have investigated the competitive environment within which Capitol Federal Financial operates and have assessed Capitol Federal Financial’s relative strengths and weaknesses.  We have kept abreast of the changing regulatory and legislative environment for financial institutions and analyzed the potential impact on Capitol Federal Financial and the industry as a whole.  We have analyzed the potential effects of the stock conversion on Capitol Federal Financial’s operating characteristics and financial performance as they relate to the pro forma market value of Capitol Federal Financial.  We have analyzed the assets held by the MHC, which will be consolidated with Capitol Federal Financial’s assets and equity pursuant to the completion of the second-step conversion.  We have reviewed the economic and demographic characteristics of the Company’s primary market area.  We have compared Capitol Federal Financial’s financial performance and condition with selected publicly-traded thrifts in accordance with the Valuation Guidelines, as well as all publicly-traded thrifts and thrift holding companies.  We have reviewed the current conditions in the securities markets in general and the market for thrift stocks in particular, including the market for existing thrift issues, initial public offerings by thrifts and thrift holding companies, and second-step conversion offerings.  We have excluded from such analyses thrifts subject to announced or rumored acquisition, and/or institutions that exhibit other unusual characteristics.

The Appraisal is based on Capitol Federal Financial’s representation that the information contained in the regulatory applications and additional information furnished to us by Capitol Federal Financial, or its legal counsel and other authorized agents are truthful, accurate and complete.  We did not independently verify the financial statements and other information provided by Capitol Federal Financial, or its legal counsel and other authorized agents nor did we independently value the assets or liabilities of Capitol Federal Financial.  The valuation considers Capitol Federal Financial only as a going concern and should not be considered as an indication of Capitol Federal Financial’s liquidation value.

Our appraised value is predicated on a continuation of the current operating environment for Capitol Federal Financial and for all thrifts and their holding companies.  Changes in the local, state and national economy, the legislative and regulatory environment for financial institutions and mutual holding companies, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability and may materially impact the value of thrift stocks as a whole or the value of Capitol Federal Financial’s’ stock alone.  It is our understanding that there are no current plans for selling control of Capitol Federal Financial following completion of the second-step conversion.  To the extent that such factors can be foreseen, they have been factored into our analysis.

The estimated pro forma market value is defined as the price at which Capitol Federal Financial’s common stock, immediately upon completion of the second-step stock offering, would change hands between a willing buyer and a willing seller, neither

Boards of Directors
May 28, 2010

being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Valuation Conclusion

It is our opinion that, as of May 28, 2010, the estimated aggregate pro forma valuation of the shares of the Company to be issued and outstanding at the end of the conversion offering – including (1) newly-issued shares representing the MHC’s current ownership interest in the Company and (2) exchange shares issued to existing public shareholders of CFFN – was $2,409,742,180 at the midpoint, equal to 240,974,218 shares at $10.00 per share.  Based on regulation, the resulting range of value and pro forma shares, all based on $10.00 per share, are as follows:  $2,048,280,850 or 204,828,085 shares at the minimum and $2,771,203,510 or 277,120,351 shares at the maximum.

Based on this valuation and taking into account the ownership interest represented by the shares owned by the MHC, the midpoint of the offering range is $1,700,000,000, equal to 170,000,000 shares at $10.00 per share.  Based on regulation, the resulting offering range and offering shares, all based on $10.00 per share, are as follows:  $1,445,000,000, or 144,500,000 shares, at the minimum and $1,955,000,000 or 195,500,000 shares at the maximum.

Establishment of the Exchange Ratio

OTS regulations provide that in a conversion of a mutual holding company, the minority stockholders are entitled to exchange the public shares for newly issued shares in the fully converted company.  The Boards of Directors of the MHC, CFFN and the Bank have independently determined the exchange ratio, which has been designed to preserve the current aggregate percentage ownership in the Company held by the public shareholders.  The exchange ratio to be received by the existing minority shareholders of the Company will be determined at the end of the offering, based on the total number of shares sold in the subscription and syndicated offerings and the final appraisal.  Based on the valuation conclusion herein, the resulting offering value and the $10.00 per share offering price, the indicated exchange ratio at the midpoint is 3.2572 shares of the Company for every one public share held by public shareholders.  Furthermore, based on the offering range of value, the indicated exchange ratio is 2.7686 at the minimum and 3.7457 at the maximum.  RP Financial expresses no opinion on the proposed exchange of newly issued Company shares for the shares held by the public stockholders or on the proposed exchange ratio.

Limiting Factors and Considerations

The valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock.  Moreover,

Boards of Directors
May 28, 2010

because such valuation is determined in accordance with applicable OTS regulatory guidelines and is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion offering, or prior to that time, will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the estimated pro forma market value thereof.  The appraisal reflects only a valuation range as of this date for the pro forma market value of Capitol Federal Financial immediately upon issuance of the stock and does not take into account any trading activity with respect to the purchase and sale of common stock in the secondary market on the date of issuance of such securities or at anytime thereafter following the completion of the second-step conversion.

RP Financial’s valuation was based on the financial condition, operations and shares outstanding of Capitol Federal Financial as of March 31, 2010, the date of the financial data included in the prospectus.  The proposed exchange ratio to be received by the current public stockholders of CFFN and the exchange of the public shares for newly issued shares of Capitol Federal Financial’s common stock as a full public company was determined independently by the Boards of Directors of the MHC, CFFN and the Bank.  RP Financial expresses no opinion on the proposed exchange ratio to public stockholders or the exchange of public shares for newly issued shares.

RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.  RP Financial maintains a policy which prohibits RP Financial, its principals or employees from purchasing stock of its client institutions.

                This valuation will be updated as provided for in the conversion regulations and guidelines.  These updates will consider, among other things, any developments or changes in the financial performance and condition of Capitol Federal Financial, management policies, and current conditions in the equity markets for thrift shares, both existing issues and new issues.  These updates may also consider changes in other external factors which impact value including, but not limited to:  various changes in the legislative and regulatory environment for financial institutions, the stock market and the market for thrift stocks, and interest rates.  Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made.  The reasons for any such adjustments will be explained in the update at the date of the release of the

Boards of Directors
May 28, 2010

update.  The valuation will also be updated at the completion of Capitol Federal Financial’s stock offering.

Respectfully submitted,
RP® FINANCIAL, LC.

/s/ William E. Pommerening
William E. Pommerening
Chief Executive Officer and Managing Director

/s/ Gregory E. Dunn
Gregory E. Dunn
Director

RP® Financial, LC.	TABLE OF CONTENTS
i

TABLE OF CONTENTS
CAPITOL FEDERAL FINANCIAL, INC.
CAPITOL FEDERAL SAVINGS BANK
Topeka, Kansas

PAGE
DESCRIPTION		NUMBER

CHAPTER ONE	OVERVIEW AND FINANCIAL ANALYSIS

Introduction		I.1
Plan of Conversion and Reorganization		I.1
Strategic Overview		I.2
Balance Sheet Trends		I.6
Income and Expense Trends		I.10
Interest Rate Risk Management		I.14
Lending Activities and Strategy		I.15
Asset Quality		I.19
Funding Composition and Strategy		I.20
Subsidiary and Other Activities		1.22
Legal Proceedings		I.22

CHAPTER TWO	MARKET AREA

Introduction		II.1
National Economic Factors		II.3
Market Area Demographics		II.8
Local Economy		II.12
Unemployment Trends		II.15
Market Area Deposit Characteristics and Competition		II.16

CHAPTER THREE	PEER GROUP ANALYSIS

Peer Group Selection		III.1
Financial Condition		III.6
Income and Expense Components		III.9
Loan Composition		III.13
Interest Rate Risk		III.13
Credit Risk		III.16
Summary		III.18

RP® Financial, LC.	TABLE OF CONTENTS
ii

TABLE OF CONTENTS
CAPITOL FEDERAL FINANCIAL, INC.
CAPITOL FEDERAL SAVINGS BANK
Topeka, Kansas
(continued)

PAGE
DESCRIPTION			NUMBER

CHAPTER FOUR		VALUATION ANALYSIS

Introduction			IV.1
Appraisal Guidelines			IV.1
RP Financial Approach to the Valuation			IV.1
Valuation Analysis			IV.2
1.	Financial Condition		IV.3
2.	Profitability, Growth and Viability of Earnings		IV.4
3.	Asset Growth		IV.6
4.	Primary Market Area		IV.7
5.	Dividends		IV.9
6.	Liquidity of the Shares		IV.9
7.	Marketing of the Issue		IV.10
	A.	The Public Market	IV.10
	B.	The New Issue Market	IV.16
	C.	The Acquisition Market	IV.18
	D.	Trading in Capitol Federal Financial’s Stock	IV.20
8.	Management		IV.21
9.	Effect of Government Regulation and Regulatory Reform		IV.21
Summary of Adjustments			IV.22
Valuation Approaches:			IV.22
1.	Price-to-Earnings (“P/E”)		IV.24
2.	Price-to-Book (“P/B”)		IV.25
3.	Price-to-Assets (“P/A”)		IV.27
Comparison to Recent Offerings			IV.27
Valuation Conclusion			IV.28
Establishment of the Exchange Ratio			IV.29

RP® Financial, LC.	LIST OF TABLES
iii

LIST OF TABLES
CAPITOL FEDERAL FINANCIAL, INC.
CAPITOL FEDERAL SAVINGS BANK
Topeka, Kansas

TABLE
NUMBER	DESCRIPTION	PAGE

1.1	Historical Balance Sheet Data	I.7
1.2	Historical Income Statements	I.11

2.1	Summary Demographic Data	II.9
2.2	Kansas Employment Sectors	II.12
2.3	Major Corporate Headquarters in Greater Kansas City	II.13
2.4	Major Employers in Wichita Metropolitan Area	II.14
2.5	Unemployment Trends	II.15
2.6	Deposit Summary	II.17
2.7	Market Area Deposit Competitors	II.19

3.1	Peer Group of Publicly-Traded Thrifts	III.3
3.2	Balance Sheet Composition and Growth Rates	III.7
3.3	Income as a Pct. of Avg. Assets and Yields, Costs, Spreads	III.10
3.4	Loan Portfolio Composition and Related Information	III.14
3.5	Interest Rate Risk Measures and Net Interest Income Volatility	III.15
3.6	Credit Risk Measures and Related Information	III.17

4.1	Market Area Unemployment Rates	IV.8
4.2	Pricing Characteristics and After-Market Trends	IV.17
4.3	Market Pricing Comparatives	IV.19
4.4	Public Market Pricing	IV.26

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.1

I.  OVERVIEW AND FINANCIAL ANALYSIS

Introduction

Capitol Federal Savings Bank (the “Bank”), founded in 1893, is a federally-chartered stock savings bank headquartered in Topeka, Kansas.  The Bank serves eastern and central Kansas, as well as western Missouri markets that are part of the metropolitan area of greater Kansas City.  Through a network of 45 full service branch offices, the Bank primarily serves the metropolitan areas of Topeka, Wichita, Lawrence, Manhattan, Emporia and Salina, Kansas and a portion of the metropolitan area of greater Kansas City.  The Bank is subject to regulation and oversight by the Office of Thrift Supervision (the “OTS”) and the Federal Deposit Insurance Corporation (the “FDIC”).  The Bank is a member of the Federal Home Loan Bank (“FHLB”) system, and its deposits are insured up to the regulatory maximums by the FDIC.

Capitol Federal Financial (“CFFN”) is the federally-chartered mid-tier holding company of the Bank.  CFFN owns 100% of the outstanding common stock of the Bank.  Since being formed in March 1999, CFFN has been engaged primarily in the business of holding the common stock of the Bank.  CFFN completed its initial public offering on March 31, 1999, pursuant to which it sold 37,807,183 shares or 41.3% of its outstanding common stock to the public and issued 52,192,817 share or 57.0% of its common stock outstanding to Capitol Federal Savings Bank MHC (the “MHC”), the mutual holding company parent of CFFN.  Additionally, the Bank contributed $15.1 million in cash and CFFN issued 1,512,287 shares of common stock or 1.7% of its common stock outstanding to the Capitol Federal Foundation (the “Foundation”).  The MHC and CFFN are savings and loan holding companies subject to regulation by the OTS.  At March 31, 2010, CFFN had total assets of $8.5 billion, deposits of $4.3 billion and equity of $946.1 million, or 11.15% of total assets.  CFFN’s audited financial statements for the most recent period are included by reference as Exhibit I-2.

Plan of Conversion and Reorganization

On May 5, 2010, the respective Boards of Directors of the MHC and CFFN

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.2

adopted a Plan of Conversion and Reorganization (the “Plan of Conversion”) whereby the MHC will convert to stock form.  As a result of the conversion, CFFN, which currently owns all of the issued and outstanding common stock of the Bank, will be succeed by a Maryland corporation with the name of Capitol Federal Financial, Inc. (“Capitol Federal Financial” or the “Company”).  Following the conversion, the MHC will no longer exist.  For purposes of this document, the existing consolidated entity will hereinafter be referred to as Capitol Federal Financial or the Company.  As of March 31, 2010, the MHC’s ownership interest in Capitol Federal Financial approximated 70.55% and the public stockholders’ ownership interest in Capitol Federal Financial approximated 29.45%.

It is our understanding that Capitol Federal Financial will offer its stock, representing the majority ownership interest held by the MHC, in a subscription offering to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans including the Bank’s employee stock ownership plan (the “ESOP”), Supplemental Eligible Account Holders and Other Depositors, as such terms are defined for purposes of applicable federal regulatory requirements governing mutual-to-stock conversions.  To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale to the general public in a community offering and a syndicated community offering.  Upon completing the mutual-to-stock conversion and stock offering (the “second-step conversion”), the Company will be 100% owned by public shareholders, the publicly-held shares of the Bank will be exchanged for shares in the Company at a ratio that retains their ownership interest at the time the conversion is completed and the MHC assets will be consolidated with the Company.

In connection with the second-step conversion, the Company will make a $40 million cash contribution to the Foundation.

Strategic Overview

Historically, the Company has implemented a traditional thrift strategy, in which the Company has emphasized the origination and purchase of 1-4 family first mortgage

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.3

loans for investment funded principally by retail deposits generated through the branch network.  Capitol Federal Financial is consistently among the top 1-4 family lenders in the state of Kansas, based on loan volume.  In addition to originations, the Company supplements 1-4 family loan production through purchases of 1-4 family loans from correspondent lenders located within or adjacent to the Company’s lending markets and nationwide lenders.  Diversification into other types of lending or other types of services and products has been fairly limited.  As of March 31, 2010, 94.4% of total loans consisted of 1-4 family first mortgage loans.  In addition to retail deposits, the Company utilizes borrowings as an alternative funding source for purposes of managing funding costs and interest rate risk.  From time-to-time, the Company also utilizes a limited amount of brokered deposits as an alternative funding source.  The Company’s streamlined operations have facilitated operating expense levels that are significantly below industry norms.  At the same time, the limited diversification has also substantially limited revenues derived from non-interest sources.

The Company’s 1-4 family lending emphasis and implementation of consistent underwriting standards for both originated and purchased loans has supported maintenance of favorable credit quality measures.  In general, the Company’s underwriting standards are in accordance with Freddie Mac and Fannie Mae underwriting guidelines.  While the Company has experienced some deterioration in credit quality in recent years, credit quality measures continue to reflect relatively low ratios for non-performing loans and non-performing assets.  The upward trend in non-performing loans experienced in recent years has been mostly related to the portfolio of purchased loans, particularly with respect to purchased loans that are secured by residences in markets that have been particularly hit hard by the recession and have experienced sharp declines in real estate values and high unemployment rates.  To mitigate the credit risk associated with the purchased loan portfolio, the Company seeks to attain geographic diversification of the purchased loan portfolio.  At March 31, 2010, loans purchased from nationwide lenders comprised 12% of the Company’s loan portfolio and were secured by properties in 47 of the continental United States and Washington, D.C.  In addition to seeking to mitigate the credit risk associated with the purchased loan portfolio, the purchased loans consist mostly of adjustable rate or 15-

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.4

year fixed rate loans to facilitate management of the Company’s interest rate risk exposure.

Investments serve as a supplement to the Company’s lending activities, with mortgage-backed securities accounting for the largest concentration of the Company’s investments.  Capitol Federal Financial’s other investment holdings include U.S. government sponsored enterprises, municipal bonds, trust preferred securities and FHLB stock.  In the prevailing interest rate environment, the Company has emphasized building up its liquidity position through investing in short-term U.S. government sponsored enterprises and increasing its level of cash and cash equivalents.

Deposits generated from residents within the Company’s primary market area have consistently served as the primary funding source for the Company’s lending and investment activities.  Certificate of deposits (“CDs”) comprise the largest portion of the Company’s deposit base, with the balance consisting of lower costing transaction and saving accounts.  Capitol Federal Financial utilizes borrowings as a supplemental funding source to facilitate management of funding costs and interest rate risk, with FHLB advances accounting for the largest portion of the Company’s borrowings.  Borrowings held by the Company also include repurchase agreements and a relatively modest balance of trust preferred debt.

Capitol Federal Financial’s earnings base is largely dependent upon net interest income and operating expense levels.  Net interest income has consistently been maintained at relatively low levels, as the result of narrow interest spreads reflective of a low risk interest-earning asset composition funded mostly with relatively high costing CDs and borrowings.

Operating expenses have been maintained at relatively low levels, reflecting efficiency in operations and relatively low personnel requirements for implementation of the Company’s operating strategy.  In particular, the Company maintains a high ratio of assets per employee, which is supported by the relatively lower staffing needs required for implementation of a traditional thrift operating strategy.  A funding composition concentrated in CDs and borrowings further support containment of operating expenses, given the lower servicing requirements of such funds relative to transaction

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.5

and savings accounts.  While the Company’s implementation of a fairly streamlined operating strategy has supported containment of operating expenses, it has also limited development of revenues from non-interest income sources.  Accordingly, income generated from such sources as fees and service charges has been a relatively modest contributor to the Company’s earnings.

A key component of the Company’s business plan is to complete a second-step conversion offering.  The Company’s strengthened capital position will support continued expansion of the branch network in desired growth markets.  Also, as a fully-converted institution, the Company’s greater capacity to offer stock as consideration may facilitate increased opportunities to grow through acquisition.  At this time, the Company has no specific plans for expansion through acquisition.

The post-offering business plan of the Company is expected to focus on operating and growing a profitable institution serving retail customers in local markets, as well as continuing to purchase loans from correspondent and nationwide lenders.  Specifically, Capitol Federal Financial will continue to be an independent community-oriented financial institution with a commitment to local real estate financing with operations funded by retail deposits, borrowings, equity capital and internal cash flows.  The additional capital realized from stock proceeds will increase liquidity to support funding of future loan growth and other interest-earning assets.  In the prevailing economic and credit environment, the Company’s higher post-conversion capital position represents a source of strength to absorb potential losses resulting from credit quality deterioration.  Capitol Federal Financial’s higher capital position resulting from the infusion of stock proceeds will also serve to reduce interest rate risk, particularly through enhancing the Company’s interest-earning assets/interest-bearing liabilities (“IEA/IBL”) ratio.  The additional funds realized from the stock offering will serve to raise the level of interest-earning assets funded with equity and, thereby, reduce the ratio of interest-earning assets funded with interest-bearing liabilities as the balance of interest-bearing liabilities will initially remain relatively unchanged following the conversion, which may facilitate a reduction in Capitol Federal Financial’s funding costs.  The projected uses of proceeds are highlighted below.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.6

o
Capitol Federal Financial.  The Company is expected to retain up to 50% of the net offering proceeds.  At present, funds maintained by the Company, net of the loan to the ESOP and the $40 million cash contribution to the Foundation, are expected to be invested into short-term investment grade securities and liquid funds.  Over time, the funds may be utilized for various corporate purposes, possibly including acquisitions, infusing additional equity into the Bank, repurchases of common stock, and the payment of cash dividends.

o
Capitol Federal Savings Bank.  Approximately 50% of the net stock proceeds will be infused into the Bank in exchange for all of the Bank’s stock.  Cash proceeds (i.e., net proceeds less deposits withdrawn to fund stock purchases) infused into the Bank are anticipated to become part of general operating funds, and are expected to be primarily utilized to fund loan growth over time.

Overall, it is the Company’s objective to pursue growth that will serve to increase returns, while, at the same time, growth will not be pursued that could potentially compromise the overall risk associated with Capitol Federal Financial’s operations.

Balance Sheet Trends

Table 1.1 shows the Company’s historical balance sheet data for the past five and one-half fiscal years.  From fiscal year end 2005 through March 31, 2010, Capitol Federal Financial’s assets showed little change during the period increasing at a 0.2% annual rate.  Since fiscal year end 2005, the most notable change in the Company’s interest-earning asset composition was a shift towards a higher concentration of investment securities offset by a decrease in the concentration of mortgage-backed securities.  On the liability side of the balance sheet, the level of deposits funding assets increased since fiscal year end 2005 which was attributable to deposit growth and the pay down of borrowings.  A summary of Capital Federal Financial’s key operating ratios for the past five and one-half fiscal years is presented in Exhibit I-3.

Loan growth trends generally paralleled assets growth trends, with loans decreasing at a 0.3% annual rate from fiscal year end 2005 through March 31, 2010.  Loans receivable equaled $5.4 billion or 63.4% of assets at March 31, 2010, versus comparable measures of $5.5 billion or 65.0% of assets at fiscal year end 2005.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.7

Table 1.1
Capitol Federal Financial
Historical Balance Sheet Data

													9/30/05-
													3/31/10
	At Fiscal Year Ended September 30,										At March 31,		Annual.
	2005		2006		2007		2008		2009		2010		Growth Rate
	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Pct
	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	(%)

Total Amount of:
Assets	$8,409,687	100.00%	$8,199,073	100.00%	$7,675,886	100.00%	$8,055,249	100.00%	$8,403,680	100.00%	$8,485,465	100.00%	0.20%
Cash and cash equivalents	58,566	0.70%	183,242	2.23%	167,291	2.18%	87,138	1.08%	41,154	0.49%	60,735	0.72%	0.81%
Investment securities	430,499	5.12%	429,480	5.24%	524,168	6.83%	142,359	1.77%	480,074	5.71%	970,431	11.44%	19.80%
Mortgage-backed securities	2,145,254	25.51%	2,084,786	25.43%	1,414,271	18.42%	2,234,339	27.74%	1,992,467	23.71%	1,757,310	20.71%	-4.34%
Loans receivable, net	5,464,130	64.97%	5,221,117	63.68%	5,290,071	68.92%	5,320,780	66.05%	5,603,965	66.68%	5,380,852	63.41%	-0.34%
FHLB stock	182,259	2.17%	165,130	2.01%	139,661	1.82%	124,406	1.54%	133,064	1.58%	135,050	1.59%	-6.44%
Bank owned life insurance	-	0.00%	-	0.00%	50,027	0.65%	52,734	0.65%	53,509	0.64%	54,000	0.64%	NM
		0
Deposits	$3,960,297	47.09%	$3,900,431	47.57%	$3,922,782	51.11%	$3,923,883	48.71%	$4,228,609	50.32%	$4,319,066	50.90%	1.95%
Borrowings	3,479,875	41.38%	3,322,172	40.52%	2,732,183	35.59%	3,160,710	39.24%	3,106,179	36.96%	3,109,451	36.64%	-2.47%

Equity	$865,063	10.29%	$863,219	10.53%	$867,631	11.30%	$871,216	10.82%	$941,298	11.20%	$946,073	11.15%	2.01%

Loans/Deposits		137.97%		133.86%		134.86%		135.60%		132.53%		124.58%

Number of traditional offices	29		29		29		30		33		35
Number of in-store offices	8		9		9		9		9		10

(1) Ratios are as a percent of ending assets.

Sources: Capital Federal Financial’s prospectus, audited and unaudited financial statements and RP Financial calculations.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.8

Capitol Federal Financial’s traditional thrift strategy is highlighted by a loan portfolio composition that has consistently reflected a very high concentration of 1-4 family first mortgage loans.  The ratio of 1-4 family first mortgage loans to total loans equaled 94.4% at March 31, 2010, which was consistent with the ratio of 1-4 family loans comprising total loans over the past five and one-half fiscal years.   The Company’s limited loan diversification has consisted largely of home equity loans.  At March 31, 2010, home equity loans equaled 3.5% of total loans, versus a peak ratio of 4.1% at fiscal year end 2006.  Other areas of lending diversification for the Company at March 31, 2010 consisted substantially of multi-family and commercial real estate loans (1.3% of total loans versus a peak ratio of 1.4% at fiscal year end 2009) and construction loans (0.6% of total loans versus a peak ratio of 1.6% at fiscal year end 2008).  The Company’s loan portfolio also includes a relatively modest balance of consumer loans other than home equity loans, which have been maintained at approximately 0.2% of total loans over the past five and one-half fiscal years.

The intent of the Company’s investment policy is to provide adequate liquidity and to generate a favorable return within the context of supporting overall credit and interest rate risk objectives.   Recent trends in the composition of the Company’s investments show a decrease in mortgage-backed securities and an increase in other investment securities, where the Company has emphasized investing in short-term U.S. government sponsored enterprises as a means to strengthen liquidity and to manage interest rate risk.  Mortgage-backed securities comprise the largest portion of the Company’s investment holdings.  After reaching a peak balance of $2.2 billion or 27.7% of assets at fiscal year end 2008, the mortgage-backed securities balance trended lower and equaled $1.8 billion or 20.7% of assets at March 31, 2010.  Except for a small balance of privately issued collateralized mortgage obligations, the mortgage-backed securities portfolio consists entirely of securities guaranteed or insured by government sponsored enterprises.  The mortgage-backed securities portfolio was fairly evenly distributed between adjustable and fixed rate securities at March 31, 2010.  As of March 31, 2010, $1.2 billion of the mortgage-backed securities portfolio was maintained as available for sale and $544.3 million was maintained as held to maturity.  As of March

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.9

31, 2010, the net unrealized gain on mortgage-backed securities maintained as available for sale equaled $49.6 million.

Over the past five and one-half fiscal years, the Company’s level of cash and investment securities (inclusive of FHLB stock) ranged from a low of 4.6% of assets at fiscal year end 2008 to a high of 13.7% of assets at March 31, 2010.  Cash and investments totaled $1.2 billion at March 31, 2010.  As of March 31, 2010, the investment portfolio consisted of U.S. government sponsored enterprises ($895.5 million), municipal bonds ($71.9 million) and trust preferred securities ($3.1 million).  As of March 31, 2010, the Bank maintained a net unrealized loss of $109,000 on investment securities maintained as available for sale.  Exhibit I-4 provides historical detail of the Company’s investment portfolio.  Other investments held by Company at March 31, 2010 consisted of $135.1 million of FHLB stock.  The Company also held cash and cash equivalents amounting to $60.7 million or 0.7% of assets at March 31, 2010.

The Company also maintains an investment in bank-owned life insurance (“BOLI”) policies, which cover the lives of most of the Company’s management employees starting at the vice president level.  The purpose of the investment is to provide funding for the benefit plans of the covered individuals.  The life insurance policies earn tax-exempt income through cash value accumulation and death proceeds.  As of March 31, 2010, the cash surrender value of the Company’s BOLI equaled $54.0 million.

Over the past five and one-half fiscal years, Capitol Federal Financial’s funding needs have been addressed through a combination of deposits, borrowings and internal cash flows.  From fiscal year end 2005 through March 31, 2010, the Company’s deposits increased at a 2.0% annual rate.  Most of the Company’s deposit growth occurred during fiscal 2009, as the balance of deposits was maintained at a relatively stable level from fiscal year end 2005 through fiscal year end 2008.  Overall, deposits increased from $4.0 billion or 47.1% of assets at fiscal year end 2005 to $4.3 billion or 50.9% of assets at March 31, 2010.  CDs have consistently accounted for the largest concentration of the Company’s deposit composition; although, deposit growth since

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.10

fiscal year end 2007 has been largely sustained through growth of transaction account deposits.

Borrowings serve as an alternative funding source for the Company to address funding needs for growth and to support management of deposit costs and interest rate risk.  From fiscal year end 2005 through March 31, 2010, borrowings decreased at an annual rate of 2.5%.  Overall, borrowings decreased from $3.5 billion or 41.4% of assets at fiscal year end 2005 to $3.1 billion or 36.6% of assets at March 31, 2010.  FHLB advances constitute the primary source of borrowings utilized by the Company and in recent years FHLB advances have been supplemented with repurchase agreements.  Borrowings held by the Company generally have laddered maturities out to seven years.  The Company also maintained a relatively modest balance of trust preferred debt at March 31, 2010.

The Company’s equity increased at a 2.0% annual rate from fiscal year end 2005 through March 31, 2010, as retention of earnings was largely offset by capital management strategies that included payment of cash dividends and stock repurchases during the period covered in Table 1.1.  Capital growth combined with a slight increase in assets provided for an increase in the Company’s equity-to-assets ratio from 10.29% at fiscal year end 2005 to 11.15% at March 31, 2010.  All of the Company’s capital is tangible capital, and the Bank maintained capital surpluses relative to all of its regulatory capital requirements at March 31, 2010.  The addition of stock proceeds will serve to strengthen the Company’s capital position, as well as support growth opportunities.  At the same time, the significant increase in Capitol Federal Financial’s pro forma capital position will initially depress its ROE.

Income and Expense Trends

Table 1.2 shows the Company’s historical income statements for the past five fiscal years and for the twelve months ended March 31, 2010.  The Company’s reported earnings over the past five fiscal years, ranged from $32.3 million or 0.41% of average assets in fiscal 2007 to $66.3 million or 0.81% of average assets in fiscal 2009.  For the twelve months ended March 31, 2010, the Company reported net income of

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.11

Table 1.2
Capitol Federal Financial
Historical Income Statements

	For the Fiscal Year Ended September 30,										For the 12 months
	2005		2006		2007		2008		2009		Ended 3/31/10
	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)
	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)

Interest income	$400,107	4.74%	$410,928	4.95%	$411,550	5.22%	$410,806	5.24%	$412,786	5.04%	$395,772	4.73%
Interest expense	(244,201)	-2.89%	(283,905)	-3.42%	(305,110)	-3.87%	(276,638)	-3.53%	(236,144)	-2.89%	(218,673)	-2.61%
Net interest income	$155,906	1.85%	$127,023	1.53%	$106,440	1.35%	$134,168	1.71%	$176,642	2.15%	$177,099	2.11%
Provision for loan losses	(215)	0.00%	(247)	0.00%	225	0.00%	(2,051)	-0.03%	(6,391)	-0.08%	(10,050)	-0.12%
Net interest income after provisions	$155,691	1.84%	$126,776	1.53%	$106,665	1.35%	$132,117	1.69%	$170,251	2.08%	$167,049	2.00%

Other operating income	$23,315	0.28%	$24,191	0.29%	$23,979	0.30%	$29,198	0.37%	$26,423	0.32%	$26,435	0.32%
Operating expense	(73,631)	-0.87%	(72,868)	-0.88%	(77,725)	-0.99%	(81,989)	-1.05%	(93,621)	-1.14%	(95,288)	-1.14%
Net operating income	$105,375	1.25%	$78,099	0.94%	$52,919	0.67%	$79,326	1.01%	$103,053	1.26%	$98,196	1.17%

Non-Operating Income
Gains(losses) on trading securities, net	-	0.00%	$1,076	0.01%	34	0.00%	-	0.00%	-	0.00%	-	0.00%
Gain(losses) on securities and loans, net	-	0.00%	(472)	-0.01%	(47)	0.00%	829	0.01%	2,171	0.03%	8,248	0.10%
Net non-operating income	$0	0.00%	$604	0.01%	($13)	0.00%	$829	0.01%	$2,171	0.03%	$8,248	0.10%

Net income before tax	$105,375	1.25%	$78,703	0.95%	$52,906	0.67%	$80,155	1.02%	$105,224	1.29%	$106,444	1.27%
Income tax provision	(40,316)	-0.48%	(30,586)	-0.37%	(20,610)	-0.26%	(29,201)	-0.37%	(38,926)	-0.48%	(38,495)	-0.46%
Net income (loss)	$65,059	0.77%	$48,117	0.58%	$32,296	0.41%	$50,954	0.65%	$66,298	0.81%	$67,949	0.81%

Adjusted Earnings
Net income	$65,059	0.77%	$48,117	0.58%	$32,296	0.41%	$50,954	0.65%	$66,298	0.81%	$67,949	0.81%
Add(Deduct): Net gain/(loss) on sale	0	0.00%	(604)	-0.01%	13	0.00%	(829)	-0.01%	(2,171)	-0.03%	(8,248)	-0.10%
Tax effect (2)	-	0.00%	231	0.00%	(5)	0.00%	318	0.00%	832	0.01%	3,161	0.04%
Adjusted earnings	$65,059	0.77%	$47,744	0.58%	$32,304	0.41%	$50,443	0.64%	$64,959	0.79%	$62,862	0.75%

Expense Coverage Ratio (3)	2.12		1.74		1.37		1.64		1.89		1.85
Efficiency Ratio (4)	40.8%		48.2%		59.6%		50.2%		46.2%		46.9%

(1)	Ratios are as a percent of average assets.
(2)	Assumes a 38.32% effective tax rate.
(3)	Expense coverage ratio calculated as net interest income before provisions for loan losses divided by operating expenses.
(4)	Efficiency ratio calculated as operating expenses divided by the sum of net interest income before provisions for loan losses plus other income (excluding net gains).

Sources:  Capitol Federal Financial’s prospectus, audited & unaudited financial statements and RP Financial calculations.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.12

$67.9 million or 0.81% of average assets.  Net interest income and operating expenses represent the primary components of the Company’s earnings.  Non-interest operating income has been somewhat of a limited but stable source of earnings for the Company.  Loan loss provisions have become a more significant factor in the Company’s earnings over the past two and one-half fiscal years, while non-operating items typically have had a limited impact on the Company’s earnings over the past five and one-half fiscal years.

Over the past five and one-half fiscal years, the Company maintained a relatively low net interest income to average assets ratio ranging from a low of 1.35% during fiscal 2007 to a high of 2.15% during fiscal 2009.  For the twelve months ended March 31, 2010, the Company’s net interest income to average assets ratio equaled 2.11%.  The generally positive trend in the Company’s net interest income ratio since fiscal 2007 period reflects the favorable impact that the decline in short-term interest rates and resulting steeper yield curve has had on the Company’s interest rate spread.  Growth of comparatively lower costing transaction account deposits contributed to the improvement in the Company’s net interest rate spread as well, while increased investments in relatively low yielding short-term investment securities largely accounted for the slight decrease in the net interest income ratio during the most recent twelve month period.  The Company’s interest rate spread increased from 0.93% during fiscal 2007 to 1.86% during fiscal 2009, which was the result of a more significant decline in funding costs relative to yields earned on interest-earning assets.  Comparatively, the Company’s interest rate spread decreased nominally to 1.84% for the six months ended March 31, 2010, due to a slightly larger decrease in yields earned on interest-earning assets relative to funding costs.  The Company’s net interest rate spreads and yields and costs for the past five and one-half fiscal years are set forth in Exhibits I-3 and I-5.

Non-interest operating income has been a fairly stable, but somewhat limited, contributor to the Company’s earnings over the past five and one-half fiscal years, reflecting the Company’s limited diversification into products and services that generate non-interest operating income.  Throughout the period shown in Table 1.2, sources of non-interest operating income have ranged from a low of 0.28% of average assets during fiscal 2005 to a high of 0.37% of average assets during fiscal 2008.  For the

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.13

twelve months ended March 31, 2010, non-operating income was $26.4 million or 0.32% of average assets.  Retail fees and charges constitute the major portion of the Company’s non-operating revenues, with other non-operating sources of income consisting largely of insurance commissions, loan fees and income from BOLI.

Operating expenses represent the other major component of the Company’s earnings, ranging from a low of 0.87% of average assets during fiscal 2005 to a high of 1.14% of average assets during fiscal 2009 and for the twelve months ended March 31, 2010.  Notwithstanding the upward trend in the Company’s operating expense ratio, the Company has effectively maintained a relatively low operating expense ratio throughout the period shown in Table 1.2.  As previously noted, the Company’s relative low operating expense ratio is supported by a current operating strategy that is not highly diversified and has limited staffing needs relative to total asset size.  As of March 31, 2010, the Company’s ratio of assets per full time equivalent employee equaled $12.4 million, versus $6.1 million for all publicly-traded thrifts.  The higher operating expenses recorded during fiscal 2009 and for the most recent twelve month period were mostly related to an increase in FDIC insurance premiums due to a special assessment and increases in regular quarterly deposit insurance premiums, an increase in advertising expense and an increase in net mortgage servicing activity.

Overall, the general trends in the Company’s net interest margin and operating expense ratio since fiscal 2005 reflect a slight decrease in core earnings, as indicated by the Company’s expense coverage ratio (net interest income divided by operating expenses).  Capitol Federal Financial’s expense coverage ratio equaled 2.12 times during fiscal 2005, versus a ratio of 1.85 times during the twelve months ended March 31, 2010.  The decrease in the expense coverage ratio resulted from a more significant increase in the operating expense ratio compared to the increase in the net interest income ratio.  Similarly, Capitol Federal Financial’s efficiency ratio (operating expenses, net of amortization of intangibles, as a percent of the sum of net interest income and other operating income) of 40.8% during fiscal 2005 was slightly more favorable than its efficiency ratio of 46.9% for the twelve months ended March 31, 2010.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.14

Over the past five and one-half fiscal years, loan loss provisions established by the Company ranged from a nominal amount during fiscal years 2005 through 2007 to a high of 0.12% of average assets during the twelve months ended March 31, 2010.  The higher loan provisions established during recent periods reflect an increase in non-performing loans, an increase in net loan charge-offs and the impact of the recession on the Company’s lending markets particularly with respect to some states where loans have been purchased.  As of March 31, 2010, the Company maintained valuation allowances of $14.7 million, equal to 0.27% of net loans receivable and 43.30% of non-accruing loans.  Exhibit I-6 sets forth the Company’s loan loss allowance activity during the past five and one-half fiscal years.

Non-operating income over the past five and one-half fiscal years has typically been somewhat of limited factor in the Company’s earnings, consisting substantially of gains and losses on the sale of investment securities and loans.  Net non-operating income over the past five and one-half fiscal years ranged from a nominal loss during fiscal 2007 to net gains of $8.2 million equal to 0.10% of average assets during the twelve months ended March 31, 2010.  The net gain recorded during the most recent twelve month period was mostly attributable to a $6.5 million gain realized on the sale of trading mortgage-backed securities, which were acquired in conjunction with a $194.8 million loan swap with Freddie Mac during the quarter ended December 31, 2009.  Overall, the various items that comprise the Company’s non-operating income are not viewed to be part of the Company’s core or recurring earnings base.

The Company’s effective tax rate ranged from 36.16% during the twelve months ended March 31, 2010 to 38.96% during fiscal 2007.  As set forth in the prospectus, the Company’s marginal effective statutory tax rate is 38.32%.

Interest Rate Risk Management

The Company’s balance sheet is liability-sensitive in the short-term (less than one year) and, thus, the net interest margin will typically be adversely affected during periods of rising and higher interest rates, as well as in the interest rate environment that generally prevailed during 2006 and 2007, in which the yield curve was flat or

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.15

inverted.  Comparatively, the Company’s net interest margin has benefited from recent interest rate trends, which has provided for a steeper yield curve as the result of a decline in short-term interest rates.  As of March 31, 2010, an analysis of the Company’s market value of portfolio equity (“MVPE”), defined as the net of the present value of the cash flows of an institution’s existing assets, liabilities and off-balance sheet instruments, indicated that a 2.0% instantaneous increase, permanent and parallel change in interest rates at all maturities would result in a 20.92% decline in Capitol Federal Financial’s MVPE (see Exhibit I-7).

The Company pursues a number of strategies to manage interest rate risk, particularly with respect to seeking to limit the repricing mismatch between interest rate sensitive assets and liabilities.  The Company manages interest rate risk from the asset side of the balance sheet through investing in securities with relatively short-terms to maturity, maintaining the majority of investments as available for sale, originating and purchasing adjustable rate loans, and underwriting loans so that they may be sold in the secondary market.  As of March 31, 2010, of the Company’s total loans due after March 31, 2011, ARM loans comprised 21.5% of those loans (see Exhibit I-8).  On the liability side of the balance sheet, management of interest rate risk has been pursued through utilizing FHLB advances and repurchase agreements with laddered terms out to seven years and emphasizing growth of lower costing and less interest rate sensitive transaction and savings account deposits.  Transaction and savings account deposits comprised 38.6% of the Company’s deposits at March 31, 2010.

The infusion of stock proceeds will serve to further limit the Company’s interest rate risk exposure, as most of the net proceeds will be redeployed into interest-earning assets and the increase in the Company’s capital position will lessen the proportion of interest rate sensitive liabilities funding assets.

Lending Activities and Strategy

Capitol Federal Financial’s lending activities have traditionally emphasized 1-4 family permanent mortgage loans, and such loans comprise the substantial portion of the Company’s loan portfolio.  Beyond 1-4 family loans, lending diversification by the

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.16

Company includes multi-family and commercial real estate loans, construction loans, home equity loans and other consumer loans.  Going forward, the Company’s lending strategy will continue to emphasize the origination and purchase of 1-4 family permanent mortgage loans.  Exhibit I-9 provides historical detail of Capitol Federal Financial’s loan portfolio composition over the past five years and one-half fiscal years and Exhibit I-10 provides the contractual maturity of the Company’s loan portfolio by loan type as of March 31, 2010.

The Company originates 1-4 family permanent mortgage loans throughout its markets served in the state of Kansas and in select markets in Missouri.  Originations of 1-4 family loans are supplemented with loan purchases from correspondent lenders located in the Company’s primary market area in Kansas and select markets in Missouri, and from nationwide lenders.  At March 31, 2010, loans purchased from nationwide lenders comprised 12% of total loans outstanding and were secured by properties located in 47 of the continental United States and Washington, D.C.  As of March 31, 2010, the largest concentrations of purchased loans from nationwide lenders were in the states of Illinois, Texas, New York, Florida and Colorado with each of those states comprising more than 5% of the nationwide purchased loans.  Loans originated and purchased by the Company are generally in accordance with Freddie Mac and Fannie Mae underwriting guidelines.  The Company purchases 1-4 family loans and the related servicing rights from correspondent lenders on a loan-by-loan basis, while the servicing rights are generally retained by the lender for loan pools purchased from nationwide lenders.  The Company also sells loans for purposes of interest rate risk management and/or to maintain a certain liquidity position, with the Company generally retaining the servicing on those loans.  The Company’s 1-4 family loans are primarily fully amortizing loans with terms of up to 30 years.  Adjustable rate mortgage (“ARM”) loans are offered with either an initial repricing term of three, five or seven years and then reprice annually for the remainder of the loan term.  Loans purchased by the Company are predominantly adjustable rate or 15-year fixed rate loans.  As of March 31, 2010, the Company’s outstanding balance of 1-4 family loans equaled $5.1 billion or 94.4% of total loans outstanding.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.17

Included in the 1-4 family loan portfolio at March 31, 2010 were $230.0 million of interest-only ARM loans, the majority of which were purchased from nationwide lenders during fiscal year 2005.  These loans do not typically require principal repayments during their initial term and have initial interest-only terms of either five or ten years.  The Company has not purchased any interest-only ARM loans since 2006 and discontinued offering the product in its local markets during 2008 to facilitate management of credit risk.  At March 31, 2010, $199.3 million, or 87%, of interest-only loans were still in their interest-only payment term.  Interest-only loans accounted for $17.8 million or approximately 52.3% of the Company’s non-performing loan balance at March 31, 2010.

The Company’s 1-4 family lending activities include home equity loans and home equity lines of credit.  Home equity lines of credit are floating rate loans indexed to the prime rate as published in The Wall Street Journal.  The Company will originate home equity loans and lines of credit up to a maximum LTV ratio of 95.0%, inclusive of other liens on the property, but requires private mortgage insurance for loans that are greater than 80.0% of the value of the property.  Home equity loans and lines of credit may be offered for terms of up 20 years.  Other home equity lines of credit have no stated term-to-maturity and require a payment of 1.5% of the outstanding loan balance per month.  Interest-only home equity lines of credit have a maximum term of twelve months, monthly payments of accrued interest, and a balloon payment at maturity.  As of March 31, 2010, the Company’s outstanding balance of home equity loans and home equity lines of credit equaled $190.0 million or 3.5% of total loans outstanding.

Commercial real estate and multi-family loans are generally originated up to a maximum loan-to-value (“LTV”) ratio of 80.0% and typically require a minimum debt-coverage ratio of 1.1 times.  Commercial real estate and multi-family loans are typically offered as 15 year balloon loans with either a fixed or adjustable interest rate and a maximum amortization period of 30 years.  Most of the commercial real estate and multi-family loans held  in the Company’s loan portfolio consist of loans originated by the Company, but also included a limited amount of purchased loan participations that are subject to the Company’s underwriting criteria.  Commercial real estate and multi-

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.18

family loans are secured by properties within the Company’s regional market area, which includes properties secured by mixed-use properties, office buildings, retail shopping centers and apartment buildings.  The largest commercial real estate loan in the Company’s loan portfolio at March 31, 2019 was a purchased loan participation secured by a retail shopping center in Kansas, which was performing in accordance with its terms at March 31, 2010.   The outstanding principal balance of the Company’s commitment was $8.1 million at March 31, 2010.   The Company’s largest outstanding loan was also part of its largest lending relationship to a single borrower or a group of related borrowers.  The Company’s largest lending relationship to a single borrower or a group of related borrowers at March 31, 2010 consisted of 17 multi-family real estate projects, one single-family home and four commercial real estate projects located in Kansas, Iowa and Texas.  Total commitments and loans outstanding to this group of related borrowers was $47.0 million as of March 31, 2010.  Most of the multi-family loans in the Company’s largest lending relationship qualify for the low income housing tax credit program.  All of the loans with the Company’s largest lending relationship were performing in accordance with their terms at March 31, 2010.  As of March 31, 2010, the Company’s commercial real estate and multi-family loan portfolio totaled $70.4 million or 1.3% of total loans outstanding.

Construction loans originated by the Company consist substantially of loans to finance the construction of 1-4 family residences, which are originated as construction/permanent loans.  The Company does not offer construction loans to builders for speculative purposes.  The construction and permanent loans are closed at the same time and require payment of interest only during the construction period.  All of the Company’s construction loans are secured by properties located in the Company’s primary market area.  As of March 31, 2010, Capitol Federal Financial’s outstanding balance of construction loans totaled $34.3 million or 0.6% of total loans outstanding.

Capitol Federal Financial’s diversification into non-mortgage loans has been limited to a relatively modest balance of consumer loans.   The consumer loan portfolio, exclusive of home equity loans and home equity lines of credit, consists substantially of

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.19

loans secured by deposits and auto loans.  The Company does not originate any consumer loans on an indirect basis.  As of March 31, 2010, the consumer loan portfolio totaled $8.5 million or 0.2% of total loans outstanding.

Exhibit I-11 provides a summary of the Company’s lending activities over the past three and one-half fiscal years.  Originations and purchases of 1-4 family first mortgage loans dominated the Company’s lending activities during the past three and one-half fiscal years, although growth of the loan portfolio was somewhat limited by a comparable amount of loan repayments and, to a lesser extent, loan sales.  Total loans originated ranged from $803.5 million during fiscal year 2007 to $1.1 billion during fiscal year 2009.  For the six months ended March 31, 2010, total loans originated equaled $340.9 million.  The large majority of loans originated during the three and one-half year period were fixed rate loans.  Total loans purchased, which includes loans purchased from correspondent lenders and nationwide lenders, ranged from $119.6 million during fiscal year 2008 to $333.4 million during fiscal year 2009.  For the six months ended March 31, 2010, total loans purchased equaled $91.5 million.  The majority of loans purchased consisted of adjustable rate loans.  Originations and purchases of 1-4 family loans accounted for 85% of total loans originated and purchased during the three and one-half year period ended March 31, 2010.  Overall, net loans receivable increased from $5.290 billion at fiscal year end 2007 to $5.381 billion at March 31, 2010.

Asset Quality

The Company’s historical 1-4 family lending emphasis and application of consistent underwriting standards that are in accordance with Freddie Mac and Fannie Mae guidelines have generally supported the maintenance of relatively favorable credit quality measures; although, with the onset of the national recession, the Company has experienced some credit quality deterioration in its loan portfolio during the past two and one-half fiscal years.  Over the past five and one-half fiscal years, Capitol Federal Financial’s balance of non-performing assets ranged from a low of 0.08% of assets at fiscal year end 2005 to a high of 0.48% of assets at March 31, 2010.  As shown in Exhibit I-12, non-performing assets at March 31, 2010 consisted of $34.0 million of non-

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.20

performing loans and $6.9 million of real estate owned.  Non-performing loans are non-accrual loans that are 90 days or more delinquent or are in the process of foreclosure.  Non-performing loans held by the Company at March 31, 2010 consisted almost entirely of 1-4 family loans, while 1-4 family properties accounted for the entire balance of real estate owned at March 31, 2010.  Purchased loans comprised 68.8% of the non-performing loan balance at March 31, 2010, with the states of Florida (non-performing loans of $3.6 million), Illinois (non-performing loans of $3.4 million) and Arizona (non-performing loans of $3.1 million) showing the largest concentrations of non-performing purchased loans at March 31, 2010.  Interest-only loans accounted for $17.8 million or 52.2% of the non-performing loan balance at March 31, 2010.

To track the Company’s asset quality and the adequacy of valuation allowances, Capitol Federal Financial has established detailed asset classification policies and procedures which are consistent with regulatory guidelines.  Classified assets are reviewed monthly by senior management and the Board.  Pursuant to these procedures, when needed, the Company establishes additional valuation allowances to cover anticipated losses in classified or non-classified assets.  As of March 31, 2010, the Company maintained loan loss allowances of $14.7 million, equal to 0.27% of net loans receivable and 43.30% of non-performing loans.

Funding Composition and Strategy

Deposits have consistently served as the Company’s primary funding source and at March 31, 2010 deposits accounted for 58.1% of Capitol Federal Financial’s interest-bearing funding composition.  Exhibit I-13 sets forth the Company’s deposit composition for the past three and one-half fiscal years.  CDs constitute the largest component of the Company’s deposit composition, although the concentration of CDs comprising total deposits has declined slightly since fiscal year end 2007.  As of March 31, 2010, the CD portfolio totaled $2.7 billion or 61.4% of total deposits, versus comparable measures of $2.5 billion and 63.8% of total deposits at fiscal year end 2007.  Capitol Federal Financial’s current CD composition reflects a higher concentration of short-term CDs (maturities of one year or less), with $1.5 billion or 57.3% scheduled to mature in one

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.21

year or less at March 31, 2010.  Exhibit I-14 sets forth the maturity schedule of the Company’s CDs as of March 31, 2010.  As of March 31, 2010, jumbo CDs (CD accounts with balances of $100,000 or more) amounted to $770.4 million or 29.1% of total CDs.  From time-to-time the Company has supplemented retail CDs with a limited amount of brokered CDs, although the Company did not maintain any brokered CDs at March 31, 2010.

The Company maintained $1.7 billion of savings and transaction account deposits at March 31, 2010, which equaled 38.6% of total deposits.  Comparatively, core deposits equaled $1.4 billion or 36.2% of total deposits at fiscal year end 2007.  Growth of core deposits since fiscal year end 2007 has been primarily sustained by growth of money market account and checking account deposits.  Money market deposits, which comprise the largest component of the Company’s core deposits, increased from $790.3 million or 55.6% of core deposits at fiscal year end 2007 to $934.1 million or 56.0% of core deposits at March 31, 2010.  Over the same time period, checking account deposits increased from $394.1 million or 27.7% of core deposits to $493.9 million or 29.6% of core deposits.

Borrowings serve as an alternative funding source for the Company to facilitate management of funding costs and interest rate risk.  Borrowings utilized by the Company have predominantly consisted of FHLB advances and repurchase agreements.  As of March 31, 2010, the Company maintained $2.4 billion of FHLB advances and $660.0 million of repurchase agreements.  FHLB advances and repurchase agreements held by the Company at March 31, 2010 had laddered maturities out to seven years, with a combined weighted average contractual rate of 3.83%.  The only other borrowing held by the Company at March 31, 2010 consisted of $53.6 million of trust preferred debt.  Interest on the trust preferred debt is payable quarterly, based on the three month LIBOR plus 275 basis points.  The trust preferred debt principal is due at the maturity date of April 7, 2034.  The Company was in compliance with all the covenants of its trust preferred debt at March 31, 2010.  Exhibit I-15 provides further detail of the Company’s borrowings activities during the past three and one-half fiscal years.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.22

Subsidiary and Other Activities

The Bank maintained one subsidiary at March 31, 2010, Capitol Funds, Inc.  Capitol Funds, Inc. has a wholly-owned subsidiary, Capitol Federal Mortgage Reinsurance Company (“CFMRC”).  CFMRC serves as a reinsurance company for the private mortgage insurance companies the Bank uses in its normal course of operations.  CFMRC provides mortgage reinsurance on certain 1-4 family loans in the Company’s loan portfolio.  During fiscal year 2009, three of the four mortgage insurance companies that CFMRC does business with stopped writing new business.  The one remaining mortgage insurance company stopped writing new business in the first quarter of calendar 2010.  During the six months ended March 31, 2010 and the fiscal year 2009, Capitol Funds, Inc. reported consolidated net income of $213,000 and $460,000, respectively, which was primarily composed of income from CFMRC.

The Bank also maintains an insurance agency, which generates a modest amount of revenues primarily from commissions paid by insurance companies with respect to the placement of insurance products.

Legal Proceedings

The Company is not currently party to any pending legal proceedings that the Company’s management believes would have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

RP® Financial, LC.	MARKET AREA II. 1

II. MARKET AREA

Introduction

Headquartered in Topeka, Kansas, Capitol Federal Financial serves eastern and central Kansas, as well as western Missouri markets that are part of the metropolitan area of Greater Kansas City.  The Company has a network of 45 branches, ten of which are in-store branches, located in nine counties throughout the state of Kansas and two counties in Missouri.

The Company primarily serves the metropolitan areas of Topeka, Wichita, Lawrence, Manhattan, Emporia and Salina, Kansas and the Greater Kansas City area, which includes Clay and Platte Counties in Missouri (where the Company recently opened a branch in each county).  The Company is one of the largest originators of 1-4 family loans in the state of Kansas and ranks first in deposit market share in the state of Kansas, with over 85% of the Company’s deposit market share within the Greater Kansas City and Wichita metro areas.

The northeastern portion of the state, extending from the Eastern border to Junction City and from the Nebraska border to south of Johnson County, is home to more than 1.5 million people on the Kansas side of Kansas City, Lawrence, and Topeka (where the Company is headquartered) metropolitan areas.  In the Greater Kansas City area, the cities in Johnson County have some of the fastest growing populations and highest median incomes in the state and the entire country.  Overland Park, where the Company currently has seven branches, has the largest population and the largest land area in the county.  It is home to Johnson County Community College, the state’s largest community college, and the corporate campus of Sprint Nextel, the largest private employer in the metro area.  The cities of Olathe, Shawnee, and Gardner have some of the state’s fastest growing populations.

Several institutions of higher education are located in Northeast Kansas including Baker University (the oldest university in the state) in Baldwin City, Ottawa University in Ottawa and Overland Park, and KU Medical Center in Kansas City.  Less than an hour’s

RP® Financial, LC.	MARKET AREA II. 2

drive to the west, Lawrence is home to the University of Kansas, the largest public university in the state.  The Company has four branches in Lawrence, which is in Douglas County, Kansas.

To the west, nearly a quarter million people reside in the Topeka metropolitan area.  Topeka is the state capital and home to Washburn University.  Further westward along Interstate 70 and the Kansas River is Fort Riley, well-known as the home to the US Army’s 1st Infantry Division, also known as the “Big Red One.”  A short distance away, the city of Manhattan is home to Kansas State University, the second largest public university in the state and the nation’s oldest land-grant university.  The Company has two branches in Manhattan, Riley County, Kansas.

The Company’s primary market area is a mix of suburban, urban and rural markets.  The Greater Kansas City area is one of the fastest growing major job markets in the Midwest, with relatively low business and lifestyle costs serving to attract businesses to the market area.  In addition, the Wichita metro area provides financial, medical, and business services to more than half a million people, distinguishing the area as the economic center of south-central Kansas.  With operations in the most densely populated markets in Kansas and the Greater Kansas City metropolitan area, the Company’s competitive environment includes thrifts, commercial banks and other financial services companies, some of which have a regional or national presence.  The regional economy is highly diversified.  Notably, manufacturing employment accounts for nearly double the national percentage in the Wichita metro area, in large part due to the high concentration of aircraft manufacturing firms in the area.  Nevertheless, the local economy has felt the impact of the national recession, as evidenced by rising unemployment and declining real estate values throughout the markets served by the Company.

Future growth opportunities for Capitol Federal Financial depend on the future growth and stability of the local and regional economy, demographic growth trends, and the nature and intensity of the competitive environment.  These factors have been briefly examined to help determine the growth potential that exists for the Company, the relative economic health of the Company’s market area, and the resultant impact on value.

RP® Financial, LC.	MARKET AREA II. 3

National Economic Factors

The future success of the Company’s operations is partially dependent upon national economic factors and trends.  In assessing economic trends over past few quarters, signs that the U.S. economy was pulling out of the recession became more evident at the start of the third quarter of 2009.  However, overall economic conditions remained weak.  The July 2009 employment report showed the fewest job losses in a year and the unemployment rate dipped to 9.4%, its first decline in nine months.  Retail sales were down slightly in July, raising concerns over the durability of the recovery.  However, sales of existing homes jumped 7.2% in July, the fastest pace in nearly two years.  July new home sales were up sharply as well, which supported a 4.9% increase in July durable-goods orders.  August economic data generally indicated that the recession was nearing an end, as manufacturing output grew for the first time since January 2008 and the “cash for clunkers” program fueled a rebound in August retail sales.  August employment data showed fewer than expected job losses, while the unemployment rate rose to a 26 year high of 9.7%.  The index of leading indicators rose for the fifth straight month in August, providing another sign of recovery.  Second quarter GDP declined at a 0.7% annualized rate, which was better than the 1% decline previously estimated.  Other economic data suggested an uneven recovery, as existing home sales slid in August and consumer confidence fell in September.  Manufacturing and service sector activity both grew in September, while the U.S. unemployment rate rose to 9.8% in September as employers cut more jobs than expected.  As job losses continued to mount, vacancy rates for commercial office space continued to increase during the third quarter.  Retail sales fell in September from August as the “cash for clunkers’ program ended, however, excluding autos, retail sales increased slightly in September.  New home sales fell in September, while orders for durable goods increased in September.  Third quarter GDP increased at a 3.5% annual rate (subsequently revised to 2.2%), marking an apparent end to the recession.  Notably, a large portion of GDP growth in the third quarter was generated through federal stimulus programs, bringing into question the sustainability of the recovery without government support.

RP® Financial, LC.	MARKET AREA II. 4

October 2009 showed further signs of an economic recovery, even as the labor market continued to struggle.  U.S. manufacturing activity expanded for the third month in a row in October, while a net loss of 190,000 jobs in October pushed the October unemployment rate up to 10.2%.  Retail sales and the index of leading economic indicators both rose in October, while housing data was mixed raising doubts about the strength of the sector’s recovery.  New home starts tumbled in October, while sales of existing home showed a strong increase in October.  Signs of a slow and uneven economic recovery continued to be reflected in the November data.  Manufacturing activity continued to grow in November, while the service sector contracted in November after growing in October.  Employment data for November reflected the fewest number of job losses since December 2007, which reduced the unemployment rate to 10.0%.  The Federal Reserve’s “beige book” released in early-December showed the economy improving moderately, with consumer spending up but commercial real estate weakening.  Additional evidence that strength was returning to the economy included a healthy rise in November durable goods orders and manufacturing activity in December expanding at its fastest pace in more than three years.  Sales of existing homes were up solidly in November, although construction spending in November was down slightly.  Manufacturing activity expanded in December at its fastest pace in more than three years, while the service sector recorded only modest growth in December.  Job losses were significantly higher than expected in December, dashing hopes of a near term turnaround in employment.  Employers cut 85,000 jobs in December, while the December unemployment rate held steady at 10.0%.  The index of leading economic indicators rose 1.1% from November to December for its ninth straight month of gains, while housing data for December was less favorable with both new and existing home sales declining in December.  The decline in home sales in December was in part related to a surge in home sales during the fall, as first-time home buyers raced to take advantage of a tax credit before it expired.  Fourth quarter GDP increased at an annual rate of 5.7% (subsequently revised to 5.6%), although much of the growth was tied to companies replenishing low inventories that typically only provides a temporary bump in growth.

Manufacturing activity rose for a sixth straight month in January 2010, with the rate of expansion at its highest point since August 2004.  Comparatively, service sector activity

RP® Financial, LC.	MARKET AREA II. 5

remained stable in January.  Payrolls unexpectedly fell in January with the loss of 20,000 jobs, but the January unemployment rate surprisingly dropped to a five month low of 9.7%.  Retail sales were up in January, although consumer confidence fell in February.  Sales of existing homes fell in January and orders for durable goods showed weakness in January, underscoring the uneven progress of the U.S. recovery.  The manufacturing and service sectors both showed expansion in February, while the February unemployment rate remained unchanged at 9.7%.  The February unemployment report showed a loss of 36,000 jobs, which was fewer than expected.  New and existing home sales were lower in February compared to January, but retail sales continued to show an increase for February.  U.S. manufacturing and nonmanufacturing activity continued to grow in March, while the March unemployment rate held steady at 9.7%.  Employers added 162,000 jobs in March, but almost one-third of the jobs came from the government’s hiring for the census.  A surge in March retail sales and home construction increasing for a third straight month in March provided evidence that the economic recovery was gaining traction.  Other signs of the economy gaining momentum included an increase in March existing home sales and a healthy rise in the March index of leading economic indicators.  The initial estimate for first quarter GDP growth showed the economy expanded at an annualized rate of 3.2%.

Positive trends in the economic recovery continued in the second quarter of 2010, as manufacturing activity and retail sales were up in April.  The April employment report showed employers added 290,000 jobs, which was more than expected.  At the same time, the April unemployment rate increased to 9.9%.  Single-family housing starts surged in April, as builders stepped up production ahead of the April 30 deadline for sales qualifying for a federal tax rate.  Likewise, sales of existing and new homes showed healthy increases in April, which was also believed in a large part related to home buyers seeking to take advantage of the federal tax credit that was due to expire at the end April.  Orders for durable goods rose 2.9% in April, while consumer spending remained flat in April.

In terms of interest rate trends during the past few quarters, interest rates eased lower at the start of the third quarter of 2009 as investors shunned risk ahead of second

RP® Financial, LC.	MARKET AREA II. 6

quarter earnings reports.  Some economic data showing an improving economy and growing belief that the recession was nearing an end pushed long-term Treasury yields up slightly heading into late-July.  The upward trend in interest rates continued into the first week of August, as interest rates edged higher following the better-than-expected employment report for July.  Long-term Treasury yields eased lower going into the second half of August, as the Federal Reserve concluded its mid-August meeting leaving its key short-term rate near zero and indicated it would stay there for the foreseeable future.  Weaker than expected retail sales for July and a decline in July wholesale prices further contributed to the pull back in interest rates.  Long-term Treasury yields reversed course after mid-August on the stronger than expected report for July existing home sales.  Interest rates stabilized in late-August and remained relatively stable through most of September, as inflation worries remained low amid high unemployment and slack in the economy.  News that consumer confidence fell in September pushed Treasury yields lower at the end of the third quarter.

Mixed economic data and no apparent threat of inflationary pressures supported a stable interest rate environment at the beginning of the fourth quarter of 2009, providing for the continuation of a relatively steep yield curve.  Interest rates remained stable through the balance of October, reflecting uncertainty over the sustainability of the economic recovery with consumer confidence declining for the second month in a row.  The Federal Reserve concluded its early-November meeting by keeping its target interest rate near zero, which along with the weaker than expected employment report for October sustained a stable interest rate environment into mid-November.  Long-term Treasury yields eased lower heading into the second half of November, following comments by the Federal Reserve Chairman that unemployment and troubles in commercial real estate would weigh on the recovery.  Long-term Treasury yields dipped in late-November following news of the credit crisis in Dubai.  A better than expected jobs report for November moved interest rates higher in early-December.  Following the Federal Reserve’s mid-December meeting and decision to hold its target interest rate steady, the spread between short-term and long-term Treasury yields widened further in the final weeks of 2009 as long-term Treasury yields edged higher amid signs that the U.S. economy was improving.

RP® Financial, LC.	MARKET AREA II. 7

Interest rates stabilized at the start of 2010 and then edged lower in heading into the second half of January, reflecting uncertainty on the strength of the recovery.  The Federal Reserve’s two day meeting in late-January concluded with no change in its key rate target, but offered a slightly rosier economic outlook in its statement.  A rise in January consumer confidence, along with the Federal Reserve’s more upbeat assessment of the economy, provided for a slight upward trend in long-term Treasury yields in late-January.  Worries that Greece’s debt woes were spreading across Europe and job losses reflected in the January employment report pushed Treasury yields lower in late-January and into early-February.  Some positive economic data regarding home prices and industrial output pushed interest rates higher heading in mid-February.  Treasury yields rose in mid-February on the Federal Reserve’s decision to raise the discount rate, spurring thoughts of tighter credit for borrowers in general.  Weak economic data and indications from the Federal Reserve that short-term interest rates would remain near zero for at least several months pushed long-term Treasury yields lower at the close of February.  Comparatively, long-term Treasury yields eased higher during the first half of March, based on better-than-expected reports for February employment data and retail sales.  Interest rates stabilized in mid-March following the Federal Reserve’s mid-March meeting, as the Federal Reserve held its target rate steady and signaled that it would be at least several months before they raise short-term interest rates.  Weak demand for an auction of five year Treasury notes and debt worries translated into long-term Treasury yields edging higher at the close of the first quarter.

Signs of the economic recovery gaining traction pushed Treasury yields higher at the start of the second quarter of 2010, with the 10-year Treasury note yield increasing to 4.0% in early-April.  Treasury yields eased lower in mid-April and then were relatively stable for the balance of April, as the consumer price index for March indicated that inflation remained muted and the Federal Reserve concluded its late-April meeting with keeping its target interest rate near zero.  Investors fled to the safety of U.S. Treasury debt in early-May amid worries about possible ripple effects form Greece’s credit crisis, with the yield on the 10-year Treasury note moving below 3.5% during the first week of May.  April’s producer price index reflecting a low level of inflation at the wholesale level and concerns about the U.S. economy on news that mortgage delinquencies hit a record in the

RP® Financial, LC.	MARKET AREA II. 8

first quarter furthered the decline in long-term Treasury yields in mid-May.  The downward trend in long-term Treasury yields continued into late-May, as investors moved to the safety of Treasury bonds amid worries about the health of the global economy and growing tensions between North and South Korea.  As of May 28, 2010, the bond equivalent yields for U.S. Treasury bonds with terms of one and ten years equaled 0.34% and 3.31%, respectively, versus comparable year ago yields of 0.48% and 3.67%.  Exhibit II-1 provides historical interest rate trends.

Based on the consensus outlook of 46 economists surveyed by The Wall Street Journal in late-April and early-May of 2010, the economy is expected to expand around 3.2% for 2010 and 2011.  GDP growth is not expected to make a significant dent in the unemployment rate, as the surveyed economists on average expected the unemployment rate to only fall to 9.4% by the end of 2010.  On average, the respondents said the Federal Reserve would raise its benchmark lending rate to 0.5% at the end of 2010, versus a current rate of between zero and 0.25%.

Market Area Demographics

Demographic and economic growth trends, measured by changes in population, number of households, age distribution and median household income, provide key insight into the health of the market area served by Capitol Federal Financial (see Table 2.1).

The Greater Kansas City and Wichita metropolitan areas are relatively densely populated markets, ranking among the largest populations in Kansas.  Specifically, Johnson County has the largest population out of the 11 market area counties served by the Company and is the largest county in the state, reporting a population of approximately 544,000 residents in 2009.  Lyon County, where the Company has one branch in Emporia, reported the smallest population of counties served by the Company in Kansas with 36,000 residents.

The primary market area counties served by Capitol Federal Financial showed varied demographic growth trends during the 2000 to 2009 period.  Population and household growth rates for the majority of the primary market area counties have been and are projected to remain below the comparable U.S. measures, while approximating or

RP® Financial, LC.	Market Area
II.9

Table 2.1
Capitol Federal Financial
Summary Demographic Data

	Year			Growth Rate
	2000	2009	2014	2000-2009	2009-2014
Population (000)
United States	281,422	309,731	324,062	1.1%	0.9%
Kansas	2,688	2,829	2,900	0.6%	0.5%
Butler County	59	65	68	1.0%	0.8%
Douglas County	100	114	122	1.5%	1.4%
Johnson County	451	544	593	2.1%	1.7%
Lyon County	36	36	36	0.1%	0.0%
Riley County	63	67	69	0.7%	0.6%
Saline County	54	55	55	0.3%	0.2%
Sedgwick County	453	484	501	0.7%	0.7%
Shawnee County	170	176	179	0.4%	0.3%
Wyandotte County	158	155	155	-0.2%	0.0%
Missouri	5,595	5,985	6,179	0.8%	0.6%
Clay County	184	216	235	1.8%	1.7%
Platte County	74	86	94	1.8%	1.6%

Households (000)
United States	105,480	116,523	122,109	1.1%	0.9%
Kansas	1,038	1,101	1,131	0.7%	0.5%
Butler County	22	24	25	1.2%	0.9%
Douglas County	38	45	48	1.7%	1.5%
Johnson County	175	211	231	2.1%	1.8%
Lyon County	14	14	14	0.1%	0.0%
Riley County	22	24	26	1.1%	0.9%
Saline County	21	22	22	0.4%	0.2%
Sedgwick County	176	190	197	0.8%	0.7%
Shawnee County	69	73	74	0.6%	0.4%
Wyandotte County	60	58	58	-0.2%	-0.1%
Missouri	2,195	2,370	2,456	0.9%	0.7%
Clay County	73	85	93	1.8%	1.7%
Platte County	29	35	38	2.0%	1.7%

Median Household Income ($)
United States	$42,164	$54,719	$56,938	2.9%	0.8%
Kansas	40,634	52,748	54,940	2.9%	0.8%
Butler County	45,480	56,989	60,080	2.5%	1.1%
Douglas County	37,702	48,186	51,529	2.8%	1.4%
Johnson County	61,484	81,139	86,041	3.1%	1.2%
Lyon County	32,955	43,000	46,328	3.0%	1.5%
Riley County	32,169	41,710	43,785	2.9%	1.0%
Saline County	37,358	48,742	51,814	3.0%	1.2%
Sedgwick County	42,711	55,184	58,487	2.9%	1.2%
Shawnee County	41,005	52,794	55,320	2.8%	0.9%
Wyandotte County	33,884	44,522	47,992	3.1%	1.5%
Missouri	38,005	49,522	52,035	3.0%	1.0%
Clay County	48,400	63,420	67,197	3.0%	1.2%
Platte County	55,814	71,791	75,283	2.8%	1.0%

RP® Financial, LC.	Market Area
II.10

Table 2.1
Capitol Federal Financial
Summary Demographic Data

	Year			Growth Rate
	2000	2009	2014	2000-2009	2009-2014

Per Capita Income ($)
United States	$21,587	$27,277	$28,494	2.6%	0.9%
Kansas	20,506	26,028	26,929	2.7%	0.7%
Butler County	20,150	24,243	24,672	2.1%	0.4%
Douglas County	19,952	25,354	26,026	2.7%	0.5%
Johnson County	30,919	39,862	41,168	2.9%	0.6%
Lyon County	15,724	20,309	20,760	2.9%	0.4%
Riley County	16,349	21,701	22,419	3.2%	0.7%
Saline County	19,073	23,751	24,188	2.5%	0.4%
Sedgwick County	20,907	25,764	26,180	2.3%	0.3%
Shawnee County	20,904	26,282	26,814	2.6%	0.4%
Wyandotte County	16,005	20,089	20,386	2.6%	0.3%
Missouri	19,936	25,286	26,373	2.7%	0.8%
Clay County	23,144	30,056	31,318	2.9%	0.8%
Platte County	26,356	34,313	35,817	3.0%	0.9%

2009 HH Income Dist. (%)	Less Than $25,000	$25,000 to 50,000	$50,000 to 100,000	$100,000+
United States	20.9%	24.5%	35.3%	19.3%
Kansas	20.3%	26.8%	37.6%	28.3%
Butler County	18.0%	25.7%	42.9%	13.5%
Douglas County	24.4%	27.4%	35.5%	12.8%
Johnson County	7.9%	17.0%	37.8%	37.4%
Lyon County	26.9%	30.5%	34.5%	8.1%
Riley County	30.9%	27.5%	31.4%	10.3%
Saline County	20.6%	30.8%	39.4%	9.3%
Shawnee County	19.6%	27.4%	40.4%	12.7%
Wyandotte County	26.1%	30.0%	34.6%	9.3%
Sedgwick County	18.4%	26.4%	41.3%	13.9%
Missouri	22.8%	27.7%	35.3%	14.3%
Clay County	11.4%	24.3%	42.8%	21.5%
Platte County	10.7%	20.4%	41.1%	27.3%

Source:  SNL Financial.

RP® Financial, LC.	MARKET AREA II. 11

falling slightly below their comparable state growth rates.  Comparatively, Douglas and Johnson Counties in Kansas and Clay and Platte Counties in Missouri showed population and household growth rates exceeding the comparable U.S. measures.  Among the primary market area counties, population and household growth rates were the strongest in Johnson County (where the Company maintains 19 branches).  Population and household growth rates for Clay and Platte Counties in Missouri were slightly below the comparable growth rates for Johnson County, but reported much higher growth rates than the statewide growth rates for Missouri.  Annual population growth rates for the market area counties covering the 2000 to 2009 period, ranged from 2.1% in Johnson County to a decline in population of 0.2% in Wyandotte County.  Both Johnson and Wyandotte Counties are part of the Greater Kansas City area.  In comparison, the states of Kansas and Missouri reported 2000 to 2009 annual growth rates of 0.6% and 0.8%, respectively, which fell slightly below the nationwide growth rate of 1.1%.  Population and household growth rates for the primary market area counties are projected to slow slightly over the next five years, which is consistent with the statewide and national forecasts.

Income measures show Johnson, Sedgwick, and Butler Counties are relatively affluent markets, as those counties reported income measures above the national and statewide income measures.  Clay and Platte Counties in Missouri also reported income measures above the national and statewide measures.  The primary market area counties generally experienced income growth rates that were in line with the state and national growth rates for the 2000 through 2009 period.  Consistent with the projected income growth rates for Kansas, Missouri, and the U.S., income growth rates for the primary market area counties are projected to decrease over the next five years.  The affluence of the Johnson County market is further evidenced by a comparison of household income distribution measures, as Johnson County maintains the lowest percentage of households with incomes of less than $25,000 and the highest percentage of households with incomes over $100,000 relative to the other market area counties as well as the U.S., Kansas, and Missouri.

RP® Financial, LC.	MARKET AREA II. 12

Local Economy

The markets served by the Company have relatively diverse economies and because the Company’s market area is large and primarily in Kansas, we have looked at employment by sector for the state of Kansas.  Employment data, shown in Table 2.2, shows that employment in services constitutes the primary source of employment in the state of Kansas.  Government jobs were the second largest source of employment, followed by wholesale/retail trade and manufacturing, with those four sectors of employment making up for three-fourths of employment in the state of Kansas.

Table 2.2
Kansas Employment Sectors
(Percent of Labor Force)(1)

Source:  Regional Economic Information System Bureau of Economic Analysis.

In the Greater Kansas City area, transportation and distribution, manufacturing, animal health and financial services constitute major sources of employment.  As shown in Table 2.3, AMC Entertainment, Sprint, and H&R Block are major employers headquartered in the Greater Kansas City area.  Kansas City’s combination of big-city business amenities and small-market ease of living have made the metropolitan area a magnet for investment.  Recent announcements by companies to either locate significant new operations or expand existing operations in the Greater Kansas City area include

RP® Financial, LC.	MARKET AREA II. 13

Bayer Corporation, Federal Express and T-Mobile.  The Greater Kansas City area is also home to data center and contact center operations.

Table 2.3
Capitol Federal Financial
Major Corporate Headquarters in Greater Kansas City

AMC Entertainment	●	Hallmark Cards

American Century	●	Hill’s Pet Nutrition

Black & Veatch	●	JE Dunn

Burns & McDonnell	●	Newport Television

Cerner Corporation	●	Collective Brands

Commerce Bancshares	●	Perceptive Software

DeBruce Grain	●	Seaboard Corporation

DST Systems	●	Sprint

Garmin	●	UMB Financial

Great Plains Energy	●	Westar Energy

H&R Block	●	YRC Worldwide

Source:  The Kansas City Area Development Council

As previously noted, the Wichita metropolitan area has a high concentration of manufacturing employment with the aerospace industry providing the foundation for a large portion of manufacturing employment in Wichita.  While manufacturing jobs tied to the aerospace industry represent a major component of the Wichita economy, the overall economy has also come to reflect diversity as there are approximately 15,000 business establishments in the Wichita metro area, 97% of which are small-to medium-sized firms with less than 100 employees .  The major employers in the Wichita area are provided in Table 2.4.

RP® Financial, LC.	MARKET AREA II. 14

Table 2.4
Capitol Federal Financial
Major Employers in the Wichita Metropolitan Area

Company	Product/Service	Employment

Spirit AeroSystems	Aircraft Parts	10,300
Cessna Aircraft	Aircraft	5,994
USD 259 – Wichita	Public Primary Education	5,543
Hawker Beechcraft	Aircraft	5,300
Via Christi Health	Health Care	5,134
State of Kansas	State Government	3,919
City of Wichita	Municipal Government	3,000
Sedgwick County	County Government	2,929
United States Government	Federal Government	2,881
Boeing Defense, Space & Security	Aircraft Modification	2,500
Bombardier Learjet	Aircraft	2,239
Koch Industries	Manufacturing, Energy	2,100
Wesley Medical Center	Health Care	1,792
Wichita State University	Public Higher Education	1,601
AGCO Corporation	Agricultural Equipment	1,400
Catholic Diocese of Wichita	Primary Education	1,399
Johnsons Controls – York Wichita	Residential HVAC Equipment	1,100
USD 260 – Derby	Public Primary Education	1,058
Robert J. Dole VA Med. Cr & Hospital	Health Care	1,000
Wichita Clinic PA	Health Care	992
Cox Communications	Broadband Communications	873
Cargill Meat Solutions	Meat Products	844
The Coleman Company	Recreational Products	814
USD 261 – Haysville	Public Primary Education	762

Source:  Wichita Metro Chamber of Commerce.

The Company’s lending markets have been adversely affected by the recession, although not as severely as some bubble markets in the southeast and west regions of the U.S. where rapidly escalating home prices fueled speculative overbuilding that ultimately led to significant inventories of unsold homes and a severe drop in home prices.  Home prices in the Greater Kansas City market reached a peak in the second quarter of 2007 and are projected to trough in the third quarter of 2011 before returning to the previous peak in 2013, which is much sooner than the rebounds forecasted for bubble states such as California, Florida, and Nevada.  Home prices in the Greater Kansas City area are projected to fall 6.6% from peak to trough, a much less precipitous fall than in the

RP® Financial, LC.	MARKET AREA II. 15

aforementioned bubble markets.  The Wichita housing market is also showing some improvement, as home sales are up 23% from last year and average home prices are expected to increase by 2.1% in 2010.

Unemployment Trends

Comparative unemployment rates for the primary market area counties, as well as for the U.S. and the states of Kansas and Missouri, are shown in Table 2.5.  Unemployment rates for the primary market area counties provide further evidence of the relatively stable nature of the Company’s market area economy.  The March 2010 unemployment rates ranged from 4.6% in Riley County, Kansas to 10.6% in Wyandotte County, Kansas.  March 2010 unemployment rates for ten out of the eleven market area counties were below the comparable U.S. unemployment rate of 10.2%.  Except for Butler, Sedgwick and Wyandotte Counties, all of the March 2010 unemployment rates for the market area counties in Kansas were below the statewide unemployment rate of 6.9%.  Likewise, the March 2010 unemployment rates for Clay and Platte Counties were below the Missouri unemployment rate of 10.2%.  However, evidence of the recession impacting the regional economy is reflected in the higher unemployment rates shown for the majority of the market area counties as of March 2010 compared to a year ago, consistent with the state and national trends.  At the same time, three of the market area counties showed lower unemployment rates for March 2010 compared to March 2009.

Table 2.5
Capitol Federal Financial
Unemployment Trends (1)

Region	March 2009 Unemployment	March 2010 Unemployment

United States	9.0%	10.2%
Kansas	6.6	6.9
Missouri	9.4	10.2
Butler County, KS	6.4	8.3
Douglas County, KS	5.9	5.6
Johnson County, KS	6.2	6.6
Lyon County, KS	6.9	6.5

RP® Financial, LC.	MARKET AREA II. 16

Table 2.5 (continued)
Capitol Federal Financial
Unemployment Trends (1)

Region	March 2009 Unemployment	March 2010 Unemployment

Riley County, KS	4.4	4.6
Saline County, KS	5.3	5.6
Sedgwick County, KS	7.2	8.2
Shawnee County, KS	6.6	6.5
Wyandotte County, KS	9.9	10.6
Clay County, MO	7.9	9.0
Platte County, MO	7.6	8.2

(1) Unemployment rates have not been seasonally adjusted.

Source: U.S. Bureau of Labor Statistics.

Market Area Deposit Characteristics and Competition

The Company’s retail deposit base is closely tied to the eastern and central Kansas and western Missouri markets, and, in particular, the markets that are nearby to the Company’s branch locations.  Table 2.6 displays deposit market trends from June 30, 2005 through June 30, 2009 for the primary market counties currently served by the Company’s branch network.  Additional data is also presented for the states of Kansas and Missouri.  The data indicates that total deposits maintained by commercial banks and savings institutions increased in all but one of the market area counties during the four year period, as the growth rates ranged from a decline of 1.2% in Sedgwick County to growth of 7.5% in Riley County.  In comparison to the 4.6% deposit growth rate exhibited for the state of Kansas, Johnson, Riley, and Saline Counties showed higher deposit growth rates than the state of Kansas.  Similar to the state of Kansas, commercial banks in Missouri maintained a larger market share of deposits than savings institutions in all of the Company’s market area counties as of June 30, 2009.  During the period covered in Table 2.6, savings institutions experienced a decrease in deposit market share in all of market counties except for Clay County in Missouri.

Capitol Federal’s highest market share of deposits is in Shawnee County, where the Company maintains its main office and six branch office locations.  The Company’s

RP® Financial, LC.	Market Area Page II.17

Table 2.6
Capitol Federal Financial
Deposit Summary

	As of June 30,
	2005			2009			Deposit
		Market	Number of		Market	No. of	Growth Rate
	Deposits	Share	Branches	Deposits	Share	Branches	2005-2009
	(Dollars In Thousands)						(%)
Deposit Summary
State of Kansas	$48,304,000	100.0%	1,485	$57,762,000	100.0%	1,569	4.6%
Commercial Banks	39,784,000	82.4%	1,360	50,755,000	87.9%	1,461	6.3%
Savings Institutions	8,520,000	17.6%	125	7,007,000	12.1%	108	-4.8%

Butler County, KS	$691,076	100.0%	35	$863,223	100.0%	34	7.7%
Commercial Banks	657,038	95.1%	33	863,223	100.0%	34	9.5%
Savings Institutions	34,038	4.9%	2	0	0.0%	0	-100.0%
Capitol Federal	0	0.0%	0	0	0.0%	0	NA

Douglas County, KS	$1,405,182	100.0%	55	$1,683,307	100.0%	59	4.6%
Commercial Banks	1,007,051	71.7%	47	1,234,190	73.3%	50	5.2%
Savings Institutions	398,131	28.3%	8	449,117	26.7%	9	3.1%
Capitol Federal	365,515	26.0%	4	400,887	23.8%	4	2.3%

Johnson County, KS	$11,998,658	100.0%	218	$14,977,513	100.0%	252	5.7%
Commercial Banks	9,162,416	76.4%	179	12,830,836	85.7%	220	8.8%
Savings Institutions	2,836,242	23.6%	39	2,146,677	14.3%	32	-6.7%
Capitol Federal	1,587,483	13.2%	16	1,750,058	11.7%	19	2.5%

Lyon County, KS	$501,326	100.0%	19	$554,237	100.0%	19	2.5%
Commercial Banks	354,528	70.7%	18	403,731	72.8%	18	3.3%
Savings Institutions	146,798	29.3%	1	150,506	27.2%	1	0.6%
Capitol Federal	146,798	29.3%	1	150,506	27.2%	1	0.6%

Riley County, KS	$1,042,767	100.0%	28	$1,391,328	100.0%	30	7.5%
Commercial Banks	758,790	72.8%	24	1,199,706	86.2%	28	12.1%
Savings Institutions	283,977	27.2%	4	191,622	13.8%	2	-9.4%
Capitol Federal	197,452	18.9%	2	191,622	13.8%	2	-0.7%

Saline County, KS	$1,086,052	100.0%	25	$1,329,744	100.0%	26	5.2%
Commercial Banks	755,444	69.6%	24	1,030,814	77.5%	22	8.1%
Savings Institutions	330,608	30.4%	1	298,930	22.5%	4	-2.5%
Capitol Federal	126,778	11.7%	1	127,082	9.6%	1	0.1%

Sedgwick County, KS	$8,927,172	100.0%	199	$8,509,222	100.0%	81	-1.2%
Commercial Banks	6,912,107	77.4%	163	6,772,887	79.6%	140	-0.5%
Savings Institutions	2,015,065	22.6%	36	1,736,335	20.4%	32	-3.7%
Capitol Federal	435,973	4.9%	6	470,403	5.5%	7	1.9%

RP® Financial, LC.	Market Area Page II.18

Table 2.6
Capitol Federal Financial
Deposit Summary

	As of June 30,
	2005			2009			Deposit
		Market	Number of		Market	No. of	Growth Rate
	Deposits	Share	Branches	Deposits	Share	Branches	2005-2009
	(Dollars In Thousands)						(%)
Shawnee County, KS	$3,546,395	100.0%	89	$4,085,120	100.0%	93	3.6%
Commercial Banks	2,240,540	63.2%	83	2,823,580	69.1%	86	6.0%
Savings Institutions	1,305,855	36.8%	6	1,261,540	30.9%	7	-0.9%
Capitol Federal	1,305,855	36.8%	6	1,261,540	30.9%	7	-0.9%

Wyandotte County, KS	$2,131,995	100.0%	45	$2,218,614	100.0%	45	1.0%
Commercial Banks	1,969,841	92.4%	39	2,064,104	93.0%	38	1.2%
Savings Institutions	162,154	7.6%	6	154,510	7.0%	7	-1.2%
Capitol Federal	7,443	0.3%	1	10,936	0.5%	1	10.1%

State of Missouri	$92,765,000	100.0%	2,225	$123,851,000	100.0%	2,447	10.1%
Commercial Banks	88,273,000	95.2%	2,108	114,279,000	92.3%	2,334	9.0%
Savings Institutions	4,492,000	4.8%	117	9,572,000	7.7%	113	28.7%

Clay County, MO	$2,500,491	100.0%	69	$3,279,157	100.0%	78	9.5%
Commercial Banks	2,144,760	85.8%	59	2,707,804	82.6%	67	8.1%
Savings Institutions	355,731	14.2%	10	571,353	17.4%	11	17.1%
Capitol Federal	0	0.0%	0	0	0.0%	0	NA

Platte County, MO	$805,171	100.0%	39	$1,122,466	100.0%	44	11.7%
Commercial Banks	643,211	79.9%	33	925,590	82.5%	36	12.9%
Savings Institutions	161,960	20.1%	6	196,876	17.5%	8	6.7%
Capitol Federal	0	0.0%	0	0	0.0%	0	NA

Source: FDIC.

RP® Financial, LC.	MARKET AREA II. 19

$1.3 billion of deposits at the Shawnee County branches represented a 30.9% market share of bank and thrift deposits at June 30, 2009.  Johnson County, where the Company maintains its largest branch presence and highest balance of deposits, accounted for $1.8 billion of the Company’s deposits and an 11.7% market share of total Johnson County bank and thrift deposits at June 30, 2009.  From June 30, 2005 through June 30, 2009, the Company experienced a decrease in deposit market share in six out of the eight counties where branches were maintained during that period.  The Company’s branch locations in Butler, Clay and Platte Counties were opened subsequent to June 30, 2009.

Financial institution competitors in the Company’s primary market area include other locally based thrifts and banks, as well as regional, super regional and money center banks.  From a competitive standpoint, Capitol Federal Financial has sought to emphasize its community orientation in the markets served by its branches.  Table 2.7 lists the Company’s largest competitors in the counties currently served by its branches, based on deposit market share as noted parenthetically.  The Company’s deposit market share and market rank have also been provided in Table 2.7.  Capitol Federal Financial maintained a leading market share of deposits among bank and thrift competitors in the counties of Johnson, Shawnee, Douglas and Lyon, based on deposit market share at June 30, 2009.

Table 2.7
Capitol Federal Financial
Market Area Deposit Competitors

Location	Name

Butler County, KS	Intrust Financial Corp. (18.35%)
Emprise Financial Corp. (15.01%)
Rose Hill Bancorp, Inc. (14.66%)
Bank of America Corp. (10.07%)
Capitol Federal Financial (0.0%)

Douglas County, KS	U.S. Bancorp (15.22%)
Kansas Natural Gas (12.52%)
Commerce Bancshares (8.68%)
Lawrence Financial Corp. (5.52%)
Capitol Federal Financial (23.82%)

RP® Financial, LC.	MARKET AREA II. 20

Table 2.7 (continued)
Capitol Federal Financial
Market Area Deposit Competitors

Location	Name

Johnson County, KS	Marshall & Isley Corp. (7.54%)
Valley View Bancshares (6.82%)
Hillcrest Bancshares (6.71%)
Commerce Bancshares (5.75%)
Capitol Federal Financial (11.70%)

Lyon County, KS	Namyaw Corp. Inc. (18.12%)
Commerce Bank & Trust (13.90%)
Ottawa Bancshares Inc. (11.64%)
Bank of America Corp. (9.72
Capitol Federal Financial (27.16%)

Riley County, KS	Manhattan Banking Corp. (38.44%)
Commerce Bancshares (12.96%)
Landmark Bancorp Inc. (9.93%)
TTAC Corp. (7.97%)
Capitol Federal Financial (14.15%)

Saline County, KS	UMB Financial Corp. (18.43%)
Sunflower Financial Inc. (17.63%)
Brittany Savings Corp. (12.92%)
Berco Inc. (10.64%)
Capitol Federal Financial (9.56%)

Sedgwick County,KS	Intrust Financial Corp. (25.29%)
Bank of America Corp. (15.13%)
Fidelity Financial Corp. (13.39%)
Emprise Financial Corp. (8.17%)
Capitol Federal Financial (5.60%)

Shawnee County, KS	Commerce Bank & Trust (18.7%)
Bank of America Corp. (9.71%)
Kaw Valley Bancorp (9.10%)
Capitol City Bancshares (6.17).
Capitol Federal Financial (30.88%)

RP® Financial, LC.	MARKET AREA II. 21

Table 2.7 (continued)
Capitol Federal Financial
Market Area Deposit Competitors

Location	Name

Wyandotte County, KS	Intrust Financial Corp. (30.84%)
Bank of America Corp. (15.01%)
Brotherhood Bancshares (10.53%)
Dickinson Financial Corp. (9.79%)
Capitol Federal Financial (0.49%)

Clay County, MO	Bank of America Corp. (15.10%)
Dickinson Financial Corp. II (9.49%)
Valley View Bancshares, Inc. (8.72%)
Commerce Bancshares, Inc. (7.66%)
Capitol Federal Financial (0.0%)

Platte County, MO	Platte County Bancshares (15.02%)
U.S. Bancorp (9.31%)
Dickinson Financial Corp. II (8.27%)
Wilson Bancshares, Inc. (7.73%)
Capitol Federal Financial (0.0%)

Source: FDIC

RP® Financial, LC.	PEER GROUP ANALYSIS
III.1

III.  PEER GROUP ANALYSIS

This chapter presents an analysis of Capitol Federal Financial’s operations versus a group of comparable savings institutions (the “Peer Group”) selected from the universe of all publicly-traded savings institutions in a manner consistent with the regulatory valuation guidelines.  The basis of the pro forma market valuation of Capitol Federal Financial is derived from the pricing ratios of the Peer Group institutions, incorporating valuation adjustments for key differences in relation to the Peer Group.  Since no Peer Group can be exactly comparable to Capitol Federal Financial, key areas examined for differences are:  financial condition; profitability, growth and viability of earnings; asset growth; primary market area; dividends; liquidity of the shares; marketing of the issue; management; and effect of government regulations and regulatory reform.

Peer Group Selection

The Peer Group selection process is governed by the general parameters set forth in the regulatory valuation guidelines.  Accordingly, the Peer Group is comprised of only those publicly-traded savings institutions whose common stock is either listed on a national exchange (NYSE or AMEX), or is NASDAQ listed, since their stock trading activity is regularly reported and generally more frequent than non-publicly traded and closely-held institutions.  Institutions that are not listed on a national exchange or NASDAQ are inappropriate, since the trading activity for thinly-traded or closely-held stocks is typically highly irregular in terms of frequency and price and thus may not be a reliable indicator of market value.  We have also excluded from the Peer Group those companies under acquisition or subject to rumored acquisition, mutual holding companies and recent conversions, since their pricing ratios are subject to unusual distortion and/or have limited trading history.  A recent listing of the universe of all publicly-traded savings institutions is included as Exhibit III-1.

Ideally, the Peer Group, which must have at least 10 members to comply with the regulatory valuation guidelines, should be comprised of locally- or regionally-based

RP® Financial, LC.	PEER GROUP ANALYSIS
III.2

institutions with comparable resources, strategies and financial characteristics.  There are approximately 144 publicly-traded institutions nationally and, thus, it is typically the case that the Peer Group will be comprised of institutions with relatively comparable characteristics.  To the extent that differences exist between the converting institution and the Peer Group, valuation adjustments will be applied to account for the differences.  Since Capitol Federal Financial will be a full public company upon completion of the offering, we considered only full public companies to be viable candidates for inclusion in the Peer Group.  From the universe of publicly-traded thrifts, we selected ten institutions with characteristics similar to those of Capitol Federal Financial.  It should be noted that other than Capitol Federal Financial, there are no publicly-traded thrifts based in Kansas.  In the selection process, we applied two “screens” to the universe of all public companies that were eligible for consideration:

o
Screen #1  Midwest institutions with assets between $2.5 billion and $15 billion, tangible equity-to-assets ratios of greater than 6.0% and positive earnings.  One company met the criteria for Screen #1 and it was included in the Peer Group:  Bank Mutual Corp. of Wisconsin.  Exhibit III-2 provides financial and public market pricing characteristics of all publicly-traded Midwest thrifts.

o
Screen #2  All U.S. institutions, except for the Midwest region, with assets between $2.5 billion and $15 billion, tangible equity-to-assets ratios of greater than 6.0% and positive earnings.  Nine companies met the criteria for Screen #2 and all nine were included in the Peer Group:  Brookline Bancorp of Massachusetts, Danvers Bancorp of Massachusetts, Dime Community Bancshares of New York, First Financial Holdings Inc. of South Carolina, Flushing Financial Corp. of New York, NewAlliance Bancshares of Connecticut, Provident NY Bancorp, Inc. of New York, TrustCo Bank Corp. NY of New York and Washington Federal, Inc. of Washington.  Exhibit III-3 provides financial and public market pricing characteristics of all publicly-traded thrifts.

Table 3.1 shows the general characteristics of each of the 10 Peer Group companies and Exhibit III-4 provides summary demographic and deposit market share data for the primary market areas served by each of the Peer Group companies.  While there are expectedly some differences between the Peer Group companies and Capitol Federal Financial, we believe that the Peer Group companies, on average, provide a good basis for valuation subject to valuation adjustments.  The following sections

RP® Financial, LC.	PEER GROUP ANALYSIS
III.3

Table 3.1
Peer Group of Publicly-Traded Thrifts
May 28, 2010

				Operating	Total		Fiscal	Conv.	Stock	Market
Ticker	Financial Institution	Exchange	Primary Market	Strategy(1)	Assets(2)	Offices	Year	Date	Price	Value
									($)	($Mil)

WFSL	Washington Federal, Inc. of WA	NASDAQ	Seattle, WA	Thrift	$13,803	172	09-30	11/82	$17.28	$1,943
NAL	NewAlliance Bancshares of CT	NYSE	New Haven, CT	Thrift	$8,501	88	12-31	04/04	$11.77	$1,247
FFIC	Flushing Financial Corp. of NY	NASDAQ	Lake Success, NY	Thrift	$4,183	19	12-31	11/95	$13.54	$422
DCOM	Dime Community Bancshares of NY	NASDAQ	Brooklyn, NY	Thrift	$4,114	23	12-31	06/96	$12.76	$439
TRST	TrustCo Bank Corp NY of NY	NASDAQ	Glenville, NY	Thrift	$3,719	129	12-31		$6.23	$478
BKMU	Bank Mutual Corp of WI	NASDAQ	Milwaukee, WI	Thrift	$3,445	80	12-31	10/03	$6.42	$292
FFCH	First Financial Holdings Inc. of SC	NASDAQ	Charleston, SC	Thrift	$3,381	65	09-30	11/83	$14.02	$232
PBNY	Provident NY Bancorp, Inc. of NY	NASDAQ	Montebello, NY	Thrift	$2,936	35	09-30	01/04	$9.09	$353
BRKL	Brookline Bancorp, Inc. of MA	NASDAQ	Brookline, MA	Thrift	$2,639	18	12-31	07/02	$9.96	$588
DNBK	Danvers Bancorp, Inc. of MA	NASDAQ	Danvers, MA	Thrift	$2,455	26	12-31	01/08	$15.80	$342

NOTES:	(1) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified and Ret.=Retail Banking.
(2) Most recent quarter end available (E=Estimated and P=Pro Forma).

Source: SNL Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.4

 present a comparison of Capitol Federal Financial’s financial condition, income and expense trends, loan composition, interest rate risk and credit risk versus the Peer Group as of the most recent publicly available date.

In addition to the selection criteria used to identify the Peer Group companies, a summary description of the key comparable characteristics of each of the Peer Group companies relative to Capitol Federal Financial’s characteristics is detailed below.

o
Bank Mutual Corp. of Wisconsin.  Selected due to second-step conversion completed in 2003, relatively low net interest margin, fairly limited earnings contribution from non-interest operating income, relatively low level of operating expenses and similar concentration of mortgage-backed securities comprising assets,

o
Brookline Bancorp, Inc. of Massachusetts.  Selected due to second-step conversion completed in 2002, relatively high equity-to-assets ratio, comparable return on average assets, limited earnings contribution from non-interest operating income, relatively low level of operating expenses and favorable credit quality measures.

o
Danvers Bancorp, Inc. of Massachusetts.  Selected due to similar interest-earning asset composition, limited earnings contribution from non-interest operating income and favorable credit quality measures.

o
Dime Community Bancshares of New York.  Selected due to similar interest-bearing funding composition, limited earnings contribution from non-interest operating income, relatively low level of operating expenses and favorable credit quality measures.

o	First Financial Holdings Inc. of South Carolina. Selected due to relatively high concentration of assets maintained in mortgage-backed securities and 1-4 family permanent mortgage loans.

o	Flushing Financial Corp. of New York. Selected due to limited earnings contribution from non-interest operating income and relatively low level of operating expenses.

o
NewAlliance Bancshares of Connecticut.  Selected due to comparable asset size, similar concentration of assets maintained in cash and investments, relatively low level of operating expenses, relatively high concentration of assets maintained in mortgage-backed securities and 1-4 family permanent mortgage loans and favorable credit quality measures.

o
Provident New York Bancorp, Inc. of New York.  Selected due to second-step conversion completed in 2004, similar concentration of assets maintained in cash and investments, comparable return on average assets and favorable credit quality measures.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.5

o
TrustCo Bank Corp. NY of New York.  Selected due to similar interest-earning asset composition, comparable return on average assets, relatively low level of operating expenses and relatively high concentration of assets maintained in mortgage-backed securities and 1-4 family permanent mortgage loans.

o
Washington Federal, Inc. of Washington.  Selected due to similar concentration of assets maintained in loans, comparable return on average assets, relatively low level of operating expenses and relatively high concentration of assets maintained in mortgage-backed securities and 1-4 family permanent mortgage loans.

In aggregate, the Peer Group companies maintained a lower level of tangible equity than the industry average (9.8% of assets versus 11.2% for all public companies), generated higher core earnings as a percent of average assets (0.53% core ROAA versus a net loss of 0.23% for all public companies), and earned a higher core ROE (4.91% core ROE versus negative 0.77% for all public companies).  Overall, the Peer Group’s average P/TB ratio and average core P/E multiple were above the respective averages for all publicly-traded thrifts.

	All Publicly-Traded		Peer Group

Financial Characteristics (Averages)
Assets ($Mil)	$3,006		$4,917
Market capitalization ($Mil)	$347		$634
Tangible equity/assets (%)	11.70%		9.80%
Core return on average assets (%)	(0.23)		0.53
Core return on average equity (%)	(0.77)		4.91

Pricing Ratios (Averages)(1)
Core price/earnings (x)	16.60	x	19.04	x
Price/tangible book (%)	85.20%		133.93%
Price/assets (%)	8.54		12.59

(1)  Based on market prices as of May 28, 2010.

Ideally, the Peer Group companies would be comparable to Capitol Federal Financial in terms of all of the selection criteria, but the universe of publicly-traded thrifts does not provide for an appropriate number of such companies.  However, in general, the companies selected for the Peer Group were fairly comparable to Capitol Federal Financial, as will be highlighted in the following comparative analysis.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.6

Financial Condition

Table 3.2 shows comparative balance sheet measures for Capitol Federal Financial and the Peer Group, reflecting the expected similarities and some differences given the selection procedures outlined above.  The Company’s and the Peer Group’s ratios reflect balances as of March 31, 2010, unless indicated otherwise for the Peer Group companies.  Capitol Federal Financial’s equity-to-assets ratio of 11.2% was below the Peer Group’s average net worth ratio of 12.0%.  However, with the infusion of the net conversion proceeds, the Company’s pro forma equity-to-assets ratio will exceed the Peer Group’s equity-to-assets ratio.  Tangible equity-to-assets ratios for the Company and the Peer Group equaled 11.2% and 9.8%, respectively.  The increase in Capitol Federal Financial’s pro forma capital position will be favorable from a risk perspective and in terms of future earnings potential that could be realized through leverage and lower funding costs.  At the same time, the Company’s higher pro forma capitalization will initially depress return on equity.  Both Capitol Federal Financial’s and the Peer Group’s capital ratios reflected capital surpluses with respect to the regulatory capital requirements, with the Company’s ratios currently approximating or exceeding the Peer Group’s ratios.  On a pro forma basis, the Company’s regulatory surpluses will become more significant than maintained by the Peer Group companies on average.

The interest-earning asset compositions for the Company and the Peer Group were somewhat similar, with loans constituting the bulk of interest-earning assets for both Capitol Federal Financial and the Peer Group.  The Company’s loans-to-assets ratio of 63.4% was slightly below the comparable Peer Group ratio of 66.7%.  Comparatively, the Company’s cash and investments-to-assets ratio of 34.4% exceeded the comparable ratio for the Peer Group of 26.8%.  Overall, Capitol Federal Financial’s interest-earning assets amounted to 97.8% of assets, which was above the comparable Peer Group ratio of 93.5%.  The Peer Group’s non-interest earning assets included bank-owned life insurance (“BOLI”) equal to 0.9% of assets and goodwill/intangibles equal to 2.2% of assets, while the Company maintained BOLI equal to 0.6% of assets and a zero balance of goodwill and intangibles.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.7

Table 3.2
Balance Sheet Composition and Growth Rates
Comparable Institution Analysis
As of March 31, 2010

		Balance Sheet as a Percent of Assets
		Cash & Equivalents	MBS & Invest	BOLI	Loans	Deposits	Borrowed Funds	Subd. Debt	Net Worth	Goodwill & Intang	Tng Net Worth

Capitol Federal Financial
March 31, 2010		0.7%	33.7%	0.6%	63.4%	50.9%	36.6%	0.0%	11.2%	0.0%	11.2%

All Public Companies
Averages		5.2%	20.5%	1.4%	67.9%	71.9%	15.0%	0.5%	11.6%	0.9%	10.7%
Medians		4.2%	18.1%	1.4%	68.8%	72.3%	12.9%	0.0%	10.2%	0.1%	9.5%

Comparable Group
Averages		3.4%	23.4%	0.9%	66.7%	67.8%	18.5%	0.6%	12.0%	2.2%	9.8%
Medians		2.7%	21.2%	1.3%	67.2%	66.3%	19.2%	0.2%	11.7%	1.5%	9.4%

Comparable Group
BKMU	Bank Mutual Corp. of WI	4.1%	46.1%	1.6%	43.0%	60.8%	26.3%	0.0%	11.6%	1.6%	10.1%
BRKL	Brookline Bancorp, Inc. of MA	2.7%	12.8%	0.0%	81.2%	62.7%	17.6%	0.0%	18.6%	1.7%	16.9%
DNBK	Danvers Bancorp, Inc. of MA	2.6%	24.2%	1.4%	67.0%	75.9%	10.2%	1.2%	11.8%	1.4%	10.4%
DCOM	Dime Community Bancshares of NY	2.9%	7.7%	1.2%	84.2%	56.2%	30.6%	2.3%	7.5%	1.4%	6.1%
FFCH	First Financial Holdings Inc. of SC	1.8%	15.2%	0.0%	75.2%	72.1%	15.7%	1.4%	9.9%	1.1%	8.8%
FFIC	Flushing Financial Corp. of NY	0.6%	18.1%	1.7%	76.9%	67.6%	22.0%	0.8%	8.8%	0.4%	8.4%
NAL	NewAlliance Bancshares of CT	1.9%	31.2%	1.6%	55.8%	59.5%	22.3%	0.2%	17.0%	6.6%	10.4%
PBNY	Provident NY Bancorp, Inc. of NY	1.3%	32.5%	1.7%	55.8%	68.4%	16.1%	0.0%	14.4%	5.6%	8.8%
TRST	TrustCo Bank Corp. NY of NY	9.1%	27.5%	0.0%	60.5%	89.6%	3.1%	0.0%	6.7%	0.0%	6.7%
WFSL	Washington Federal, Inc. of WA	6.7%	18.3%	0.0%	67.5%	65.0%	20.8%	0.1%	13.2%	1.9%	11.3%

		Balance Sheet Annual Growth Rates							Regulatory Capital
		Assets	MBS, Cash & Investments	Loans	Deposits	Borrows. &Subdebt	Net Worth	Tng Net Worth	Tangible	Core	Reg.Cap.

Capitol Federal Financial
March 31, 2010		2.61%	12.35%	-2.59%	4.92%	-0.50%	3.24%	3.24%	9.96%	9.96%	23.90%

All Public Companies
Averages		4.01%	12.58%	1.40%	9.72%	-15.73%	1.81%	2.28%	10.62%	10.52%	17.33%
Medians		2.49%	7.98%	-0.52%	7.36%	-13.37%	1.26%	1.52%	9.45%	9.37%	14.48%

Comparable Group
Averages		6.87%	4.71%	4.61%	12.85%	-6.34%	11.03%	10.76%	10.86%	10.94%	16.86%
Medians		2.31%	3.54%	3.79%	8.23%	-4.12%	7.90%	8.91%	10.06%	10.70%	16.60%

Comparable Group
BKMU	Bank Mutual Corp. of WI	-2.09%	11.94%	-15.66%	-2.70%	-0.11%	-0.42%	-0.37%	10.06%	10.06%	21.99%
BRKL	Brookline Bancorp, Inc. of MA	0.58%	-8.05%	2.28%	13.13%	-28.25%	1.21%	1.66%	15.70%	15.70%	NA
DNBK	Danvers Bancorp, Inc. of MA	41.24%	25.44%	44.47%	54.35%	-2.53%	25.83%	11.01%	11.52%	11.52%	16.60%
DCOM	Dime Community Bancshares of NY	1.81%	-23.66%	5.58%	-0.98%	5.32%	10.30%	12.86%	NA	NA	NA
FFCH	First Financial Holdings Inc. of SC	5.44%	-12.15%	6.72%	22.18%	-37.15%	31.77%	35.96%	7.74%	7.74%	11.10%
FFIC	Flushing Financial Corp. of NY	2.82%	-10.49%	6.20%	8.04%	-13.91%	19.02%	20.38%	NA	NA	NA
NAL	NewAlliance Bancshares of CT	0.03%	2.83%	-3.16%	8.42%	-18.21%	3.43%	6.81%	Na	11.34%	21.03%
PBNY	Provident NY Bancorp, Inc. of NY	-0.63%	4.24%	-4.29%	-0.09%	-3.54%	0.23%	1.17%	9.28%	9.28%	NA
TRST	TrustCo Bank Corp. NY of NY	6.95%	8.25%	5.29%	7.54%	39.71%	5.51%	5.52%	Na	NA	13.60%
WFSL	Washington Federal, Inc. of WA	12.56%	48.78%	-1.29%	18.62%	-4.70%	13.41%	12.60%	NA	Na	NA

Source:  SNL Financial, LC. and RP® Financial, LC. calculations.  The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.8

Capitol Federal Financial’s funding liabilities reflected a funding strategy that was somewhat similar to that of the Peer Group’s funding composition.  The Company’s deposits equaled 50.9% of assets, which was below the Peer Group’s ratio of 67.8%.  Comparatively, the Company maintained a higher level of borrowings than the Peer Group, as indicated by borrowings-to-assets ratios of 36.6% and 19.1% for Capitol Federal Financial and the Peer Group, respectively.  Total interest-bearing liabilities maintained by the Company and the Peer Group, as a percent of assets, equaled 87.5% and 86.9%, respectively.

A key measure of balance sheet strength for a thrift institution is its IEA/IBL ratio.  Presently, the Company’s IEA/IBL ratio is slightly higher than the Peer Group’s ratio, based on IEA/IBL ratios of 111.8% and 107.6%, respectively.  Accordingly, the additional capital realized from stock proceeds should serve to provide Capitol Federal Financial with an IEA/IBL ratio that further exceeds the Peer Group’s ratio, as the increase in capital provided by the infusion of stock proceeds will serve to raise the level of interest-earning assets funded with equity and, thereby, reduce the ratio of interest-earning assets funded with interest-bearing liabilities as the balance of interest-bearing liabilities will initially remain relatively unchanged following the conversion.

The growth rate section of Table 3.2 shows annual growth rates for key balance sheet items.  Capitol Federal Financial’s and the Peer Group’s growth rates are based on annual growth for the twelve months ended March 31, 2010, or the most recent twelve month period available for the Peer Group companies.  Capitol Federal Financial recorded asset growth of 2.6%, which was less than the Peer Group’s asset growth rate of 6.9%.  The Peer Group’s stronger asset growth was supported by acquisition related growth, as Danvers Bancorp, First Financial Holdings and Washington Federal completed acquisitions during the twelve month period.  Asset growth for Capitol Federal Financial was sustained through a 12.4% increase in cash and investments, which was partially offset by a 2.6% decrease in loans.  Asset growth for the Peer Group was sustained by a 4.7% increase in cash and investments and a 4.6% increase in loans.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.9

Asset growth for Capitol Federal Financial was funded largely through a 4.9% increase in deposits, which funded a 0.5% reduction in borrowings as well.  Asset growth for the Peer Group was funded through deposit growth of 12.9%, which also funded a 6.3% reduction in the Peer Group’s borrowings.  The Company’s capital increased by 3.2% during the twelve month period, versus an 11.0% increase in capital recorded by the Peer Group.  The Company’s post-conversion capital growth rate will initially be constrained by maintenance of a higher pro forma capital position.  Dividend payments and stock repurchases, pursuant to regulatory limitations and guidelines, could also potentially continue to slow the Company’s capital growth rate in the longer term following the stock offering.

Income and Expense Components

Table 3.3 displays statements of operations for the Company and the Peer Group.  The Company’s and the Peer Group’s ratios are based on earnings for the twelve months ended March 31, 2010, unless otherwise indicated for the Peer Group companies.  Capitol Federal Financial and the Peer Group reported net income to average assets ratios of 0.81% and 0.63%, respectively.  Lower ratios for operating expenses and loan loss provisions supported the Company’s higher return, which was partially offset by the Peer Group’s higher ratios for net interest income and non-interest operating income.  Non-operating gains and extraordinary items had a comparable impact on the Company’s and the Peer Group’s respective earnings.

The Peer Group’s stronger net interest margin was primarily realized through maintenance of a lower interest expense ratio and, to a lesser extent, a higher interest income ratio.  The Peer Group’s higher interest income ratio was supported by maintaining a higher overall yield earned on interest-earning assets (5.20% versus 4.85% for the Company), which was somewhat offset by the Company’s higher concentration of assets maintained in interest-earning assets.  Likewise, the Peer Group’s lower interest expense ratio was supported by a lower cost of funds (2.16% versus 2.99% for the Company), as the Company and the Peer Group maintained comparable levels of interest-bearing liabilities funding assets.  Overall, Capitol Federal

RP® Financial, LC.	PEER GROUP ANALYSIS
III.10

Table 3.3
Income as Percent of Average Assets and Yields, Costs, Spreads
Comparable Institution Analysis
For the 12 Months Ended March 31, 2010

			Net Interest Income					Other Income
						Loss	NII				Total
		Net				Provis.	After	Loan	R.E.	Other	Other
		Income	Income	Expense	NII	on IEA	Provis.	Fees	Oper.	Income	Income

Capitol Federal Financial
March 31, 2010		0.81%	4.73%	2.61%	2.11%	0.12%	2.00%	0.00%	0.00%	0.32%	0.32%

All Public Companies
Averages		-0.12%	4.83%	1.89%	2.94%	0.93%	2.02%	0.03%	-0.07%	0.81%	0.77%
Medians		0.25%	4.86%	1.83%	2.98%	0.48%	2.29%	0.00%	-0.01%	0.57%	0.55%

Comparable Group
Averages		0.63%	4.89%	1.87%	3.02%	0.77%	2.25%	0.03%	-0.06%	0.72%	0.69%
Medians		0.73%	5.06%	1.81%	3.07%	0.37%	2.57%	0.01%	-0.03%	0.61%	0.58%

Comparable Group
BKMU	Bank Mutual Corp. of WI	0.25%	4.06%	2.26%	1.80%	0.36%	1.44%	0.02%	-0.04%	0.57%	0.55%
BRKL	Brookline Bancorp, Inc. of MA	0.87%	5.21%	1.81%	3.39%	0.31%	3.08%	0.00%	0.00%	0.10%	0.09%
DNBK	Danvers Bancorp, Inc. of MA	0.39%	4.91%	1.67%	3.23%	0.27%	2.96%	0.01%	-0.04%	0.50%	0.46%
DCOM	Dime Community Bancshares of NY	0.82%	5.26%	2.26%	3.00%	0.35%	2.66%	0.00%	-0.01%	0.26%	0.25%
FFCH	First Financial Holdings Inc. of SC	0.27%	5.66%	1.76%	3.90%	3.05%	0.85%	0.08%	-0.04%	1.88%	1.91%
FFIC	Flushing Financial Corp. of NY	0.66%	5.59%	2.63%	2.96%	0.48%	2.48%	0.08%	0.00%	0.28%	0.37%
NAL	NewAlliance Bancshares of CT	0.60%	4.28%	1.80%	2.48%	0.22%	2.26%	0.02%	0.00%	0.65%	0.66%
PBNY	Provident NY Bancorp, Inc. of NY	0.83%	4.17%	1.06%	3.11%	0.44%	2.66%	0.00%	0.00%	0.74%	0.74%
TRST	TrustCo Bank Corp. NY of NY	0.79%	4.52%	1.23%	3.29%	0.39%	2.91%	0.00%	-0.12%	0.73%	0.61%
WFSL	Washington Federal, Inc. of WA	0.83%	5.27%	2.24%	3.03%	1.87%	1.16%	0.07%	-0.34%	1.47%	1.20%

		G&A/Other Exp.		Non-Op. Items		Yields, Costs, and Spreads
									MEMO:	MEMO:
		G&A	Goodwill	Net	Extrao.	Yield	Cost	Yld-Cost	Assets/	Effective
		Expense	Amort.	Gains	Items	On Assets	Of Funds	Spread	FTE Emp.	Tax Rate

Capitol Federal Financial
March 31, 2010		1.14%	0.00%	0.10%	0.00%	4.85%	2.99%	1.86%	$12,369	36.16%

All Public Companies
Averages		2.72%	0.09%	-0.04%	0.03%	5.15%	2.17%	2.98%	$6,094	31.66%
Medians		2.63%	0.00%	0.00%	0.00%	5.13%	2.15%	3.01%	$4,858	32.02%

Comparable Group
Averages		2.14%	0.03%	0.00%	0.08%	5.20%	2.16%	3.04%	$7,971	28.91%
Medians		1.92%	0.02%	0.00%	0.00%	5.28%	2.22%	3.07%	$7,340	34.37%

Comparable Group
BKMU	Bank Mutual Corp. of WI	1.93%	0.01%	0.38%	0.00%	4.37%	2.62%	1.76%	$4,497	32.02%
BRKL	Brookline Bancorp, Inc. of MA	1.66%	0.05%	0.03%	0.00%	5.38%	2.25%	3.13%	$11,230	39.31%
DNBK	Danvers Bancorp, Inc. of MA	2.92%	0.05%	-0.01%	0.00%	5.17%	1.92%	3.25%	$6,599	4.06%
DCOM	Dime Community Bancshares of NY	1.46%	0.00%	-0.09%	0.00%	5.53%	2.52%	3.01%	$10,389	36.34%
FFCH	First Financial Holdings Inc. of SC	3.49%	0.02%	-0.17%	0.84%	6.08%	1.97%	4.11%	$3,305	44.47%
FFIC	Flushing Financial Corp. of NY	1.56%	0.01%	-0.15%	0.00%	5.83%	2.90%	2.93%	$12,562	36.76%
NAL	NewAlliance Bancshares of CT	1.90%	0.10%	0.02%	0.00%	4.78%	2.20%	2.58%	$8,081	34.03%
PBNY	Provident NY Bancorp, Inc. of NY	2.68%	0.07%	0.51%	0.00%	4.63%	1.26%	3.37%	$5,478	26.35%
TRST	TrustCo Bank Corp. NY of NY	2.23%	0.00%	0.00%	0.00%	4.64%	1.32%	3.31%	$5,080	34.71%
WFSL	Washington Federal, Inc. of WA	1.60%	0.01%	-0.55%	0.00%	5.58%	2.59%	2.99%	$12,491	1.01%

Source:  SNL Financial, LC. and RP® Financial, LC. calculations.  The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.11

 Financial and the Peer Group reported net interest income to average assets ratios of 2.11% and 3.02%, respectively.

The Company’s primary profitability advantage relative to the Peer Group is in its significantly lower level of operating expenses than the Peer Group.  For the period covered in Table 3.3, the Company and the Peer Group reported operating expense to average assets ratios of 1.14% and 2.17%, respectively (inclusive of amortization of intangible assets).  While the Peer Group’s operating expense ratio was well above the Company’s ratio, it was well below the average of all publicly-traded thrifts.  In general, the Company’s lower operating expense ratio is supported by the more limited staffing needs that result from implementation of a traditional thrift operating strategy, which emphasizes originating and purchasing 1-4 family permanent mortgage loans and mortgage-backed securities for investment.  The Company’s lower operating expense ratio also reflects fairly limited diversification of operations with respect to generating sources of non-interest operating income and a relatively low level of deposits funding assets which cost more to service than borrowings.  Consistent with the Company’s lower operating expense ratio and less diversified operations, Capitol Federal Financial maintained a comparatively lower number of employees relative to its asset size.  Assets per full time equivalent employee equaled $12.4 million for the Company, versus comparable measures of $8.0 million for the Peer Group and $6.1 million for all publicly-traded thrifts.

When viewed together, net interest income and operating expenses provide considerable insight into a thrift’s earnings strength, since those sources of income and expenses are typically the most prominent components of earnings and are generally more predictable than losses and gains realized from the sale of assets or other non-recurring activities.  In this regard, as measured by their expense coverage ratios (net interest income divided by operating expenses), the Company’s earnings were more favorable than the Peer Group’s.  Expense coverage ratios posted by Capitol Federal Financial and the Peer Group equaled 1.85x and 1.39x, respectively.

Sources of non-interest operating income provided a larger contribution to the Peer Group’s earnings, with such income amounting to 0.32% and 0.69% of Capitol

RP® Financial, LC.	PEER GROUP ANALYSIS
III.12

Federal Financial’s and the Peer Group’s average assets, respectively.  The Company’s relatively low earnings contribution realized from non-interest operating income is indicative of its limited diversification into areas that generate revenues from non-interest sources.  Taking non-interest operating income into account in comparing the Company’s and the Peer Group’s earnings, Capitol Federal Financial’s efficiency ratio (operating expenses, net of amortization of intangibles, as a percent of the sum of non-interest operating income and net interest income) of 46.9% was more favorable than the Peer Group’s efficiency ratio of 57.7%.

Loan loss provisions had a larger impact on the Peer Group’s earnings, with loan loss provisions established by the Company and the Peer Group equaling 0.12% and 0.77% of average assets, respectively.  The lower level of loan provisions established by the Company was consistent with its more favorable credit quality measures for non-performing loans and non-performing assets.

Non-operating items, consisting of net gains and extraordinary items, equaled 0.10% and 0.08% of average assets for the Company and the Peer Group, respectively.  Net gains recorded by the Company consisted of gains on the sale of securities and loans.  To the extent that gains have been derived through selling fixed rate loans into the secondary market, such gains may be considered to be an ongoing activity for an institution and, therefore, warrant some consideration as a core earnings factor for an institution.  However, loan sale gains are still viewed as a more volatile source of income than income generated through the net interest margin and non-interest operating income.  The Peer Group’s non-operating items consisted of extraordinary items equal to 0.08% of average assets, which are not considered part of an institution’s core earnings.

Taxes had a more significant impact on the Company’s earnings, as Capitol Federal Financial and the Peer Group posted effective tax rates of 36.16% and 28.91%, respectively.  As indicated in the prospectus, the Company’s effective marginal tax rate is equal to 38.32%.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.13

Loan Composition

Table 3.4 presents data related to the Company’s and the Peer Group’s loan portfolio compositions (including the investment in mortgage-backed securities).  The Company’s loan portfolio composition reflected a significantly higher concentration of 1-4 family permanent mortgage loans and mortgage-backed securities compared to the Peer Group (81.1% of assets versus 41.6% for the Peer Group).  The Company maintained higher concentrations of 1-4 family permanent mortgage loans and mortgage-backed securities relative to the Peer Group’s ratios.  Loans serviced for others equaled 8.45% and 7.57% of the Company’s and the Peer Group’s assets, respectively, thereby indicating a fairly similar influence of loan servicing income on the Company’s and the Peer Group’s respective earnings.  Likewise, loan servicing intangibles were a comparable factor on the Company’s and the Peer Group’s balance sheets, equaling 0.05% of assets for both the Company and the Peer Group.

Diversification into higher yielding and higher risk types of loans was much more significant for the Peer Group, as the Peer Group’s lending diversification was greater for all loan types.  Consumer loans constituted the most significant area of lending diversification for the Company (2.3% of assets), followed by commercial real estate loans (0.8% of assets) and construction/land loans (0.4% of assets).  Comparatively, commercial real estate loans comprised the most significant area of lending diversification for the Peer Group (25.9% of assets), followed by commercial business loans (5.1% of assets), construction/land loans (3.8% of assets) and consumer loans (3.6% of assets).  Overall, the Peer Group’s slightly higher level of loans comprising assets, as well as significantly greater diversification into higher risk types of lending, translated into a higher risk weighted assets-to-assets ratio than maintained by the Company.  The Peer Group’s risk weighted assets-to-assets ratio equaled 63.3%, versus a comparable ratio of 41.9% for Capitol Federal Financial.

Interest Rate Risk

Table 3.5 reflects various key ratios highlighting the relative interest rate risk exposure of the Company versus the Peer Group.  In terms of balance sheet

RP® Financial, LC.	PEER GROUP ANALYSIS
III.14

Table 3.4
Loan Portfolio Composition and Related Information
Comparable Institution Analysis
As of March 31, 2010

		Portfolio Composition as a Percent of Assets
			1-4	Constr.	5+Unit	Commerc.		RWA/	Serviced	Servicing
Institution		MBS	Family	& Land	Comm RE	Business	Consumer	Assets	For Others	Assets
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)	($000)

Capitol Federal Financial		20.71%	60.36%	0.40%	0.83%	0.00%	2.34%	41.92%	$717,040	$4,266

All Public Companies
Averages		12.17%	35.01%	5.05%	22.17%	4.56%	2.28%	65.31%	$606,479	$5,873
Medians		10.58%	35.32%	3.90%	21.65%	3.39%	0.61%	65.20%	$45,390	$140

Comparable Group
Averages		12.99%	28.59%	3.76%	25.93%	5.15%	3.57%	63.29%	$372,005	$2,476
Medians		12.89%	24.54%	2.19%	16.01%	3.74%	0.32%	64.55%	$164,595	$707

Comparable Group
BKMU	Bank Mutual Corp. of WI	19.54%	24.93%	2.18%	13.57%	1.60%	0.92%	46.50%	$1,017,380	$6,759
BRKL	Brookline Bancorp, Inc. of MA	5.45%	14.49%	0.79%	34.20%	11.56%	21.34%	82.56%	$35,800	$140
DNBK	Danvers Bancorp, Inc. of MA	12.11%	17.10%	4.94%	26.35%	14.02%	0.16%	72.47%	$108,760	$404
DCOM	Dime Community Bancshares of NY	4.85%	3.12%	0.72%	80.88%	0.00%	0.03%	64.45%	$657,850	$2,587
FFCH	First Financial Holdings Inc. of SC	12.84%	40.83%	9.30%	12.79%	2.60%	11.63%	77.37%	$1,273,170	$12,279
FFIC	Flushing Financial Corp. of NY	15.55%	24.15%	2.21%	44.59%	6.39%	0.01%	67.60%	$31,900	$11
NAL	NewAlliance Bancshares of CT	25.09%	36.48%	1.29%	13.34%	4.88%	0.15%	52.90%	$266,000	$1,566
PBNY	Provident NY Bancorp, Inc. of NY	12.93%	22.60%	7.37%	18.44%	7.98%	0.49%	64.65%	$177,340	$1,010
TRST	TrustCo Bank Corp. NY of NY	7.09%	54.03%	1.18%	5.47%	0.73%	0.12%	55.03%	$0	$0
WFSL	Washington Federal, Inc. of WA	14.47%	48.14%	7.59%	9.71%	1.73%	0.82%	49.36%	$151,850	$0

Source:	SNL Financial LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.15

Table 3.5
Interest Rate Risk Measures and Net Interest Income Volatility
Comparable Institution Analysis
As of March 31, 2010 or Most Recent Date Available

		Balance Sheet Measures
				Non-Earn.	Quarterly Change in Net Interest Income
		Equity/	IEA/	Assets/
Institution		Assets	IBL	Assets	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008
		(%)	(%)	(%)	(change in net interest income is annualized in basis points)

Capitol Federal Financial		11.2%	111.8%	2.2%	-11	5	-13	-2	20	5

All Public Companies		10.6%	106.6%	6.3%	5	7	8	1	-4	-1

Comparable Group
Averages		9.8%	107.7%	6.6%	0	12	-1	19	-3	1
Medians		9.5%	106.7%	6.5%	2	9	-1	16	-3	3

Comparable Group
BKMU	Bank Mutual Corp. of WI	10.1%	107.0%	6.8%	-15	2	-30	-14	-4	14
BRKL	Brookline Bancorp, Inc. of MA	16.9%	120.4%	3.3%	8	14	-2	40	-18	10
DNBK	Danvers Bancorp, Inc. of MA	10.4%	107.4%	6.2%	-14	44	12	6	-17	8
DCOM	Dime Community Bancshares of NY	6.1%	106.3%	5.2%	-2	33	32	24	-3	-21
FFCH	First Financial Holdings Inc. of SC	8.8%	103.4%	7.7%	-9	-6	-35	72	11	10
FFIC	Flushing Financial Corp. of NY	8.4%	105.8%	4.4%	26	13	-2	25	19	-4
NAL	NewAlliance Bancshares of CT	10.4%	108.5%	11.1%	11	10	8	5	-2	-2
PBNY	Provident NY Bancorp, Inc. of NY	8.8%	106.2%	10.3%	5	1	-7	-7	-17	-3
TRST	TrustCo Bank Corp. NY of NY	6.7%	104.6%	3.0%	9	8	18	28	0	-8
WFSL	Washington Federal, Inc. of WA	11.3%	107.6%	7.6%	-16	0	0	8	6	10

NA=Change is greater than 100 basis points during the quarter.

Source:	SNL Financial LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.16

composition, Capitol Federal Financial’s interest rate risk characteristics were considered to be more favorable relative to the comparable measures for the Peer Group.  Most notably, the Company’s tangible equity-to-assets ratio and IEA/IBL ratio were above the Peer Group ratios.  Additionally, the Company maintained a lower level of non-interest earning assets compared to the Peer Group.  On a pro forma basis, the infusion of stock proceeds should serve to provide the Company with more significant comparative advantages over the Peer Group’s balance sheet interest rate risk characteristics, with respect to the increases that will be realized in Company’s equity-to-assets and IEA/IBL ratios.

To analyze interest rate risk associated with the net interest margin, we reviewed quarterly changes in net interest income as a percent of average assets for Capitol Federal Financial and the Peer Group.  In general, the relative fluctuations in the Company’s and the Peer Group’s net interest income to average assets ratios were considered to be fairly comparable and, thus, based on the interest rate environment that prevailed during the period analyzed in Table 3.5, Capitol Federal Financial and the Peer Group were viewed as maintaining a similar degree of interest rate risk exposure in their respective net interest margins.  The stability of the Company’s net interest margin should be enhanced by the infusion of stock proceeds, as the increase in capital will reduce the relative level of interest rate sensitive liabilities funding assets.

Credit Risk

Overall, based on a comparison of credit quality measures, the Company’s credit risk exposure was considered to be less significant than Peer Group’s.  As shown in Table 3.6, the Company’s non-performing assets/assets and non-performing loans/loans ratios equaled 0.48% and 0.63%, respectively, versus comparable measures of 1.77% and 2.78% for the Peer Group.  The Company’s and Peer Group’s loss reserves as a percent of non-performing loans equaled 43.30% and 86.27%, respectively.  Loss reserves maintained as percent of net loans receivable equaled 0.27% for the Company, versus 1.49% for the Peer Group.  Net loan charge-offs were

RP® Financial, LC.	PEER GROUP ANALYSIS
III.17

Table 3.6
Credit Risk Measures and Related Information
Comparable Institution Analysis
As of March 13, 2010 or Most Recent Date Available

			NPAs &				Rsrves/
		REO/	90+Del/	NPLs/	Rsrves/	Rsrves/	NPAs &	Net Loan	NLCs/
Institution		Assets	Assets	Loans	Loans	NPLs	90+Del	Chargoffs	Loans
		(%)	(%)	(%)	(%)	(%)	(%)	($000)	(%)

Capitol Federal Financial		0.08%	0.48%	0.63%	0.27%	43.30%	36.04%	$2,640	0.05%

All Public Companies
Averages		0.50%	3.76%	4.66%	1.66%	65.93%	49.43%	$1,472	0.65%
Medians		0.23%	2.59%	3.64%	1.35%	45.60%	40.59%	$448	0.28%

Comparable Group
Averages		0.31%	1.77%	2.78%	1.49%	86.27%	68.91%	$5,454	0.81%
Medians		0.12%	1.27%	1.73%	1.34%	80.32%	72.47%	$2,158	0.27%

Comparable Group
BKMU	Bank Mutual Corp. of WI	0.56%	1.97%	6.91%	1.26%	8.28%	12.61%	$1,502	0.40%
BRKL	Brookline Bancorp, Inc. of MA	0.05%	0.67%	0.55%	1.42%	257.62%	174.94%	$1,500	0.28%
DNBK	Danvers Bancorp, Inc. of MA	0.05%	0.68%	0.94%	0.93%	99.80%	92.26%	$390	0.09%
DCOM	Dime Community Bancshares of NY	0.03%	0.78%	0.88%	0.71%	80.56%	77.00%	$769	0.09%
FFCH	First Financial Holdings Inc. of SC	0.35%	4.41%	5.22%	3.15%	50.13%	46.21%	$36,718	5.59%
FFIC	Flushing Financial Corp. of NY	0.17%	2.36%	2.69%	0.71%	26.45%	23.38%	$2,292	0.29%
NAL	NewAlliance Bancshares of CT	0.04%	0.86%	1.41%	1.13%	80.08%	74.06%	$3,099	0.26%
PBNY	Provident NY Bancorp, Inc. of NY	0.08%	1.04%	1.29%	1.82%	140.77%	99.63%	$2,023	0.48%
TRST	TrustCo Bank Corp. NY of NY	0.24%	1.50%	2.05%	1.73%	84.21%	70.87%	$2,801	0.49%
WFSL	Washington Federal, Inc. of WA	1.48%	3.42%	5.88%	2.05%	34.80%	18.18%	$3,449	0.15%

Source:
Audited and unaudited financial statements, corporate reports and offering circulars, and RP® Financial, LC. calculations.  The  information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.18

less significant for the Company, as net loan charge-offs for the Company and Peer Group equaled 0.05% of loans and 0.81% of loans, respectively.  Notably, the Peer Group’s average net loan charge-offs ratio was skewed upward by the significant net loan charge-offs recorded by First Financial Holdings, which equaled 5.59% of loans.  Comparatively, the Peer Group’s median net loan charge-offs equaled 0.27% of loans.

Summary

Based on the above analysis, RP Financial concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of the Company.  Such general characteristics as asset size, capital position, interest-earning asset composition, funding composition, core earnings measures, loan composition, credit quality and exposure to interest rate risk all tend to support the reasonability of the Peer Group from a financial standpoint.  Those areas where differences exist will be addressed in the form of valuation adjustments to the extent necessary.

RP® Financial, LC.	VALUATION ANALYSIS IV.1

IV.  VALUATION ANALYSIS

Introduction

This chapter presents the valuation analysis and methodology, prepared pursuant to the regulatory valuation guidelines, and valuation adjustments and assumptions used to determine the estimated pro forma market value of the common stock to be issued in conjunction with the Company’s conversion transaction.

Appraisal Guidelines

The OTS written appraisal guidelines specify the market value methodology for estimating the pro forma market value of an institution pursuant to a mutual-to-stock conversion.  Pursuant to this methodology:  (1) a peer group of comparable publicly-traded institutions is selected; (2) a financial and operational comparison of the subject company to the peer group is conducted to discern key differences; and (3) a valuation analysis in which the pro forma market value of the subject company is determined based on the market pricing of the peer group as of the date of valuation, incorporating valuation adjustments for key differences.  In addition, the pricing characteristics of recent conversions, both at conversion and in the aftermarket, must be considered.

RP Financial Approach to the Valuation

The valuation analysis herein complies with such regulatory approval guidelines.  Accordingly, the valuation incorporates a detailed analysis based on the Peer Group, discussed in Chapter III, which constitutes “fundamental analysis” techniques.  Additionally, the valuation incorporates a “technical analysis” of recently completed stock conversions, particularly second-step conversions, including closing pricing and aftermarket trading of such offerings.  It should be noted that these valuation analyses cannot possibly fully account for all the market forces which impact trading activity and pricing characteristics of a particular stock on a given day.

RP® Financial, LC.	VALUATION ANALYSIS IV.2

The pro forma market value determined herein is a preliminary value for the Company’s to-be-issued stock.  Throughout the conversion process, RP Financial will:  (1) review changes in Capitol Federal Financial’s operations and financial condition; (2) monitor Capitol Federal Financial’s operations and financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift stocks and Capitol Federal Financial’s stock specifically; and (4) monitor pending conversion offerings, particularly second-step conversions, (including those in the offering phase), both regionally and nationally.  If material changes should occur during the conversion process, RP Financial will evaluate if updated valuation reports should be prepared reflecting such changes and their related impact on value, if any.  RP Financial will also prepare a final valuation update at the closing of the offering to determine if the prepared valuation analysis and resulting range of value continues to be appropriate.

The appraised value determined herein is based on the current market and operating environment for the Company and for all thrifts.  Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability) may materially impact the market value of all thrift stocks, including Capitol Federal Financial’s value, or Capitol Federal Financial’s value alone.  To the extent a change in factors impacting the Company’s value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into the analysis.

Valuation Analysis

A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III.  The following sections summarize the key differences between the Company and the Peer Group and how those differences affect the pro forma valuation.  Emphasis is placed on the specific strengths and weaknesses of the Company relative to the Peer Group in such key areas as financial condition,

RP® Financial, LC.	VALUATION ANALYSIS IV.3

profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the shares, marketing of the issue, management, and the effect of government regulations and/or regulatory reform.  We have also considered the market for thrift stocks, in particular new issues, to assess the impact on value of the Company coming to market at this time.

1.            Financial Condition

   The financial condition of an institution is an important determinant in pro forma market value because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding sources in assessing investment attractiveness.  The similarities and differences in the Company’s and the Peer Group’s financial strengths are noted as follows:

▪
Overall A/L Composition.  In comparison to the Peer Group, the Company’s interest-earning asset composition showed a lower concentration of loans and a higher concentration of investments.  The Company’s lending emphasis on 1-4 family permanent mortgage loans translated into less significant diversification into higher risk and higher yielding types of loans.  Overall, in comparison to the Peer Group, the Company’s interest-earning asset composition provided for a lower yield earned on interest-earning assets and a lower risk weighted assets-to-assets ratio.  Capitol Federal Financial’s  funding composition reflected a lower level of deposits and a higher level of borrowings than the comparable Peer Group ratios, which translated into a higher cost of funds for the Company.  Overall, as a percent of assets, the Company maintained a higher level of interest-earning assets and a similar level of interest-bearing liabilities compared to the Peer Group’s ratios, which resulted in a slightly higher IEA/IBL ratio for the Company.  After factoring in the impact of the net stock proceeds, the Company’s IEA/IBL ratio should further exceed the Peer Group’s ratio.  On balance, RP Financial concluded that asset/liability composition was a neutral factor in our adjustment for financial condition.

▪
Credit Quality.  The Company’s ratios for non-performing assets and non-performing loans were more favorable than the comparable Peer Group ratios.  However, loss reserves as a percent of non-performing loans and loans were significantly lower for the Company.  Net loan charge-offs were a more significant factor for the Peer Group.  As noted above, the Company’s risk weighted assets-to-assets ratio was lower than the Peer Group’s ratio.  Overall, RP Financial concluded that credit quality was a moderately positive factor in our adjustment for financial condition.

RP® Financial, LC.	VALUATION ANALYSIS IV.4

▪
Balance Sheet Liquidity.  The Company operated with a higher level of cash and investment securities relative to the Peer Group (34.4% of assets versus 26.8% for the Peer Group).  Taking into account the infusion of net stock proceeds, the Company’s cash and investments ratio is expected to increase as the proceeds retained at the holding company level will be initially deployed into investments.  The Company’s future borrowing capacity was considered to be less than the Peer Group’s, given the higher level of borrowings currently funding the Company’s assets.  Overall, RP Financial concluded that balance sheet liquidity was a neutral factor in our adjustment for financial condition.

▪
Funding Liabilities.  The Company’s interest-bearing funding composition reflected a lower concentration of deposits and a higher concentration of borrowings relative to the comparable Peer Group ratios, which translated into a higher cost of funds for the Company.  Total interest-bearing liabilities as a percent of assets were similar for the Company and the Peer Group.  Following the stock offering, the increase in the Company’s capital position will reduce the relative level of interest-bearing liabilities funding the Company’s assets.  Overall, RP Financial concluded that funding liabilities were a slightly negative factor in our adjustment for financial condition.

▪
Capital.  The Company currently operates with a slightly lower equity-to-assets ratio than the Peer Group, while the Company’s tangible equity-to-assets ratio currently exceeds the Peer Group’s ratio.  Accordingly, following the stock offering, Capitol Federal Financial’s pro forma capital position will exceed the Peer Group's ratios for both equity-to-assets and tangible equity-to-assets.  The Company’s higher pro forma capital position implies greater leverage capacity, lower dependence on interest-bearing liabilities to fund assets and a greater capacity to absorb unanticipated losses.  At the same time, the Company’s more significant capital surplus will make it more difficult to achieve a competitive ROE.  On balance, RP Financial concluded that capital strength was a slightly positive factor in our adjustment for financial condition.

On balance, Capitol Federal Financial’s balance sheet strength was considered to be more favorable than the Peer Group’s and, thus, a slight upward adjustment was applied for the Company’s financial condition.

2.             Profitability, Growth and Viability of Earnings

Earnings are a key factor in determining pro forma market value, as the level and risk characteristics of an institution’s earnings stream and the prospects and ability to generate future earnings heavily influence the multiple that the investment community

RP® Financial, LC.	VALUATION ANALYSIS IV.5

will pay for earnings.  The major factors considered in the valuation are described below.

▪
Reported Earnings.    The Company’s reported earnings were higher than the Peer Group’s on a ROAA basis (0.81% of average assets versus 0.63% for the Peer Group).  The Company’s higher return was attributable to lower levels of operating expenses and loan loss provisions, which were somewhat offset by the Peer Group’s higher net interest margin and higher non-interest operating income.  Reinvestment of stock proceeds into interest-earning assets will serve to increase the Company’s earnings, with the benefit of reinvesting proceeds expected to be somewhat offset by implementation of additional stock benefit plans in connection with the second-step offering.  Overall, the Company’s pro forma reported earnings were considered to be stronger than the Peer Group’s and, thus, RP Financial concluded that this was a slightly positive factor in our adjustment for profitability, growth and viability of earnings.

▪
Core Earnings.  Net interest income, operating expenses, non-interest operating income and loan loss provisions were reviewed in assessing the relative strengths and weaknesses of the Company’s and the Peer Group’s core earnings.  The Company operated with a lower net interest margin, a lower operating expense ratio and a lower level of non-interest operating income.  The Company’s lower ratios for net interest income and operating expenses translated into a higher expense coverage ratio in comparison to the Peer Group’s ratio (equal to 1.85x versus 1.39X for the Peer Group).  Similarly, the Company’s efficiency ratio of 46.9% was more favorable than the Peer Group’s efficiency ratio of 57.7%.  Loan loss provisions had a more significant impact on the Peer Group’s earnings.  Overall, these measures, as well as the expected earnings benefits the Company should realize from the redeployment of stock proceeds into interest-earning assets and leveraging of post-conversion capital, which will be somewhat negated by expenses associated with the stock benefit plans, indicate that the Company’s pro forma core earnings will be more favorable than the Peer Group’s.  Therefore, RP Financial concluded that this was a moderately positive factor in our adjustment for profitability, growth and viability of earnings.

▪
Interest Rate Risk.  Quarterly changes in the Company’s and the Peer Group's net interest income to average assets ratios indicated a similar degree of volatility was associated with the Company’s and the Peer Group’s net interest margins.  Other measures of interest rate risk, such as tangible capital and IEA/IBL ratios as well as the level of non-interest earning assets were more favorable for the Company.  On a pro forma basis, the infusion of stock proceeds can be expected to provide the Company with equity-to-assets and IEA/ILB ratios that will further exceed the Peer Group ratios, as well as enhance the stability of the Company’s net interest margin through the reinvestment of stock proceeds into interest-earning assets.  On balance, RP

RP® Financial, LC.	VALUATION ANALYSIS IV.6

Financial concluded that interest rate risk was a slightly positive factor in our adjustment for profitability, growth and viability of earnings.

▪
Credit Risk.  Loan loss provisions were a larger factor in the Peer Group’s earnings (0.77% of average assets versus 0.12% of average assets for the Company).  In terms of future exposure to credit quality related losses, the Company maintained a slightly lower concentration of assets in loans and lending diversification into higher risk types of loans was less significant for the Company.  Credit quality measures for non-performing assets were more favorable for the Company, while the Peer Group maintained higher loss reserves as a percent of non-performing loans and loans.  Overall, RP Financial concluded that credit risk was a moderately positive factor in our adjustment for profitability, growth and viability of earnings.

▪
Earnings Growth Potential.  Several factors were considered in assessing earnings growth potential.  First, the Company maintained a less favorable interest rate spread than the Peer Group, which would tend to support a stronger net interest margin going forward for the Peer Group.  Second, the infusion of stock proceeds will provide the Company with more significant growth potential through leverage than currently maintained by the Peer Group.  Third, the Peer Group’s higher ratio of non-interest operating income and the Company’s lower operating expense ratio were viewed as respective advantages to sustain earnings growth during periods when net interest margins come under pressure as the result of adverse changes in interest rates.  Overall, earnings growth potential was considered to be a slightly positive factor in our adjustment for profitability, growth and viability of earnings.

▪
Return on Equity.  Currently, the Company’s core ROE is above the Peer Group’s core ROE.  As the result of the significant increase in capital that will be realized from the infusion of net stock proceeds into the Company’s equity, the Company’s pro forma return on equity on a core earnings basis will initially be lower than the Peer Group’s core ROE.  Accordingly, this was a neutral factor in the adjustment for profitability, growth and viability of earnings.

On balance, Capitol Federal Financial’s pro forma earnings strength was considered to be more favorable than the Peer Group’s and, thus, a moderate upward adjustment was applied for profitability, growth and viability of earnings.

3.             Asset Growth

The Company’s asset growth rate was below the Peer Group’s growth rate during the period covered in our comparative analysis, based on growth rates of 2.6%

RP® Financial, LC.	VALUATION ANALYSIS IV.7

and 6.9%, respectively.  Asset growth for the Company consisted of cash and investments offset by a slight decrease in loans, while the Peer Group’s asset growth consisted of a combination of loans and cash and investments.  Overall, the Peer Group’s current asset growth measures were viewed as more favorable than the Company’s asset growth measures.  On a pro forma basis, the Company’s tangible equity-to-assets ratio will further exceed the Peer Group's tangible equity-to-assets ratio, indicating greater leverage capacity for the Company.  On balance, no adjustment was applied for asset growth.

4.             Primary Market Area

The general condition of an institution’s market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market served.  Capitol Federal Financial primarily serves east and central markets in Kansas and western Missouri markets in and nearby Kansas City.  The Company’s markets include a mix of urban, suburban and rural markets with varied demographic characteristics.  While growth opportunities in the rural markets served by the Company are somewhat limited, the Company generally maintains a strong competitive position in many of those markets as implied by its market share of deposits.

The Peer Group companies generally operate in more densely populated markets compared to the most of the markets served by Capitol Federal Financial, including Shawnee County where the Company maintains its headquarters.  Population growth for the primary market area counties served by the Peer Group companies reflect a wide range of growth rates, but on average was comparable to Shawnee County’s population growth rate.  Shawnee County, where the Company maintains its main office, has a relatively low per capita income compared to the Peer Group’s average and median per capita income measures, while the cost of living in Shawnee County is also generally lower compared to the primary market area counties of the Peer Group companies.  The average and median deposit market shares maintained by the Peer Group companies were well below the Company’s market share of deposits in Shawnee County.  Overall, the degree of competition faced by the Peer Group

RP® Financial, LC.	VALUATION ANALYSIS IV.8

companies was viewed as greater than faced by the Company, while the growth potential in the markets served by the Peer Group companies was for the most part viewed to be comparable to the Company’s primary market area.  Summary demographic and deposit market share data for the Company and the Peer Group companies is provided in Exhibit III-4.  As shown in Table 4.1, March 2010 unemployment rates for the markets served by the Peer Group companies were all higher than Shawnee County’s unemployment rate as of March 2010.  On balance, we concluded that a slight upward adjustment was appropriate for the Company’s market area.

Table 4.1
Market Area Unemployment Rates
Capitol Federal Financial and the Peer Group Companies(1)

	County	March 2010 Unemployment

Capitol Federal Financial - KS	Shawnee	6.5%

Peer Group Average		8.8%

Bank Mutual Corp. – WI	Milwaukee	10.5%
Brookline Bancorp – MA	Norfolk	8.0
Danvers Bancorp – MA	Essex	9.9
Dime Community Bancshares – NY	Kings	10.6
First Financial Holdings – SC	Charleston	9.4
Flushing Financial Corp. - NY	Nassau	6.9
NewAlliance Bancshares – CT	New Haven	10.0
Provident NY Bancorp, Inc. – NY	Rockland	6.9
TrustCo Bank Corp - NY	Schenectady	7.5
Washington Federal, Inc. – WA	King	8.1

(1) Unemployment rates are not seasonally adjusted.

Source: U.S. Bureau of Labor Statistics.

RP® Financial, LC.	VALUATION ANALYSIS IV.9

5.             Dividends

Capitol Federal Financial has indicated its intention to continue to pay cash dividends on a quarterly basis following the second-step conversion, although at a reduced level from the $0.50 quarterly dividend paid by CFFN as of March 31, 2010.  The amount and future declarations of dividends by the Board of Directors will depend upon a number of factors, including investment opportunities, growth objectives, financial condition, profitability, tax considerations, minimum capital requirements, regulatory limitations, stock market characteristics and general economic conditions.

All 10 of the Peer Group companies pay regular cash dividends, with implied dividend yields ranging from 0.51% to 4.39%.  The average dividend yield on the stocks of the Peer Group institutions was 2.81% as of May 28, 2010, representing an average payout ratio of 49.61% of core earnings.  As of May 28, 2010, approximately 63% of all fully-converted publicly-traded thrifts had adopted cash dividend policies (see Exhibit IV-1), exhibiting an average yield of 2.01%.  The dividend paying thrifts generally maintain higher than average profitability ratios, facilitating their ability to pay cash dividends.

While the Company has not established a definitive dividend policy for after the second-step conversion, the Company will have the capacity to pay a dividend comparable to the Peer Group’s average dividend yield based on pro forma earnings and capitalization.  On balance, we concluded that no adjustment was warranted for this factor.

6.             Liquidity of the Shares

The Peer Group is by definition composed of companies that are traded in the public markets.  Nine of the Peer Group members trade on the NASDAQ Global Select Market and one trades on the New York Stock Exchange.  Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock.  The market capitalization of the Peer Group companies ranged from $231.7 million to $1.9 billion as of May 28, 2010, with average and median market values of $633.7 million and $430.3 million, respectively.  The shares issued and outstanding to the public shareholders of the Peer Group members

RP® Financial, LC.	VALUATION ANALYSIS IV.10

ranged from 16.5 million to 112.5 million, with average and median shares outstanding of 54.2 million and 42.2 million, respectively.  The Company’s second-step stock offering is expected to provide for a pro forma market value that will be in the upper end or exceeds the range of market values indicated for the Peer Group companies and will exceed shares outstanding indicated for all of the Peer Group companies.  Like the large majority of the Peer Group companies, the Company’s stock will continue to be quoted on the NASDAQ Global Market following the stock offering.  Overall,  given that the Peer Group companies have active and liquid trading markets for their stocks, we anticipate that the Company’s stock will have a comparable trading market as the Peer Group companies in general and, therefore, concluded no adjustment was necessary for this factor.

7.             Marketing of the Issue

We believe that four separate markets exist for thrift stocks, including those coming to market such as Capitol Federal Financial’s:  (A) the after-market for public companies, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE, dividends and future prospects; (B) the new issue market in which converting thrifts are evaluated on the basis of the same factors, but on a pro forma basis without the benefit of prior operations as a fully-converted publicly-held company and stock trading history; (C) the acquisition market for thrift franchises in Kansas; and (D) the market for the public stock of Capitol Federal Financial.  All of these markets were considered in the valuation of the Company’s to-be-issued stock.

A.            The Public Market

The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations.  Exhibit IV-1 provides pricing and financial data on all publicly-traded thrifts.  In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general.  Exhibit IV-2 displays historical stock market trends for various indices and

RP® Financial, LC.	VALUATION ANALYSIS IV.11

includes historical stock price index values for thrifts and commercial banks.  Exhibit IV-3 displays historical stock price indices for thrifts only.

In terms of assessing general stock market conditions, the performance of the overall stock market has been mixed in recent quarters.  Stocks started the fourth quarter of 2009 with a sell-off, as investors reacted negatively to economic data showing a slow down in manufacturing activity from August to September and more job losses than expected for September.  Energy and material stocks led a stock market rally heading into mid-October, as stock markets rallied around the world.  Good earnings reports from J.P. Morgan Chase and Intel pushed the Dow Jones Industrial Average (“DJIA”) above a 10000 close in mid-October.  Mixed economic data and concerns of the sustainability of the recovery following the removal of the federal stimulus programs provided for volatile trading at the close of October.  Stocks moved higher in early-November, with the DJIA topping 10000 again on renewed optimism about the economy aided by a report that manufacturing activity rose around the world in October.  Expectations that interest rates and inflation would remain low, following a weaker than expected employment report for October, sustained the rally heading into mid-November.  The DJIA hit new highs for the year in mid-November, as investors focused on upbeat earnings from major retailers, signs of economic growth in Asia and the Federal Reserve’s commitment to low interest rates.  Stocks traded unevenly through the second half of November, reflecting investor uncertainty over the strength of the economic recovery and Dubai debt worries.  Easing fears about the Dubai debt crisis, along with a favorable employment report for November, served to bolster stocks at the end of November and into early-December.  Mixed economic data, including a better-than-expected increase in November retail sales and November wholesale inflation rising more than expected, sustained a narrow trading range for the broader stock market heading into mid-December.  Worries about the state of European economies and the dollar’s surge upended stocks in mid-December.  Helped by some positive economic data and acquisition deals in mining and health care, the DJIA posted gains for six consecutive sessions in late-December.  Overall, the DJIA closed up 18.8% for 2009, which was 26.4% below its all time high.

RP® Financial, LC.	VALUATION ANALYSIS IV.12

Stocks started 2010 in positive territory on mounting evidence of a global manufacturing rebound, while mixed earnings reports provided for an up and down market in mid-January.  The DJIA moved into negative territory for the year heading in into late-January, with financial stocks leading the market lower as the White House proposed new limits on the size and activities of big banks.  Technology stocks led the broader market lower at the close of January, as disappointing economic reports dampened growth prospects for 2010.  Concerns about the global economy and European default worries pressured stocks lower in early-February, as the DJIA closed below 10000 for the first time in three months.  Upbeat corporate earnings and some favorable economic news out of Europe and China help stocks to rebound in mid-February.  The positive trend in the broader stock market continued into the second half of February, as investors seized on mild inflation data and more signs that the U.S. economy was recovering.  Weak economic data pulled stocks lower at the end of February, although the 2.6% increase in the DJIA for the month of February was its strongest showing since November.

The DJIA moved back into positive territory for 2010 in early-March, as the broader market rallied on a better-than-expected employment report for February.  Stocks trended higher through mid-March, with the DJIA closing up for eight consecutive trading sessions.  Factors contributing to the eight day wining streak in the DJIA included bullish comments by Citigroup, expectations of continued low borrowing costs following the Federal Reserve’s mid-March meeting that concluded with keeping its target rate near zero and a brightening manufacturing outlook.  Following a one day pull back, the positive trend in the broader market continued heading into late-March.  Gains in the health-care sector following the passage of health-care legislation, better-than-expected existing home sales in February, first time jobless claims falling more than expected and solid earnings posted by Best Buy all contributed to the positive trend in stocks.  The DJIA moved to a 19-month high approaching the end of the first quarter, as oil stocks led the market higher in response to new evidence of global economic strength.  Overall, the DJIA completed its best first quarter since 1999, with a 4.1% increase for the quarter.

RP® Financial, LC.	VALUATION ANALYSIS IV.13

More signs of the economy gaining strength sustained the positive trend in the broader stock market at the start of the second quarter of 2010.  The DJIA closed above 11000 heading into mid-April, based on growing optimism about corporate earnings and a recovering economy.  Fraud charges against Goldman Sachs halted a six day rally in the market in mid-April, as financial stocks led a one day sell-off in the broader market.  The broader stock market generally sustained a positive trend during the second half of April, with encouraging first quarter earnings reports and favorable economic data supporting the gains.  Financial stocks lead the broader stock market lower at the end of April on news of a criminal investigation of Goldman Sachs.  The sell-off in the stock market sharpened during the first week of May, largely on the basis of heightened concerns about possible ripple effects from Greece’s credit crisis.  Stocks surged after European Union leaders agreed to a massive bailout to prevent Greece’s financial troubles from spreading throughout the region, but then reversed course heading into the second half of May on continued worries about the fallout from Europe’s credit crisis and an unexpected increase in jobless claims.  China’s promise not to unload its European debt sparked a one-day rally in late-May, which was followed by a lower close for the DJIA on the last trading day of May as a downgrade of Spain’s credit rekindled investors’ fears about Europe’s economy.  Overall, it was the worst May for the DJIA since 1940.  On May 28, 2010, the DJIA closed at 10136.63, an increase of 19.2% from one year ago and a decrease of 2.8% year-to-date, and the NASDAQ closed at 2257.04, an increase of 27.2% from one year ago and a decrease of 0.5% year-to-date.  The Standard & Poor’s 500 Index closed at 1089.41 on May 28, 2010, an increase of 18.5% from one year ago and a decrease of 2.3% year-to-date.

The market for thrift stocks has been somewhat uneven in recent quarters, but in general has underperformed the broader stock market.  Some disappointing economic data pushed thrift stocks along with the broader market lower at the beginning of the fourth quarter of 2009.  Thrift stocks rebounded modestly through mid-October, aided by a rally in the broader stock market and a strong earnings report from J.P. Morgan Chase.  Concerns of more loan losses and a disappointing report on September new home sales provided for a modest retreat in thrift prices in late-October.  After bouncing higher on a better-than-expected report for third quarter GDP growth,

RP® Financial, LC.	VALUATION ANALYSIS IV.14

financial stocks led the broader market lower at the end of October in the face of a negative report on consumer spending.  In contrast to the broader market, thrift stocks edged lower following the Federal Reserve’s early-November statement that it would leave the federal funds rate unchanged.  Thrift stocks rebounded along with the broader market going into mid-November, following some positive reports on the economy and comments from the Federal Reserve that interest rates would remain low amid concerns that unemployment and troubles in commercial real estate would weigh on the economic recovery.  Fresh economic data that underscored expectations for a slow economic recovery and Dubai debt worries pushed thrift stocks lower during the second half of November.  Financial stocks led a broader market rebound at the close of November and into early-December, which was supported by a favorable report for home sales in October and expectations that the Dubai debt crisis would have a limited impact on U.S. banks.  The favorable employment report for November added to gains in the thrift sector in early-December.  Financial stocks edged higher in mid-December on news that Citigroup was repaying TARP funds, which was followed by a pullback following a report that wholesale inflation rose more than expected in November and mid-December unemployment claims were higher than expected.  More attractive valuations supported a snap-back rally in thrift stocks heading into late-December, which was followed by a narrow trading range for the thrift sector through year end.  Overall, the SNL Index for all publicly-traded thrifts was down 10.2% in 2009, which reflects significant declines in the trading prices of several large publicly-traded thrifts during 2009 pursuant to reporting significant losses due to credit quality related deterioration.

Thrift stocks traded in a narrow range during the first few weeks of 2010, as investors awaited fourth quarter earnings reports that would provide further insight on credit quality trends.  An unexpected jump in jobless claims and proposed restrictions by the White House on large banks depressed financial stocks in general heading into late-January.  Amid mixed earnings reports, thrift stocks traded in a narrow range for the balance of January.  Financial stocks led the broader market lower in early-February and then rebounded along with the broader market in mid-February on some positive economic data including signs that home prices were rising in some large metropolitan

RP® Financial, LC.	VALUATION ANALYSIS IV.15

 areas.  Mild inflation readings for wholesale and consumer prices in January sustained the upward trend in thrift stocks heading into the second half of February.  Comments by the Federal Reserve Chairman that short-term interest rates were likely to remain low for at least several months helped thrift stocks to ease higher in late-February.

The thrift sector moved higher along with the broader stock market in-early March 2010, aided by the better-than-expected employment report for February.  Financial stocks lead the market higher heading into mid-March on optimism that Citigroup would be able to repay the U.S. Government after a successful offering of trust preferred securities.  The Federal Reserve’s recommitment to leaving its target rate unchanged “for an extended period” sustained the positive trend in thrift stocks through mid-March.  Thrift stocks bounced higher along with the broader stock market heading into late-March, which was followed by a slight pullback as debt worries sent the yields on Treasury notes higher.

An improving outlook for financial stocks in general, along with positive reports for housing, employment and retail sales, boosted thrift stocks at the start of the second quarter of 2010.  A nominal increase in March consumer prices and a strong first quarter earnings report from JP Morgan Chase & Co. supported a broad rally in bank and thrift stocks heading into mid-April, which was followed by a pullback on news that the SEC charged Goldman Sachs with fraud.  Thrift stocks generally underperformed the broader stock market during the second half of April, as financial stocks in general were hurt by uncertainty about the progress of financial reform legislation, Greece’s debt crisis and news of a criminal investigation of Goldman Sachs.  Thrift stocks retreated along the broader stock market in the first week of May, based on fears that the growing debt crisis in Europe could hurt the economic recovery.  Likewise, thrift stocks surged higher along with the broader stock market after European Union officials announced a massive bailout plan to avert a public-debt crisis and then fell heading into the second half of May on lingering concerns about the euro.  News of rising mortgage delinquencies in the first quarter of 2010, an expected slowdown in new home construction and uncertainty over financial reform legislation further contributed to lower trading prices for thrift stocks.  Thrift stocks participated in the one-day broader

RP® Financial, LC.	VALUATION ANALYSIS IV.16

market rally in late-May and then declined along with the broader stock market at the close of May.  On May 28, 2010, the SNL Index for all publicly-traded thrifts closed at 594.2, an increase of 9.9% from one year ago and an increase of 1.2% year-to-date.

B.            The New Issue Market

In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Company’s pro forma market value.  The new issue market is separate and distinct from the market for seasoned thrift stocks in that the pricing ratios for converting issues are computed on a pro forma basis, specifically:  (1) the numerator and denominator are both impacted by the conversion offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds, effective tax rates, stock plan purchases, etc. which impact pro forma financials, whereas pricing for existing issues are based on reported financials.  The distinction between pricing of converting and existing issues is perhaps no clearer than in the case of the price/book (“P/B”) ratio in that the P/B ratio of a converting thrift will typically result in a discount to book value whereas in the current market for existing thrifts the P/B ratio may reflect a premium to book value.  Therefore, it is appropriate to also consider the market for new issues, both at the time of the conversion and in the aftermarket.

The marketing for converting thrift issues turned more positive in the fourth quarter of 2009 and the first quarter of 2010, as indicated by an increase in conversion activity and the relative success of those offerings.  For the most part, the recent conversion offerings experienced healthy subscription takedowns and have traded above their IPO prices in initial trading activity.  Consistent with the broader thrift market, conversion pricing reflects continued investor uncertainty over credit quality trends and the prospects that a strengthening economy will translate into improved real estate market conditions for residential and commercial properties.

As shown in Table 4.2, one standard conversion and one second-step conversion was completed during the past three months.  The second-step conversion offering is considered to be more relevant for our analysis, which was completed in April

RP® Financial, LC.	VALUATION ANALYSIS IV.17

Table 4.2
Pricing Characteristics and After-Market Trends
Recent Conversions Completed (Last Three Months)

Institutional Information			Pre-Conversion Data				Offering Information				Contribution to		Insider Purchases
			Financial Info.		Asset Quality						Charitable Found.		% Off Incl. Fdn.
													Benefit Plans				Initial Dividend
	Conver.			Equity/	NPAs/	Res.	Gross	%	% of	Exp./		% of		Recog	Stk	Mgmt. &
Institution	Date	Ticker	Assets	Assets	Assets	Cov.	Proc.	Offered	Mid.	Proc.	Form	Offering	ESOP	Plans	Option	Dirs.	Yield
			($Mil)	(%)	(%)	(%)	($Mil.)	(%)	(%)	(%)		(%)	(%)	(%)	(%)	(%)(2)	(%)

Standard Conversions

Harvard Illinois Bancorp, Inc. - IL*	4/9/10	HARI-OTCBB	$156	7.85%	1.78%	62%	$7.9	100%	88%	11.0%	N.A.	N.A.	8.0%	4.0%	10.0%	6.9%	0.00%

Averages - Standard Conversions:			$156	7.85%	1.78%	62%	$7.9	100%	88%	11.0%	N.A.	N.A.	8.0%	4.0%	10.0%	6.9%	0.00%
Medians - Standard Conversions:			$156	7.85%	1.78%	62%	$7.9	100%	88%	11.0%	N.A.	N.A.	8.0%	4.0%	10.0%	6.9%	0.00%

Second Step Conversions

Eagle Bancorp Montana, MT	4/5/10	EBMT-NASDAQ	$306	9.89%	0.75%	33%	$24.6	60%	103%	7.4%	N.A.	N.A.	8.0%	4.0%	10.0%	1.0%	0.00%

Averages - Second Step Conversions:			$306	9.89%	0.75%	33%	$24.6	60%	103%	7.4%	N.A.	N.A.	8.0%	4.0%	10.0%	1.0%	0.00%
Medians - Second Step Conversions:			$306	9.89%	0.75%	33%	$24.6	60%	103%	7.4%	N.A.	N.A.	8.0%	4.0%	10.0%	1.0%	0.00%

Mutual Holding Company Conversions

Averages - Mutual Holding Company Conversions:
Medians - Mutual Holding Company Conversions:

Averages - All Conversions:			$231	8.87%	1.27%	47%	$16.3	80%	95%	9.2%	NA	NA	8.0%	4.0%	10.0%	4.0%	0.00%
Medians - All Conversions:			$231	8.87%	1.27%	47%	$16.3	80%	95%	9.2%	NA	NA	8.0%	4.0%	10.0%	4.0%	0.00%

Institutional Information			Pro Forma Data								Post-IPO Pricing Trends
			Pricing Ratios(3)				Financial Charac.				Closing Price:
											First Trading Day		After First Week(4)	% Change	After First Month(5)	% Change	Thru 5/28/10	% Change
	Conver. Date			Core P/E			Core ROA		Core ROE	IPO Price		% Change
Institution		Ticker	P/TB			P/A		TE/A
			(%)	(x)		(%)	(%)	(%)	(%)	($)	($)	(%)	($)	(%)	($)	(%)	($)	(%)

Standard Conversions

Harvard Illinois Bancorp, Inc. - IL*	4/9/10	HARI-OTCBB	43.1%	NM		4.9%	-0.4%	11.3%	-3.4%	$10.00	$10.00	0.0%	$10.00	0.0%	$10.00	0.0%	$7.85	-21.5%

Averages - Standard Conversions:			43.1%	NM		4.9%	-0.4%	11.3%	-3.4%	$10.00	$10.00	0.0%	$10.00	0.00%	$10.00	0.00%	$7.85	-21.50%
Medians - Standard Conversions:			43.1%	NM		4.9%	-0.4%	11.3%	-3.4%	$10.00	$10.00	0.0%	$10.00	0.00%	$10.00	0.00%	$7.85	-21.50%

Second Step Conversions

Eagle Bancorp Montana, MT	4/5/10	EBMT-NASDAQ	81.4%	12.69		12.5%	1.0%	15.4%	6.4%	$10.00	$10.55	5.5%	$10.50	5.0%	$10.50	5.0%	$10.05	0.5%

Averages - Second Step Conversions:			81.4%	12.7	x	12.5%	1.0%	15.4%	6.4%	$10.00	$10.55	5.5%	$10.50	5.0%	$10.50	5.0%	$10.05	0.5%
Medians - Second Step Conversions:			81.4%	12.7	x	12.5%	1.0%	15.4%	6.4%	$10.00	$10.55	5.5%	$10.50	5.0%	$10.50	5.0%	$10.05	0.5%

Mutual Holding Company Conversions

Averages - Mutual Holding Company Conversions:
Medians - Mutual Holding Company Conversions:

Averages - All Conversions:			62.2%	$12.69		8.7%	0.3%	13.3%	1.5%	$10.00	$10.28	2.8%	$10.25	2.5%	$10.25	2.5%	$8.95	-10.5%
Medians - All Conversions:			62.2%	$12.69		8.7%	0.3%	13.3%	1.5%	$10.00	$10.28	2.8%	$10.25	2.5%	$10.25	2.5%	$8.95	-10.5%

Note: * - Appraisal performed by RP Financial; BOLD=RP Financial did the Conversion Business Plan. “NT” - Not Traded; “NA” - Not Applicable, Not Available; C/S-Cash/Stock.

(1) Non-OTS regulated thrift.
(2) As a percent of MHC offering for MHC transactions.
(3) Does not take into account the adoption of SOP 93-6.
(4) Latest price if offering is less than one week old.
(5) Latest price if offering is more than one week but less than one month old.
(6) Mutual holding company pro forma data on full conversion basis.
(7) Simultaneously completed acquisition of another financial institution.
(8) Simultaneously converted to a commercial bank charter.
(9) Former credit union.
May 28, 2010

RP® Financial, LC.	VALUATION ANALYSIS
IV.18

2010.  In general, second-step conversions tend to be priced (and trade in the aftermarket) at higher P/B ratios than standard conversions.  We believe investors take into consideration the generally more leveraged pro forma balance sheets of second-step companies, their track records as public companies prior to conversion, and their generally higher pro forma ROE measures relative to standard conversions in pricing their common stocks.  Eagle Bancorp Montana’s second-step offering was completed between the midpoint and maximum of the offering range, with a 60% offering raising gross proceeds of $24.6 million.  Eagle Bancorp Montana’s pro forma price/tangible book ratio at the closing value equaled 81.4% and pro forma core price/earnings ratio at the closing value equaled 12.7 times.  Eagle Bancorp Montana’s stock price closed up 5.0% after one week of trading and closed up 0.5% through May 28, 2010.

The most recent large second-step offering was completed by Northwest Bancshares in December 2009.  Northwest Bancshares’ second-step offering was completed between the midpoint and maximum of the offering range, with a 62% offering raising gross proceeds of $688.8 million.  Northwest Bancshares’ pro forma price/tangible book ratio at the closing value equaled 101.5% and pro forma core price/earnings ratio at the closing value equaled 20.3 times.  Northwest Bancshares’ higher price/tangible book ratio is believed to be in part attributable to the significantly larger size of its offering, which provides for a more liquid trading market and attracts the interest of institutional investors.  Northwest Bancshares’ stock price closed up 12.3% after one week of trading and closed up 16.2% through May 28, 2010.

Shown in Table 4.3 are the current pricing ratios for Eagle Bancorp Montana, which was the only fully-converted offering completed during the past three months that trades on NASDAQ or an Exchange.  Eagle Bancorp Montana’s current P/TB ratio equaled 81.77%, based on its closing stock price on May 28, 2010.

C.            The Acquisition Market

Also considered in the valuation was the potential impact on Capitol Federal Financial’s stock price of recently completed and pending acquisitions of other

RP® Financial, LC.	VALUATION ANALYSIS
IV.19

Table 4.3
Market Pricing Comparatives
Prices As of May 28, 2010

		Market		Per Share Data
		Capitalization		Core	Book								Dividends(4)			Financial Characteristics(6)
		Price/	Market	12 Month	Value/	Pricing Ratios(3)							Amount/		Payout	Total	Equity/	Tang Eq/	NPAs/	Reported		Core
Financial Institution		Share(1)	Value	EPS(2)	Share	P/E		P/B	P/A	P/TB	P/Core		Share	Yield	Ratio(5)	Assets	Assets	Assets	Assets	ROA	ROE	ROA	ROE
		($)	($Mil)	($)	($)	(x)		(%)	(%)	(%)	(x)		($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

All Public Companies		$10.29	$298.47	$(0.10)	$12.55	18.90	x	84.72%	9.99%	92.76%	17.17	x	$0.24	2.03%	35.47%	$2,707	11.28%	10.53%	3.76%	-0.13%	-0.36%	-0.15%	-0.47%
Converted Last 3 Months (no MHC)		$10.05	$41.03	$0.79	$12.29	12.72	x	81.77%	12.58%	81.77%	12.72	x	$0.27	2.69%	34.18%	$327	0.00%	0.00%	0.77%	0.99%	NM	0.98%	NM

Converted Last 3 Months (no MHC)
EBMTD	Eagle Bancorp Montanta of MT	$10.05	$41.03	$0.79	$12.29	12.72	x	81.77%	12.58%	81.77%	12.72	x	$0.27	2.69%	34.18%	$326	0.00%	0.00%	0.77%	0.99%	NM	0.99%	NM

(1)	Average of High/Low or Bid/Ask price per share.
(2)	EPS (estimate core basis) is based on actual trailing 12 month data, adjusted to omit non-operating items on a tax-effected basis.
(3)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings.
(4)	Indicated 12 month dividend, based on last quarterly dividend declared.
(5)	Indicated 12 month dividend as a percent of trailing 12 month estimated core earnings.
(6)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.
(7)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source:
SNL Financial, LC. and RP® Financial, LC. calculations.  The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP® Financial, LC.

RP® Financial, LC.	VALUATION ANALYSIS IV.20

thrift institutions operating in Kansas.  As shown in Exhibit IV-4, there was only one Kansas thrift acquisition completed from the beginning of 2006 through May 19, 2010, and there are currently no acquisitions pending of a Kansas savings institution.  The recent acquisition activity involving Kansas savings institutions may imply a certain degree of acquisition speculation for the Company’s stock.  To the extent that acquisition speculation may impact the Company’s offering, we have largely taken this into account in selecting companies for the Peer Group which operate in markets that have experienced a comparable or higher level of acquisition activity as the Company’s market and, thus, are subject to the same type of acquisition speculation that may influence Capitol Federal Financial’s stock.  However, since converting thrifts are subject to a three-year regulatory moratorium from being acquired, acquisition speculation in Capitol Federal Financial’s stock would tend to be less compared to the stocks of the Peer Group companies.

D.            Trading in Capitol Federal Financial’s Stock

Since Capitol Federal Financial’s minority stock currently trades under the symbol “CFFN” on the NASDAQ, RP Financial also considered the recent trading activity in the valuation analysis.  Capitol Federal Financial had a total of 73,983,078 shares issued and outstanding at March 31, 2010, of which 21,790,261 shares were held by public shareholders and traded as public securities.  The Company’s stock has had a 52 week trading range of $28.19 to $43.19 per share and its closing price on May 28, 2010 was $32.00.

There are significant differences between the Company’s minority stock (currently being traded) and the conversion stock that will be issued by the Company.  Such differences include different liquidity characteristics, a different return on equity for the conversion stock, the stock is currently traded based on speculation of a range of exchange ratios  and dividend payments will be made on all shares outstanding; thereby, requiring a higher payout ratio to sustain the current level of dividends paid to non-MHC shareholders.  Since the pro forma impact has not been publicly disseminated to date, it is appropriate to discount the current trading level.  As the pro forma impact is made known publicly, the trading level will become more informative.

RP® Financial, LC.	VALUATION ANALYSIS IV.21

*  *  *  *  *  *  *  *  *  *  *

In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market, the new issue market including the new issue market for second-step conversions, the acquisition market and recent trading activity in the Company’s minority stock.  Taking these factors and trends into account, RP Financial concluded that a slight downward adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.

8.             Management

The Company’s management team appears to have experience and expertise in all of the key areas of the Company’s operations.  Exhibit IV-5 provides summary resumes of the Company’s Board of Directors and senior management.  The financial characteristics of the Company suggest that the Board and senior management have been effective in implementing an operating strategy that can be well managed by the Company’s present organizational structure.  The Company currently does not have any senior management positions that are vacant.

Similarly, the returns, equity positions and other operating measures of the Peer Group companies are indicative of well-managed financial institutions, which have Boards and management teams that have been effective in implementing competitive operating strategies.  Therefore, on balance, we concluded no valuation adjustment relative to the Peer Group was appropriate for this factor.

9.             Effect of Government Regulation and Regulatory Reform

In summary, as a fully-converted regulated institution, Capitol Federal Financial will operate in substantially the same regulatory environment as the Peer Group members -- all of whom are adequately capitalized institutions and are operating with no apparent restrictions.  Exhibit IV-6 reflects Capitol Federal Savings Bank’s pro forma regulatory capital ratios.  On balance, no adjustment has been applied for the effect of government regulation and regulatory reform.

RP® Financial, LC.	VALUATION ANALYSIS IV.22

Summary of Adjustments

Overall, based on the factors discussed above, we concluded that the Company’s pro forma market value should reflect the following valuation adjustments relative to the Peer Group:

Key Valuation Parameters:	Valuation Adjustment

Financial Condition	Slight Upward
Profitability, Growth and Viability of Earnings	Moderate Upward
Asset Growth	No Adjustment
Primary Market Area	Slight Upward
Dividends	No Adjustment
Liquidity of the Shares	No Adjustment
Marketing of the Issue	Slight Downward
Management	No Adjustment
Effect of Govt. Regulations and Regulatory Reform	No Adjustment

Valuation Approaches

In applying the accepted valuation methodology promulgated by the OTS and adopted by the FDIC, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing the Company’s to-be-issued stock -- price/earnings (“P/E”), price/book (“P/B”), and price/assets (“P/A”) approaches -- all performed on a pro forma basis including the effects of the stock proceeds.  In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in the Company’s prospectus for reinvestment rate, effective tax rate, stock benefit plan assumptions, expenses and cash contribution to the Foundation (summarized in Exhibits IV-7 and IV-8).

In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group and recent conversion offerings.

RP Financial’s valuation placed an emphasis on the following:

▪
P/E Approach.  The P/E approach is generally the best indicator of long-term value for a stock and we have given it the most significant weight among the valuation approaches.  Given certain similarities between the Company’s and the Peer Group’s earnings composition and overall financial condition, the

RP® Financial, LC.	VALUATION ANALYSIS IV.23

P/E approach was carefully considered in this valuation.  At the same time, recognizing that (1) the earnings multiples will be evaluated on a pro forma basis for the Company; and (2) the Peer Group companies have had the opportunity to realize the benefit of reinvesting and leveraging their offering proceeds, we also gave weight to the other valuation approaches.

▪
P/B Approach.  P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, particularly in the context of an initial public offering, as the earnings approach involves assumptions regarding the use of proceeds.  RP Financial considered the P/B approach to be a valuable indicator of pro forma value taking into account the pricing ratios under the P/E and P/A approaches.  We have also modified the P/B approach to exclude the impact of intangible assets (i.e., price/tangible book value or “P/TB”), in that the investment community frequently makes this adjustment in its evaluation of this pricing approach.

▪
P/A Approach.  P/A ratios are generally a less reliable indicator of market value, as investors typically assign less weight to assets and attribute greater weight to book value and earnings.  Furthermore, this approach as set forth in the regulatory valuation guidelines does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the pro forma P/A ratio.  At the same time, the P/A ratio is an indicator of franchise value, and, in the case of highly capitalized institutions, high P/A ratios may limit the investment community’s willingness to pay market multiples for earnings or book value when ROE is expected to be low.

▪
Trading of CFFN stock.  Converting institutions generally do not have stock outstanding.  Capitol Federal Financial, however, has public shares outstanding due to the mutual holding company form of ownership.  Since Capitol Federal Financial is currently traded on the NASDAQ, it is an indicator of investor interest in the Company’s conversion stock and therefore received some weight in our valuation.  Based on the May 28, 2010, stock price of $32.00 per share and the 73,983,078 shares of Capitol Federal Financial stock outstanding, the Company’s implied market value of $2.367 billion was considered in the valuation process.  However, since the conversion stock will have different characteristics than the minority shares, the current trading price of Capitol Federal Financial’s stock was somewhat discounted herein but will become more important towards the closing of the offering.

The Company has adopted Statement of Position (“SOP”) 93-6, which causes earnings per share computations to be based on shares issued and outstanding excluding unreleased ESOP shares.  For purposes of preparing the pro forma pricing analyses, we have reflected all shares issued in the offering, including all ESOP shares,

RP® Financial, LC.	VALUATION ANALYSIS IV.24

to capture the full dilutive impact, particularly since the ESOP shares are economically dilutive, receive dividends and can be voted.  However, we did consider the impact of SOP 93-6 in the valuation.

In preparing the pro forma pricing analysis we have taken into account the pro forma impact of the MHC net assets that will be consolidated with the Company and thus will increase equity and earnings.  At March 31, 2010, the MHC had unconsolidated net assets of $466,000.  These entries have been added to the Company’s March 31, 2010 reported financial information to reflect the consolidation of the MHC into the Company’s operations.

Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above, RP Financial concluded that as of May 28, 2010, the aggregate pro forma market value of Capitol Federal Financial’s conversion stock equaled $2,409,742,180 at the midpoint, equal to 240,974,218 shares at $10.00 per share.  The $10.00 per share price was determined by the Capitol Federal Financial Board.  The midpoint and resulting valuation range is based on the sale of a 70.55% ownership interest to the public, which provides for a $1,700,000,000 public offering at the midpoint value.

1.           Price-to-Earnings (“P/E”).  The application of the P/E valuation method requires calculating the Company’s pro forma market value by applying a valuation P/E multiple (fully-converted basis) to the pro forma earnings base.  In applying this technique, we considered both reported earnings and a recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of the net proceeds.  The Company’s reported earnings equaled $67.946 million for the twelve months ended March 31, 2010.  In deriving Capitol Federal Financial’s core earnings, the only adjustments made to reported earnings were to eliminate the net gain on the sale of securities and loans.  The net gain on the sale of securities and loans equaled $8.248 million for the twelve months ended March 31, 2010.  As shown below, on a tax effected basis, assuming an effective marginal tax rate of 38.32% for the earnings adjustments, the Company’s core earnings were determined to equal $62.862 million for the twelve months ended March

RP® Financial, LC.	VALUATION ANALYSIS IV.25

31, 2010.  (Note:  see Exhibit IV-9 for the adjustments applied to the Peer Group's earnings in the calculation of core earnings).

Amount
($000)

Net income(loss)	$67,949
Deduct: Gain on sale of loans and securities(1)	(5,087)
Core earnings estimate	$62,862

(1) Tax effected at 38.32%.

Based on the Company’s reported and estimated core earnings, and incorporating the impact of the pro forma assumptions discussed previously, the Company’s pro forma reported and core P/E multiples at the $2.410 billion midpoint value equaled 29.34 times and 31.27 times, respectively, indicating premiums of 41.9% and 64.2% relative to the Peer Group’s average reported and core earnings multiples of 20.67 times and 19.04 times, respectively (see Table 4.4).  In comparison to the Peer Group’s median reported and core earnings multiples of 18.40 times and 16.84 times, respectively, the Company’s pro forma reported and core P/E multiples at the midpoint value indicated premiums of 59.5% and 85.7%, respectively.  The Company’s pro forma P/E ratios based on reported earnings at the minimum and the maximum equaled 25.64 times and 32.84 times, respectively, and based on core earnings at the minimum and the maximum equaled 27.38 times and 34.95 times, respectively.

2.           Price-to-Book (“P/B”). The application of the P/B valuation method requires calculating the Company’s pro forma market value by applying a valuation P/B ratio, as derived from the Peer Group’s P/B ratio, to the Company’s pro forma book value.  Based on the $2.410 billion midpoint valuation, the Company’s pro forma P/B and P/TB ratios both equaled 98.04%.  In comparison to the average P/B and P/TB ratios for the Peer Group of 112.19% and 133.93%, the Company’s P/B and P/TB ratios reflected discounts of 12.6% and 26.8%, respectively.  In comparison to the Peer Group’s median P/B and P/TB ratios of 110.68% and 133.17%, respectively, the Company’s pro forma P/B and P/TB ratios at the midpoint value reflected discounts of 11.4% and 26.4%, respectively.  At the maximum of the range, the Company’s P/B and

RP® Financial, LC.	Valuation Analysis
IV.26

Table 4.4
Public Market Pricing
Capitol Federal Financial and the Comparables
As of May 28, 2010

		Market		Per Share Data
		Capitalization		Core	Book
		Price/	Market	12 Month	Value/	Pricing Ratios(3)
		Share(1)	Value	EPS(2)	Share	P/E		P/B	P/A	P/TB	P/Core
		($)	($Mil)	($)	($)	(x)		(%)	(%)	(%)	(x)
Capitol Federal Financial
Maximum		$10.00	$2,771.20	$0.29	$9.70	32.84		103.09%	27.10%	103.09%	34.95
Midpoint		$10.00	$2,409.74	$0.32	$10.20	29.34		98.04%	24.11%	98.04%	31.27
Minimum		$10.00	$2,048.28	$0.37	$10.87	25.64		92.00%	20.98%	92.00%	27.38

All Non-MHC Public Companies (7)
Averages		$10.75	$346.94	($0.15)	$13.90	18.56	x	76.73%	8.54%	85.20%	16.60	x
Medians		$10.08	$55.71	$0.20	$13.32	16.40	x	76.18%	6.85%	80.30%	15.25	x

Comparable Group Averages
Averages		$11.69	$633.65	$0.40	$11.15	20.67	x	112.19%	12.59%	133.93%	19.04	x
Medians		$12.27	$430.28	$0.38	$11.36	18.40	x	110.68%	12.45%	133.17%	16.84	x

Comparable Group
BKMU	Bank Mutual Corp. of WI	$6.42	$291.95	($0.01)	$8.76	33.79	x	73.29%	8.48%	84.81%	NM
BRKL	Brookline Bancorp, Inc. of MA	$9.96	$588.02	$0.38	$8.30	25.54	x	120.00%	22.28%	132.45%	26.21	x
DNBK	Danvers Bancorp, Inc. of MA	$15.80	$342.42	$0.38	$13.39	NM		118.00%	13.95%	133.90%	NM
DCOM	Dime Community Bancshares of NY	$12.76	$438.75	$1.02	$8.97	13.43	x	142.25%	10.67%	173.37%	12.51	x
FFCH	First Financial Holdings Inc. of SC	$14.02	$231.71	($1.19)	$16.34	NM		85.80%	6.85%	100.00%	NM
FFIC	Flushing Financial Corp. of NY	$13.54	$421.80	$0.90	$11.84	17.82	x	114.36%	10.08%	120.14%	15.04	x
NAL	NewAlliance Bancshares of CT	$11.77	$1,247.21	$0.47	$13.61	24.52	x	86.48%	14.67%	141.47%	25.04	x
PBNY	Provident NY Bancorp, Inc. of NY	$9.09	$353.25	$0.37	$10.87	14.43	x	83.62%	12.03%	137.52%	24.57	x
TRST	TrustCo Bank Corp. NY of NY	$6.23	$478.22	$0.37	$3.26	16.84	x	191.10%	12.86%	191.10%	16.84	x
WFSL	Washington Federal, Inc. of WA	$17.28	$1,943.22	$1.32	$16.15	18.99	x	107.00%	14.08%	124.59%	13.09	x

		Dividends(4)			Financial Characteristics(6)									2nd Step
		Amount/		Payout	Total	Equity/	Tang Eq/	NPAs/	Reported		Core		Exchange	Offering
		Share	Yield	Ratio(5)	Assets	Assets	Assets	Assets	ROA	ROE	ROA	ROE	Ratio	Amount
		($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)		($Mil)
Capitol Federal Financial
Maximum		$0.00	0.00%	0.00%	10,227	26.29%	26.29%	0.40%	0.83%	3.14%	0.78%	2.95%	3.7457	1,955.000
Midpoint		$0.00	0.00%	0.00%	9,996	24.58%	24.58%	0.41%	0.82%	3.34%	0.77%	3.14%	3.2572	1,700.000
Minimum		$0.00	0.00%	0.00%	9,765	22.79%	22.79%	0.42%	0.82%	3.59%	0.77%	3.36%	2.7686	1,445.000

All Non-MHC Public Companies (7)
Averages		$0.26	2.01%	36.14%	$3,006	10.82%	10.04%	3.52%	-0.19%	-0.44%	-0.23%	-0.77%
Medians		$0.20	1.63%	0.00%	$942	9.31%	8.68%	2.44%	0.17%	2.04%	0.11%	1.67%

Comparable Group Averages
Averages		$0.30	2.81%	49.61%	$4,917	11.96%	10.02%	1.17%	0.61%	5.69%	0.53%	4.91%
Medians		$0.27	3.03%	58.64%	$3,582	11.73%	9.76%	0.91%	0.69%	5.25%	0.63%	4.05%

Comparable Group
BKMU	Bank Mutual Corp. of WI	$0.28	4.36%	NM	$3,445	11.64%	10.25%	NA	0.25%	2.14%	-0.01%	-0.11%
BRKL	Brookline Bancorp, Inc. of MA	$0.34	3.41%	NM	$2,639	18.64%	17.19%	0.67%	0.87%	4.71%	0.85%	4.59%
DNBK	Danvers Bancorp, Inc. of MA	$0.08	0.51%	21.05%	$2,455	11.82%	10.57%	0.68%	0.40%	3.27%	0.40%	3.27%
DCOM	Dime Community Bancshares of NY	$0.56	4.39%	58.95%	$4,114	7.50%	6.24%	0.78%	0.82%	11.22%	0.88%	12.04%
FFCH	First Financial Holdings Inc. of SC	$0.20	1.43%	62.50%	$3,381	9.91%	8.88%	NA	0.15%	1.66%	-0.57%	-6.19%
FFIC	Flushing Financial Corp. of NY	$0.52	3.84%	68.42%	$4,183	8.82%	8.43%	2.36%	0.57%	6.70%	0.68%	7.93%
NAL	NewAlliance Bancshares of CT	$0.28	2.38%	58.33%	$8,501	16.97%	11.10%	NA	0.60%	3.58%	0.59%	3.50%
PBNY	Provident NY Bancorp, Inc. of NY	$0.24	2.64%	38.10%	$2,936	14.39%	9.27%	1.04%	0.84%	5.80%	0.49%	3.40%
TRST	TrustCo Bank Corp. NY of NY	$0.25	4.01%	67.57%	$3,719	6.73%	6.73%	1.50%	0.78%	11.67%	0.78%	11.67%
WFSL	Washington Federal, Inc. of WA	$0.20	1.16%	21.98%	$13,803	13.16%	11.51%	NA	0.81%	6.17%	1.17%	8.95%

(1)	Average of High/Low or Bid/Ask price per share.
(2)	EPS (estimate core basis) is based on actual trailing 12 month data, adjusted to omit non-operating items on a tax-effected basis, and is shown on a pro forma basis where appropriate.
(3)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings.
(4)	Indicated 12 month dividend, based on last quarterly dividend declared.
(5)	Indicated 12 month dividend as a percent of trailing 12 month estimated core earnings.
(6)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.
(7)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source:  SNL Financial, LC. and RP® Financial, LC. calculations.  The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP® Financial, LC.

RP® Financial, LC.	VALUATION ANALYSIS IV.27

P/TB ratios both equaled 103.09%.  In comparison to the Peer Group’s average P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the top of the range reflected discounts of 8.0% and 23.0%, respectively.  In comparison to the Peer Group’s median P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the maximum of the range reflected discounts of 6.9% and 22.6%, respectively.  RP Financial considered the discounts under the P/B approach to be reasonable, given the Company’s pro forma P/E multiples were at a premium to the Peer Group’s P/E multiples and the Company’s pro forma tangible equity-to-assets ratio was more than double the Peer Group’s tangible equity-to-assets ratio.

3.           Price-to-Assets (“P/A”).  The P/A valuation methodology determines market value by applying a valuation P/A ratio to the Company’s pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases.  In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein.  At the $2.410 billion midpoint of the valuation range, the Company’s value equaled 24.11% of pro forma assets.  Comparatively, the Peer Group companies exhibited an average P/A ratio of 12.59%, which implies a premium of 91.5% has been applied to the Company’s pro forma P/A ratio.  In comparison to the Peer Group’s median P/A ratio of 12.45%, the Company’s pro forma P/A ratio at the midpoint value reflects a premium of 93.7%.

Comparison to Recent Offerings

As indicated at the beginning of this chapter, RP Financial’s analysis of recent conversion offering pricing characteristics at closing and in the aftermarket has been limited to a “technical” analysis and, thus, the pricing characteristics of recent conversion offerings can not be a primary determinate of value.  Particular focus was placed on the P/TB approach in this analysis, since the P/E multiples do not reflect the actual impact of reinvestment and the source of the stock proceeds (i.e., external funds vs. deposit withdrawals).  As discussed previously, Eagle Bancorp Montana’s second-step offering closing value reflected a forma price/tangible book ratio of 81.4% (see Table 4.2).  In comparison, the Company’s pro forma price/tangible book ratio at the

RP® Financial, LC.	VALUATION ANALYSIS IV.28

appraised midpoint value reflects a premium of 20.4%.  Eagle Bancorp Montana’s current P/TB ratio, based on closing stock prices as of May 28, 2010, equaled 81.8%.  In comparison to Eagle Bancorp Montana’s current P/TB ratio, the Company’s P/TB ratio at the midpoint value reflects an implied premium of 19.9%.

Also previously noted was Northwest Bancshares’ second-step offering completed in 2009, which was a larger offering more comparable to the size of Company’s second-step offering.  Northwest Bancshares’ pro forma price/tangible book ratio at the closing value equaled 101.5%.  In comparison, the Company’s pro forma price/tangible book ratio at the appraised midpoint value reflects a discount of 3.4%.  Northwest Bancshares’ P/TB ratio equaled 114.47%, based on closing stock prices as of May 28, 2010.  In comparison to Northwest Bancshares’ current P/TB ratio, the Company’s P/TB ratio at the midpoint value reflects an implied discount of 14.4% and at the maximum of the range the Company’s P/TB ratio reflects an implied discount of 9.9%.

Valuation Conclusion

Based on the foregoing, it is our opinion that, as of May 28, 2010, the estimated aggregate pro forma valuation of the shares of the Company to be issued and outstanding at the end of the conversion offering – including (1) newly-issued shares representing the MHC’s current ownership interest in the Company and (2) exchange shares issued to existing public shareholders of the Company - was $2,409,742,180 at the midpoint, equal to 240,974,218 shares at a per share value of $10.00.  Based on regulation, the resulting range of value and pro forma shares, all based on $10.00 per share, are as follows:  $2,048,280,850 or 204,828,085 shares at the minimum and $2,771,203,510 or 277,120,351 shares at the maximum.

Based on this valuation and taking into account the ownership interest represented by the shares owned by the MHC, the midpoint of the offering range is $1,850,000,000 equal to 185,000,000 shares at $10.00 per share.  Based on regulation, the resulting offering range and offering shares, all based on $10.00 per share, are as follows:  $1,445,000,000 or 144,500,000 shares at the minimum and $1,955,000,000 or

RP® Financial, LC.	VALUATION ANALYSIS IV.29

195,500,000 shares at the maximum.  The pro forma valuation calculations relative to the Peer Group are shown in Table 4.4 and are detailed in Exhibit IV-7 and Exhibit IV-8.

Establishment of the Exchange Ratio

OTS regulations provide that in a conversion of a mutual holding company, the minority stockholders are entitled to exchange the public shares for newly issued shares in the fully converted company.  The Board of Directors of Capitol Federal Financial has independently determined the exchange ratio, which has been designed to preserve the current aggregate percentage ownership in the Company held by the public shareholders.  The exchange ratio to be received by the existing minority shareholders of the Company will be determined at the end of the offering, based on the total number of shares sold in the subscription and syndicated offerings and the final appraisal.  Based on the valuation conclusion herein, the resulting offering value and the $10.00 per share offering price, the indicated exchange ratio at the midpoint is 3.2572 shares of the Company for every one public share held by public shareholders.  Furthermore, based on the offering range of value, the indicated exchange ratio is 2.7686 at the minimum and 3.7457 at the maximum.  RP Financial expresses no opinion on the proposed exchange of newly issued Company shares for the shares held by the public stockholders or on the proposed exchange ratio.

EXHIBITS

LIST OF EXHIBITS

Exhibit Number	Description

I-1	Map of Office Locations

I-2	Audited Financial Statements

I-3	Key Operating Ratios

I-4	Investment Portfolio Composition

I-5	Yields and Costs

I-6	Loan Loss Allowance Activity

I-7	Interest Rate Risk Analysis

I-8	Fixed and Adjustable Rate Loans

I-9	Loan Portfolio Composition

I-10	Contractual Maturity by Loan Type

I-11	Loan Originations, Purchases and Repayments

I-12	Non-Performing Assets

I-13	Deposit Composition

I-14	Maturity of Time Deposits

I-15	Borrowing Activity

II-1	Historical Interest Rates

LIST OF EXHIBITS (continued)

Exhibit Number	Description

III-1	General Characteristics of Publicly-Traded Institutions

III-2	Public Market Pricing of Mid-West Thrift Institutions

III-3	Public Market Pricing of All Publicly-Traded Thrift Institutions

III-4	Peer Group Market Area Comparative Analysis

IV-1	Stock Prices: As of May 28, 2010

IV-2	Historical Stock Price Indices

IV-3	Historical Thrift Stock Indices

IV-4	Market Area Acquisition Activity

IV-5	Director and Senior Management Summary Resumes

IV-6	Pro Forma Regulatory Capital Ratios

IV-7	Pro Forma Analysis Sheet

IV-8	Pro Forma Effect of Conversion Proceeds

IV-9	Peer Group Core Earnings Analysis

V-1	Firm Qualifications Statement

EXHIBIT I-1

Capitol Federal Financial
Map of Office Locations

Exhibit I-1
Capitol Federal Financial
Map of Office Locations

EXHIBIT I-2

Capitol Federal Financial
Audited Financial Statements
[Incorporated by Reference]

EXHIBIT I-3

Capitol Federal Financial
Key Operating Ratios

Exhibit I-3
Capitol Federal Financial
Key Operating Ratios

	At or For the Six Months Ended March 31, 2010

			At and for Year Ended September 30,
			2009		2008		2007		2006		2005
Selected Performance and Financial Ratios and Other Data:

Performance Ratios:
Return on average assets	0.85%		0.81%		0.65%		0.41%		0.58%		0.77%
Return on average equity	7.49		7.27		5.86		3.72		5.58		7.62
Dividend payout ratio	76.91%		66.47%		81.30%		133.14%		97.41%		62.59%
Ratio of operating expense to average total assets	1.09		1.14		1.04		0.98		0.88		0.87
Efficiency ratio(2)	42.77		45.62		49.93		59.60		48.03		41.19
Ratio of average interest-earning assets to average interest-bearing liabilities	1.11	x	1.12	x	1.12	x	1.12	x	1.11	x	1.10	x
Interest rate spread information:
Average during period	1.84%		1.86%		1.35%		0.93%		1.19%		1.59%
End of period	1.83		1.89		1.70		0.89		1.07		1.46
Net interest margin	2.14		2.20		1.75		1.36		1.57		1.87
Asset Quality Ratios:
Non-performing assets to total assets	0.48		0.46		0.23		0.12		0.10		0.08
Non-performing loans to total loans	0.63		0.55		0.26		0.14		0.11		0.09
Allowance for loan losses to non-performing loans	43.30		32.83		42.37		56.87		79.03		89.14
Allowance for loan losses to loans receivable, net	0.27		0.18		0.11		0.08		0.08		0.08
Net charge-offs during the period to average loans outstanding	0.03		0.04		*		*		*		*
Capital Ratios:
Equity to total assets at end of period (3)	11.15		11.20		10.82		11.30		10.53		10.29
Average equity to average assets	11.33		11.08		11.05		10.91		10.47		10.05

Regulatory Capital Ratios of Bank:
Tangible equity	10.0		10.0		10.0		10.3		9.5		9.1
Tier 1 (core) capital	10.0		10.0		10.0		10.3		9.5		9.1
Tier 1 (core) risk-based capital	23.6		23.2		23.1		22.9		22.6		21.3
Total risk-based capital	23.9		23.3		23.0		22.8		22.5		21.3

Other Data:
Number of traditional offices	35		33		30		29		29		29
Number of in-store offices	10		9		9		9		9		8

(1)
For all periods shown, Capitol Federal Savings Bank MHC, which owns a majority of the outstanding shares of CFF common stock, waived its right to receive dividends paid on CFF common stock with the exception of the $0.50 per share dividend paid on 500,000 shares in February 2010 and 2005. Public shares exclude shares held by Capitol Federal Savings Bank MHC, as well as unallocated shares held in the employee stock ownership plan.

(2)	Non-interest expense divided by net interest and dividend income plus non-interest income.
(3)	CFF has no intangible assets.

*	Less than 0.01%

Source: Capitol Federal Financial’s prospectus.

EXHIBIT I-4

Capitol Federal Financial
Investment Portfolio Composition

Exhibit I-4
Capitol Federal Financial
Investment Portfolio Composition

	March 31,			September 30,
	2010			2009			2008			2007
	Carrying	% of	Fair	Carrying	% of	Fair	Carrying	% of	Fair	Carrying	% of	Fair
	Value	Total	Value	Value	Total	Value	Value	Total	Value	Value	Total	Value
							(Dollars in thousands)
AFS securities:
MBS	$1,212,991	89.6%	$1,212,991	$1,389,211	85.5%	$1,389,211	$1,484,055	96.7%	$1,484,055	$402,686	79.7%	$402,686
U.S. government-sponsored enterprises	136,094	10.0	136,094	229,875	14.2	229,875	44,188	2.9	44,188	99,705	19.8	99,705
Trust preferred securities	3,064	0.2	3,064	2,110	0.1	2,110	2,655	0.2	2,655	--	--	--
Municipal bonds	2,735	0.2	2,735	2,799	0.2	2,799	2,743	0.2	2,743	2,719	0.5	2,719
Total AFS securities	1,354,884	100.0	1,354,884	1,623,995	100.0	1,623,995	1,533,641	100.0	1,533,641	505,110	100.0	505,110

HTM securities:
MBS	544,319	39.7	566,397	603,256	71.0	627,829	750,284	89.0	743,764	1,011,585	70.6	995,415
U.S. government-sponsored enterprises	759,389	55.3	760,380	175,394	20.7	175,929	37,397	4.4	36,769	401,431	28.0	398,598
Municipal bonds	69,149	5.0	70,732	70,526	8.3	73,000	55,376	6.6	55,442	20,313	1.4	20,342
Total HTM securities	1,372,857	100.0%	1,397,509	849,176	100.0%	876,758	843,057	100.0%	835,975	1,433,329	100.0%	1,414,355

	$2,727,741		$2,752,393	$2,473,171		$2,500,753	$2,376,698		$2,369,616	$1,938,439		$1,919,465

Source: Capitol Federal Financial’s prospectus.

EXHIBIT I-5

Capitol Federal Financial
Yields and Costs

Exhibit I-5
Capitol Federal Financial
Yields and Costs

	Six Months Ended								Year Ended September 30,
	March 31, 2010				March 31, 2009				2009				2008				2007

	Average	Interest			Average	Interest			Average	Interest			Average	Interest			Average	Interest
	Outstanding	Earned/	Yield/		Outstanding	Earned/	Yield/		Outstanding	Earned/	Yield/		Outstanding	Earned/	Yield/		Outstanding	Earned/	Yield/
	Balance	Paid	Rate		Balance	Paid	Rate		Balance	Paid	Rate		Balance	Paid	Rate		Balance	Paid	Rate
	(Dollars in thousands)
Assets
Interest-earning assets:
Mortgage loans (1)	$5,277,206	$139,170	5.27%		$5,240,144	$147,881	5.64%		$5,296,297	$293,685	5.55%		$5,099,147	$286,383	5.62%		$5,022,178	$276,317	5.50%
Other loans	202,269	5,671	5.62		211,856	6,281	5.95		208,252	12,097	5.81		216,404	15,637	7.21		222,000	18,427	8.30
Total loans receivable	5,479,475	144,841	5.29		5,452,000	154,162	5.66		5,504,549	305,782	5.56		5,315,551	302,020	5.68		5,244,178	294,744	5.62
MBS (2)	1,829,990	39,381	4.30		2,161,451	51,490	4.76		2,110,701	97,926	4.64		1,888,186	88,395	4.68		1,605,901	68,752	4.28
Investment securities (2)(3)	645,267	6,285	1.95		131,171	2,281	3.48		229,766	5,533	2.41		242,426	9,917	4.09		656,857	30,849	4.70
Capital stock of FHLB	133,570	1,986	2.98		127,735	1,558	2.45		129,716	3,344	2.58		129,216	6,921	5.36		153,478	10,017	6.53
Cash and cash equivalents	86,297	101	0.23		72,342	117	0.32		72,184	201	0.28		112,522	3,553	3.11		138,756	7,188	5.11
Total interest-earning assets	8,174,599	192,594	4.71		7,944,699	209,608	5.28		8,046,916	412,786	5.13		7,687,901	410,806	5.34		7,799,170	411,550	5.28
Other noninterest-earning assets	230,111				176,721				181,829				186,312				153,949
Total assets	$8,404,710				$8,121,420				$8,228,745				$7,874,213				$7,953,119

Liabilities and stockholders' equity
Interest-bearing liabilities:
Checking	$457,439	319	0.14%		$414,352	425	0.21%		$426,976	879	0.21%		$398,430	819	0.20%		$396,454	850	0.21%
Savings	228,352	678	0.60		228,497	1,032	0.91		228,879	1,873	0.82		230,818	4,105	1.77		195,660	4,952	2.53
Money market	886,205	3,336	0.75		787,634	4,691	1.19		814,898	8,512	1.04		804,612	16,771	2.08		807,459	26,566	3.29
Certificates	2,652,159	37,548	2.84		2,501,123	45,348	3.64		2,585,560	89,207	3.45		2,507,036	111,740	4.44		2,504,069	114,911	4.59
Total deposits	4,224,155	41,881	1.99		3,931,606	51,496	2.63		4,056,313	100,471	2.48		3,940,896	133,435	3.37		3,903,642	147,279	3.77
FHLB advances (4)	2,393,945	49,118	4.11		2,465,087	56,198	4.56		2,437,978	106,551	4.36		2,552,883	125,748	4.89		3,009,538	153,363	5.03
Other borrowings	713,609	14,058	3.90		713,593	14,834	4.11		713,601	29,122	4.03		391,009	17,455	4.39		53,493	4,468	8.24
Total interest-bearing liabilities	7,331,709	105,057	2.87		7,110,286	122,528	3.45		7,207,892	236,144	3.27		6,884,788	276,638	3.99		6,966,673	305,110	4.35
Other noninterest-bearing liabilities	121,166				118,373				108,940				119,353				118,445
Stockholders' equity	951,835				892,761				911,913				870,072				868,001
Total liabilities and stockholders' equity	$8,404,710				$8,121,420				$8,228,745				$7,874,213				$7,953,119

Net interest income		$87,537				$87,080				$176,642				$134,168				$106,440
Net interest rate spread			1.84%				1.83%				1.86%				1.35%				0.93%
Net interest-earning assets	$842,890				$834,413				$839,024				$803,113				$832,497
Net interest margin			2.14%				2.19%				2.20%				1.75%				1.36%
Ratio of interest-earning assets to interest-bearing liabilities			1.11	x			1.12	x			1.12	x			1.12	x			1.12	x

*Annualized
(1)	Calculated net of deferred loan fees, loan discounts, and loans in process. Non-accrual loans are included in the loans receivable average balance with a yield of zero percent.
(2)	MBS and investment securities classified as AFS are stated at amortized cost, adjusted for unamortized purchase premiums or discounts.
(3)
The average balance of investment securities includes an average balance of nontaxable securities of $71.9 million and $58.2 million for the periods ended March 31, 2010 and 2009 and $61.0 million, $45.9 million, and $12.0 million for the years ended September 30, 2009, 2008 and 2007, respectively.

(4)	FHLB advances are stated net of deferred gains and deferred prepayment penalties.
(5)	The average balance for other non-interest-earning assets, other non-interest-bearing liabilities, and stockholders’ equity was calculated based upon month-end balances.

Source:  Capitol Federal Financial’s prospectus.

EXHIBIT I-6

Capitol Federal Financial
Loan Loss Allowance Activity

Exhibit I-6
Capitol Federal Financial
Loan Loss Allowance Activity

	Six Months Ended March 31,	Year Ended September 30,
	2010	2009	2008	2007	2006	2005
		(Dollars in thousands)

Balance at beginning of period	$10,150	$5,791	$4,181	$4,433	$4,598	$4,495
Charge-offs:
One- to four-family loans-originated	181	226	86	8	95	91
One- to four-family loans-purchased	1,549	1,781	321	--	--	--
Multi-family & commercial	--	--	--	--	--	--
Construction	--	--	--	--	--	--
Home equity	23	1	2	3	--	--
Other consumer	10	24	32	16	37	56
Total charge-offs	1,763	2,032	441	27	132	147
Recoveries:
One- to four-family	172	--	--	--	1	35
Multi-family & commercial	--	--	--	--	--	--
Construction	--	--	--	--	--	--
Home equity	--	--	--	--	--	--
Other consumer	--	--	--	--	--	--
Total recoveries	172	--	--	--	1	35
Net charge-offs	1,591	2,032	441	27	131	112
Allowance on loans in the loan swap transaction	(135)	--	--	--	(281)	--
Provision (recovery)	6,315	6,391	2,051	(225)	247	215
Balance at end of period	$14,739	$10,150	$5,791	$4,181	$4,433	$4,598

Ratio of net charge-offs during the period to average loans outstanding(1)	0.03%	0.04%	--%	--%	--%	--%

Ratio of net charge-offs during the period to average non-performing assets	4.02%	7.11%	3.12%	0.31%	1.77%	1.31%

ALLL as a percentage of non-performing loans	43.30%	32.83%	42.37%	56.87%	79.03%	89.14%

ALLL as a percentage of total loans (end of period)	0.27%	0.18%	0.11%	0.08%	0.08%	0.08%

(1)	Ratios for the years ended September 30, 2008, 2007, 2006 and 2005 calculate to be less than 0.01%.

Source: Capitol Federal Financial’s prospectus.

EXHIBIT I-7

Capitol Federal Financial
Interest Rate Risk Analysis

Exhibit I-7
Capitol Federal Financial
Interest Rate Risk Analysis

Change (in Basis Points) in Interest Rates (1)
	Percentage Change in MVPE
	At March 31, 2010	At September 30, 2009
-200 bp	N/A	N/A
-100 bp	N/A	N/A
000 bp	--	--
+100 bp	-7.78%	-4.92%
+200 bp	-20.92%	-18.11%
+300 bp	-36.31%	-34.32%

(1)	Assumes an instantaneous, permanent and parallel change in interest rates at all maturities.

Source: Capitol Federal Financial’s prospectus.

EXHIBIT I-8

Capitol Federal Financial
Fixed and Adjustable Rate Loans

Exhibit I-8
Capitol Federal Financial
Fixed and Adjustable Rate Loans

	Fixed	Adjustable	Total
	(Dollars in thousands)
Real Estate Loans:
One- to four-family	$4,101,312	$1,019,031	$5,120,343
Multi-family and commercial	59,855	2,444	62,299
Construction	15,700	730	16,430
Consumer Loans:
Home equity	51,727	134,406	186,133
Other	3,538	3,927	7,465
Total	$4,232,132	$1,160,538	$5,392,670

Source: Capitol Federal Financial’s prospectus.

EXHIBIT I-9

Capitol Federal Financial
Loan Portfolio Composition

Exhibit I-9
Capitol Federal Financial
Loan Portfolio Composition

	March 31, 2010		September 30,
			2009		2008		2007		2006		2005
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Real Estate Loans:
One- to four-family	$5,122,227	94.4%	$5,321,935	94.2%	$5,026,358	93.4%	$4,992,398	93.4%	$4,931,505	93.8%	$5,189,006	94.5%
Multi-family and commercial	70,447	1.3	80,493	1.4	56,081	1.0	60,625	1.1	56,774	1.1	49,563	0.9
Construction	34,297	0.6	39,535	0.7	85,178	1.6	74,521	1.4	45,452	0.8	45,312	0.8
Total real estate loans	5,226,971	96.3	5,441,963	96.3	5,167,617	96.0	5,127,544	95.9	5,033,731	95.7	5,283,881	96.2

Consumer Loans:
Home equity	189,959	3.5	195,557	3.5	202,956	3.8	208,642	3.9	212,938	4.1	198,135	3.6
Other	8,528	0.2	9,430	0.2	9,272	0.2	10,440	0.2	10,804	0.2	12,371	0.2
Total consumer loans	198,487	3.7	204,987	3.7	212,228	4.0	219,082	4.1	223,742	4.3	210,506	3.8
Total loans receivable	5,425,458	100.0%	5,646,950	100.0%	5,379,845	100.0%	5,346,626	100.0%	5,257,473	100.0%	5,494,387	100.0%

Less:
Undisbursed loan funds	18,995		20,649		43,186		42,481		22,605		14,803
Unearned loan fees and deferred costs	10,872		12,186		10,088		9,893		9,318		10,856
Allowance for losses	14,739		10,150		5,791		4,181		4,433		4,598

Total loans receivable, net	$5,380,852		$5,603,965		$5,320,780		$5,290,071		$5,221,117		$5,464,130

Source: Capitol Federal Financial’s prospectus.

EXHIBIT I-10

Capitol Federal Financial
Contractual Maturity by Loan Type

Exhibit I-10
Capitol Federal Financial
Contractual Maturity by Loan Type

	Real Estate						Consumer
	One- to Four-Family		Multi-family and Commercial		Construction(2)		Home Equity (3)		Other		Total
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(Dollars in thousands)
Amounts due:
Within one year (1)	$1,884	6.01%	$8,148	5.95%	$17,867	5.16%	$3,826	4.06%	$1,063	5.22%	$32,788	5.28%

After one year:
Over one to two	5,100	5.58	168	6.24	16,430	5.05	1,493	4.79	989	8.07	24,180	5.28
Over two to three	13,612	5.34	5,126	6.26	--	--	1,912	5.15	1,142	6.49	21,792	5.60
Over three to five	35,927	5.32	182	6.03	--	--	3,394	5.34	4,981	5.22	44,484	5.31
Over five to ten	461,425	5.17	25,108	6.16	--	--	33,522	5.12	325	8.73	520,380	5.22
Over 10 to 15	878,508	4.95	20,732	6.23	--	--	57,869	4.87	28	6.50	957,137	4.97
After 15 years	3,725,771	5.21	10,983	6.27	--	--	87,943	6.38	--	--	3,824,697	5.24
Total due after one year	5,120,343	5.16	62,299	6.21	16,430	5.05	186,133	5.64	7,465	5.95	5,392,670	5.19

Total loans	$5,122,227	5.16%	$70,447	6.18%	$34,297	5.11%	$189,959	5.61%	$8,528	5.86%	5,425,458	5.19%

Less:
Undisbursed loan funds											18,995
Unearned loan fees and deferred costs											10,872
Allowance for loanlosses											14,739
Total loans receivable, net											$5,380,852

(1)	Includes demand loans, loans having no stated maturity, and overdraft loans.
(2)	Construction loans are presented based upon the term to complete construction.
(3)
For home equity loans, the maturity date calculated assumes the customer always makes the required minimum payment. The majority of interest-only home equity lines of credit assume a balloon payment of unpaid principal at 120 months. All other home equity lines of credit assume a term of 240 months.

Source: Capitol Federal Financial’s prospectus.

EXHIBIT I-11

Capitol Federal Financial
Loan Originations, Purchases and Repayments

Exhibit I-11
Capitol Federal Financial
Loan Originations, Purchases and Repayments

	Six
	Months
	Ended	Year Ended
	March 31,	September 30,
	2010	2009	2008	2007
		(Dollars in thousands)
Originations by type:
Adjustable-rate:
Real estate - one- to four-family	$33,592	$33,601	$66,429	$93,350
- multi-family and commercial	--	--	1,800	--
- construction	730	2,261	11,250	11,012
Home equity	40,533	91,053	87,614	87,022
Other consumer	1,809	4,391	1,731	--
Total adjustable-rate loans originated	76,664	131,306	168,824	191,384
Fixed-rate:
Real estate - one- to four-family	246,172	937,430	586,982	543,497
- multi-family and commercial	--	14,891	975	4,873
- construction	14,276	24,063	44,783	30,392
Home equity	2,948	10,069	14,475	25,285
Other consumer	805	1,922	4,796	8,019
Total fixed-rate loans originated	264,201	988,375	652,011	612,066
Total loans originated	340,865	1,119,681	820,835	803,450

Purchases and Participations:
Real estate - one- to four-family	90,507	332,932	116,141	125,579
- multi-family and commercial	--	--	--	--
- construction	1,000	500	3,490	18,756
Total loans purchased/participations	91,507	333,432	119,631	144,335

Transfer of modified loans to loans held for sale, net	(194,759)	(94,672)	--	--

Principal repayments	(451,102)	(1,079,777)	(899,178)	(855,980)

Decrease in other items, net	(8,003)	(11,559)	(8,069)	(2,652)

Net loan activity	$(221,492)	$267,105	$33,219	$89,153

Source: Capitol Federal Financial’s prospectus.

EXHIBIT I-12

Capitol Federal Financial
Non-Performing Assets

Exhibit I-12
Capitol Federal Financial
Non-Performing Assets

			September 30,
	March 31, 2010		2009		2008		2007		2006		2005
	Number	Amount	Number	Amount	Number	Amount	Number	Amount	Number	Amount	Number	Amount
	(Dollars in thousands)
Non-performing loans:
One- to four-family:
Originated	107	$9,892	99	$9,248	70	$6,488	68	$4,941	56	$3,534	74	$4,471
Purchased	76	23,407	70	21,259	25	6,708	9	2,163	13	1,857	5	563
Multi-family & commercial	--	--	--	--	--	--	--	--	--	--	--	--
Construction	--	--	--	--	--	--	--	--	--	--	--	--
Consumer loans:
Home equity	41	720	22	367	19	379	13	207	12	177	11	113
Other	6	18	8	45	11	91	7	41	3	41	4	11
	230	34,037	199	30,919	125	13,666	97	7,352	84	5,609	94	5,158

Real estate owned:
One- to four-family:
Originated (1)	59	5,450	51	5,702	36	2,228	30	2,036	34	2,401	30	1,368
Purchased	8	1,411	8	1,702	12	2,918	1	61	--	--	1	245
Multi-family & commercial	--	--	--	--	--	--	--	--	--	--	--	--
Construction	--	--	--	--	--	--	--	--	--	--	--	--
Consumer loans:
Home equity	--	--	--	--	--	--	--	--	--	--	--	--
Other	--	--	--	--	--	--	--	--	1	8	1	40
	67	6,861	59	7,404	48	5,146	31	2,097	35	2,409	32	1,653

Total non-performing assets	297	$40,898	258	$38,323	173	$18,812	128	$9,449	119	$8,018	126	$6,811

Non-performing loans as a percentage of total loans		0.63%		0.55%		0.26%		0.14%		0.11%		0.09%

Non-performing assets as a percentage of total assets		0.48%		0.46%		0.23%		0.12%		0.10%		0.08%

(1)	Real estate related consumer loans are included in the one- to four-family category as the underlying collateral is a one- to four-family property.

Source: Capitol Federal Financial’s prospectus.

EXHIBIT I-13

Capitol Federal Financial
Deposit Composition

Exhibit I-13
Capitol Federal Financial
Deposit Composition

	At March 31,		At September 30,
	2010		2009		2008		2007
		Percent		Percent		Percent		Percent
	Amount	of Total	Amount	of Total	Amount	of Total	Amount	of Total
	(Dollars in thousands)
Non-Certificates:
Checking	$493,929	11.4%	$439,975	10.4%	$400,461	10.2%	$394,109	10.1%
Savings	239,651	5.6	226,396	5.4	232,103	5.9	237,148	6.0
Money market	934,071	21.6	848,157	20.1	772,323	19.7	790,277	20.2

Total non-certificates	1,667,651	38.6	1,514,528	35.9	1,404,887	35.8	1,421,534	36.3

Certificates (by rate):
0.00 – 0.99%	143,493	3.3	78,036	1.8	114	--	134	--
1.00 – 1.99%	712,367	16.5	254,846	6.0	7,426	0.2	--	--
2.00 – 2.99%	781,931	18.1	971,605	23.0	413,102	10.5	35,815	0.9
3.00 – 3.99%	615,619	14.3	848,991	20.1	935,470	23.8	225,162	5.7
4.00 – 4.99%	255,487	5.9	326,087	7.7	747,612	19.1	746,707	19.0
5.00 – 5.99%	141,682	3.3	233,572	5.5	414,347	10.6	1,489,706	38.0
6.00 – 6.99%	836	--	944	--	925	--	3,724	0.1

Total certificates	2,651,415	61.4	2,714,081	64.1	2,518,996	64.2	2,501,248	63.7

	$4,319,066	100.0%	$4,228,609	100.0%	$3,923,883	100.0%	$3,922,782	100.0%

Source:  Capitol Federal Financial’s prospectus.

EXHIBIT I-14

Capitol Federal Financial
Maturity of Time Deposits

Exhibit I-14
Capitol Federal Financial
Maturity of Time Deposits

	At March 31, 2010
	Amount Due					Percent of
		More than	More than			Total
	One year	1 year to	2 to 3	More than		Certificates
	or less	2 years	years	3 years	Total	of Deposit
	(Dollars in thousands)

0.00 – 0.99%	$143,414	$39	$40	$--	$143,493	5.4%
1.00 – 1.99%	518,837	181,360	12,170	--	712,367	26.9
2.00 – 2.99%	404,990	172,205	83,761	120,975	781,931	29.5
3.00 – 3.99%	151,695	277,788	125,006	61,130	615,619	23.2
4.00 – 4.99%	158,115	78,472	17,741	1,159	255,487	9.6
5.00 – 5.99%	141,236	446	--	--	141,682	5.3
6.00 – 6.99%	836	--	--	--	836	0.1
	$1,519,123	$710,310	$238,718	$183,264	$2,651,415	100.0%

	Maturity
		Over	Over
	3 months	3 to 6	6 to 12	Over
	or less	months	months	12 months	Total
	(Dollars in thousands)

Certificates of deposit less than $100,000	$302,055	$278,901	$460,825	$839,283	$1,881,064
Certificates of deposit of $100,000 or more	165,163	126,800	185,379	293,009	770,351
Total certificates of deposit	$467,218	$405,701	$646,204	$1,132,292	$2,651,415

Source:  Capitol Federal Financial’s prospectus.

EXHIBIT I-15

Capitol Federal Financial
Borrowing Activity

Exhibit I-15
Capitol Federal Financial
Borrowing Activity

	At or for the Six Months Ended March 31,		At or for the Year Ended September 30,
	2010	2009	2009	2008	2007
	(Dollars in thousands)
FHLB Advances:
Balance	$550,000	$320,000	$350,000	$620,000	$1,125,000
Maximum balance outstanding at any month-end during the period	550,000	795,000	795,000	925,000	1,275,000
Average balance	500,000	528,333	396,250	742,500	1,118,907
Weighted average contractual interest rate during the period	4.53%	4.52%	4.54%	4.31%	3.95%
Weighted average contractual interest rate at end of period	4.57%	4.37%	4.49%	4.27%	4.23%

Repurchase Agreements:
Balance	$170,000	$--	$45,000	$--	$--
Maximum balance outstanding at any month-end during the period	170,000	--	45,000	--	--
Average balance	115,833	--	11,250	--	--
Weighted average contractual interest rate during the period	3.73%	--%	3.05%	--%	--%
Weighted average contractual interest rate at end of period	3.73%	--%	3.05%	--%	--%

Source:  Capitol Federal Financial’s prospectus.

EXHIBIT II-1

Historical Interest Rates

Exhibit II-1
Historical Interest Rates(1)

		Prime	90 Day	One Year	10 Year
Year/Qtr. Ended		Rate	T-Bill	T-Bill	T-Bond

2000:	Quarter 1	9.00%	5.88%	6.28%	6.03%
	Quarter 2	9.50%	5.88%	6.08%	6.03%
	Quarter 3	9.50%	6.23%	6.07%	5.80%
	Quarter 4	9.50%	5.89%	5.32%	5.12%

2001:	Quarter 1	8.00%	4.30%	4.09%	4.93%
	Quarter 2	6.75%	3.65%	3.72%	5.42%
	Quarter 3	6.00%	2.40%	2.49%	4.60%
	Quarter 4	4.75%	1.74%	2.17%	5.07%

2002:	Quarter 1	4.75%	1.79%	2.70%	5.42%
	Quarter 2	4.75%	1.70%	2.06%	4.86%
	Quarter 3	4.75%	1.57%	1.53%	3.63%
	Quarter 4	4.25%	1.22%	1.32%	3.83%

2003:	Quarter 1	4.25%	1.14%	1.19%	3.83%
	Quarter 2	4.00%	0.90%	1.09%	3.54%
	Quarter 3	4.00%	0.95%	1.15%	3.96%
	Quarter 4	4.00%	0.95%	1.26%	4.27%

2004:	Quarter 1	4.00%	0.95%	1.20%	3.86%
	Quarter 2	4.00%	1.33%	2.09%	4.62%
	Quarter 3	4.75%	1.70%	2.16%	4.12%
	Quarter 4	5.25%	2.22%	2.75%	4.24%

2005:	Quarter 1	5.75%	2.80%	3.43%	4.51%
	Quarter 2	6.00%	3.12%	3.51%	3.98%
	Quarter 3	6.75%	3.55%	4.01%	4.34%
	Quarter 4	7.25%	4.08%	4.38%	4.39%

2006:	Quarter 1	7.75%	4.63%	4.82%	4.86%
	Quarter 2	8.25%	5.01%	5.21%	5.15%
	Quarter 3	8.25%	4.88%	4.91%	4.64%
	Quarter 4	8.25%	5.02%	5.00%	4.71%

2007:	Quarter 1	8.25%	5.04%	4.90%	4.65%
	Quarter 2	8.25%	4.82%	4.91%	5.03%
	Quarter 3	7.75%	3.82%	4.05%	4.59%
	Quarter 4	7.25%	3.36%	3.34%	3.91%

2008:	Quarter 1	5.25%	1.38%	1.55%	3.45%
	Quarter 2	5.00%	1.90%	2.36%	3.99%
	Quarter 3	5.00%	0.92%	1.78%	3.85%
	Quarter 4	3.25%	0.11%	0.37%	2.25%

2009:	Quarter 1	3.25%	0.21%	0.57%	2.71%
	Quarter 2	3.25%	0.19%	0.56%	3.53%
	Quarter 3	3.25%	0.14%	0.40%	3.31%
	Quarter 4	3.25%	0.06%	0.47%	3.85%

2010:	Quarter 1	3.25%	0.16%	0.41%	3.84%
As of May 28, 2010		3.25%	0.16%	0.34%	3.31%

(1)	End of period data.

Sources: Federal Reserve and The Wall Street Journal.

EXHIBIT III-1

General Characteristics of Publicly-Traded Institutions

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700

Exhibit III-1
Characteristics of Publicly-Traded Thrifts
May 28, 2010

Ticker	Financial Institution	Exchg.	Primary Market	Operating Strat (1)	Total Assets (2)		Offices	Fiscal Year	Conv. Date	Stock Price	Market Value
					($Mil)					($)	($Mil)

California Companies

PROV	Provident Fin. Holdings of CA (3)	NASDAQ	Riverside, CA	M.B.	1,405		14	06-30	06/96	6.59	75
BOFI	Bofi Holding, Inc. Of CA (3)	NASDAQ	San Diego, CA	Thrift	1,401		1	06-30	03/05	15.99	133
FPTB	First PacTrust Bancorp of CA (3)	NASDAQ	Chula Vista, CA	Thrift	904		9	12-31	08/02	9.25	39
KFED	K-Fed Bancorp MHC of CA (33.4)	NASDAQ	Covina, CA	Thrift	893		9	06-30	03/04	10.00	133
BYFC	Broadway Financial Corp. of CA (3)	NASDAQ	Los Angeles, CA	Thrift	520	S	5	12-31	01/96	3.65	6

Florida Companies

BBX	BankAtlantic Bancorp Inc of FL (3)	NYSE	FortLauderdaleFL	M.B.	4,748		101	12-31	11/83	1.95	96
FCFL	First Community Bk Corp of FL (3)	NASDAQ	Pinellas Park FL	Thrift	550		11	12-31	05/03	2.49	14

Mid-Atlantic Companies

HCBK	Hudson City Bancorp, Inc of NJ (3)	NASDAQ	Paramus, NJ	Thrift	61,230		131	12-31	06/05	12.61	6,641
NYB	New York Community Bcrp of NY (3)	NYSE	Westbury, NY	Thrift	42,429		282	12-31	11/93	16.05	6,989
AF	Astoria Financial Corp. of NY (3)	NYSE	Lake Success, NY	Thrift	20,061		85	12-31	11/93	14.88	1,457
ISBC	Investors Bcrp MHC of NJ (43.5)	NASDAQ	Short Hills, NJ	Thrift	8,357	D	68	06-30	10/05	13.66	1,569
NWBI	Northwest Bancshares Inc of PA (3)	NASDAQ	Warren, PA	Thrift	8,084		173	06-30	12/09	11.63	1,287
PFS	Provident Fin. Serv. Inc of NJ (3)	NYSE	Jersey City, NJ	Thrift	6,836	D	82	12-31	01/03	12.36	741
BNCL	Beneficial Mut MHC of PA (44.1)	NASDAQ	Philadelphia, PA	Thrift	4,710		68	12-31	07/07	10.31	844
FFIC	Flushing Fin. Corp. of NY (3)	NASDAQ	Lake Success, NY	Thrift	4,183		19	12-31	11/95	13.54	422
DCOM	Dime Community Bancshars of NY (3)	NASDAQ	Brooklyn, NY	Thrift	4,114		23	12-31	06/96	12.76	439
WSFS	WSFS Financial Corp. of DE (3)	NASDAQ	Wilmington, DE	Div.	3,812		37	12-31	11/86	40.33	286
TRST	TrustCo Bank Corp NY of NY (3)	NASDAQ	Glenville, NY	Thrift	3,719		129	12-31	/	6.23	478
PBNY	Provident NY Bncrp, Inc. of NY (3)	NASDAQ	Montebello, NY	Thrift	2,936		35	09-30	01/04	9.09	353
KRNY	Kearny Fin Cp MHC of NJ (26.5)	NASDAQ	Fairfield, NJ	Thrift	2,252		27	06-30	02/05	8.79	605
OCFC	OceanFirst Fin. Corp of NJ (3)	NASDAQ	Toms River, NJ	Thrift	2,199		23	12-31	07/96	12.23	230
NFBK	Northfield Bcp MHC of NY (45.1)	NASDAQ	Avenel, NY	Thrift	2,098		18	12-31	11/07	14.54	636
ORIT	Oritani Fin Cp MHC of NJ (25.7)	NASDAQ	Twnship of WA NJ	Thrift	2,054		23	06-30	01/07	14.59	540
ESBF	ESB Financial Corp. of PA (3)	NASDAQ	Ellwood City, PA	Thrift	1,955		24	12-31	06/90	13.59	164
PVSA	Parkvale Financial Corp of PA (3)	NASDAQ	Monroeville, PA	Thrift	1,896		48	06-30	07/87	8.40	46
ROMA	Roma Fin Corp MHC of NJ (27.0)	NASDAQ	Robbinsville, NJ	Thrift	1,370		15	12-31	07/06	11.55	357
ABBC	Abington Bancorp, Inc. of PA (3)	NASDAQ	Jenkintown, PA	Thrift	1,267		20	12-31	06/07	8.88	185
FXCB	Fox Chase Bncp MHC of PA (41.0)	NASDAQ	Hatboro, PA	Thrift	1,156		11	12-31	10/06	10.75	146
BFED	Beacon Federal Bancorp of NY (3)	NASDAQ	East Syracuse NY	Thrift	1,073		8	12-31	10/07	9.04	59
CBNJ	Cape Bancorp, Inc. of NJ (3)	NASDAQ	Cape My Ct Hs, NJ	Thrift	1,073		20	12-31	02/08	7.13	95
CSBK	Clifton Svg Bp MHC of NJ (37.1)	NASDAQ	Clifton, NJ	Thrift	1,060	D	11	03-31	03/04	8.80	232
ESSA	ESSA Bancorp, Inc. of PA (3)	NASDAQ	Stroudsburg, PA	Thrift	1,059		14	09-30	04/07	12.54	173
SVBI	Severn Bancorp, Inc. of MD (3)	NASDAQ	Annapolis, MD	Thrift	971		4	12-31	/	5.91	59
HARL	Harleysville Svgs Fin Cp of PA (3)	NASDAQ	Harleysville, PA	Thrift	843		7	09-30	08/87	15.10	55
CARV	Carver Bancorp, Inc. of NY (3)	NASDAQ	New York, NY	Thrift	812	D	10	03-31	10/94	8.00	20
OSHC	Ocean Shore Holding Co. of NJ (3)	NASDAQ	Ocean City, NJ	Thrift	781		10	12-31	12/09	11.10	81
THRD	TF Fin. Corp. of Newtown PA (3)	NASDAQ	Newtown, PA	Thrift	716		14	12-31	07/94	20.89	56
FSBI	Fidelity Bancorp, Inc. of PA (3)	NASDAQ	Pittsburgh, PA	Thrift	708		14	09-30	06/88	7.10	22
MLVF	Malvern Fed Bncp MHC PA (45.0)	NASDAQ	Paoli, PA	Thrift	696		8	09-30	05/08	8.42	51
BCSB	BCSB Bancorp, Inc. of MD (3)	NASDAQ	Baltimore, MD	Thrift	601		18	09-30	04/08	9.99	31
ONFC	Oneida Financl MHC of NY (44.9)	NASDAQ	Oneida, NY	Thrift	596		16	12-31	12/98	8.70	68
COBK	Colonial Bank MHC of NJ (44.8)	NASDAQ	Bridgeton, NJ	Thrift	568		9	12-31	06/05	9.43	42
MGYR	Magyar Bancorp MHC of NJ (44.5)	NASDAQ	Nw Brunswick, NJ	Thrift	551		5	09-30	01/06	4.29	25
PBCI	Pamrapo Bancorp, Inc. of NJ (3)	NASDAQ	Bayonne, NJ	Thrift	549		10	12-31	11/89	7.42	37
BFSB	Brooklyn Fed MHC of NY (24.7)	NASDAQ	Brooklyn, NY	Thrift	528		5	09-30	04/05	5.60	72
NECB	NE Comm Bncrp MHC of NY (45.0)	NASDAQ	White Plains, NY	Thrift	517		8	12-31	07/06	5.76	76
PBIP	Prudential Bncp MHC PA (29.3)	NASDAQ	Philadelphia, PA	Thrift	508		7	09-30	03/05	6.50	65
ESBK	Elmira Svgs Bank, FSB of NY (3)	NASDAQ	Elmira, NY	Thrift	489		10	12-31	03/85	15.60	30
FKFS	First Keystone Fin., Inc of PA (3)	NASDAQ	Media, Pa	Thrift	488		8	09-30	01/95	13.04	32
GCBC	Green Co Bcrp MHC of NY (43.9)	NASDAQ	Catskill, NY	Thrift	479		13	06-30	12/98	15.81	65
ALLB	Alliance Bank MHC of PA (42.0)	NASDAQ	Broomall, PA	Thrift	472		9	12-31	01/07	8.30	56
WSB	WSB Holdings, Inc. of Bowie MD (3)	NASDAQ	Bowie, MD	Thrift	438		5	12-31	08/88	3.75	29
LSBK	Lake Shore Bnp MHC of NY (41.3)	NASDAQ	Dunkirk, NY	Thrift	432		9	12-31	04/06	8.00	49

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700

Exhibit III-1
Characteristics of Publicly-Traded Thrifts
May 28, 2010

Ticker	Financial Institution	Exchg.	Primary Market	Operating Strat (1)	Total Assets (2)		Offices	Fiscal Year	Conv. Date	Stock Price	Market Value
					($Mil)					($)	($Mil)
Mid-Atlantic Companies (continued)

OBAF	OBA Financial Serv. Inc of MD (3)	NASDAQ	Germantown, MD	Thrift	397	P	5	06-30	01/10	11.46	53
PBHC	Pathfinder BC MHC of NY (36.3)	NASDAQ	Oswego, NY	Thrift	387		14	12-31	11/95	6.30	16
WVFC	WVS Financial Corp. of PA (3)	NASDAQ	Pittsburgh, PA	Thrift	377		6	06-30	11/93	13.25	27
MSBF	MSB Fin Corp MHC of NJ (41.8)	NASDAQ	Millington, NJ	Thrift	362		5	06-30	01/07	7.94	41
FFCO	FedFirst Fin MHC of PA (42.5)	NASDAQ	Monessen, PA	Thrift	349		9	12-31	04/05	5.47	35
ROME	Rome Bancorp, Inc. of Rome NY (3)	NASDAQ	Rome, NY	Thrift	328		5	12-31	03/05	9.10	62
CMSB	CMS Bancorp Inc of W Plains NY (3)	NASDAQ	White Plains, NY	Thrift	227		6	09-30	04/07	8.35	16
IFSB	Independence FSB of DC (3)	NASDAQ	Washington, DC	Thrift	134		4	12-31	06/85	1.21	2

Mid-West Companies

FBC	Flagstar Bancorp, Inc. of MI (3)	NYSE	Troy, MI	Thrift	14,333		176	12-31	04/97	5.08	747
TFSL	TFS Fin Corp MHC of OH (26.5)	NASDAQ	Cleveland, OH	Thrift	10,739		38	09-30	04/07	13.24	4,082
CFFN	Capitol Fd Fn MHC of KS (29.6)	NASDAQ	Topeka, KS	Thrift	8,485		44	09-30	04/99	32.00	2,367
ABCW	Anchor BanCorp Wisconsin of WI (3)	NASDAQ	Madison, WI	M.B.	4,459	D	72	03-31	07/92	0.71	15
BKMU	Bank Mutual Corp of WI (3)	NASDAQ	Milwaukee, WI	Thrift	3,445		80	12-31	10/03	6.42	292
FPFC	First Place Fin. Corp. of OH (3)	NASDAQ	Warren, OH	Thrift	3,209		47	06-30	01/99	4.77	81
UCFC	United Community Fin. of OH (3)	NASDAQ	Youngstown, OH	Thrift	2,280		39	12-31	07/98	1.77	55
FDEF	First Defiance Fin. Corp of OH (3)	NASDAQ	Defiance, OH	Thrift	2,059		35	12-31	10/95	10.83	88
WSBF	Waterstone Fin MHC of WI (26.2)	NASDAQ	Wauwatosa, WI	Thrift	1,845		10	12-31	10/05	3.67	115
NASB	NASB Fin, Inc. of Grandview MO (3)	NASDAQ	Grandview, MO	Thrift	1,560	S	9	09-30	09/85	17.09	134
BFIN	BankFinancial Corp. of IL (3)	NASDAQ	Burr Ridge, IL	Thrift	1,559		18	12-31	06/05	8.53	183
MFSF	MutualFirst Fin. Inc. of IN (3)	NASDAQ	Muncie, IN	Thrift	1,487		33	12-31	12/99	7.66	54
PULB	Pulaski Fin Cp of St. Louis MO (3)	NASDAQ	St. Louis, MO	Thrift	1,434	D	12	09-30	12/98	6.70	68
HFFC	HF Financial Corp. of SD (3)	NASDAQ	Sioux Falls, SD	Thrift	1,234		33	06-30	04/92	10.10	70
CITZ	CFS Bancorp, Inc of Munster IN (3)	NASDAQ	Munster, IN	Thrift	1,092		22	12-31	07/98	5.06	55
HFBC	HopFed Bancorp, Inc. of KY (3)	NASDAQ	Hopkinsville, KY	Thrift	1,052		18	12-31	02/98	12.50	45
HMNF	HMN Financial, Inc. of MN (3)	NASDAQ	Rochester, MN	Thrift	1,028		17	12-31	06/94	5.30	23
CASH	Meta Financial Group of IA (3)	NASDAQ	Storm Lake, IA	Thrift	982		12	09-30	09/93	31.17	96
PVFC	PVF Capital Corp. of Solon OH (3)	NASDAQ	Solon, OH	R.E.	889		17	06-30	12/92	2.18	55
FCLF	First Clover Leaf Fin Cp of IL (3)	NASDAQ	Edwardsville, IL	Thrift	591		4	12-31	07/06	5.99	48
CZWI	Citizens Comm Bncorp Inc of WI (3)	NASDAQ	Eau Claire, WI	Thrift	577		27	09-30	11/06	4.13	21
FSFG	First Savings Fin. Grp. of IN (3)	NASDAQ	Clarksville, IN	Thrift	494		7	09-30	12/08	13.45	32
FCAP	First Capital, Inc. of IN (3)	NASDAQ	Corydon, IN	Thrift	463		13	12-31	01/99	14.85	41
FFFD	North Central Bancshares of IA (3)	NASDAQ	Fort Dodge, IA	Thrift	452		11	12-31	03/96	17.60	24
UCBA	United Comm Bncp MHC IN (40.8)	NASDAQ	Lawrenceburg, IN	Thrift	441		6	06-30	03/06	7.49	59
LPSB	LaPorte Bancrp MHC of IN (45.6)	NASDAQ	La Porte, IN	Thrift	420		8	12-31	10/07	7.50	34
WAYN	Wayne Savings Bancshares of OH (3)	NASDAQ	Wooster, OH	Thrift	406		11	03-31	01/03	8.25	25
RIVR	River Valley Bancorp of IN (3)	NASDAQ	Madison, IN	Thrift	395		9	12-31	12/96	14.00	21
LSBI	LSB Fin. Corp. of Lafayette IN (3)	NASDAQ	Lafayette, IN	Thrift	372		5	12-31	02/95	11.66	18
CHEV	Cheviot Fin Cp MHC of OH (38.5)	NASDAQ	Cincinnati, OH	Thrift	350		6	12-31	01/04	7.95	71
JXSB	Jcksnville Bcp MHC of IL (45.9)	NASDAQ	Jacksonville, IL	Thrift	289		7	12-31	04/95	11.52	22
CFBK	Central Federal Corp. of OH (3)	NASDAQ	Fairlawn, OH	Thrift	289		4	12-31	12/98	1.60	7
FFHS	First Franklin Corp. of OH (3)	NASDAQ	Cincinnati, OH	Thrift	288		8	12-31	01/88	10.64	18
KFFB	KY Fst Fed Bp MHC of KY (39.9)	NASDAQ	Hazard, KY	Thrift	238		4	06-30	03/05	9.91	78
FFNM	First Fed of N. Michigan of MI (3)	NASDAQ	Alpena, MI	Thrift	230		8	12-31	04/05	2.10	6
FBSI	First Bancshares, Inc. of MO (3)	NASDAQ	Mntn Grove, MO	Thrift	214		11	06-30	12/93	9.49	15
PFED	Park Bancorp of Chicago IL (3)	NASDAQ	Chicago, IL	Thrift	213		5	12-31	08/96	4.35	5
FFDF	FFD Financial Corp of Dover OH (3)	NASDAQ	Dover, OH	Thrift	199		5	06-30	04/96	15.00	15

New England Companies

PBCT	Peoples United Financial of CT (3)	NASDAQ	Bridgeport, CT	Div.	21,586		293	12-31	04/07	13.97	5,191
NAL	NewAlliance Bancshares of CT (3)	NYSE	New Haven, CT	Thrift	8,501		88	12-31	04/04	11.77	1,247
BHLB	Berkshire Hills Bancorp of MA (3)	NASDAQ	Pittsfield, MA	Thrift	2,706		43	12-31	06/00	18.24	256
BRKL	Brookline Bancorp, Inc. of MA (3)	NASDAQ	Brookline, MA	Thrift	2,639		18	12-31	07/02	9.96	588
DNBK	Danvers Bancorp, Inc. of MA (3)	NASDAQ	Danvers, MA	Thrift	2,455		26	12-31	01/08	15.80	342
EBSB	Meridian Fn Serv MHC MA (43.4)	NASDAQ	East Boston, MA	Thrift	1,719		25	12-31	01/08	11.46	259
RCKB	Rockville Fin MHC of CT (42.9)	NASDAQ	Vrn Rockville CT	Thrift	1,560		21	12-31	05/05	12.06	227
UBNK	United Financial Bncrp of MA (3)	NASDAQ	W Springfield MA	Thrift	1,513		24	12-31	12/07	13.56	227
WFD	Westfield Fin. Inc. of MA (3)	NASDAQ	Westfield, MA	Thrift	1,200		11	12-31	01/07	8.51	252

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700

Exhibit III-1
Characteristics of Publicly-Traded Thrifts
May 28, 2010

Ticker	Financial Institution	Exchg.	Primary Market	Operating Strat (1)	Total Assets (2)		Offices	Fiscal Year	Conv. Date	Stock Price	Market value
					($Mil)					($)	($Mil)
New England Companies (continued)

HIFS	Hingham Inst. for Sav. of MA (3)	NASDAQ	Hingham, MA	Thrift	966		10	12-31	12/88	37.73	80
LEGC	Legacy Bancorp, Inc. of MA (3)	NASDAQ	Pittsfield, MA	Thrift	946		20	12-31	10/05	8.76	76
NHTB	NH Thrift Bancshares of NH (3)	NASDAQ	Newport, NH	Thrift	939		27	12-31	05/86	10.32	60
SIFI	SI Fin Gp Inc MHC of CT (38.2)	NASDAQ	Willimantic, CT	Thrift	882		21	12-31	10/04	6.50	77
LSBX	LSB Corp of No. Andover MA (3)	NASDAQ	North Andover, MA	Thrift	807		8	12-31	05/86	12.19	55
HBNK	Hampden Bancorp, Inc. of MA (3)	NASDAQ	Springfield, MA	Thrift	578		9	06-30	01/07	9.44	68
NVSL	Naug Vlly Fin MHC of CT (40.5)	NASDAQ	Naugatuck, CT	Thrift	564		10	12-31	10/04	6.95	49
CBNK	Chicopee Bancorp, Inc. of MA (3)	NASDAQ	Chicopee, MA	Thrift	546		8	12-31	07/06	11.70	75
CEBK	Central Bncrp of Somerville MA (3)	NASDAQ	Somerville, MA	Thrift	542		11	03-31	10/86	11.50	19
PSBH	PSB Hldgs Inc MHC of CT (42.9)	NASDAQ	Putnam, CT	Thrift	495		8	06-30	10/04	4.09	27
NFSB	Newport Bancorp, Inc. of RI (3)	NASDAQ	Newport, RI	Thrift	457		6	12-31	07/06	12.15	45
MFLR	Mayflower Bancorp, Inc. of MA (3)	NASDAQ	Middleboro, MA	Thrift	256		7	04-30	12/87	7.69	16

North-West Companies

WFSL	Washington Federal, Inc. of WA (3)	NASDAQ	Seattle, WA	Thrift	13,803		172	09-30	11/82	17.28	1,943
FFNW	First Fin NW, Inc of Renton WA (3)	NASDAQ	Renton, WA	Thrift	1,321		1	12-31	10/07	4.81	90
RVSB	Riverview Bancorp, Inc. of WA (3)	NASDAQ	Vancouver, WA	Thrift	838		18	03-31	10/97	3.00	33
TSBK	Timberland Bancorp, Inc. of WA (3)	NASDAQ	Hoquiam, WA	Thrift	725		22	09-30	01/98	4.07	29

South-East Companies

FFCH	First Fin. Holdings Inc. of SC (3)	NASDAQ	Charleston, SC	Thrift	3,381		65	09-30	11/83	14.02	232
SUPR	Superior Bancorp of AL (3)	NASDAQ	Birmingham, AL	Thrift	3,344		73	12-31	12/98	2.86	33
CSBC	Citizens South Bnkg Corp of NC (3)	NASDAQ	Gastonia, NC	Thrift	1,133		15	12-31	10/02	6.08	55
ACFC	Atl Cst Fed Cp of GA MHC (35.1)	NASDAQ	Waycross, GA	Thrift	914		11	12-31	10/04	2.95	40
TSH	Teche Hlding Cp of N Iberia LA (3)	AMEX	New Iberia, LA	Thrift	764		20	09-30	04/95	31.58	66
FFBH	First Fed. Bancshares of AR (3)	NASDAQ	Harrison, AR	Thrift	697		20	12-31	05/96	3.09	15
JFBI	Jefferson Bancshares Inc of TN (3)	NASDAQ	Morristown, TN	Thrift	663		12	06-30	07/03	4.13	28
HBOS	Heritage Fn Gp MHC of GA (24.4)	NASDAQ	Albany, GA	Thrift	574		10	12-31	06/05	12.28	128
CFFC	Community Fin. Corp. of VA (3)	NASDAQ	Staunton, VA	Thrift	541	D	11	03-31	03/88	4.25	19
HBCP	Home Bancorp Inc. Lafayette LA (3)	NASDAQ	Lafayette, LA	Thrift	525	D	11	12-31	10/08	13.64	118
FABK	First Advantage Bancorp of TN (3)	NASDAQ	Clarksville, TN	Thrift	345		5	12-31	11/07	10.82	47
LABC	Louisiana Bancorp, Inc. of LA (3)	NASDAQ	Metairie, LA	Thrift	327		3	12-31	07/07	14.57	67
GSLA	GS Financial Corp. of LA (3)	NASDAQ	Metairie, LA	Thrift	277		6	12-31	04/97	12.94	16
AFCB	Athens Bancshares, Inc. of TN (3)	NASDAQ	Athens, TN	Thrift	268	P	7	12-31	01/10	10.60	29

South-west Companies

VPFG	Viewpoint Finl MHC of TX (43.1)	NASDAQ	Plano, TX	Thrift	2,477		24	12-31	10/06	15.88	396
OABC	OmniAmerican Bancorp Inc of TX (3)	NASDAQ	Fort Worth, TX	Thrift	1,095		16	12-31	01/10	11.58	138

Western Companies (Excl CA)

UWBK	United Western Bncp, Inc of CO (3)	NASDAQ	Denver, CO	Thrift	2,610		8	12-31	10/96	1.22	36
TBNK	Territorial Bancorp, Inc of HI (3)	NASDAQ	Honolulu, HI	Thrift	1,409		25	12-31	07/09	19.74	241
HOME	Home Federal Bancorp Inc of ID (3)	NASDAQ	Nampa, ID	Thrift	852		24	09-30	12/07	15.31	255
EBMT	Eagle Bancorp Montanta of MT (3)	NASDAQ	Helena, MT	Thrift	326	P	6	06-30	04/10	10.05	41

Other Areas

NOTES:	(1)	Operating strategies are: Thrift = Traditional Thrift, M.B. = Mortgage Banker, R.E. = Real Estate Developer, Div. = Diversified/ and Ret. = Retail Banking.
	(2)	Most recent quarter end available (E = Estimated, and P = Pro Forma)

Source: SNL Financial. LC.

EXHIBIT III-2

Public Market Pricing of Mid-West Thrift Institutions

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, suite 1100
Arlington, Virginia 22201
(703) 528-1700

Exhibit III-2
Market Pricing Comparatives
Prices As of May 28, 2010

		Market		Per share Data
		Capitalization		Core	Book	Pricing Ratios (3)					Dividends (4)			Financial Characteristics (6)
		Price/	Market	12-Mth	Value/						Amount/		Payout	Total	Equity/	Tng Eq/	NPAs/	Reported		Core
Financial Institution		Share (1)	Value	EPS (2)	Share	P/E	P/B	P/A	P/TB	P/CORE	Share	Yield	Ratio (5)	Assets	Assets	Assets	Assets	ROA	ROE	ROA	ROE
		($)	($Mil)	($)	($)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

All Public Companies		10.29	298.47	-0.10	12.55	18.90	84.72	9.99	92.76	17.17	0.24	2.03	35.47	2,707	11.28	10.53	3.76	-0.13	-0.36	-0.15	-0.47
Special Selection Grouping (8)		9.09	101.50	-0.50	13.07	18.41	72.58	8.01	77.49	15.00	0.24	2.20	35.91	1,624	10.73	10.13	4.40	-0.34	-2.34	-0.50	-3.88

Comparable Group

Special Comparative Group (8)
ABCW	Anchor BanCorp Wisconsin of WI (7)	0.71	15.40	-7.68	0.15	NM	NM	0.35	NM	NM	0.00	0.00	NM	4,459	1.82	1.28	10.63	-2.78	NM	-3.40	NM
BKMU	Bank Mutual Corp of WI	6.42	291.95	-0.01	8.76	33.79	73.29	8.48	84.81	NM	0.28	4.36	NM	3,445	11.64	10.25	NA	0.25	2.14	-0.01	-0.11
BFIN	BankFinancial Corp. of IL	8.53	182.68	0.04	12.31	NM	69.29	11.72	76.99	NM	0.28	3.28	NM	1,559	16.91	15.49	4.05	-0.01	-0.08	0.05	0.32
CITZ	CFS Bancorp, Inc of Munster IN	5.06	54.75	-0.06	10.28	NM	49.22	5.01	49.22	NM	0.04	0.79	NM	1,092	10.18	10.18	7.35	-0.12	-1.17	-0.06	-0.58
CFFN	Capitol Fd Fn MHC of KS (29.6) (7)	32.00	700.96	0.94	12.79	34.78	250.20	27.90	250.20	34.04	2.00	6.25	NM	8,485	11.15	11.15	0.71	0.81	7.29	0.83	7.45
CFBK	Central Federal Corp. of OH	1.60	6.56	-2.56	3.83	NM	41.78	2.27	42.22	NM	0.00	0.00	NM	289	7.88	7.83	4.93	-3.58	-37.29	-3.69	-38.50
CHEV	Cheviot Fin Cp MHC of OH (38.5)	7.95	27.13	0.14	7.79	NM	102.05	20.17	102.05	NM	0.44	5.53	NM	350	19.77	19.77	NA	0.39	1.94	0.36	1.81
CZWI	Citizens Comm Bncorp Inc of WI	4.13	21.12	0.41	10.88	NM	37.96	3.66	43.07	10.07	0.00	0.00	NM	577	9.65	8.60	NA	-0.64	-6.21	0.38	3.69
FFDF	FFD Financial Corp of Dover OH	15.00	15.17	0.70	17.89	16.48	83.85	7.62	83.85	21.43	0.68	4.53	74.73	199	9.08	9.08	NA	0.48	5.13	0.37	3.95
FBSI	First Bancshares, Inc. of MO	9.49	14.72	-0.65	15.46	NM	61.38	6.88	61.74	NM	0.00	0.00	NM	214	11.22	11.16	NA	-0.40	-3.73	-0.45	-4.17
FCAP	First Capital, Inc. of IN	14.85	41.40	0.28	16.85	NM	88.13	8.95	99.87	NM	0.72	4.85	NM	463	10.18	9.09	NA	0.21	2.08	0.17	1.67
FCLF	First Clover Leaf Fin Cp of IL	5.99	47.63	-1.09	9.72	NM	61.63	8.06	73.77	NM	0.24	4.01	NM	591	13.08	11.16	NA	-1.47	-10.95	-1.43	-10.65
FDEF	First Defiance Fin. Corp of OH	10.83	87.92	0.20	24.55	27.08	44.11	4.27	64.50	NM	0.00	0.00	0.00	2,059	11.45	8.65	2.59	0.16	1.39	0.08	0.70
FFNM	First Fed of N. Michigan of MI	2.10	6.06	-2.30	8.07	NM	26.02	2.64	26.99	NM	0.00	0.00	NM	230	10.14	9.81	NA	-2.79	-25.36	-2.78	-25.25
FFHS	First Franklin Corp. of OH	10.64	17.89	-1.88	13.25	NM	80.30	6.21	80.30	NM	0.00	0.00	NM	288	7.73	7.73	NA	-0.62	-8.13	-1.04	-13.65
FPFC	First Place Fin. Corp. of OH	4.77	80.96	-2.71	11.50	NM	41.48	2.52	43.56	NM	0.00	0.00	NM	3,209	8.26	7.98	NA	-1.07	-12.70	-1.39	-16.46
FSFG	First Savings Fin. Grp. of IN	13.45	32.48	0.87	22.39	16.40	60.07	6.57	71.24	15.46	0.00	0.00	0.00	494	10.94	9.39	NA	0.51	3.75	0.54	3.98
FBC	Flagstar Bancorp, Inc. of MI	5.08	746.80	-5.18	5.70	NM	89.12	5.21	89.12	NM	0.00	0.00	NM	14,333	7.70	7.70	NA	-3.45	NM	-4.98	NM
HFFC	HF Financial Corp. of SD	10.10	70.08	0.70	13.51	12.63	74.76	5.68	78.97	14.43	0.45	4.46	56.25	1,234	7.59	7.22	1.23	0.47	6.62	0.41	5.79
HMNF	HMN Financial, Inc. of MN	5.30	22.87	-3.07	17.10	NM	30.99	2.22	30.99	NM	0.00	0.00	NM	1,028	9.50	9.50	NA	-1.12	-11.62	-1.26	-13.06
HFBC	HopFed Bancorp, Inc. of KY	12.50	44.99	0.03	17.80	29.07	70.22	4.28	71.43	NM	0.48	3.84	NM	1,052	7.80	7.71	NA	0.15	1.92	0.01	0.13
JXSB	Jcksnville Bcp MHC of IL (45.9) (7)	11.52	10.16	0.37	13.32	15.78	86.49	7.65	96.81	31.14	0.30	2.60	41.10	289	8.84	7.97	NA	0.48	5.64	0.24	2.86
KFFB	KY Fst Fed Bp MHC of KY (39.9)	9.91	31.11	0.00	7.38	NM	134.28	32.64	180.18	NM	0.40	4.04	NM	238	24.31	19.31	1.30	0.00	0.00	0.00	0.00
LSBI	LSB Fin. Corp. of Lafayette IN	11.66	18.12	0.11	22.02	26.50	52.95	4.87	52.95	NM	0.50	4.29	NM	372	9.21	9.21	5.09	0.18	2.00	0.05	0.50
LPSB	LaPorte Bancrp MHC of IN (45.6)	7.50	15.86	0.36	10.85	12.71	69.12	8.20	84.94	20.83	0.00	0.00	0.00	420	11.87	9.88	1.62	0.68	5.57	0.42	3.40
CASH	Meta Financial Group of IA	31.17	95.79	0.56	19.89	31.48	156.71	9.75	164.05	NM	0.52	1.67	52.53	982	6.22	5.96	NA	0.34	6.18	0.19	3.50
MFSF	MutualFirst Fin. Inc. of IN	7.66	53.51	0.19	14.12	NM	54.25	3.60	57.46	NM	0.24	3.13	NM	1,487	8.76	8.42	2.44	0.06	0.70	0.09	1.02
NASB	NASB Fin, Inc. of Grandview MO	17.09	134.46	-0.38	21.15	7.18	80.80	8.62	82.12	NM	0.90	5.27	37.82	1,560	10.67	10.52	NA	1.21	11.81	-0.19	-1.89
FFFD	North Central Bancshares of IA	17.60	23.72	1.79	28.64	9.46	61.45	5.24	61.45	9.83	0.04	0.23	2.15	452	10.77	10.77	3.58	0.55	5.26	0.52	5.06
pvfc	PVF Capital Corp. of Solon OH	2.18	55.38	-0.34	3.36	NM	64.88	6.23	64.88	NM	0.00	0.00	NM	889	9.60	9.60	NA	-0.43	-6.33	-0.97	-14.35
PFED	Park Bancorp of Chicago IL	4.35	5.19	-3.56	18.96	NM	22.94	2.43	22.94	NM	0.00	0.00	NM	213	10.61	10.61	NA	-1.97	-17.68	-1.92	-17.20
PULB	Pulaski Fin Cp of St. Louis MO	6.70	68.21	-0.27	8.49	11.75	78.92	4.76	82.92	NM	0.38	5.67	66.67	1,434	8.17	7.90	5.51	0.40	5.28	-0.19	-2.50
RIVR	River Valley Bancorp of IN	14.00	21.06	0.85	17.52	12.07	79.91	5.33	80.00	16.47	0.84	6.00	72.41	395	7.93	7.92	NA	0.45	6.38	0.33	4.68
TFSL	TFS Fin Corp MHC of OH (26.5)	13.24	1083.55	-0.01	5.68	NM	233.10	38.01	234.34	NM	0.28	2.11	NM	10,739	16.31	16.24	3.36	0.09	0.53	-0.03	-0.18
UCBA	United Comm Bncp MHC IN (40.8)	7.49	23.99	0.09	7.11	NM	105.34	13.34	105.34	NM	0.44	5.87	NM	441	12.66	12.66	NA	0.19	1.41	0.17	1.27
UCFC	United Community Fin. of OH	1.77	54.69	-0.96	6.94	NM	25.50	2.40	25.58	NM	0.00	0.00	NM	2,280	9.41	9.38	8.65	-1.04	-11.07	-1.22	-12.96
WSBF	Waterstone Fin MHC of WI (26.2)	3.67	30.09	-0.44	5.45	NM	67.34	6.22	67.34	NM	0.00	0.00	NM	1,845	9.23	9.23	9.86	-0.33	-3.66	-0.73	-8.04
WAYN	Wayne Savings Bancshares of OH	8.25	24.78	0.72	12.32	11.15	66.96	6.10	71.00	11.46	0.24	2.91	32.43	406	9.12	8.64	NA	0.55	6.19	0.54	6.03

(1)	Average of High/Low or Bid/Ask price per share.
(2)	EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items on a tax effected basis.
(3)	P/E = Price to earnings, P/B = Price to book; P/A = Price to assets, P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4)	Indicated twelve month dividend, based on last quarterly dividend declared.
(5)	Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7)	Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8)	Includes Mid-West Companies;

Source:
SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP Financial, LC.

EXHIBIT III-3

Public Market Pricing of All Publicly-Traded Thrift Institutions

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700

Exhibit III-3
Market Pricing Comparatives
Prices As of May 28, 2010

		Market		Per Share Data
		Capitalization		Core	Book	Pricing Ratios (3)					Dividends (4)			Financial Characteristics (6)
		Price/	Market	12-Mth	Value/						Amount/		Payout	Total	Equity/	Tng Eq/	NPAs/	Reported		Core
Financial Institution		Share (1)	Value	EPS (2)	Share	P/E	P/B	P/A	P/TB	P/CORE	Share	Yield	Ratio (5)	Assets	Assets	Assets	Assets	ROA	ROE	ROA	ROE
		($)	($Mil)	($)	($)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

All Public Companies		10.29	298.47	-0.10	12.55	18.90	84.72	9.99	92.76	17.17	0.24	2.03	35.47	2,707	11.28	10.53	3.76	-0.13	-0.36	-0.15	-0.47

ABBC	Abington Bancorp, Inc. of PA	8.88	185.25	-0.36	10.28	NM	86.38	14.62	86.38	NM	0.20	2.25	NM	1,267	16.93	16.93	4.73	-0.63	-3.48	-0.61	-3.39
ALLB	Alliance Bank MHC of PA (42.0)	8.30	23.85	0.19	7.24	NM	114.64	11.79	114.64	NM	0.12	1.45	70.59	472	10.28	10.28	NA	0.25	2.34	0.28	2.62
ABCW	Anchor BanCorp Wisconsin of WI (7)	0.71	15.40	-7.68	0.15	NM	NM	0.35	NM	NM	0.00	0.00	NM	4,459	1.82	1.28	10.63	-2.78	NM	-3.40	NM
AF	Astoria Financial Corp. of NY	14.88	1456.69	0.31	12.43	NM	119.71	7.26	141.18	NM	0.52	3.49	NM	20,061	6.07	5.19	2.55	0.15	2.60	0.15	2.52
AFCB	Athens Bancshares, Inc. of TN	10.60	29.44	0.54	17.42	19.63	60.85	10.96	60.85	19.63	0.00	0.00	0.00	268	0.00	0.00	NA	0.56	NM	0.56	NM
ACFC	Atl Cst Fed Cp of GA MHC (35.1)	2.95	13.91	-1.86	4.20	NM	70.24	4.33	70.41	NM	0.00	0.00	NM	914	6.16	6.15	6.33	-3.05	-43.03	-2.63	-37.05
BCSB	BCSB Bancorp, Inc. of MD	9.99	31.18	-0.81	15.71	NM	63.59	5.19	63.71	NM	0.00	0.00	NM	601	9.90	9.89	1.60	-0.49	-4.87	-0.43	-4.24
BKMU	Bank Mutual Corp of WI	6.42	291.95	-0.01	8.76	33.79	73.29	8.48	84.81	NM	0.28	4.36	NM	3,445	11.64	10.25	NA	0.25	2.14	-0.01	-0.11
BBX	BankAtlantic Bancorp Inc of FL	1.95	95.98	-3.43	2.42	NM	80.58	2.02	92.42	NM	0.00	0.00	NM	4,748	2.52	2.20	10.84	-3.23	NM	-3.33	NM
BFIN	BankFinancial Corp. of IL	8.53	182.68	0.04	12.31	NM	69.29	11.72	76.99	NM	0.28	3.28	NM	1,559	16.91	15.49	4.05	-0.01	-0.08	0.05	0.32
BFED	Beacon Federal Bancorp of NY	9.04	59.06	0.84	15.91	13.49	56.82	5.50	56.82	10.76	0.20	2.21	29.85	1,073	9.68	9.68	NA	0.41	4.35	0.52	5.46
BNCL	Beneficial Mut MHC of PA (44.1)	10.31	373.10	0.21	7.90	NM	130.51	17.92	163.39	NM	0.00	0.00	0.00	4,710	13.73	11.28	2.54	0.45	3.11	0.39	2.72
BHLB	Berkshire Hills Bancorp of MA	18.24	255.85	-1.06	27.47	NM	66.40	9.46	121.84	NM	0.64	3.51	NM	2,706	14.24	8.30	NA	-0.63	-4.24	-0.55	-3.72
BOFI	Bofi Holding, Inc. Of CA	15.99	132.62	1.57	11.89	6.86	134.48	9.47	134.48	10.18	0.00	0.00	0.00	1,401	7.74	7.74	NA	1.46	20.21	0.98	13.62
BYFC	Broadway Financial Corp. of CA	3.65	6.36	0.68	12.84	8.30	28.43	1.22	28.43	5.37	0.04	1.10	9.09	520	6.40	6.40	NA	0.17	2.46	0.26	3.80
BRKL	Brookline Bancorp, Inc. of MA	9.96	588.02	0.38	8.30	25.54	120.00	22.28	132.45	26.21	0.34	3.41	NM	2,639	18.64	17.19	0.67	0.87	4.71	0.85	4.59
BFSB	Brooklyn Fed MHC of NY (24.7)	5.60	17.04	-0.05	6.21	NM	90.18	13.67	90.18	NM	0.24	4.29	NM	528	15.15	15.15	11.97	-0.54	-3.38	-0.12	-0.77
CITZ	CFS Bancorp, Inc of Munster IN	5.06	54.75	-0.06	10.28	NM	49.22	5.01	49.22	NM	0.04	0.79	NM	1,092	10.18	10.18	7.35	-0.12	-1.17	-0.06	-0.58
CMSB	CMS Bancorp Inc of W Plains NY	8.35	15.56	-0.38	11.24	NM	74.29	6.85	74.29	NM	0.00	0.00	NM	227	9.22	9.22	NA	-0.17	-1.85	-0.31	-3.35
CBNJ	Cape Bancorp, Inc. of NJ	7.13	94.93	-1.02	9.71	NM	73.43	8.85	89.46	NM	0.00	0.00	NM	1,073	12.05	10.11	NA	-1.58	-12.91	-1.25	-10.21
CFFN	Capitol Fd Fn MHC of KS (29.6) (7)	32.00	700.96	0.94	12.79	34.78	250.20	27.90	250.20	34.04	2.00	6.25	NM	8,485	11.15	11.15	0.71	0.81	7.29	0.83	7.45
CARV	Carver Bancorp, Inc. of NY	8.00	19.80	0.62	18.60	16.67	43.01	2.44	43.27	12.90	0.40	5.00	NM	812	8.01	7.98	5.02	0.15	1.93	0.19	2.50
CEBK	Central Bncrp of Somerville MA	11.50	19.17	0.99	21.31	13.86	53.97	3.53	57.59	11.62	0.20	1.74	24.10	542	8.32	7.94	NA	0.25	3.23	0.30	3.86
CFBK	Central Federal Corp. of OH	1.60	6.56	-2.56	3.83	NM	41.78	2.27	42.22	NM	0.00	0.00	NM	289	7.88	7.83	4.93	-3.58	-37.29	-3.69	-38.50
CHEV	Cheviot Fin Cp MHC of OH (38.5)	7.95	27.13	0.14	7.79	NM	102.05	20.17	102.05	NM	0.44	5.53	NM	350	19.77	19.77	NA	0.39	1.94	0.36	1.81
CBNK	Chicopee Bancorp, Inc. of MA	11.70	74.63	-0.12	14.83	NM	78.89	13.67	78.89	NM	0.00	0.00	NM	546	17.33	17.33	NA	-0.33	-1.90	-0.14	-0.81
CZWI	Citizens Comm Bncorp Inc of WI	4.13	21.12	0.41	10.88	NM	37.96	3.66	43.07	10.07	0.00	0.00	NM	577	9.65	8.60	NA	-0.64	-6.21	0.38	3.69
CSBC	Citizens South Bnkg Corp of NC	6.08	55.49	-1.00	7.41	NM	82.05	4.90	84.80	NM	0.16	2.63	NM	1,133	8.51	8.34	NA	-2.39	-21.99	-1.03	-9.48
CSBK	Clifton Svg Bp MHC of NJ (37.1)	8.80	87.28	0.21	6.64	NM	132.53	21.91	132.53	NM	0.24	2.73	NM	1,060	16.53	16.53	NA	0.53	3.04	0.56	3.19
COBK	Colonial Bank MHC of NJ (44.8) (7)	9.43	18.68	0.65	10.49	21.43	89.90	7.37	89.90	14.51	0.00	0.00	0.00	568	8.20	8.20	1.32	0.35	4.42	0.51	6.53
CFFC	Community Fin. Corp. of VA	4.25	18.54	0.35	8.34	8.67	50.96	3.43	50.96	12.14	0.00	0.00	0.00	541	8.98	8.98	NA	0.41	4.52	0.29	3.23
DNBK	Danvers Bancorp, Inc. of MA	15.80	342.42	0.38	13.39	NM	118.00	13.95	133.90	NM	0.08	0.51	21.05	2,455	11.82	10.57	0.68	0.40	3.27	0.40	3.27
DCOM	Dime Community Bancshares of NY	12.76	438.75	1.02	8.97	13.43	142.25	10.67	173.37	12.51	0.56	4.39	58.95	4,114	7.50	6.24	0.78	0.82	11.22	0.88	12.04
ESBF	ESB Financial Corp. of PA	13.59	163.68	1.05	13.99	13.87	97.14	8.37	130.30	12.94	0.40	2.94	40.82	1,955	8.60	6.55	0.29	0.60	7.35	0.64	7.88
ESSA	ESSA Bancorp. Inc. of PA	12.54	172.61	0.38	13.01	30.59	96.39	16.30	96.39	33.00	0.20	1.59	48.78	1,059	16.92	16.92	NA	0.54	3.06	0.50	2.84
EBMT	Eagle Bancorp Montanta of MT	10.05	41.03	0.79	12.29	12.72	81.77	12.58	81.77	12.72	0.27	2.69	34.18	326	0.00	0.00	0.77	0.99	NM	0.99	NM
ESBK	Elmira Svgs Bank, FSB of NY	15.60	29.97	1.20	19.09	9.57	81.72	6.13	126.83	13.00	0.80	5.13	49.08	489	11.28	8.84	NA	0.63	5.82	0.46	4.29
FFDF	FFD Financial Corp of Dover OH	15.00	15.17	0.70	17.89	16.48	83.85	7.62	83.85	21.43	0.68	4.53	74.73	199	9.08	9.08	NA	0.48	5.13	0.37	3.95
FFCO	FedFirst Fin MHC of PA (42.5) (7)	5.47	14.70	0.11	6.82	NM	80.21	9.90	83.00	NM	0.00	0.00	0.00	349	12.37	12.00	0.78	0.18	1.52	0.20	1.67
FSBI	Fidelity Bancorp, Inc. of PA	7.10	21.63	-0.10	13.63	NM	52.09	3.06	55.69	NM	0.08	1.13	NM	708	6.82	6.47	2.62	-0.41	-6.18	-0.04	-0.63
FABK	First Advantage Bancorp of TN	10.82	47.18	0.10	15.78	NM	68.57	13.68	68.57	NM	0.20	1.85	NM	345	19.96	19.96	NA	0.15	0.75	0.13	0.62
FBSI	First Bancshares, Inc. of MO	9.49	14.72	-0.65	15.46	NM	61.38	6.88	61.74	NM	0.00	0.00	NM	214	11.22	11.16	NA	-0.40	-3.73	-0.45	-4.17
FCAP	First Capital, Inc. of IN	14.85	41.40	0.28	16.85	NM	88.13	8.95	99.87	NM	0.72	4.85	NM	463	10.18	9.09	NA	0.21	2.08	0.17	1.67
FCLF	First Clover Leaf Fin Cp of IL	5.99	47.63	-1.09	9.72	NM	61.63	8.06	73.77	NM	0.24	4.01	NM	591	13.08	11.16	NA	-1.47	-10.95	-1.43	-10.65
FCFL	First Community Bk Corp of FL	2.49	13.59	-1.44	5.27	NM	47.25	2.47	47.25	NM	0.00	0.00	NM	550	8.59	8.59	NA	-1.39	-17.09	-1.43	-17.58
FDEF	First Defiance Fin. Corp of OH	10.83	87.92	0.20	24.55	27.08	44.11	4.27	64.50	NM	0.00	0.00	0.00	2,059	11.45	8.65	2.59	0.16	1.39	0.08	0.70
FFNM	First Fed of N. Michigan of MI	2.10	6.06	-2.30	8.07	NM	26.02	2.64	26.99	NM	0.00	0.00	NM	230	10.14	9.81	NA	-2.79	-25.36	-2.78	-25.25
FFBH	First Fed. Bancshares of AR	3.09	14.98	-9.11	5.73	NM	53.93	2.15	53.93	NM	0.00	0.00	NM	697	6.31	6.31	NA	-5.85	NM	-5.88	NM
FFNW	First Fin NW, Inc of Renton WA	4.81	90.45	-3.21	11.17	NM	43.06	6.85	43.06	NM	0.00	0.00	NM	1,321	15.90	15.90	14.33	-4.57	-24.29	-4.63	-24.60
FFCH	First Fin. Holdings Inc. of SC	14.02	231.71	-1.19	16.34	NM	85.80	6.85	100.00	NM	0.20	1.43	62.50	3,381	9.91	8.88	NA	0.15	1.66	-0.57	-6.19
FFHS	First Franklin Corp. of OH	10.64	17.89	-1.88	13.25	NM	80.30	6.21	80.30	NM	0.00	0.00	NM	288	7.73	7.73	NA	-0.62	-8.13	-1.04	-13.65
FKFS	First Keystone Fin., Inc of PA(7)	13.04	31.73	-1.13	12.54	NM	103.99	6.49	103.99	NM	0.00	0.00	NM	488	6.26	6.26	1.72	-1.00	-15.88	-0.53	-8.46
FPTB	First PacTrust Bancorp of CA	9.25	39.26	0.46	18.70	27.21	49.47	4.34	49.47	20.11	0.20	2.16	58.82	904	10.89	10.89	NA	0.16	1.49	0.22	2.02
FPFC	First Place Fin. Corp. of OH	4.77	80.96	-2.71	11.50	NM	41.48	2.52	43.56	NM	0.00	0.00	NM	3,209	8.26	7.98	NA	-1.07	-12.70	-1.39	-16.46
FSFG	First Savings Fin. Grp. of IN	13.45	32.48	0.87	22.39	16.40	60.07	6.57	71.24	15.46	0.00	0.00	0.00	494	10.94	9.39	NA	0.51	3.75	0.54	3.98
FBC	Flagstar Bancorp, Inc. of MI	5.08	746.80	-5.18	5.70	NM	89.12	5.21	89.12	NM	0.00	0.00	NM	14,333	7.70	7.70	NA	-3.45	NM	-4.98	NM
FFIC	Flushing Fin. Corp. of NY	13.54	421.80	0.90	11.84	17.82	114.36	10.08	120.14	15.04	0.52	3.84	68.42	4,183	8.82	8.43	2.36	0.57	6.70	0.68	7.93

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700

Exhibit III-3
Market Pricing Comparatives
Prices As of May 28, 2010

		Market Capitalization		Per Share Data
				Core 12-Mth EPS (2)	Book Value/ Share	Pricing Ratios (3)					Dividends (4)			Financial Characteristics (6)
		Price/ Share (1)	Market Value								Amount / Share	Yield	Payout Ratio (5)	Total Assets	Equity/ Assets	Tng Eq/ Assets	NPAs/ Assets	Reported		Core
Financial Institution						P/E	P/B	P/A	P/TB	P/CORE								ROA	ROE	ROA	ROE
		($)	($Mil)	($)	($)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

FXCB	Fox Chase Bncp MHC of PA (41.0) (7)	10.75	60.75	-0.16	9.20	NM	116.85	12.65	116.85	NM	0.00	0.00	NM	1,156	10.83	10.83	3.01	-0.09	-0.87	-0.19	-1.74
GSLA	GS Financial Corp. of LA	12.94	16.28	-0.01	22.30	35.94	58.03	5.87	58.03	NM	0.40	3.09	NM	277	10.12	10.12	3.33	0.17	1.61	0.00	-0.04
GCBC	Green Co Bcrp MHC of NY (43.9)	15.81	28.47	1.15	10.56	13.87	149.72	13.60	149.72	13.75	0.70	4.43	61.40	479	9.08	9.08	NA	1.00	11.33	1.01	11.43
HFFC	HF Financial Corp. of SD	10.10	70.08	0.70	13.51	12.63	74.76	5.68	78.97	14.43	0.45	4.46	56.25	1,234	7.59	7.22	1.23	0.47	6.62	0.41	5.79
HMNF	HMN Financial, Inc. of MN	5.30	22.87	-3.07	17.10	NM	30.99	2.22	30.99	NM	0.00	0.00	NM	1,028	9.50	9.50	NA	-1.12	-11.62	-1.26	-13.06
HBNK	Hampden Bancorp. Inc. of MA	9.44	67.51	-0.12	13.13	NM	71.90	11.68	71.90	NM	0.12	1.27	NM	578	16.25	16.25	1.93	-0.15	-0.90	-0.15	-0.90
HARL	Harleysville Svgs Fin Cp of PA	15.10	55.28	1.30	14.12	12.28	106.94	6.56	106.94	11.62	0.76	5.03	61.79	843	6.13	6.13	NA	0.54	8.97	0.57	9.48
HBOS	Heritage Fn Gp MHC of GA (24.4) (7)	12.28	31.20	-0.17	5.93	NM	207.08	22.23	212.46	NM	0.36	2.93	NM	574	10.74	10.49	NA	-0.24	-2.01	-0.34	-2.85
HIFS	Hingham Inst. for Sav. of MA	37.73	80.14	4.12	31.56	9.11	119.55	8.29	119.55	9.16	0.92	2.44	22.22	966	6.94	6.94	NA	0.98	13.75	0.97	13.68
HBCP	Home Bancorp Inc. Lafayette LA	13.64	118.44	0.65	15.29	25.26	89.21	22.58	89.21	20.98	0.00	0.00	0.00	525	25.31	25.31	0.38	0.89	3.60	1.07	4.33
HOME	Home Federal Bancorp Inc of ID	15.31	255.49	-0.57	12.41	39.26	123.37	29.98	123.37	NM	0.22	1.44	56.41	852	24.30	24.30	NA	0.84	3.18	-1.23	-4.64
HFBC	HopFed Bancorp, Inc. of KY	12.50	44.99	0.03	17.80	29.07	70.22	4.28	71.43	NM	0.48	3.84	NM	1,052	7.80	7.71	NA	0.15	1.92	0.01	0.13
HCBK	Hudson City Bancorp, Inc of NJ	12.61	6640.68	1.00	10.25	12.13	123.02	10.85	126.73	12.61	0.60	4.76	57.69	61,230	8.82	8.58	NA	0.93	10.45	0.89	10.05
IFSB	Independence FSB of DC	1.21	1.88	-2.44	3.42	NM	35.38	1.40	35.38	NM	0.00	0.00	NM	134	3.97	3.97	NA	-2.99	NM	-2.28	NM
ISBC	Investors Bcrp MHC of NJ (43.5)	13.66	680.92	0.28	7.40	NM	184.59	18.78	190.52	NM	0.00	0.00	0.00	8,357	10.17	9.89	NA	0.45	4.43	0.41	4.00
JXSB	Jcksnvi11e Bcp MHC of IL (45.9) (7)	11.52	10.16	0.37	13.32	15.78	86.49	7.65	96.81	31.14	0.30	2.60	41.10	289	8.84	7.97	NA	0.48	5.64	0.24	2.86
JFBI	Jefferson Bancshares Inc of TN	4.13	27.60	0.04	11.98	25.81	34.47	4.16	49.58	NM	0.00	0.00	0.00	663	12.07	8.72	3.82	0.16	1.34	0.04	0.33
KFED	K-Fed Bancorp MHC of CA (33.4)	10.00	44.43	0.21	7.00	NM	142.86	14.88	149.48	NM	0.44	4.40	NM	893	10.42	10.00	3.54	0.29	2.72	0.32	3.01
KFFB	KY Fst Fed Bp MHC of KY (39.9)	9.91	31.11	0.00	7.38	NM	134.28	32.64	180.18	NM	0.40	4.04	NM	238	24.31	19.31	1.30	0.00	0.00	0.00	0.00
KRNY	Kearny Fin Cp MHC of NJ (26.5)	8.79	161.08	0.10	7.00	NM	125.57	26.87	151.29	NM	0.20	2.28	NM	2,252	21.40	18.43	NA	0.29	1.29	0.32	1.43
LSBX	LSB Corp of No. Andover MA	12.19	54.94	0.72	13.77	12.07	88.53	6.81	88.53	16.93	0.36	2.95	35.64	807	7.69	7.69	1.36	0.57	6.58	0.41	4.69
LSBI	LSB Fin. Corp. of Lafayette IN	11.66	18.12	0.11	22.02	26.50	52.95	4.87	52.95	NM	0.50	4.29	NM	372	9.21	9.21	5.09	0.18	2.00	0.05	0.50
LPSB	LaPorte Bancrp MHC of IN (45.6)	7.50	15.86	0.36	10.85	12.71	69.12	8.20	84.94	20.83	0.00	0.00	0.00	420	11.87	9.88	1.62	0.68	5.57	0.42	3.40
LSBK	Lake Shore Bnp MHC of NY (41.3)	8.00	20.46	0.42	9.14	19.51	87.53	11.27	87.53	19.05	0.24	3.00	58.54	432	12.87	12.87	NA	0.59	4.53	0.61	4.64
LEGC	Legacy Bancorp, Inc. of MA	8.76	76.39	-0.30	13.80	NM	63.48	8.07	70.30	NM	0.20	2.28	NM	946	12.72	11.63	2.06	-0.57	-6.75	-0.27	-2.13
LABC	Louisiana Bancorp, Inc. of LA	14.57	66.61	0.49	15.71	28.02	92.74	20.40	92.74	29.73	0.00	0.00	0.00	327	22.00	22.00	0.85	0.73	3.09	0.69	2.91
MSBF	MSB Fin Corp MHC of NJ (41.8)	7.94	17.63	0.10	7.67	NM	103.52	11.45	103.52	NM	0.12	1.51	NM	362	11.06	11.06	NA	0.12	1.03	0.15	1.28
MGYR	Magyar Bancorp MHC of NJ (44.5)	4.29	11.01	-0.55	6.96	NM	61.64	4.50	61.64	NM	0.00	0.00	NM	551	7.31	7.31	NA	-0.41	-5.69	-0.57	-7.82
MLVF	Malvern Fed Bncp MHC PA (45.0)	8.42	23.31	-0.18	11.16	NM	75.45	7.38	75.45	NM	0.12	1.43	NM	696	9.78	9.78	6.10	-0.16	-1.58	-0.16	-1.58
MFLR	Mayflower Bancorp, Inc. of MA	7.69	15.99	0.31	9.85	13.73	78.07	6.26	78.07	24.81	0.24	3.12	42.86	256	8.01	8.01	NA	0.47	5.82	0.26	3.22
EBSB	Meridian Fn Serv MHC MA (43.4)	11.46	111.25	0.32	9.08	33.71	126.21	15.07	134.19	35.81	0.00	0.00	0.00	1,719	11.94	11.31	2.85	0.60	3.90	0.56	3.67
CASH	Meta Financial Group of IA	31.17	95.79	0.56	19.89	31.48	156.71	9.75	164.05	NM	0.52	1.67	52.53	982	6.22	5.96	NA	0.34	6.18	0.19	3.50
MFSF	MutualFirst Fin. Inc. of IN	7.66	53.51	0.19	14.12	NM	54.25	3.60	57.46	NM	0.24	3.13	NM	1,487	8.76	8.42	2.44	0.06	0.70	0.09	1.02
NASB	NASB Fin, Inc. of Grandview MO	17.09	134.46	-0.38	21.15	7.18	80.80	8.62	82.12	NM	0.90	5.27	37.82	1,560	10.67	10.52	NA	1.21	11.81	-0.19	-1.89
NECB	NE Comm Bncrp MHC of NY (45.0)	5.76	34.28	-0.19	8.15	NM	70.67	14.73	71.91	NM	0.12	2.08	NM	517	20.84	20.56	9.54	-0.52	-2.42	-0.50	-2.30
NHTB	NH Thrift Bancshares of NH	10.32	59.57	0.57	13.73	9.21	75.16	6.35	119.03	18.11	0.52	5.04	46.43	939	9.50	6.59	NA	0.71	7.41	0.36	3.77
NVSL	Naug Vlly Fin MHC of CT (40.5) (7)	6.95	19.77	0.28	7.22	24.82	96.26	8.65	96.39	24.82	0.12	1.73	42.86	564	8.99	8.98	2.00	0.36	3.99	0.36	3.99
NYB	New York Community Bcrp of NY	16.05	6988.83	1.37	12.43	16.05	129.12	16.47	243.18	11.72	1.00	6.23	NM	42,429	12.76	7.20	NA	1.19	9.24	1.63	12.66
NAL	NewAlliance Bancshares of CT	11.77	1247.21	0.47	13.61	24.52	86.48	14.67	141.47	25.04	0.28	2.38	58.33	8,501	16.97	11.10	NA	0.60	3.58	0.59	3.50
NFSB	Newport Bancorp, Inc. of RI	12.15	45.20	0.29	13.61	NM	89.27	9.90	89.27	NM	0.00	0.00	0.00	457	11.09	11.09	0.39	0.18	1.58	0.24	2.08
FFFD	North Central Bancshares of IA	17.60	23.72	1.79	28.64	9.46	61.45	5.24	61.45	9.83	0.04	0.23	2.15	452	10.77	10.77	3.58	0.55	5.26	0.52	5.06
NFBK	Northfield Bcp MHC of NY(45.1)	14.54	294.09	0.28	9.06	NM	160.49	30.30	167.32	NM	0.20	1.38	68.97	2,098	18.88	18.25	2.88	0.65	3.23	0.63	3.11
NWBI	Northwest Bancshares Inc of PA	11.63	1287.22	0.45	11.76	38.77	98.89	15.92	114.47	25.84	0.40	3.44	NM	8,084	16.10	14.22	NA	0.44	3.67	0.67	5.50
OBAF	OBA Financial Serv. Inc of MD	11.46	53.05	-0.09	16.92	NM	67.73	13.35	67.73	NM	0.00	0.00	NM	397	0.00	0.00	NA	-0.30	NM	-0.10	NM
OSHC	Ocean Shore Holding Co. of NJ	11.10	81.12	0.72	13.49	17.62	82.28	10.38	82.28	15.42	0.24	2.16	38.10	781	12.62	12.62	NA	0.62	5.84	0.71	6.68
OCFC	OceanFirst Fin. Corp of NJ	12.23	230.19	0.66	9.94	17.23	123.04	10.47	123.04	18.53	0.48	3.92	67.61	2,199	8.51	8.51	NA	0.67	7.79	0.63	7.24
OABC	OmniAmerican Bancorp Inc of TX	11.58	137.84	-0.09	16.60	NM	69.76	12.58	69.76	NM	0.00	0.00	0.00	1,095	18.04	18.04	3.02	0.09	0.66	-0.10	-0.74
ONFC	Oneida Financl MHC of NY (44.9) (7)	8.70	30.59	0.69	7.28	18.91	119.51	11.46	211.17	12.61	0.48	5.52	NM	596	10.01	6.10	0.09	0.63	6.34	0.94	9.52
ORIT	Oritani Fin Cp MHC of NJ (25.7) (7)	14.59	139.45	0.41	6.86	38.39	212.68	26.31	212.68	35.59	0.30	2.06	NM	2,054	12.37	12.37	NA	0.72	5.72	0.78	6.17
PSBH	PSB Hldgs Inc MHC of CT (42.9)	4.09	11.45	0.35	6.78	NM	60.32	5.39	72.39	11.69	0.00	0.00	NM	495	8.94	7.56	2.63	-0.96	-11.25	0.47	5.55
PVFC	PVF Capital Corp. of Solon OH	2.18	55.38	-0.34	3.36	NM	64.88	6.23	64.88	NM	0.00	0.00	NM	889	9.60	9.60	NA	-0.43	-6.33	-0.97	-14.35
PBCI	Pamrapo Bancorp, Inc. of NJ (7)	7.42	36.63	-0.62	9.74	NM	76.18	6.67	76.18	NM	0.00	0.00	NM	549	8.75	8.75	NA	-1.27	-14.43	-0.54	-6.08
PFED	Park Bancorp of Chicago IL	4.35	5.19	-3.56	18.96	NM	22.94	2.43	22.94	NM	0.00	0.00	NM	213	10.61	10.61	NA	-1.97	-17.68	-1.92	-17.20
PVSA	Parkvale Financial Corp of PA	8.40	46.44	1.45	21.20	10.37	39.62	2.45	52.50	5.79	0.20	2.38	24.69	1,896	7.86	6.44	NA	0.23	2.98	0.42	5.33
PBHC	Pathfinder BC MHC of NY (36.3)	6.30	5.68	0.60	9.65	11.05	65.28	4.05	77.68	10.50	0.12	1.90	21.05	387	7.79	6.86	NA	0.39	5.54	0.41	5.84
PBCT	Peoples United Financial of CT	13.97	5191.25	0.24	14.74	NM	94.78	24.05	139.84	NM	0.62	4.44	NM	21,586	25.37	18.73	NA	0.44	1.79	0.42	1.72
PROV	Provident Fin. Holdings of CA	6.59	75.17	-1.20	10.90	NM	60.46	5.35	60.46	NM	0.04	0.61	NM	1,405	8.85	8.85	8.65	-0.05	-0.68	-0.92	-11.64
PFS	Provident Fin. Serv. Inc of NJ	12.36	740.60	-2.01	14.76	NM	83.74	10.83	140.14	NM	0.44	3.56	NM	6,836	12.94	8.16	1.30	-1.82	-13.43	-1.80	-13.29
PBNY	Provident NY Bncrp, Inc. of NY	9.09	353.25	0.37	10.87	14.43	83.62	12.03	137.52	24.57	0.24	2.64	38.10	2,936	14.39	9.27	1.04	0.84	5.80	0.49	3.40
PBIP	Prudential Bncp MHC PA (29.3)	6.50	19.70	0.23	5.40	38.24	120.37	12.83	120.37	28.26	0.20	3.08	NM	508	10.66	10.66	NA	0.33	2.99	0.45	4.05
PULB	Pulaski Fin Cp of St. Louis MO	6.70	68.21	-0.27	8.49	11.75	78.92	4.76	82.92	NM	0.38	5.67	66.67	1,434	8.17	7.90	5.51	0.40	5.28	-0.19	-2.50
RIVR	River Valley Bancorp of IN	14.00	21.06	0.85	17.52	12.07	79.91	5.33	80.00	16.47	0.84	6.00	72.41	395	7.93	7.92	NA	0.45	6.38	0.33	4.68
RVSB	Riverview Bancorp, Inc. of WA	3.00	32.77	-0.47	7.68	NM	39.06	3.91	56.50	NM	0.00	0.00	NM	838	10.06	7.20	NA	-0.62	-6.19	-0.58	-5.82
RCKB	Rockville Fin MHC of CT (42.9)	12.06	96.78	0.52	8.49	21.16	142.05	14.57	143.06	23.19	0.24	1.99	42.11	1,560	10.26	10.19	1.13	0.69	6.99	0.63	6.38
ROMA	Roma Fin Corp MHC of NJ (27.0)	11.55	96.42	0.16	6..98	NM	165.47	26.05	165.71	NM	0.32	2.77	NM	1,370	15.88	15.84	NA	0.27	1.58	0.39	2.30
ROME	Rome Bancorp, Inc. of Rome NY	9.10	61.75	0.51	9.00	17.50	101.11	18.84	101.11	17.84	0.36	3.96	69.23	328	18.64	18.64	NA	1.06	5.87	1.04	5.76

RP FINANCIAL, LC.
Financial Services Industry Consultants 1100 North Glebe Road, Suite 1100 Arlington, Virginia 22201 (703) 528-1700

Exhibit III-3
Market Pricing Comparatives
Prices As of May 28, 2010

		Market		Per Share Data
		Capitalization		Core	Book	Pricing Ratios (3)					Dividends (4)			Financial Characteristics (6)
		Price/	Market	12-Mth	Value/						Amount /		Payout	Total	Equity/	Tng Eq/	NPAs/	Reported		Core
Financial Institution		Share (1)	Value	EPS (2)	Share	P/E	P/B	P/A	P/TB	P/CORE	Share	Yield	Ratio (5)	Assets	Assets	Assets	Assets	ROA	ROE	ROA	ROE
		($)	($Mil)	($)	($)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

SIFI	SI Fin Gp Inc MHC of CT (38.2)	6.50	29.26	0.08	6.76	NM	96.15	8.69	101.56	NM	0.12	1.85	NM	882	9.04	8.59	1.17	0.09	1.08	0.11	1.23
SVBI	Severn Bancorp, Inc. of MD	5.91	59.50	-1.60	7.82	NM	75.58	6.13	75.87	NM	0.00	0.00	NM	971	10.86	10.82	13.49	-1.64	-14.47	-1.64	-14.47
SUPR	Superior Bancorp of AL (7)	2.86	33.42	-2.16	16.01	NM	17.86	1.00	19.50	NM	0.00	0.00	NM	3,344	5.59	5.15	10.83	-0.72	-10.32	-0.78	-11.26
THRD	TF Fin. Corp. of Newtown PA	20.89	55.94	1.37	27.04	13.31	77.26	7.81	82.41	15.25	0.80	3.83	50.96	716	10.11	9.54	NA	0.59	5.93	0.51	5.18
TFSL	TFS Fin Corp MHC of OH (26.5)	13.24	1083.55	-0.01	5.68	NM	233.10	38.01	234.34	NM	0.28	2.11	NM	10.739	16.31	16.24	3.36	0.09	0.53	-0.03	-0.18
TSH	Teche Hlding Cp of N Iberia LA	31.58	66.38	3.55	34.99	9.29	90.25	8.69	95.03	8.90	1.42	4.50	41.76	764	9.63	9.19	NA	0.92	10.00	0.96	10.44
TBNK	Territorial Bancorp, Inc of HI	19.74	241.48	0.88	17.99	32.36	109.73	17.14	109.73	22.43	0.20	1.01	32.79	1.409	15.62	15.62	0.28	0.54	4.33	0.78	6.25
TSBK	Timberland Bancorp, Inc. of WA	4.07	28.67	-0.30	9.82	NM	41.45	3.96	45.58	NM	0.04	0.98	NM	725	11.71	10.93	7.82	-0.41	-3.30	-0.30	-2.42
TRST	TrustCo Bank Corp NY of NY	6.23	478.22	0.37	3.26	16.84	191.10	12.86	191.10	16.84	0.25	4.01	67.57	3,719	6.73	6.73	1.50	0.78	11.67	0.78	11.67
UCBA	United Comm Bncp MHC IN (40.8)	7.49	23.99	0.09	7.11	NM	105.34	13.34	105.34	NM	0.44	5.87	NM	441	12.66	12.66	NA	0.19	1.41	0.17	1.27
UCFC	United Community Fin. of OH	1.77	54.69	-0.96	6.94	NM	25.50	2.40	25.58	NM	0.00	0.00	NM	2,280	9.41	9.38	8.65	-1.04	-11.07	-1.22	-12.96
UBNK	United Financial Bncrp of MA	13.56	227.05	0.47	13.39	NM	101.27	15.01	105.12	28.85	0.28	2.06	NM	1,513	14.82	14.36	1.22	0.39	2.44	0.58	3.59
UWBK	United Western Bncp, Inc of CO	1.22	35.82	-1.67	4.59	NM	26.58	1.37	26.58	NM	0.00	0.00	NM	2,610	5.16	5.16	NA	-2.83	-48.48	-1.97	-33.74
VPFG	ViewPoint Finl MHC of TX (43.1) (7)	15.88	170.63	0.01	8.37	NM	189.73	15.98	190.87	NM	0.20	1.26	NM	2,477	8.42	8.38	0.61	0.18	2.10	0.01	0.12
WSB	WSB Holdings, Inc. of Bowie MD	3.75	29.46	-0.48	6.89	NM	54.43	6.73	54.43	NM	0.00	0.00	NM	438	12.36	12.36	NA	-0.88	-7.34	-0.84	-7.05
WSFS	WSFS Financial Corp. of DE	40.33	286.22	-0.37	35.85	NM	112.50	7.51	118.79	NM	0.48	1.19	NM	3,812	8.04	7.71	2.17	-0.12	-1.56	-0.07	-0.90
WVFC	WVS Financial Corp. of PA	13.25	27.31	0.52	14.13	30.11	93.77	7.24	93.77	25.48	0.64	4.83	NM	377	7.72	7.72	0.43	0.23	2.96	0.27	3.50
WFSL	Washington Federal, Inc. of WA	17.28	1943.22	1.32	16.15	18.99	107.00	14.08	124.59	13.09	0.20	1.16	21.98	13,803	13.16	11.51	NA	0.81	6.17	1.17	8.95
WSBF	Waterstone Fin MHC of WI (26.2)	3.67	30.09	-0.44	5.45	NM	67.34	6.22	67.34	NM	0.00	0.00	NM	1,845	9.23	9.23	9.86	-0.33	-3.66	-0.73	-8.04
WAYN	Wayne Savings Bancshares of OH	8.25	24.78	0.72	12.32	11.15	66.96	6.10	71.00	11.46	0.24	2.91	32.43	406	9.12	8.64	NA	0.55	6.19	0.54	6.03
WFD	Westfield Fin. Inc. of MA	8.51	251.74	0.21	8.30	NM	102.53	20.98	102.53	NM	0.20	2.35	NM	1,200	20.46	20.46	NA	0.47	2.21	0.52	2.44

(1)	Average of High/Low or Bid/Ask price per share.
(2)	EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items on a tax effected basis.
(3)	P/E = Price to earnings, P/B = Price to book, P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4)	Indicated twelve month dividend, based on last quarterly dividend declared.
(5)	Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7)	Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source:
SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP Financial, LC.

EXHIBIT III-4

Peer Group Market Area Comparative Analysis

Exhibit III-4
Peer Group Market Area Comparative Analysis

				Proj.			Per Capita Income		Deposit
		Population		Pop.	2000-2009	2009-2014	2009	% State	Market
Institution	County	2000	2009	2014	% Change	% Change	Amount	Average	Share(1)
		(000)	(000)	(000)

Bank Mutual Corp. - WI	Milwaukee	940	938	948	-0.2%	1.0%	25,374	92.7%	1.6%
Brookline Bancorp - MA	Norfolk	650	662	665	1.7%	0.5%	45,473	130.3%	4.5%
Danvers Bancorp - MA	Essex	723	744	749	2.9%	0.6%	34,164	97.9%	8.2%
Dime Community Bancshares - NY	Kings	2,465	2,552	2,595	3.5%	1.7%	21,170	70.8%	2.8%
First Financial Holdings Inc. - SC	Charleston	310	349	367	12.6%	5.2%	28,009	115.0%	15.7%
Flushing Financial Corp. - NY	Nassau	1,335	1,321	1,300	-1.0%	-1.6%	41,631	139.3%	2.7%
NewAlliance Bancshares - CT	New Haven	824	849	858	3.0%	1.0%	30,751	85.3%	11.7%
Provident NY Bancorp, Inc. - NY	Rockland	287	296	299	3.2%	1.0%	37,574	125.7%	17.4%
TrustCo Bank Corp. NY - NY	Schenectady	147	151	154	3.1%	1.6%	27,674	92.6%	37.4%
Washington Federal, Inc. - WA	King	1,737	1,913	2,007	10.1%	4.9%	39,623	134.7%	4.7%

	Averages:	942	978	994	3.9%	1.6%	33,144	108.4%	10.7%
	Medians:	774	797	803	3.1%	1.0%	32,458	106.4%	6.5%

Capitol Federal Financial - KS	Shawnee	170	176	179	3.5%	1.6%	26,282	101.0%	30.9%

(1)	Total institution deposits in headquarters county as percent of total county deposits as of June 30, 2009.

Sources:  SNL Financial LC, FDIC.

EXHIBIT IV-1

Stock Prices:
As of May 28, 2010

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 222011
(703) 528-1700

Exhibit IV-1
Weekly Thrift Market Line - Part One
Prices As Of May 28, 2010

										Current Per Share Financials
	Market Capitalization			Price Change Data									Tangible Book Value/ Share (4)
	Price/ Share (1)	Shares Outst- anding	Market Capital- ization (9)	52 Week (1)		Last Week	% Change From			Trailing 12 Mo. EPS (3)	12 Mo. Core EPS (3)	Book Value/ Share
Financial Institution				High	Low		Last Week	52 Wks Ago (2)	MostRcnt YrEnd (2)					Assets/ Share
	($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)

Market Averages. All Public Companies (no MHC)

All Public Companies (106)	10.75	29,272	346.9	13.24	8.06	10.61	11.09	10.14	14.16	-0.09	-0.15	13.90	12.77	150.08
NYSE Traded Companies (6)	10.35	149,242	1,879.4	13.97	6.93	9.39	176.86	13.77	13.17	-1.19	-1.41	10.23	7.02	115.11
AMEX Traded Companies (1)	31.58	2,102	66.4	35.75	29.30	31.11	1.51	-10.66	-0.41	3.40	3.55	34.99	33.23	363.29
NASDAQ Listed OTC Companies (99)	10.55	21,981	253.1	12.96	7.90	10.47	0.72	10.13	14.38	-0.05	-0.11	13.91	12.92	150.04
California Companies (4)	8.87	6,422	63.4	12.13	3.85	8.33	7.05	31.42	58.15	0.76	0.38	13.58	13.58	200.85
Florida Companies (2)	2.22	27,339	54.8	5.84	1.45	2.17	1.97	-42.48	26.66	-2.37	-2.44	3.85	3.69	98.62
Mid-Atlantic Companies (33)	11.68	50,603	664.1	13.46	8.50	11.57	1.14	18.26	16.26	0.11	0.22	13.47	12.05	155.31
Mid-West Companies (30)	9.25	13,351	80.7	12.52	6.61	9.07	36.17	6.81	17.96	-0.32	-0.61	14.25	13.43	167.02
New England Companies (16)	13.33	41,297	537.3	15.43	11.13	13.20	0.91	5.53	4.83	0.46	0.47	15.30	13.23	141.41
North-West Companies (4)	7.29	37,307	523.8	10.18	5.54	7.55	-3.42	-5.37	-2.91	-0.79	-0.67	11.21	9.82	93.15
South-East Companies (12)	11.43	5,936	63.0	13.68	9.69	11.30	0.55	3.29	6.08	-0.45	-0.51	15.57	14.85	144.27
South-West Companies (1)	11.58	11,903	137.8	12.35	10.12	11.67	-0.77	15.80	15.80	0.08	-0.09	16.60	16.60	92.03
Western Companies (Excl CA) (4)	11.58	15,591	143.5	14.95	7.83	11.42	2.23	27.59	-3.60	-0.15	-0.14	11.62	11.82	83.76
Thrift Strategy (100)	10.63	25,990	306.0	13.05	8.03	10.49	11.60	10.61	12.40	-0.05	-0.11	13.92	12.81	149.05
Mortgage Banker Strategy (3)	4.27	30,314	85.6	8.59	1.79	4.06	2.75	-21.84	94.38	-1.70	-2.32	6.66	6.51	109.84
Real Estate Strategy (1)	2.18	25,402	55.4	4.39	1.49	2.12	2.83	3.81	12.37	-0.15	-0.34	3.36	3.36	35.00
Diversified Strategy (2)	27.15	189,349	2,738.7	31.71	19.05	27.25	-1.14	22.24	20.50	-0.20	-0.07	25.30	21.97	297.64
Companies Issuing Dividends (67)	12.80	37,548	492.8	15.26	9.63	12.67	1.09	14.08	11.60	0.50	0.43	15.24	13.86	167.89
Companies Without Dividends (39)	6.82	13,430	67.8	9.38	5.03	6.68	30.25	2.59	19.08	-1.21	-1.26	11.32	10.70	115.99
Equity/Assets <6% (13)	3.77	23,448	92.6	7.68	2.45	3.18	99.30	-30.58	2.58	-2.53	-2.33	7.59	7.44	151.52
Equity/Assets 6-12% (60)	11.88	19,941	226.1	14.38	8.53	11.77	0.48	17.81	22.05	0.35	0.18	15.39	14.36	187.92
Equity/Assets >12% (33)	11.09	47,613	644.1	13.10	9.08	11.06	0.34	10.22	4.17	-0.05	0.00	13.38	11.76	83.09
Converted Last 3 Mths (no MHC) (1)	10.05	4,083	41.0	11.58	7.11	10.03	0.20	36.36	17.00	0.79	0.79	12.29	12.29	79.90
Actively Traded Companies (6)	18.54	27,456	465.8	20.87	12.56	18.22	1.82	42.37	16.85	1.44	1.19	19.83	18.64	257.33
Market Value Below $20 Million (18)	6.94	2,428	13.3	9.35	4.72	6.70	3.33	2.30	12.85	-1.15	-1.21	12.85	12.74	173.27
Holding Company Structure (100)	10.52	30,732	364.0	13.05	7.93	10.39	11.64	8.76	13.74	-0.14	-0.21	13.87	12.75	148.03
Assets Over $1 Billion (49)	10.94	58,048	703.9	14.05	8.13	10.83	22.27	10.46	12.78	-0.13	-0.26	13.05	11.38	137.78
Assets $500 Million-$1 Billion (30)	10.95	6,310	55.1	12.88	7.96	10.73	1.72	8.33	15.79	-0.02	0.03	14.46	13.67	173.30
Assets $250-$500 Million (21)	11.20	3,225	32.5	13.08	8.99	11.11	1.27	14.80	12.60	0.34	0.22	15.49	14.84	150.28
Assets less than $250 Million (6)	6.75	1,676	9.8	9.18	4.84	6.68	1.55	0.79	22.39	-1.51	-1.44	12.51	12.44	133.51
Goodwill Companies (60)	11.24	42,931	543.6	13.86	8.39	11.15	0.59	11.87	14.14	0.05	0.02	14.29	12.32	160.58
Non-Goodwill Companies (45)	10.07	11,422	88.5	12.45	7.57	9.88	25.38	7.70	14.18	-0.27	-0.38	13.29	13.29	137.41
Acquirors of FSLIC Cases (2)	9.25	57,004	972.6	13.13	6.47	9.52	-1.52	-3.69	-14.99	-1.14	-0.56	9.79	8.65	104.44

(1)	Average of high/low or bid/ask price per share.
(2)	Or since offering price if converted or first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized
(3)	EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)	Annualized, based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing twelve month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

*
Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source :
SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 222011
(703) 528-1700

Exhibit IV-1 (continued)
Weekly Thrift Market Line - Part One
Prices As Of May 28, 2010

										Current Per Share Financials
	Market Capitalization			Price Change Data									Tangible Book Value/ Share (4)
	Price/ Share (1)	Shares Outst- anding	Market Capital- ization (9)	52 Week (1)		Last Week	% Change From			Trailing 12 Mo. EPS (3)	12 Mo. Core EPS (3)	Book Value/ Share
Financial Institution				High	Low		Last Week	52 Wks Ago (2)	MostRcnt YrEnd (2)					Assets/ Share
	($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)

Market Averages. MHC Institutions

All Public Companies (38)	8.62	31,946	121.9	10.70	6.75	8.60	0.90	1.94	11.15	0.06	0.10	7.63	7.22	66.94
NASDAQ Listed OTC Companies (38)	8.62	31,946	121.9	10.70	6.75	8.60	0.90	1.94	11.15	0.06	0.10	7.63	7.22	66.94
California Companies (1)	10.00	13,291	44.4	10.39	7.30	9.77	2.35	6.61	13.77	0.19	0.21	7.00	6.69	67.20
Mid-Atlantic Companies (21)	9.04	27,454	118.4	11.58	7.59	9.10	0.20	-7.66	-4.09	0.17	0.19	7.95	7.63	69.89
Mid-West Companies (8)	8.29	61,453	202.0	10.04	6.09	8.14	1.59	13.28	29.67	0.11	0.02	7.38	6.72	51.87
New England Companies (5)	8.53	14,947	62.2	9.89	5.66	8.39	2.21	16.82	22.67	0.07	0.32	7.78	7.26	77.36
South-East Companies (2)	2.95	13,416	13.9	4.25	1.18	2.91	1.37	23.43	95.36	-2.16	-1.86	4.20	4.19	68.13
Thrift Strategy (38)	8.62	31,946	121.9	10.70	6.75	8.60	0.90	1.94	11.15	0.06	0.10	7.63	7.22	66.94
Companies Issuing Dividends (27)	9.17	30,677	108.3	11.57	7.62	9.20	0.27	-5.70	-1.07	0.19	0.20	7.75	7.46	63.91
Companies Without Dividends (11)	7.24	35,116	155.9	8.53	4.59	7.11	2.47	21.04	41.72	-0.25	-0.17	7.33	6.64	74.50
Equity/Assets 6-12% (24)	8.09	17,355	72.7	9.77	5.94	8.07	1.03	6.80	21.97	0.03	0.09	7.79	7.40	83.73
Equity/Assets >12% (14)	9.33	51,400	187.5	11.95	7.84	9.30	0.73	-4.54	-3.27	0.10	0.11	7.42	6.99	44.55
Market Value Below $20 Million (1)	6.30	2,485	5.7	8.00	5.11	6.50	-3.08	-20.25	12.50	0.57	0.60	9.65	8.11	155.63
Holding Company Structure (35)	8.64	33,790	130.5	10.61	6.69	8.62	1.06	4.20	13.45	0.05	0.08	7.79	7.34	68.65
Assets Over $1 Billion (14)	10.81	74,765	301.5	12.60	8.35	10.83	-0.70	18.08	14.65	0.20	0.16	7.37	6.97	54.81
Assets $500 Million-$1 Billion (12)	6.25	10,816	24.1	9.41	4.90	6.10	3.83	-16.78	4.96	-0.34	-0.29	6.98	6.88	68.78
Assets $250-$500 Million (11)	8.15	5,828	19.4	9.27	6.46	8.23	-0.23	3.20	15.11	0.28	0.38	8.53	8.01	82.83
Assets less than $250 Million (1)	9.91	7,851	31.1	15.00	8.40	9.55	3.77	-21.04	-9.91	0.00	0.00	7.38	5.50	30.36
Goodwill Companies (22)	9.29	47,699	192.7	10.98	6.92	9.14	2.19	11.09	17.97	0.02	0.09	7.65	6.93	65.71
Non-Goodwill Companies (16)	7.73	10,942	27.5	10.33	6.54	7.87	-0.82	-10.26	2.07	0.12	0.11	7.61	7.61	68.57
MHC Institutions (38)	8.62	31,946	121.9	10.70	6.75	8.60	0.90	1.94	11.15	0.06	0.10	7.63	7.22	66.94

(1)	Average of high/low or bid/ask price per share.
(2)	Or since offering price if converted or first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized
(3)	EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)	Annualized, based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing twelve month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

*
Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:
SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 222011
(703) 528-1700

Exhibit IV-1 (continued)
Weekly Thrift Market Line - Part One
Prices As Of May 28, 2010

											Current Per Share Financials
		Market Capitalization			Price Change Data									Tangible Book Value/ Share (4)
			Shares Outst- anding	Market Capital- ization (9)	52 Week (1)			% Change From			Trailing 12 Mo. EPS (3)	12 Mo. Core EPS (3)	Book Value/ Share		Assets/ Share
Financial Institution		Price/ Share (1)			High	Low	Last Week	Last Week	52 Wks Ago (2)	MostRcnt YrEnd (2)
		($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)

NYSE Traded Companies
AF	Astoria Financial Corp. of NY*	14.88	97,896	1,456.7	17.55	7.31	14.90	-0.13	101.08	19.71	0.32	0.31	12.43	10.54	204.92
BBX	BankAtlantic Bancorp Inc of FL*	1.95	49,220	96.0	6.68	1.14	1.99	-2.01	-45.68	50.00	-3.33	-3.43	2.42	2.11	96.47
FBC	Flagstar Bancorp, Inc. of MI*	5.08	147,008	746.8	13.80	3.90	0.44	***.**	-45.38	-15.33	-3.59	-5.18	5.70	5.70	97.50
NYB	New York Community Bcrp of NY*	16.05	435,441	6,988.8	18.20	9.98	15.39	4.29	50.42	10.61	1.00	1.37	12.43	6.60	97.44
NAL	NewAlliance Bancshares of CT*	11.77	105,965	1,247.2	13.48	10.50	11.75	0.17	-6.29	-2.00	0.48	0.47	13.61	8.32	80.22
PFS	Provident Fin. Serv. Inc of NJ*	12.36	59,919	740.6	14.10	8.72	11.85	4.30	28.48	16.06	-2.03	-2.01	14.76	8.82	114.09

AMEX Traded Companies
TSH	Teche Hlding Cp of N Iberia LA*	31.58	2,102	66.4	35.75	29.30	31.11	1.51	-10.66	-0.41	3.40	3.55	34.99	33.23	363.29

NASDAQ Listed OTC Companies
ABBC	Abington Bancorp, Inc. of PA*	8.88	20,862	185.3	10.20	6.28	9.08	-2.20	11.14	28.88	-0.37	-0.36	10.28	10.28	60.73
ALLB	Alliance Bank MHC of PA (42.0)	8.30	6,700	23.8	8.89	8.00	8.30	0.00	-0.60	-1.19	0.17	0.19	7.24	7.24	70.42
ABCW	Anchor BanCorp Wisconsin of WI (8)*	0.71	21,689	15.4	1.65	0.37	0.69	2.90	-54.19	12.70	-6.27	-7.68	0.15	-0.20	205.57
AFCB	Athens Bancshares, Inc. of TN*	10.60	2,777	29.4	11.85	10.52	10.81	-1.94	6.00	6.00	0.54	0.54	17.42	17.42	96.68
ACFC	Atl Cst Fed Cp of GA MHC (35.1)	2.95	13,416	13.9	4.25	1.18	2.91	1.37	23.43	95.36	-2.16	-1.86	4.20	4.19	68.13
BCSB	BCSB Bancorp, Inc. of MD*	9.99	3,121	31.2	10.50	7.95	9.60	4.06	19.64	11.62	-0.93	-0.81	15.71	15.68	192.49
BKMU	Bank Mutual Corp of WI*	6.42	45,475	291.9	10.15	5.95	6.65	-3.46	-27.87	-7.36	0.19	-0.01	8.76	7.57	75.75
BFIN	BankFinancial Corp. of IL*	8.53	21,416	182.7	11.04	8.28	8.73	-2.29	-1.39	-13.84	-0.01	0.04	12.31	11.08	72.78
BFED	Beacon Federal Bancorp of NY*	9.04	6,533	59.1	9.89	8.14	9.05	-0.11	-2.59	-3.83	0.67	0.84	15.91	15.91	164.29
BNCL	Beneficial Mut MHC of PA (44.1)	10.31	81,854	373.1	11.05	8.60	10.47	-1.53	12.55	4.78	0.24	0.21	7.90	6.31	57.54
BHLB	Berkshire Hills Bancorp of MA*	18.24	14,027	255.9	24.88	16.20	18.44	-1.08	-15.16	-11.80	-1.21	-1.06	27.47	14.97	192.88
BOFI	Bofi Holding, Inc. of CA*	15.99	8,294	132.6	19.27	5.51	15.25	4.85	153.41	59.90	2.33	1.57	11.89	11.89	168.93
BYFC	Broadway Financial Corp. of CA*	3.65	1,743	6.4	8.00	3.00	3.39	7.67	-51.46	-38.96	0.44	0.68	12.84	12.84	298.32
BRKL	Brookline Bancorp, Inc. of MA*	9.96	59,038	588.0	12.50	9.03	9.97	-0.10	3.21	0.50	0.39	0.38	8.30	7.52	44.70
BFSB	Brooklyn Fed MHC of NY (24.7)	5.60	12,889	17.0	14.19	4.64	5.85	-4.27	-50.92	-44.22	-0.22	-0.05	6.21	6.21	40.98
CITZ	CFS Bancorp, Inc of Munster IN*	5.06	10,820	54.7	6.25	2.93	5.17	-2.13	26.50	56.66	-0.12	-0.06	10.28	10.28	100.94
CMSB	CMS Bancorp Inc of W Plains NY*	8.35	1,863	15.6	8.65	6.76	8.26	1.09	11.33	22.61	-0.21	-0.38	11.24	11.24	121.91
CBNJ	Cape Bancorp, Inc. of NJ*	7.13	13,314	94.9	9.00	5.35	7.00	1.86	-16.71	6.10	-1.29	-1.02	9.71	7.97	80.59
CFFN	Capitol Fd Fn MHC of KS (29.6) (8)	32.00	73,983	701.0	43.19	28.19	32.57	-1.75	-23.35	1.72	0.92	0.94	12.79	12.79	114.69
CARV	Carver Bancorp, Inc. of NY*	8.00	2,475	19.8	9.66	3.98	6.51	22.89	30.08	-11.60	0.48	0.62	18.60	18.49	327.98
CEBK	Central Bncrp of Somerville MA*	11.50	1,667	19.2	11.50	5.60	10.80	6.48	58.84	38.55	0.83	0.99	21.31	19.97	325.40
CFBK	Central Federal Corp. of OH*	1.60	4,099	6.6	3.25	0.83	1.60	0.00	-43.86	6.67	-2.48	-2.56	3.83	3.79	70.41
CHEV	Cheviot Fin Cp MHC of OH (38.5)	7.95	8,869	27.1	9.80	7.00	7.96	-0.13	-11.67	7.58	0.15	0.14	7.79	7.79	39.41
CBNK	Chicopee Bancorp, Inc. of MA*	11.70	6,379	74.6	13.95	11.63	11.94	-2.01	-9.86	-6.25	-0.28	-0.12	14.83	14.83	85.56
CZWI	Citizens Comm Bncorp Inc of WI*	4.13	5,113	21.1	6.38	3.01	4.10	0.73	-32.18	21.47	-0.69	0.41	10.88	9.59	112.80
CSBC	Citizens South Bnkg Corp of NC*	6.08	9,126	55.5	7.24	4.35	5.51	10.34	21.60	32.75	-2.32	-1.00	7.41	7.17	124.11
CSBK	Clifton Svg Bp MHC of NJ (37.1)	8.80	26,398	87.3	11.65	8.30	9.01	-2.33	-12.00	-6.08	0.20	0.21	6.64	6.64	40.16
COBK	Colonial Bank MHC of NJ (44.8) (8)	9.43	4,440	18.7	10.20	5.51	9.85	-4.26	28.30	29.89	0.44	0.65	10.49	10.49	127.89
CFFC	Community Fin. Corp. of VA*	4.25	4,362	18.5	5.29	3.32	4.40	-3.41	-4.49	-2.07	0.49	0.35	8.34	8.34	124.01
DNBK	Danvers Bancorp, Inc. of MA*	15.80	21,672	342.4	17.09	12.32	15.34	3.00	10.72	21.63	0.38	0.38	13.39	11.80	113.27
DCOM	Dime Community Bancshars of NY*	12.76	34,385	438.8	14.12	7.82	12.51	2.00	52.27	8.78	0.95	1.02	8.97	7.36	119.64
ESBF	ESB Financial Corp. of PA*	13.59	12,044	163.7	15.44	10.62	13.15	3.35	-1.66	2.80	0.98	1.05	13.99	10.43	162.28
ESSA	ESSA Bancorp, Inc. of PA*	12.54	13,765	172.6	14.10	11.32	12.32	1.79	-7.79	7.18	0.41	0.38	13.01	13.01	76.91
EBMT	Eagle Bancorp Montanta of MT*	10.05	4,083	41.0	11.58	7.11	10.03	0.20	36.36	17.00	0.79	0.79	12.29	12.29	79.90
ESBK	Elmira Svgs Bank, FSB of NY*	15.60	1,921	30.0	17.20	13.00	15.85	-1.58	9.47	-6.87	1.63	1.20	19.09	12.30	254.54
FFDF	FFD Financial Corp of Dover OH*	15.00	1,011	15.2	15.90	10.36	15.00	0.00	39.53	10.46	0.91	0.70	17.89	17.89	196.95
FFCO	FedFirst Fin MHC of PA (42.5) (8)	5.47	6,326	14.7	6.95	3.05	5.45	0.37	53.22	60.88	0.10	0.11	6.82	6.59	55.23
FSBI	Fidelity Bancorp, Inc. of PA*	7.10	3,047	21.6	10.50	4.00	7.50	-5.33	-0.98	41.72	-0.98	-0.10	13.63	12.75	232.36
FABK	First Advantage Bancorp of TN*	10.82	4,360	47.2	10.98	8.96	10.66	1.50	13.89	1.98	0.12	0.10	15.78	15.78	79.07
FBSI	First Bancshares, Inc. of MO*	9.49	1,551	14.7	12.50	6.80	9.14	3.83	11.65	14.61	-0.58	-0.65	15.46	15.37	137.84
FCAP	First Capital, Inc. of IN*	14.85	2,788	41.4	18.49	13.17	15.25	-2.62	5.32	-2.24	0.35	0.28	16.85	14.87	165.97
FCLF	First Clover Leaf Fin Cp of IL*	5.99	7,952	47.6	8.60	5.69	5.89	1.70	-28.26	-18.50	-1.12	-1.09	9.72	8.12	74.34
FCFL	First Community Bk Corp of FL*	2.49	5,457	13.6	4.99	1.75	2.35	5.96	-39.27	3.32	-1.40	-1.44	5.27	5.27	100.77
FDEF	First Defiance Fin. Corp of OH*	10.83	8,118	87.9	18.93	9.20	12.07	-10.27	-22.64	-4.07	0.40	0.20	24.55	16.79	253.61
FFNM	First Fed of N. Michigan of MI*	2.10	2,884	6.1	2.49	1.02	1.95	7.69	22.81	72.13	-2.31	-2.30	8.07	7.78	79.59
FFBH	First Fed. Bancshares of AR*	3.09	4,847	15.0	4.90	2.02	3.32	-6.93	-32.24	34.93	-9.07	-9.11	5.73	5.73	143.79
FFNW	First Fin NW, Inc of Renton WA*	4.81	18,805	90.5	9.03	4.57	5.08	-5.31	-43.68	-26.56	-3.17	-3.21	11.17	11.17	70.26
FFCH	First Fin. Holdings Inc. of SC*	14.02	16,527	231.7	18.64	8.43	13.54	3.55	57.53	7.85	0.32	-1.19	16.34	14.02	204.57
FFHS	First Franklin Corp. of OH*	10.64	1,681	17.9	16.49	4.50	10.50	1.33	119.83	33.17	-1.12	-1.88	13.25	13.25	171.32
FKFS	First Keystone Fin., Inc of PA (8)*	13.04	2,433	31.7	13.84	8.05	13.49	-3.34	44.89	10.51	-2.12	-1.13	12.54	12.54	200.78

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 222011
(703) 528-1700

Exhibit IV-1 (continued)
Weekly Thrift Market Line - Part One
Prices As Of May 28, 2010

											Current Per Share Financials
		Market Capitalization			Price Change Data									Tangible Book Value/ Share (4)
			Shares Outst- anding	Market Capita1- ization (9)	52 Week (1)			% Change From			Trailing 12 Mo. EPS (3)	12 Mo. Core EPS (3)	Book Value/ Share		Assets/ Share
Financial Institution		Price/ Share (1)			High	Low	Last Week	Last Week	52 Wks Ago (2)	MostRcnt YrEnd (2)
		($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)

NASDAQ Listed OTC Companies (continued)
FPTB	First PacTrust Bancorp of CA*	9.25	4,244	39.3	10.76	4.44	8.55	8.19	21.71	72.90	0.34	0.46	18.70	18.70	212.96
FPFC	First Place Fin. Corp. of OH*	4.77	16,973	81.0	5.71	2.29	4.73	0.85	15.78	72.20	-2.09	-2.71	11.50	10.95	189.04
FSFG	First Savings Fin. Grp. of IN*	13.45	2,415	32.5	13.75	9.76	12.95	3.86	35.18	28.71	0.82	0.87	22.39	18.88	204.65
FFIC	Flushing Fin. Corp. of NY*	13.54	31,152	421.8	15.00	8.09	13.37	1.27	44.50	20.25	0.76	0.90	11.84	11.27	134.28
FXCB	Fox Chase Bncp MHC of PA (41.0) (8)	10.75	13,609	60.7	12.00	8.55	10.88	-1.19	8.70	12.92	-0.08	-0.16	9.20	9.20	84.97
GSLA	GS Financial Corp. of LA*	12.94	1,258	16.3	17.44	12.25	12.30	5.20	-5.89	-13.68	0.36	-0.01	22.30	22.30	220.42
GCBC	Green Co Bcrp MHC of NY (43.9)	15.81	4,119	28.5	18.00	13.01	16.70	-5.33	4.01	2.80	1.14	1.15	10.56	10.56	116.28
HFFC	HF Financial Corp. of SD*	10.10	6,939	70.1	13.25	8.05	10.61	-4.81	-19.01	3.91	0.80	0.70	13.51	12.79	177.90
HMNF	HMN Financial, Inc. of MN*	5.30	4,316	22.9	6.85	3.05	5.60	-5.36	-4.33	26.19	-2.73	-3.07	17.10	17.10	238.29
HBNK	Hampden Bancorp, Inc. of MA*	9.44	7,151	67.5	11.30	9.01	9.60	-1.67	-7.54	-11.36	-0.12	-0.12	13.13	13.13	80.81
HARL	Harleysville Svgs Fin Cp of PA*	15.10	3,661	55.3	16.22	12.02	14.94	1.07	1.55	8.95	1.23	1.30	14.12	14.12	230.29
HBOS	Heritage Fn Gp MHC of GA (24.4) (8)	12.28	10,399	31.2	13.39	6.51	11.82	3.89	38.29	69.38	-0.12	-0.17	5.93	5.78	55.23
HIFS	Hingham Inst. for Sav. of MA*	37.73	2,124	80.1	38.05	27.75	36.63	3.00	35.96	22.94	4.14	4.12	31.56	31.56	454.98
HBCP	Home Bancorp Inc. Lafayette LA*	13.64	8,683	118.4	14.49	10.76	13.38	1.94	18.61	11.89	0.54	0.65	15.29	15.29	60.42
HOME	Home Federal Bancorp Inc of ID*	15.31	16,688	255.5	16.12	9.14	14.95	2.41	63.39	15.03	0.39	-0.57	12.41	12.41	51.06
HFBC	HopFed Bancorp, Inc. of KY*	12.50	3,599	45.0	15.03	8.50	11.75	6.38	35.14	33.83	0.43	0.03	17.80	17.50	292.26
HCBK	Hudson City Bancorp, Inc of NJ*	12.61	526,620	6,640.7	14.77	12.22	12.68	-0.55	0.88	-8.16	1.04	1.00	10.25	9.95	116.27
IFSB	Independence FSB of DC*	1.21	1,552	1.9	4.61	0.97	1.21	0.00	-42.38	-19.33	-3.19	-2.44	3.42	3.42	86.13
ISBC	Investors Bcrp MHC of NJ (43.5)	13.66	114,894	680.9	14.50	8.12	13.33	2.48	64.18	24.86	0.31	0.28	7.40	7.17	72.74
JXSB	Jcksnville Bcp MHC of IL (45.9) (8)	11.52	1,921	10.2	16.00	7.84	11.52	0.00	34.74	22.55	0.73	0.37	13.32	11.90	150.67
JFBI	Jefferson Bancshares Inc of TN*	4.13	6,684	27.6	7.28	3.42	4.25	-2.82	-31.40	-12.87	0.16	0.04	11.98	8.33	99.22
KFED	K-Fed Bancorp MHC of CA (33.4)	10.00	13,291	44.4	10.39	7.30	9.77	2.35	6.61	13.77	0.19	0.21	7.00	6.69	67.20
KFFB	KY Fst Fed Bp MHC of KY (39.9)	9.91	7,851	31.1	15.00	8.40	9.55	3.77	-21.04	-9.91	0.00	0.00	7.38	5.50	30.36
KRNY	Kearny Fin Cp MHC of NJ (26.5)	8.79	68,839	161.1	12.17	8.76	9.60	-8.44	-18.00	-12.71	0.09	0.10	7.00	5.81	32.71
LSBX	LSB Corp of No. Andover MA*	12.19	4,507	54.9	14.50	9.06	12.30	-0.89	24.51	25.54	1.01	0.72	13.77	13.77	178.96
LSBI	LSB Fin. Corp. of Lafayette IN*	11.66	1,554	18.1	14.00	8.27	11.40	2.28	-3.24	18.98	0.44	0.11	22.02	22.02	239.19
LPSB	LaPorte Bancrp MHC of IN (45.6)	7.50	4,589	15.9	7.50	4.14	7.10	5.63	47.64	70.45	0.59	0.36	10.85	8.83	91.42
LSBK	Lake shore Bnp MHC of NY (41.3)	8.00	6,085	20.5	8.50	6.85	8.36	-4.31	6.52	1.78	0.41	0.42	9.14	9.14	71.00
LEGC	Legacy Bancorp, Inc. of MA*	8.76	8,720	76.4	13.46	8.56	9.00	-2.67	-15.20	-11.16	-0.95	-0.30	13.80	12.46	108.51
LABC	Louisiana Bancorp, Inc. of LA*	14.57	4,572	66.6	16.59	13.25	15.00	-2.87	3.26	0.48	0.52	0.49	15.71	15.71	71.42
MSBF	MSB Fin Corp MHC of NJ (41.8)	7.94	5,226	17.6	9.50	6.37	7.82	1.53	-11.78	0.00	0.08	0.10	7.67	7.67	69.34
MGYR	Magyar Bancorp MHC of NJ (44.5)	4.29	5,783	11.0	7.45	2.91	3.80	12.89	-31.03	7.25	-0.40	-0.55	6.96	6.96	95.25
MLVF	Malvern Fed Bncp MHC PA (45.0)	8.42	6,103	23.3	10.10	8.40	8.99	-6.34	-18.25	-12.20	-0.18	-0.18	11.16	11.16	114.09
MFLR	Mayflower Bancorp, Inc. of MA*	7.69	2,079	16.0	8.36	5.68	7.27	5.78	6.07	14.78	0.56	0.31	9.85	9.85	122.91
EBSB	Meridian Fn Serv MHC MA (43.4)	11.46	22,615	111.3	12.30	7.39	11.42	0.35	38.91	31.72	0.34	0.32	9.08	8.54	76.02
CASH	Meta Financial Group of IA*	31.17	3,073	95.8	34.09	13.99	30.10	3.55	107.80	49.14	0.99	0.56	19.89	19.00	319.53
MFSF	MutualFirst Fin. Inc. of IN*	7.66	6,985	53.5	10.50	5.51	7.83	-2.17	-13.93	28.09	0.13	0.19	14.12	13.33	212.90
NASB	NASB Fin, Inc. of Grandview MO*	17.09	7,868	134.5	33.84	16.41	16.80	1.73	-37.01	-26.62	2.38	-0.38	21.15	20.81	198.22
NECB	NE Comm Bncrp MHC of NY (45.0)	5.76	13,225	34.3	9.49	4.75	4.85	18.76	-35.79	-12.33	-0.20	-0.19	8.15	8.01	39.11
NHTB	NH Thrift Bancshares of NH*	10.32	5,772	59.6	11.93	8.75	10.34	-0.19	3.30	6.50	1.12	0.57	13.73	8.67	162.62
NVSL	Naug Vlly Fin MHC of CT (40.5) (8)	6.95	7,023	19.8	7.42	4.11	6.72	3.42	2.36	21.08	0.28	0.28	7.22	7.21	80.34
NFSB	Newport Bancorp, Inc. of RI*	12.15	3,720	45.2	12.99	10.91	12.25	-0.82	2.88	-0.82	0.22	0.29	13.61	13.61	122.74
FFFD	North Central Bancshares of IA*	17.60	1,348	23.7	19.66	13.00	17.90	-1.68	10.00	10.21	1.86	1.79	28.64	28.64	335.63
NFBK	Northfield Bcp MHC of NY (45.1)	14.54	43,723	294.1	15.30	10.45	13.95	4.23	38.61	7.54	0.29	0.28	9.06	8.69	47.98
NWBI	Northwest Bancshares Inc of PA*	11.63	110,681	1,287.2	12.79	7.82	11.67	-0.34	46.11	3.19	0.30	0.45	11.76	10.16	73.04
OBAF	OBA Financial Serv. Inc of MD*	11.46	4,629	53.0	11.50	9.95	10.80	6.11	14.60	14.60	-0.26	-0.09	16.92	16.92	85.82
OSHC	Ocean shore Holding Co. of NJ*	11.10	7,308	81.1	11.81	7.39	10.86	2.21	21.98	24.02	0.63	0.72	13.49	13.49	106.90
OCFC	OceanFirst Fin. Corp of NJ*	12.23	18,822	230.2	13.95	9.37	12.49	-2.08	-0.81	8.33	0.71	0.66	9.94	9.94	116.84
OABC	OmniAmerican Bancorp Inc of TX*	11.58	11,903	137.8	12.35	10.12	11.67	-0.77	15.80	15.80	0.08	-0.09	16.60	16.60	92.03
ONFC	Oneida Financl MHC of NY(44.9) (8)	8.70	7,853	30.6	11.75	7.06	9.30	-6.45	-8.90	-2.79	0.46	0.69	7.28	4.12	75.93
ORIT	Oritani Fin Cp MHC of NJ (25.7) (8)	14.59	37,041	139.5	17.15	12.46	14.47	0.83	9.62	6.26	0.38	0.41	6.86	6.86	55.46
PSBH	PSB Hldgs Inc MHC of CT (42.9)	4.09	6,529	11.4	5.48	2.61	4.04	1.24	-10.11	20.29	-0.71	0.35	6.78	5.65	75.84
PVFC	PVF Capital Corp. of Solon OH*	2.18	25,402	55.4	4.39	1.49	2.12	2.83	3.81	12.37	-0.15	-0.34	3.36	3.36	35.00
PBCI	Pamrapo Bancorp, Inc. of NJ (8)*	7.42	4,936	36.6	10.86	6.03	7.56	-1.85	-30.33	-6.08	-1.47	-0.62	9.74	9.74	111.31
PFED	Park Bancorp of Chicago IL*	4.35	1,192	5.2	10.95	3.14	4.50	-3.33	-38.21	33.85	-3.66	-3.56	18.96	18.96	178.66
PVSA	Parkva1e Financial Corp of PA*	8.40	5,529	46.4	12.39	6.41	10.00	-16.00	-19.54	20.86	0.81	1.45	21.20	16.00	342.96
PBHC	Pathfinder BC MHC of NY (36.3)	6.30	2,485	5.7	8.00	5.11	6.50	-3.08	-20.25	12.50	0.57	0.60	9.65	8.11	155.63
PBCT	Peoples United Financial of CT*	13.97	371,600	5,191.3	17.41	13.94	14.37	-2.78	-9.87	-16.35	0.25	0.24	14.74	9.99	58.09
PROV	Provident Fin. Holdings of CA*	6.59	11,407	75.2	10.49	2.43	6.13	7.50	2.01	138.77	-0.07	-1.20	10.90	10.90	123.20
PBNY	Provident NY Bncrp, Inc. of NY*	9.09	38,861	353.2	10.62	7.79	9.27	-1.94	12.78	7.70	0.63	0.37	10.87	6.61	75.55
PBIP	Prudential Bncp MHC PA (29.3)	6.50	10,031	19.7	12.45	6.20	6.58	-1.22	-45.19	-31.72	0.17	0.23	5.40	5.40	50.67
PULB	Pulaski Fin Cp of St. Louis MO*	6.70	10,180	68.2	8.95	5.70	6.65	0.75	-6.94	0.00	0.57	-0.27	8.49	8.08	140.87
RIVR	River Valley Bancorp of IN*	14.00	1,504	21.1	16.45	11.36	13.50	3.70	7.69	12.00	1.16	0.85	17.52	17.50	262.78
RVSB	Riverview Bancorp, Inc. of WA*	3.00	10,924	32.8	4.39	2.13	2.98	0.67	2.74	33.93	-0.50	-0.47	7.68	5.31	76.71
RCKB	Rockville Fin MHC of CT (42.9)	12.06	18,854	96.8	14.79	8.82	12.04	0.17	21.57	14.86	0.57	0.52	8.49	8.43	82.76

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 222011
(703) 528-1700

Exhibit IV-1 (continued)
Weekly Thrift Market Line - Part One
Prices As Of May 28, 2010

											Current Per Share Financials
		Market Capitalization			Price Change Data									Tangible
			Shares	Market	52 Week (1)			% Change From			Trailing	12 Mo.	Book	Book
		Price/	Outst-	Capital-			Last	Last	52 Wks	MostRcnt	12 Mo.	Core	Value/	Value/	Assets/
Financial Institution		Share (1)	anding	ization (9)	High	Low	Week	Week	Ago (2)	YrEnd (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
		($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
NASDAQ Listed OTC Companies (continued)
ROMA	Roma Fin Corp MHC of NJ (27.0)	11.55	30,907	96.4	14.05	11.01	11.54	0.09	-4.70	-6.55	0.11	0.16	6.98	6.97	44.34
ROME	Rome Bancorp, Inc. of Rome NY*	9.10	6,786	61.8	9.95	7.61	9.01	1.00	0.78	14.32	0.52	0.51	9.00	9.00	48.29
SIFI	SI Fin Gp Inc MHC of CT (38.2)	6.50	11,789	29.3	7.00	3.80	6.07	7.08	16.91	23.81	0.07	0.08	6.76	6.40	74.82
SVBI	Severn Bancorp, Inc. of MD*	5.91	10,067	59.5	6.57	1.55	5.80	1.90	97.00	134.52	-1.60	-1.60	7.82	7.79	96.43
SUPR	Superior Bancorp of AL (8)*	2.86	11,687	33.4	4.50	1.50	2.95	-3.05	-16.37	-13.07	-1.98	-2.16	16.01	14.67	286.16
THRD	TF Fin. Corp. of Newtown PA*	20.89	2,678	55.9	22.65	16.50	20.25	3.16	9.66	10.12	1.57	1.37	27.04	25.35	267.34
TFSL	TFS Fin Corp MHC of OH (26.5)	13.24	308,315	1,083.5	14.46	10.25	13.16	0.61	16.96	9.06	0.03	-0.01	5.68	5.65	34.83
TBNK	Territorial Bancorp, Inc of HI*	19.74	12,233	241.5	21.23	14.00	19.52	1.13	97.40	9.36	0.61	0.88	17.99	17.99	115.17
TSBK	Timberland Bancorp, Inc. of WA*	4.07	7,045	28.7	5.63	3.51	4.33	-6.00	-15.56	-8.33	-0.41	-0.30	9.82	8.93	102.88
TRST	TrustCo Bank Corp NY of NY*	6.23	76,761	478.2	7.18	5.37	6.44	-3.26	12.66	-1.11	0.37	0.37	3.26	3.26	48.45
UCBA	United Comm Bncp MHC IN (40.8)	7.49	7,846	24.0	7.75	5.01	7.32	2.32	25.04	21.79	0.10	0.09	7.11	7.11	56.16
UCFC	United Community Fin. of OH*	1.77	30,898	54.7	2.30	0.80	1.94	-8.76	31.11	22.07	-0.82	-0.96	6.94	6.92	73.78
UBNK	United Financial Bncrp of MA*	13.56	16,744	227.0	15.16	11.31	12.98	4.47	13.66	3.43	0.32	0.47	13.39	12.90	90.34
UWBK	United Western Bncp, Inc of CO*	1.22	29,359	35.8	10.85	1.05	1.16	5.17	-86.78	-55.80	-2.40	-1.67	4.59	4.59	88.89
VPFG	ViewPoint Finl MHC of TX (43.1) (8)	15.88	24,929	170.6	17.82	12.05	15.85	0.19	13.43	10.20	0.17	0.01	8.37	8.32	99.38
WSB	WSB Holdings, Inc. of Bowie MD*	3.75	7,856	29.5	4.65	1.70	3.54	5.93	44.23	61.64	-0.50	-0.48	6.89	6.89	55.73
WSFS	WSFS Financial Corp. of DE*	40.33	7,097	286.2	46.00	24.16	40.13	0.50	54.34	57.35	-0.64	-0.37	35.85	33.95	537.18
WVFC	WVS Financial Corp. of PA*	13.25	2,061	27.3	17.45	13.25	13.25	0.00	-16.35	-7.02	0.44	0.52	14.13	14.13	183.01
WFSL	Washington Federal, Inc. of WA*	17.28	112,455	1,943.2	21.65	11.96	17.82	-3.03	35.00	-10.65	0.91	1.32	16.15	13.87	122.74
WSBF	Waterstone Fin MHC of WI (26.2)	3.67	31,250	30.1	5.71	1.75	3.77	-2.65	22.74	79.02	-0.20	-0.44	5.45	5.45	59.04
WAYN	Wayne Savings Bancshares of OH*	8.25	3,004	24.8	9.00	4.80	8.25	0.00	49.73	42.00	0.74	0.72	12.32	11.62	135.16
WFD	Westfield Fin. Inc. of MA*	8.51	29,582	251.7	10.37	7.81	8.19	3.91	-6.69	3.15	0.19	0.21	8.30	8.30	40.56

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700

Exhibit IV-1
Weekly Thrift Market Line - Part Two
Prices As Of May 28, 2010

	Key Financia1 Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data (6)
	Equity/ Assets	Tang. Equity/ Assets						NPAs Assets	Resvs/ NPAs	Resvs/ Loans	Price/ Earning	Price/ Book	Price/ Assets	Price/ Tang. Book	Price/ Core Earnings	Ind. Div./ Share	Divi- dend Yield	Payout Ratio (7)
			Reported Earnings			Core Earnings
Financial Institution			ROA (5)	ROE (5)	ROI (5)	ROA (5)	ROE (5)
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)

Market Averages. All Public Companies (no MHCs)

All Public Companies (106)	10.78	10.00	-0.19	-0.44	1.77	-0.23	-0.77	3.52	55.17	1.77	18.56	76.73	8.54	85.20	16.60	0.26	2.01	36.14
NYSE Traded Companies (6)	9.51	6.62	-1.09	0.50	-0.99	-1.29	1.35	4.90	47.51	2.47	20.29	98.13	9.41	141.25	18.38	0.37	2.61	58.33
AMEX Traded Companies (1)	9.63	9.19	0.92	10.00	10.77	0.96	10.44	0.00	0.00	1.37	9.29	90.25	8.69	95.03	8.90	1.42	4.50	41.76
NASDAQ Listed OTC Companies (99)	10.87	10.22	-0.15	-0.60	1.79	-0.18	-0.99	3.41	55.76	1.73	18.67	75.24	8.48	81.56	16.69	0.24	1.95	35.54
California Companies (4)	7.24	7.24	0.43	5.87	7.31	0.14	1.95	8.65	41.83	2.07	14.12	68.21	5.10	68.21	11.89	0.07	0.97	22.64
Florida Companies (2)	3.87	3.71	-2.31	-17.09	0.00	-2.38	-17.58	10.84	34.50	3.41	NM	63.91	2.25	69.83	NM	0.00	0.00	0.00
Mid-Atlantic Companies (33)	10.18	9.23	0.03	2.00	0.56	0.10	2.56	2.85	54.00	1.37	17.48	89.69	9.13	103.39	16.40	0.35	2.71	51.44
Mid-West Companies (30)	9.01	8.53	-0.44	-3.05	1.36	-0.62	-4.65	4.54	40.60	2.12	18.85	63.07	5.57	66.83	14.16	0.24	2.04	39.50
New England Companies (16)	13.58	11.95	0.27	2.66	2.63	0.30	2.68	1.19	96.52	1.18	15.43	88.02	12.19	103.14	20.09	0.31	2.34	31.33
North-West Companies (4)	12.15	10.83	-1.20	-6.90	-7.16	-1.09	-5.97	11.08	24.36	2.87	18.99	57.64	7.20	67.43	13.09	0.06	0.54	21.98
South-East Companies (12)	12.89	12.43	-0.37	0.51	5.00	-0.34	0.68	2.10	62.98	1.95	21.80	69.71	9.43	73.06	18.28	0.22	1.23	14.89
South-West Companies (1)	18.04	18.04	0.09	0.66	0.69	-0.10	-0.74	3.02	26.27	1.25	NM	69.76	12.58	69.76	NM	0.00	0.00	0.00
Western Companies (Excl CA) (4)	15.12	15.12	-0.11	-13.66	4.50	-0.36	-10.71	0.53	38.11	2.29	28.11	85.36	15.27	85.36	17.58	0.17	1.28	41.12
Thrift Strategy (100)	10.79	10.04	-0.17	-0.38	1.95	-0.19	-0.53	3.23	55.69	1.68	18.56	76.43	8.51	84.68	16.60	0.26	2.05	36.14
Mortgage Banker Strategy (3)	5.68	5.52	-1.64	-0.68	-1.06	-2.13	-11.64	9.75	38.17	4.46	NM	70.52	3.69	76.44	NM	0.02	0.30	0.00
Real Estate Strategy (1)	9.60	9.60	-0.43	-6.33	-6.88	-0.97	-14.35	0.00	0.00	4.69	NM	64.88	6.23	64.88	NM	0.00	0.00	0.00
Diversified Strategy (2)	16.02	12.54	0.16	0.12	0.10	0.18	0.41	2.17	68.95	1.70	NM	103.64	15.78	129.32	NM	0.55	2.81	0.00
Companies Issuing Dividends (67)	10.93	9.95	0.29	2.99	3.53	0.24	2.57	2.76	52.61	1.47	18.35	86.04	9.59	97.42	16.54	0.39	3.06	45.65
Companies Without Dividends (39)	10.50	10.08	-1.11	-8.25	-3.50	-1.14	-8.39	5.41	61.57	2.35	19.72	58.92	6.51	61.81	16.89	0.00	0.00	0.00
Equity/Assets <6% (13)	4.90	4.82	-2.35	-18.09	1.42	-2.20	-13.38	5.85	34.53	3.11	12.48	52.74	2.59	54.46	9.14	0.06	0.90	9.09
Equity/Assets 6-12% (60)	8.51	7.99	0.11	1.72	3.09	0.00	0.45	3.65	56.66	1.72	16.33	77.45	6.43	83.62	14.34	0.31	2.28	40.24
Equity/Assets >12% (33)	16.72	15.24	0.00	-0.50	-0.39	0.01	-0.19	2.70	58.39	1.41	24.19	83.46	14.21	98.22	21.81	0.22	1.91	28.42
Converted Last 3 Mths (no MHC) (1)	15.38	15.38	0.99	0.00	7.86	0.99	0.00	0.77	34.81	0.48	12.72	81.77	12.58	81.77	12.72	0.27	2.69	34.18
Actively Traded Companies (6)	8.47	7.85	0.55	6.28	6.80	0.45	5.00	1.36	66.21	1.61	13.51	90.97	7.91	98.05	12.70	0.38	1.94	33.29
Market Value Below $20 Million (18)	7.48	7.43	-1.03	-5.63	3.41	-1.06	-6.58	4.59	31.54	2.01	17.52	52.50	4.03	52.83	14.71	0.14	1.35	30.15
Holding Company Structure (100)	10.88	10.08	-0.20	-0.86	1.56	-0.24	-1.12	3.52	55.17	1.78	18.92	76.09	8.57	84.62	16.62	0.25	2.04	36.70
Assets Over $1 Billion (49)	10.98	9.75	-0.16	0.00	2.89	-0.22	-0.33	3.68	55.75	1.77	19.34	86.00	9.59	100.05	17.92	0.28	2.32	40.95
Assets $500 Million-$l Billion (30)	10.04	9.48	-0.22	0.05	-0.65	-0.24	0.09	4.01	49.64	2.03	17.46	69.70	7.40	74.17	13.47	0.25	1.68	33.19
Assets $250-$500 Million (21)	11.91	11.63	0.11	0.02	3.31	0.05	-0.88	2.42	60.33	1.37	18.68	72.98	8.88	76.61	17.86	0.26	2.15	27.49
Assets less than $250 Million (6)	9.04	8.98	-1.31	-8.70	-0.85	-1.23	-9.20	0.00	0.00	1.87	16.48	50.64	4.64	50.87	21.43	0.11	0.76	74.73
Goodwill Companies (60)	10.05	8.67	-0.10	-0.21	1.00	-0.10	-0.29	3.51	56.07	1.64	17.63	78.86	8.01	93.76	16.28	0.32	2.53	40.50
Non-Goodwill Companies (45)	11.56	11.56	-0.31	-0.76	3.03	-0.42	-1.47	3.53	53.70	1.97	19.87	74.07	9.13	74.07	17.04	0.17	1.37	30.54
Acquirors of FSLIC Cases (2)	8.56	7.74	-1.09	6.17	5.27	-0.56	8.95	0.00	0.00	2.86	18.99	71.19	7.74	79.98	13.09	0.10	0.58	21.98

(1)	Average of high/low or bid/ask price per share.
(2)	Or since offering price if converted or first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized
(3)	EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5)
ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances, ROI (return on investment) is current EPS divided by current price.

(6)	Annualized, based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing twelve month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

*
Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:
SNL Financia1, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700

Exhibit IV-1 (continued)
Weekly Thrift Market Line - Part Two
Prices As Of May 28, 2010

	Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data (6)
		Tang.												Price/	Price/	Ind.	Divi-
	Equity/	Equity/	Reported Earnings			Core Earnings		NPAs	Resvs/	Resvs/	Price/	Price/	Price/	Tang.	Core	Div./	dend	Payout
Financial Institution	Assets	Assets	ROA (5)	ROE (5)	ROI (5)	ROA (5)	ROE (5)	Assets	NPAs	Loans	Earning	Book	Assets	Book	Earnings	Share	Yield	Ratio (7)
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)

Market Averages. MHC Institutions

All Public Companies (38)	12.88	12.25	0.08	-0.09	0.67	0.14	0.54	4.45	33.38	1.29	21.46	113.83	15.31	120.31	20.39	0.19	2.08	32.27
NASDAQ Listed OTC Companies (38)	12.88	12.25	0.08	-0.09	0.67	0.14	0.54	4.45	33.38	1.29	21.46	113.83	15.31	120.31	20.39	0.19	2.08	32.27
California Companies (1)	10.42	10.00	0.29	2.72	1.90	0.32	3.01	3.54	40.59	1.67	NM	142.86	14.88	149.48	NM	0.44	4.40	0.00
Mid-Atlantic Companies (21)	13.11	12.63	0.23	1.96	1.19	0.27	2.13	6.61	24.01	1.32	20.67	114.88	15.44	120.21	17.89	0.18	2.02	40.08
Mid-West Companies (8)	15.69	14.51	0.17	0.96	0.98	0.03	-0.29	4.04	38.63	1.27	12.71	118.54	19.76	129.03	20.83	0.26	2.93	0.00
New England Companies (5)	10.04	9.42	0.10	0.18	-2.15	0.44	4.21	1.95	40.62	0.90	27.43	106.18	10.93	112.80	23.56	0.09	0.96	21.05
South-East Companies (2)	6.16	6.15	-3.05	-43.03	0.00	-2.63	-37.05	6.33	23.01	2.15	NM	70.24	4.33	70.41	NM	0.00	0.00	0.00
Thrift Strategy (38)	12.88	12.25	0.08	-0.09	0.67	0.14	0.54	4.45	33.38	1.29	21.46	113.83	15.31	120.31	20.39	0.19	2.08	32.27
Companies Issuing Dividends (27)	14.06	13.52	0.25	2.21	1.75	0.28	2.44	4.55	36.37	1.24	20.77	120.86	17.41	126.19	18.95	0.27	2.91	53.78
Companies Without Dividends (11)	9.92	9.08	-0.32	-5.83	-2.39	-0.21	-4.20	4.31	28.89	1.43	23.21	96.25	10.05	105.60	22.78	0.00	0.00	0.00
Equity/Assets 6-12% (24)	9.53	9.14	0.00	-1.08	0.56	0.07	-0.13	3.91	35.20	1.28	21.79	103.09	10.11	107.31	20.58	0.14	1.38	27.88
Equity/Assets >12% (14)	17.35	16.40	0.20	1.24	0.81	0.23	1.44	5.27	30.64	1.31	19.51	128.14	22.24	137.65	19.05	0.26	3.01	42.50
Market Value Below $20 Million (1)	6.20	5.26	0.39	5.54	9.05	0.41	5.84	0.00	0.00	1.25	11.05	65.28	4.05	77.68	10.50	0.12	1.90	21.05
Holding Company Structure (35)	12.92	12.23	0.05	-0.45	0.48	0.10	0.20	4.52	32.86	1.32	18.67	111.66	15.16	118.65	19.26	0.18	1.92	32.27
Assets Over $1 Billion (14)	14.42	13.71	0.37	2.44	1.33	0.31	1.86	3.77	35.15	1.25	27.43	146.79	21.57	154.97	29.50	0.15	1.33	22.21
Assets $500 Million-$1 Billion (12)	11.17	11.03	-0.50	-6.16	-1.90	-0.39	-5.15	6.44	27.16	1.62	38.24	90.94	10.13	92.62	28.26	0.16	2.14	0.00
Assets $250-$500 Million (11)	11.41	10.94	0.29	2.49	2.02	0.43	4.20	2.13	36.23	1.10	14.29	95.28	11.03	99.76	15.16	0.24	2.63	42.32
Assets less than $250 Million (1)	24.31	19.31	0.00	0.00	0.00	0.00	0.00	1.30	54.31	0.87	NM	134.28	32.64	180.18	NM	0.40	4.04	0.00
Goodwill Companies (22)	13.51	12.42	0.02	-1.05	1.04	0.12	0.19	3.24	36.95	1.28	19.66	123.56	17.53	134.90	20.40	0.15	1.55	18.87
Non-Goodwill Companies (16)	12.03	12.03	0.16	1.19	0.22	0.17	1.01	9.31	19.10	1.31	23.87	100.86	12.34	100.86	20.35	0.24	2.78	63.51
MHC Institutions (38)	12.88	12.25	0.08	-0.09	0.67	0.14	0.54	4.45	33.38	1.29	21.46	113.83	15.31	120.31	20.39	0.19	2.08	32.27

(1)	Average of high/low or bid/ask price per share.
(2)	Or since offering price if converted or first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized
(3)	EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5)
ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances, ROI (return on investment) is current EPS divided by current price.

(6)	Annualized, based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing twelve month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

*
Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:
SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700

Exhibit IV-1 (continued)
Weekly Thrift Market Line - Part Two
Prices As Of May 28, 2010

		Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data (6)
		Equity/ Assets	Tang. Equity/ Assets												Price/ Tang. Book	Price/ Core Earnings	Ind. Div./ Share	Divi- dend Yield
				Reported Earnings			Core Earnings		NPAs Assets	Resvs/ NPAs	Resvs/ Loans	Price/ Earning	Price/ Book	Price/ Assets					Payout Ratio (7)
Financial Institution				ROA (5)	ROE (5)	ROI (5)	ROA (5)	ROE (5)
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)
NYSE Traded Companies
AF	Astoria Financial Corp, of NY*	6.07	5.19	0.15	2.60	2.15	0.15	2.52	2.55	41.14	1.35	NM	119.71	7.26	141.18	NM	0.52	3.49	NM
BBX	BankAtlantic Bancorp Inc of FL*	2.51	2.19	-3.23	NM	NM	-3.33	NM	10.84	34.50	4.81	NM	80.58	2.02	92.42	NM	0.00	0.00	NM
FBC	Flagstar Bancorp, Inc. of MI*	5.85	5.85	-3.45	NM	NM	-4.98	NM	NA	NA	5.69	NM	89.12	5.21	89.12	NM	0.00	0.00	NM
NYB	New York Community Bcrp of NY*	12.76	7.20	1.19	9.24	6.23	1.63	12.66	NA	NA	0.47	16.05	129.12	16.47	243.18	11.72	1.00	6.23	NM
NAL	NewAlliance Bancshares of CT*	16.97	11.10	0.60	3.58	4.08	0.59	3.50	NA	NA	1.13	24.52	86.48	14.67	141.47	25.04	0.28	2.38	58.33
PFS	Provident Fin. Serv. Inc of NJ*	12.94	8.16	-1.82	-13.43	-16.42	-1.80	-13.29	1.30	66.89	1.36	NM	83.74	10.83	140.14	NM	0.44	3.56	NM

AMEX Traded Companies
TSH	Teche Hlding Cp of N Iberia LA*	9.63	9.19	0.92	10.00	10.77	0.96	10.44	NA	NA	1.37	9.29	90.25	8.69	95.03	8.90	1.42	4.50	41.76

NASDAQ Listed OTC Companies
ABBC	Abington Bancorp, Inc. of PA*	16.93	16.93	-0.63	-3.48	-4.17	-0.61	-3.39	4.73	15.55	1.22	NM	86.38	14.62	86.38	NM	0.20	2.25	NM
ALLB	Alliance Bank MHC of PA (42.0)	10.28	10.28	0.25	2.34	2.05	0.28	2.62	NA	NA	1.37	NM	114.64	11.79	114.64	NM	0.12	1.45	70.59
ABCW	Anchor BanCorp Winconsin of WI (8)*	0.07	-0.10	-2.78	NM	NM	-3.40	NM	10.63	34.72	4.59	NM	NM	0.35	NM	NM	0.00	0.00	NM
AFCB	Athens Bancshares, Inc. of TN*	18.02	18.02	0.56	NM	5.09	0.56	NM	NA	NA	1.52	19.63	60.85	10.96	60.85	19.63	0.00	0.00	0.00
ACFC	Atl Cst Fed Cp of GA MHC (35.1)	6.16	6.15	-3.05	-43.03	NM	-2.63	-37.05	6.33	23.01	2.15	NM	70.24	4.33	70.41	NM	0.00	0.00	NM
BCSB	BCSB Bancorp, Inc. of MD*	8.16	8.15	-0.49	-4.87	-9.31	-0.43	-4.24	1.60	67.15	1.60	NM	63.59	5.19	63.71	NM	0.00	0.00	NM
BKMU	Bank Mutual Corp of WI*	11.56	10.15	0.25	2.14	2.96	-0.01	-0.11	NA	NA	1.26	33.79	73.29	8.48	84.81	NM	0.28	4.36	NM
BFIN	BankFinancial Corp. of IL*	16.91	15.49	-0.01	-0.08	-0.12	0.05	0.32	4.05	27.72	1.50	NM	69.29	11.72	76.99	NM	0.28	3.28	NM
BFED	Beacon Federal Bancorp of NY*	9.68	9.68	0.41	4.35	7.41	0.52	5.46	NA	NA	2.06	13.49	56.82	5.50	56.82	10.76	0.20	2.21	29.85
BNCL	Beneficial Mut MHC of PA(44.1)	13.73	11.28	0.45	3.11	2.33	0.39	2.72	2.54	38.81	1.67	NM	130.51	17.92	163.39	NM	0.00	0.00	0.00
BHLB	Berkshire Hills Bancorp of MA*	14.24	8.30	-0.63	-4.24	-6.63	-0.55	-3.72	NA	NA	1.60	NM	66.40	9.46	121.84	NM	0.64	3.51	NM
BOFI	Bofi Holdings, Inc. of CA*	7.04	7.04	1.46	20.21	14.57	0.98	13.62	NA	NA	0.74	6.86	134.48	9.47	134.48	10.18	0.00	0.00	0.00
BYFC	Broadway Financial Corp. of CA*	4.30	4.30	0.17	2.46	12.05	0.26	3.80	NA	NA	1.51	8.30	28.43	1.22	28.43	5.37	0.04	1.10	9.09
BRKL	Brookline Bancorp, Inc. of MA*	18.57	17.12	0.87	4.71	3.92	0.85	4.59	0.67	174.94	1.42	25.54	120.00	22.28	132.45	26.21	0.34	3.41	NM
BFSB	Brooklyn Fed MHC of NY (24.7)	15.15	15.15	-0.54	-3.38	-3.93	-0.12	-0.77	11.97	20.52	3.00	NM	90.18	13.67	90.18	NM	0.24	4.29	NM
CITZ	CFS Bancorp, Inc of Munster IN*	10.18	10.18	-0.12	-1.17	-2.37	-0.06	-0.58	7.35	25.42	2.67	NM	49.22	5.01	49.22	NM	0.04	0.79	NM
CMSB	CMS Bancorp Inc of W Plains NY*	9.22	9.22	-0.17	-1.85	-2.51	-0.31	-3.35	NA	NA	0.46	NM	74.29	6.85	74.29	NM	0.00	0.00	NM
CBNJ	Cape Bancorp, Inc. of NJ*	12.05	10.11	-1.58	-12.91	-18.09	-1.25	-10.21	NA	NA	1.49	NM	73.43	8.85	89.46	NM	0.00	0.00	NM
CFFN	Capitol Fd Fn MHC of KS (29.6) (8)	11.15	11.15	0.81	7.29	2.88	0.83	7.45	0.71	24.43	0.27	34.78	250.20	27.90	250.20	34.04	2.00	6.25	NM
CARV	Carver Bancorp, Inc. of NY*	5.67	5.64	0.15	1.93	6.00	0.19	2.50	5.02	21.98	1.30	16.67	43.01	2.44	43.27	12.90	0.40	5.00	NM
CEBK	Central Bncrp of Somerville MA*	6.55	6.16	0.25	3.23	7.22	0.30	3.86	NA	NA	0.66	13.86	53.97	3.53	57.59	11.62	0.20	1.74	24.10
CFBK	Central Federal Corp. of OH*	5.44	5.39	-3.58	-37.29	NM	-3.69	-38.50	4.93	52.03	3.18	NM	41.78	2.27	42.22	NM	0.00	0.00	NM
CHEV	Cheviot Fin Cp MHC of OH (38.5)	19.77	19.77	0.39	1.94	1.89	0.36	1.81	NA	NA	0.41	NM	102.05	20.17	102.05	NM	0.44	5.53	NM
CBNK	Chicopee Bancorp, Inc. of MA*	17.33	17.33	-0.33	-1.90	-2.39	-0.14	-0.81	NA	NA	1.00	NM	78.89	13.67	78.89	NM	0.00	0.00	NM
CZWI	Citizens Comm Bncorp Inc of WI*	9.65	8.60	-0.64	-6.21	-16.71	0.38	3.69	NA	NA	0.63	NM	37.96	3.66	43.07	10.07	0.00	0.00	NM
CSBC	Citizens South Bnkg Corp of NC*	5.97	5.79	-2.39	-21.99	NM	-1.03	-9.48	NA	NA	1.17	NM	82.05	4.90	84.80	NM	0.16	2.63	NM
CSBK	Clifton Svg Bp MHC of NJ (37.1)	16.53	16.53	0.53	3.04	2.27	0.56	3.19	NA	NA	0.43	NM	132.53	21.91	132.53	NM	0.24	2.73	NM
COBK	Colonial Bank MHC of NJ (44.8) (8)	8.20	8.20	0.35	4.42	4.67	0.51	6.53	1.32	40.21	0.91	21.43	89.90	7.37	89.90	14.51	0.00	0.00	0.00
CFFC	Community Fin. Corp. of VA*	6.73	6.73	0.41	4.52	11.53	0.29	3.23	NA	NA	NA	8.67	50.96	3.43	50.96	12.14	0.00	0.00	0.00
DNBK	Danvers Bancorp, Inc. of MA*	11.82	10.57	0.40	3.27	2.41	0.40	3.27	0.68	92.26	0.93	NM	118.00	13.95	133.90	NM	0.08	0.51	21.05
DCOM	Dime Community Bancshars of NY*	7.50	6.24	0.82	11.22	7.45	0.88	12.04	0.78	77.00	0.71	13.43	142.25	10.67	173.37	12.51	0.56	4.39	58.95
ESBF	ESB Financial Corp. of PA*	8.62	6.57	0.60	7.35	7.21	0.64	7.88	0.29	107.63	0.91	13.87	97.14	8.37	130.30	12.94	0.40	2.94	40.82
ESSA	ESSA Bancorp, Inc. of PA*	16.92	16.92	0.54	3.06	3.27	0.50	2.84	NA	NA	0.90	30.59	96.39	16.30	96.39	33.00	0.20	1.59	48.78
EBMT	Eagle Bancorp Montanta of MT*	15.38	15.38	0.99	NM	7.86	0.99	NM	0.77	34.81	0.48	12.72	81.77	12.58	81.77	12.72	0.27	2.69	34.18
ESBK	Elmira Svgs Bank, FSB of NY*	7.50	4.96	0.63	5.82	10.45	0.46	4.29	NA	NA	1.00	9.57	81.72	6.13	126.83	13.00	0.80	5.13	49.08
FFDF	FFD Financial Corp of Dover OH*	9.08	9.08	0.48	5.13	6.07	0.37	3.95	NA	NA	1.08	16.48	83.85	7.62	83.85	21.43	0.68	4.53	74.73
FFCO	FedFirst Fin MHC of PA (42.5) (8)	12.35	11.98	0.18	1.52	1.83	0.20	1.67	0.78	95.97	1.11	NM	80.21	9.90	83.00	NM	0.00	0.00	0.00
FSBI	Fidelity Bancorp, Inc. of PA*	5.87	5.51	-0.41	-6.18	-13.80	-0.04	-0.63	2.62	29.60	1.39	NM	52.09	3.06	55.69	NM	0.08	1.13	NM
FABK	First Advantage Bancorp of TN*	19.96	19.96	0.15	0.75	1.11	0.13	0.62	NA	NA	1.21	NM	68.57	13.68	68.57	NM	0.20	1.85	NM
FBSI	First Bancshares, Inc. of MO*	11.22	11.16	-0.40	-3.73	-6.11	-0.45	-4.17	NA	NA	1.82	NM	61.38	6.88	61.74	NM	0.00	0.00	NM
FCAP	First Capital, Inc. of IN*	10.15	9.07	0.21	2.08	2.36	0.17	1.67	NA	NA	1.60	NM	88.13	8.95	99.87	NM	0.72	4.85	NM
FCLF	First Clover Leaf Fin Cp of IL*	13.08	11.16	-1.47	-10.95	-18.70	-1.43	-10.65	NA	NA	1.54	NM	61.63	8.06	73.77	NM	0.24	4.01	NM
FCFL	First Community Bk Corp of FL*	5.23	5.23	-1.39	-17.09	NM	-1.43	-17.58	NA	NA	2.00	NM	47.25	2.47	47.25	NM	0.00	0.00	NM
FDEF	First Defiance Fin. Corp of OH*	9.68	6.83	0.16	1.39	3.69	0.08	0.70	2.59	73.05	2.45	27.08	44.11	4.27	64.50	NM	0.00	0.00	0.00
FFNM	First Fed of N. Michigan of MI*	10.14	9.81	-2.79	-25.36	NM	-2.78	-25.25	NA	NA	2.03	NM	26.02	2.64	26.99	NM	0.00	0.00	NM
FFBH	First Fed. Bancshares of AR*	3.98	3.98	-5.85	NM	NM	-5.88	NM	NA	NA	6.62	NM	53.93	2.15	53.93	NM	0.00	0.00	NM
FFNW	First Fin NW, Inc of Renton WA*	15.90	15.90	-4.57	-24.29	NM	-4.63	-24.60	14.33	19.26	3.46	NM	43.06	6.85	43.06	NM	0.00	0.00	NM
FFCH	First Fin. Holdings Inc. of SC*	7.99	6.93	0.15	1.66	2.28	-0.57	-6.19	NA	NA	3.15	NM	85.80	6.85	100.00	NM	0.20	1.43	62.50
FFHS	First Franklin Corp. of OH*	7.73	7.73	- 0.62	-8.13	-10.53	-1.04	-13.65	NA	NA	2.01	NM	80.30	6.21	80.30	NM	0.00	0.00	NM
FKFS	First Keystone Fin., Inc of PA(8)*	6.25	6.25	-1.00	-15.88	-16.26	-0.53	-8.46	1.72	79.30	2.21	NM	103.99	6.49	103.99	NM	0.00	0.00	NM
FPTB	First PackTrust Bancorp of CA*	8.78	8.78	0.16	1.49	3.68	0.22	2.02	NA	NA	1.91	27.21	49.47	4.34	49.47	20.11	0.20	2.16	58.82

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700

Exhibit IV-1 (continued)
Weekly Thrift Market Line - Part Two
Prices As Of May 28, 2010

		Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data (6)
			Tang. Equity/ Assets												Price/ Tang. Book	Price/ Core Earnings	Ind. Div./ Share	Divi- dend Yield
		Equity/ Assets		Reported Earnings			Core Earnings		NPAs Assets	Resvs/ NPAs	Resvs/ Loans	Price/ Earning	Price/ Book	Price/ Assets					Payout Ratio (7)
Financial Institution				ROA (5)	ROE (5)	ROI (5)	ROA (5)	ROE (5)
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)

NASDAQ Listed OTC Companies (continued)
FPFC	First Place Fin. Corp. of OH*	6.08	5.81	-1.07	-12.70	NM	-1.39	-16.46	NA	NA	1.95	NM	41.48	2.52	43.56	NM	0.00	0.00	NM
FSFG	First Savings Fin. Grp. of IN*	10.94	9.39	0.51	3.75	6.10	0.54	3.98	NA	NA	1.19	16.40	60.07	6.57	71.24	15.46	0.00	0.00	0.00
FFIC	Flushing Fin. Corp. of NY*	8.82	8.43	0.57	6.70	5.61	0.68	7.93	2.36	23.38	0.71	17.82	114.36	10.08	120.14	15.04	0.52	3.84	68.42
FXCB	Fox Chase Bncp MHC of PA (41.0) (8)	10.83	10.83	-0.09	-0.87	-0.74	-0.19	-1.74	3.01	30.81	1.63	NM	116.85	12.65	116.85	NM	0.00	0.00	NM
GSLA	GS Financial Corp. of LA*	10.12	10.12	0.17	1.61	2.78	0.00	-0.04	3.33	30.37	1.47	35.94	58.03	5.87	58.03	NM	0.40	3.09	NM
GCBC	Green Co Bcrp MHC of NY (43.9)	9.08	9.08	1.00	11.33	7.21	1.01	11.43	NA	NA	1.32	13.87	149.72	13.60	149.72	13.75	0.70	4.43	61.40
HFFC	HF Financial Corp. of SD*	7.59	7.22	0.47	6.62	7.92	0.41	5.79	1.23	59.03	1.02	12.63	74.76	5.68	78.97	14.43	0.45	4.46	56.25
HMNF	HMH Financial, Inc. of MN*	7.18	7.18	-1.12	-11.62	NM	-1.26	-13.06	NA	NA	3.63	NM	30.99	2.22	30.99	NM	0.00	0.00	NM
HBNK	Hampden Bancorp, Inc. of MA*	16.25	16.25	-0.15	-0.90	-1.27	-0.15	-0.90	1.93	54.05	1.45	NM	71.90	11.68	71.90	NM	0.12	1.27	NM
HARL	Harleysville Svgs Fin Cp of PA*	6.13	6.13	0.54	8.97	8.15	0.57	9.48	NA	NA	0.45	12.28	106.94	6.56	106.94	11.62	0.76	5.03	61.79
HBOS	Heritage Fn Gp MHC of GA (24.4) (8)	10.74	10.49	-0.24	-2.01	-0.98	-0.34	-2.85	NA	NA	1.70	NM	207.08	22.23	212.46	NM	0.36	2.93	NM
HIFS	Hingham Inst. for Sav. of MA*	6.94	6.94	0.98	13.75	10.97	0.97	13.68	NA	NA	0.83	9.11	119.55	8.29	119.55	9.16	0.92	2.44	22.22
HBCP	Home Bancorp Inc. Lafayette LA*	25.31	25.31	0.89	3.60	3.96	1.07	4.33	0.38	138.59	0.81	25.26	89.21	22.58	89.21	20.98	0.00	0.00	0.00
HOME	Home Federal Bancorp Inc of ID*	24.30	24.30	0.84	3.18	2.55	-1.23	-4.64	NA	NA	5.46	39.26	123.37	29.98	123.37	NM	0.22	1.44	56.41
HFBC	HopFed Bancorp, Inc. of KY*	6.09	5.99	0.15	1.92	3.44	0.01	0.13	NA	NA	1.33	29.07	70.22	4.28	71.43	NM	0.48	3.84	NM
HCBK	Hudson City Bancorp, Inc of NJ*	8.82	8.58	0.93	10.45	8.25	0.89	10.05	NA	NA	0.52	12.13	123.02	10.85	126.73	12.61	0.60	4.76	57.69
IFSB	Independence FSB of DC*	3.97	3.97	-2.99	NM	NM	-2.28	NM	NA	NA	3.66	NM	35.38	1.40	35.38	NM	0.00	0.00	NM
ISBC	Investors Bcrp MHC of NJ (43.5)	10.17	9.89	0.45	4.43	2.27	0.41	4.00	NA	NA	0.91	NM	184.59	18.78	190.52	NM	0.00	0.00	0.00
JXSB	Jcksnville Bcp MHC of IL (45.9) (8)	8.84	7.97	0.48	5.64	6.34	0.24	2.86	NA	NA	1.47	15.78	86.49	7.65	96.81	31.14	0.30	2.60	41.10
JFBI	Jefferson Bancshares Inc of TN*	12.07	8.72	0.16	1.34	3.87	0.04	0.33	3.82	21.39	1.19	25.81	34.47	4.16	49.58	NM	0.00	0.00	0.00
KFED	K-Fed Bancorp MHC of CA (33.4)	10.42	10.00	0.29	2.72	1.90	0.32	3.01	3.54	40.59	1.67	NM	142.86	14.88	149.48	NM	0.44	4.40	NM
KFFB	KY Fst Fed Bp MHC of KY (39.9)	24.31	19.31	0.00	0.00	0.00	0.00	0.00	1.30	54.31	0.87	NM	134.28	32.64	180.18	NM	0.40	4.04	NM
KRNY	Kearny Fin Cp MHC of NJ (26.5)	21.40	18.43	0.29	1.29	1.02	0.32	1.43	NA	NA	0.82	NM	125.57	26.87	151.29	NM	0.20	2.28	NM
LSBX	LSB Corp of No. Andover MA*	7.69	7.69	0.57	6.58	8.29	0.41	4.69	1.36	66.21	1.34	12.07	88.53	6.81	88.53	16.93	0.36	2.95	35.64
LBSI	LSB Fin. Corp. of Lafayette IN*	9.21	9.21	0.18	2.00	3.77	0.05	0.50	5.09	21.76	1.26	26.50	52.95	4.87	52.95	NM	0.50	4.29	NM
LPSB	LaPorte Bancrp MHC of IN (45.6)	11.87	9.88	0.68	5.57	7.87	0.42	3.40	1.62	53.95	1.35	12.71	69.12	8.20	84.94	20.83	0.00	0.00	0.00
LSBK	Lake Shore Bnp MHC of NY (41.3)	12.87	12.87	0.59	4.53	5.13	0.61	4.64	NA	NA	0.62	19.51	87.53	11.27	87.53	19.05	0.24	3.00	58.54
LEGC	Legacy Bancorp, Inc. of MA*	12.72	11.63	-0.87	-6.75	-10.84	-0.27	-2.13	2.06	41.59	1.25	NM	63.48	8.07	70.30	NM	0.20	2.28	NM
LABC	Louisiana Bancorp, Inc. of LA*	22.00	22.00	0.73	3.09	3.57	0.69	2.91	0.85	61.56	1.03	28.02	92.74	20.40	92.74	29.73	0.00	0.00	0.00
MSBF	MSB Fin Corp MHC of NJ (41.8)	11.06	11.06	0.12	1.03	1.01	0.15	1.28	NA	NA	0.96	NM	103.52	11.45	103.52	NM	0.12	1.51	NM
MGYR	Magyar Bancorp MHC of NJ (44.5)	7.31	7.31	-0.41	-5.69	-9.32	-0.57	-7.82	NA	NA	1.34	NM	61.64	4.50	61.64	NM	0.00	0.00	NM
MLVF	Malvern Fed Bncp MHC PA (45.0)	9.78	9.78	-0.16	-1.58	-2.14	-0.16	-1.58	6.10	19.40	1.41	NM	75.45	7.38	75.45	NM	0.12	1.43	NM
MFLR	Mayflower Bancorp, Inc. of MA*	8.01	8.01	0.47	5.82	7.28	0.26	3.22	NA	NA	0.98	13.73	78.07	6.26	78.07	24.81	0.24	3.12	42.86
EBSB	Meridian Fn Serv MHC MA (43.4)	11.94	11.31	0.60	3.90	2.97	0.56	3.67	2.85	21.70	0.92	33.71	126.21	15.07	134.19	35.81	0.00	0.00	0.00
CASH	Meta Financial Group of IA*	6.22	5.96	0.34	6.18	3.18	0.19	3.50	NA	NA	4.38	31.48	156.71	9.75	164.05	NM	0.52	1.67	52.53
MFSF	MutualFirst Fin. Inc. of IN*	6.63	6.28	0.06	0.70	1.70	0.09	1.02	2.44	45.88	1.59	NM	54.25	3.60	57.46	NM	0.24	3.13	NM
NASB	NASB Fin, Inc. of Grandview MO*	10.67	10.52	1.21	11.81	13.93	-0.19	-1.89	NA	NA	NA	7.18	80.80	8.62	82.12	NM	0 90	5.27	37.82
NECB	NE Comm Bncrp MHC of NY (45.0)	20.84	20.56	-0.52	-2.42	-3.47	-0.50	-2.30	9.54	12.92	1.62	NM	70.67	14.73	71.91	NM	0.12	2.08	NM
NHTB	NH Thrift Bancshares of NH*	8.44	5.50	0.71	7.41	10.85	0.36	3.77	NA	NA	1.62	9.21	75.16	6.35	119.03	18.11	0.52	5.04	46.43
NVSL	Naug Vlly Fin MHC of CT (40.5) (8)	8.99	8.98	0.36	3.99	4.03	0.36	3.99	2.00	42.55	0.99	24.82	96.26	8.65	96.39	24.82	0.12	1.73	42.86
NFSB	Newport Bancorp, Inc. of RI*	11.09	11.09	0.18	1.58	1.81	0.24	2.08	0.39	194.45	0.98	NM	89.27	9.90	89.27	NM	0.00	0.00	0.00
FFFD	North Central Bancshares of IA*	8.53	8.53	0.55	5.26	10.57	0.52	5.06	3.58	47.86	2.10	9.46	61.45	5.24	61.45	9.83	0.04	0.23	2.15
NFBK	Northfield Bcp MHC of NY (45.1)	18.88	18.25	0.65	3.23	1.99	0.63	3.11	2.88	28.39	2.33	NM	160.49	30.30	167.32	NM	0.20	1.38	68.97
NWBI	Northwest Bancshares Inc of PA*	16.10	14.22	0.44	3.67	2.58	0.67	5.50	NA	NA	1.38	38.77	98.89	15.92	114.47	25.84	0.40	3.44	NM
OBAF	OBA Financial Serv. Inc of MD*	19.72	19.72	-0.30	NM	-2.27	-0.10	NM	NA	NA	0.49	NM	67.73	13.35	67.73	NM	0.00	0.00	NM
OSHC	Ocean Shore Holding Co. of NJ*	12.62	12.62	0.62	5.84	5.68	0.71	6.68	NA	NA	0.54	17.62	82.28	10.38	82.28	15.42	0.24	2.16	38.10
OCFC	OceanFirst Fin. Corp of NJ*	8.51	8.51	0.67	7.79	5.81	0.63	7.24	NA	NA	0.94	17.23	123.04	10.47	123.04	18.53	0.48	3.92	67.61
OABC	OmniAmerican Bancorp Inc of TX*	18.04	18.04	0.09	0.66	0.69	-0.10	-0.74	3.02	26.27	1.25	NM	69.76	12.58	69.76	NM	0.00	0.00	0.00
ONFC	Oneida Financl MHC of NY (44.9) (8)	9.59	5.66	0.63	6.34	5.29	0.94	9.52	0.09	591.40	1.11	18.91	119.51	11.46	211.17	12.61	0.48	5.52	NM
ORIT	Oritani Fin Cp MHC of NJ (25.7) (8)	12.37	12.37	0.72	5.72	2.60	0.78	6.17	NA	NA	1.70	38.39	212.68	26.31	212.68	35.59	0.30	2.06	NM
PSBH	PSB Hldgs Inc MHC of CT (42.9)	8.94	7.56	-0.96	-11.25	-17.36	0.47	5.55	2.63	18.50	0.92	NM	60.32	5.39	72.39	11.69	0.00	0.00	NM
PVFC	PVF Capital Corp. of Solon OH*	9.60	9.60	-0.43	-6.33	-6.88	-0.97	-14.35	NA	NA	4.69	NM	64.88	6.23	64.88	NM	0.00	0.00	NM
PBCI	Pamrapo Bancorp, Inc. of NJ (8)*	8.75	8.75	-1.27	-14.43	-19.81	-0.54	-6.08	NA	NA	1.66	NM	76.18	6.67	76.18	NM	0.00	0.00	NM
PFED	Park Bancorp of Chicago IL*	10.61	10.61	-1.97	-17.68	NM	-1.92	-17.20	NA	NA	2.16	NM	22.94	2.43	22.94	NM	0.00	0.00	NM
PVSA	Parkvale Financial Corp of PA*	6.18	4.74	0.23	2.98	9.64	0.42	5.33	NA	NA	1.68	10.37	39.62	2.45	52.50	5.79	0.20	2.38	24.69
PBHC	Pathfinder BC MHC of NY (36.3)	6.20	5.26	0.39	5.54	9.05	0.41	5.84	NA	NA	1.25	11.05	65.28	4.05	77.68	10.50	0.12	1.90	21.05
PBCT	Peoples United Financial of CT*	25.37	18.73	0.44	1.79	1.79	0.42	1.72	NA	NA	1.13	NM	94.78	24.05	139.84	NM	0.62	4.44	NM
PROV	Provident Fin. Holdings of CA*	8.85	8.85	-0.05	-0.68	-1.06	-0.92	-11.64	8.65	41.83	4.10	NM	60.46	5.35	60.46	NM	0.04	0.61	NM
PBNY	Provident NY Bncrp, Inc. of NY*	14.39	9.27	0.84	5.80	6.93	0.49	3.40	1.04	99.63	1.82	14.43	83.62	12.03	137.52	24.57	0.24	2.64	38.10
PBIP	Prudential Bncp MHC PA (29.3)	10.66	10.66	0.33	2.99	2.62	0.45	4.05	NA	NA	0.95	38.24	120.37	12.83	120.37	28.26	0.20	3.08	NM
PULB	Pulaski Fin Cp of St. Louis MO*	6.03	5.75	0.40	5.28	8.51	-0.19	-2.50	5.51	29.00	1.76	11.75	78.92	4.76	82.92	NM	0.38	5.67	66.67
RIVR	River Valley Bancorp of IN*	6.67	6.66	0.45	6.38	8.29	0.33	4.68	NA	NA	1.08	12.07	79.91	5.33	80.00	16.47	0.84	6.00	72.41
RVSB	Riverview Bancorp, Inc. of WA*	10.01	7.14	-0.62	-6.19	-16.67	-0.58	-5.82	NA	NA	2.95	NM	39.06	3.91	56.50	NM	0.00	0.00	NM
RCKB	Rockville Fin MHC of CT (42.9)	10.26	10.19	0.69	6.99	4.73	0.63	6.38	1.13	75.77	0.98	21.16	142.05	14.57	143.06	23.19	0.24	1.99	42.11
ROMA	Roma Fin Corp MHC of NJ (27.0)	15.74	15.73	0.27	1.58	0.95	0.39	2.30	NA	NA	1.09	NM	165.47	26.05	165.71	NM	0.32	2.77	NM
ROME	Rome Bancorp, Inc. of Rome NY*	18.64	18.64	1.06	5.87	5.71	1.04	5.76	NA	NA	0.76	17.50	101.11	18.84	101.11	17.84	0.36	3.96	69.23

RP FINANCIAL, LC.
Financial Services Industry Consultants
1100 North Glebe Road, Suite 1100
Arlington, Virginia 22201
(703) 528-1700

Exhibit IV-1 (continued)
Weekly Thrift Market Line - Part Two
Prices As Of May 28, 2010

		Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data (6)
			Tang.												Price/	Price/	Ind.	Divi-
		Equity/	Equity/	Reported Earnings			Core Earnings		NPAs	Resvs/	Resvs/	Price/	Price/	Price/	Tang.	Core	Div./	dend	Payout
Financial Institution		Assets	Assets	ROA (5)	ROE (5)	ROI (5)	ROA (5)	ROE (5)	Assets	NPAs	Loans	Earning	Book	Assets	Book	Earnings	Share	Yield	Ratio (7)
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)
NASDAQ Listed OTC Companies (continued)
SIFI	SI Fin Gp Inc MHC of CT (38.2)	9.04	8.59	0.09	1.08	1.08	0.11	1.23	1.17	46.51	0.79	NM	96.15	8.69	101.56	NM	0.12	1.85	NM
SVBI	Severn Bancorp, Inc. of MD*	8.11	8.08	-1.64	-14.47	-27.07	-1.64	-14.47	13.49	26.40	4.09	NM	75.58	6.13	75.87	NM	0.00	0.00	NM
SUPR	Superior Bancorp of AL(8)*	5.59	5.15	-0.72	-10.32	NM	-0.78	-11.26	10.83	11.92	1.69	NM	17.86	1.00	19.50	NM	0.00	0.00	NM
THRD	TF Fin. Corp. of Newtown PA*	10.11	9.54	0.59	5.93	7.52	0.51	5.18	NA	NA	1.16	13.31	77.26	7.81	82.41	15.25	0.80	3.83	50.96
TFSL	TFS Fin Corp MHC of OH (26.5)	16.31	16.24	0.09	0.53	0.23	-0.03	-0.18	3.36	28.88	1.12	NM	233.10	38.01	234.34	NM	0.28	2.11	NM
TBNK	Territorial Bancorp, Inc of HI*	15.62	15.62	0.54	4.33	3.09	0.78	6.25	0.28	41.41	0.27	32.36	109.73	17.14	109.73	22.43	0.20	1.01	32.79
TSBK	Timberland Bancorp, Inc. of WA*	9.55	8.76	-0.41	-3.30	-10.07	-0.30	-2.42	7.82	29.45	3.00	NM	41.45	3.96	45.58	NM	0.04	0.98	NM
TRST	TrustCo Bank Corp NY of NY*	6.73	6.73	0.78	11.67	5.94	0.78	11.67	1.50	70.87	1.73	16.84	191.10	12.86	191.10	16.84	0.25	4.01	67.57
UCBA	United Comm Bncp MHC IN (40.8)	12.66	12.66	0.19	1.41	1.34	0.17	1.27	NA	NA	1.70	NM	105.34	13.34	105.34	NM	0.44	5.87	NM
UCFC	United Community Fin. of OH*	9.41	9.38	-1.04	-11.07	NM	-1.22	-12.96	8.65	24.23	2.55	NM	25.50	2.40	25.58	NM	0.00	0.00	NM
UBNK	United Financial Bncrp of MA*	14.82	14.36	0.39	2.44	2.36	0.58	3.59	1.22	52.13	0.87	NM	101.27	15.01	105.12	28.85	0.28	2.06	NM
UWBK	United Western Bncp, Inc of CO*	5.16	5.16	-2.83	-48.48	NM	-1.97	-33.74	NA	NA	2.93	NM	26.58	1.37	26.58	NM	0.00	0.00	NM
VPFG	Viewpoint Finl MHC of TX (43.1)(8)	8.42	8.38	0.18	2.10	1.07	0.01	0.12	0.61	85.88	0.87	NM	189.73	15.98	190.87	NM	0.20	1.26	NM
WSB	WSB Holdings, Inc. of Bowie MD*	12.36	12.36	-0.88	-7.34	-13.33	-0.84	-7.05	NA	NA	2.83	NM	54.43	6.73	54.43	NM	0.00	0.00	NM
WSFS	WSFS Financial Corp. of DE*	6.67	6.34	-0.12	-1.56	-1.59	-0.07	-0.90	2.17	68.95	2.26	NM	112.50	7.51	118.79	NM	0.48	1.19	NM
WVFS	WVS Financial Corp. of PA*	7.72	7.72	0.23	2.96	3.32	0.27	3.50	0.43	39.83	1.09	30.11	93.77	7.24	93.77	25.48	0.64	4.83	NM
WFSL	Washington Federal, Inc. of WA*	13.16	11.51	0.81	6.17	5.27	1.17	8.95	NA	NA	2.05	18.99	107.00	14.08	124.59	13.09	0.20	1.16	21.98
WSBF	Waterstone Fin MHC of WI (26.2)	9.23	9.23	-0.33	-3.66	-5.45	-0.73	-8.04	9.86	17.36	2.19	NM	67.34	6.22	67.34	NM	0.00	0.00	NM
WAYN	Wayne Savings Bancshares of OH*	9.12	8.64	0.55	6.19	8.97	0.54	6.03	NA	NA	1.12	11.15	66.96	6.10	71.00	11.46	0.24	2.91	32.43
WFD	Westfield Fin. Inc. of MA*	20.46	20.46	0.47	2.21	2.23	0.52	2.44	NA	NA	1.62	NM	102.53	20.98	102.53	NM	0.20	2.35	NM

EXHIBIT IV-2

Historical Stock Price Indices

Exhibit IV-2
Historical Stock Price Indices(1)

					SNL	SNL
				NASDAQ	Thrift	Bank
Year/Qtr. Ended		DJIA	S&P 500	Composite	Index	Index

2000:	Quarter 1	10921.9	1498.6	4572.8	545.6	421.24
	Quarter 2	10447.9	1454.6	3966.1	567.8	387.37
	Quarter 3	10650.9	1436.5	3672.8	718.3	464.64
	Quarter 4	10786.9	1320.3	2470.5	874.3	479.44

2001:	Quarter 1	9878.8	1160.3	1840.3	885.2	459.24
	Quarter 2	10502.4	1224.4	2160.5	964.5	493.70
	Quarter 3	8847.6	1040.9	1498.8	953.9	436.60
	Quarter 4	10021.5	1148.1	1950.4	918.2	473.67

2002:	Quarter 1	10403.9	1147.4	1845.4	1006.7	498.30
	Quarter 2	9243.3	989.8	1463.2	1121.4	468.91
	Quarter 3	7591.9	815.3	1172.1	984.3	396.80
	Quarter 4	8341.6	879.8	1335.5	1073.2	419.10

2003:	Quarter 1	7992.1	848.2	1341.2	1096.2	401.00
	Quarter 2	8985.4	974.5	1622.8	1266.6	476.07
	Quarter 3	9275.1	996.0	1786.9	1330.9	490.90
	Quarter 4	10453.9	1112.0	2003.4	1482.3	548.60

2004:	Quarter 1	10357.7	1126.2	1994.2	1585.3	562.20
	Quarter 2	10435.5	1140.8	2047.8	1437.8	546.62
	Quarter 3	10080.3	1114.6	1896.8	1495.1	556.00
	Quarter 4	10783.0	1211.9	2175.4	1605.6	595.10

2005:	Quarter 1	10503.8	1180.6	1999.2	1516.6	551.00
	Quarter 2	10275.0	1191.3	2057.0	1577.1	563.27
	Quarter 3	10568.7	1228.8	2151.7	1527.2	546.30
	Quarter 4	10717.5	1248.3	2205.3	1616.4	582.80

2006:	Quarter 1	11109.3	1294.8	2339.8	1661.1	595.50
	Quarter 2	11150.2	1270.2	2172.1	1717.9	601.14
	Quarter 3	11679.1	1335.9	2258.4	1727.1	634.00
	Quarter 4	12463.2	1418.3	2415.3	1829.3	658.60

2007:	Quarter 1	12354.4	1420.9	2421.6	1703.6	634.40
	Quarter 2	13408.6	1503.4	2603.2	1645.9	622.63
	Quarter 3	13895.6	1526.8	2701.5	1523.3	595.80
	Quarter 4	13264.8	1468.4	2652.3	1058.0	492.85

2008:	Quarter 1	12262.9	1322.7	2279.1	1001.5	442.5
	Quarter 2	11350.0	1280.0	2293.0	822.6	332.2
	Quarter 3	10850.7	1166.4	2082.3	760.1	414.8
	Quarter 4	8776.4	903.3	1577.0	653.9	268.3

2009:	Quarter 1	7608.9	797.9	1528.6	542.8	170.1
	Quarter 2	8447.0	919.3	1835.0	538.8	227.6
	Quarter 3	9712.3	1057.1	2122.4	561.4	282.9
	Quarter 4	10428.1	1115.1	2269.2	587.0	260.8

2010:	Quarter 1	10856.6	1169.4	2398.0	626.3	301.1
As of May 28, 2010		10136.6	1089.4	2257.0	594.2	279.8

(1)	End of period data.

EXHIBIT IV-3

Historical Thrift Stock Indices

Index Values

	Index Values				Price Appreciation (%)
	05/28/10	04/30/10	12/31/09	05/29/09	1 Month	YTD	LTM
All Pub. Traded Thrifts	594.2	639.0	587.0	553.7	-7.00	1.24	7.32
MHC Index	3,178.1	3,414.2	2,962.4	3,001.5	-6.91	7.28	5.89

Stock Exchange Indexes
NYSE-Alt Thrifts	330.3	334.7	331.6	370.3	-1.31	-0.41	-10.82
NYSE Thrifts	120.1	127.7	110.2	90.5	-5.96	8.96	32.68
OTC Thrifts	1,586.6	1,711.9	1,597.4	1,558.9	-7.32	-0.68	1.78

Geographic Indexes
Mid-Atlantic Thrifts	2,513.9	2,632.4	2,420.4	2,131.1	-4.50	3.86	17.96
Midwestern Thrifts	2,182.0	2,438.8	2,084.0	2,354.4	-10.53	4.71	-7.32
New England Thrifts	1,541.0	1,685.2	1,682.2	1,653.7	-8.56	-8.39	-6.81
Southeastern Thrifts	288.0	309.6	238.6	281.5	-6.97	20.71	2.33
Southwestern Thrifts	336.3	357.6	339.0	383.0	-5.96	-0.79	-12.18
Western Thrifts	55.1	62.7	56.6	43.8	-12.13	-2.56	25.91

Asset Size Indexes
Less than $250M	789.6	787.1	810.0	878.6	0.31	-2.52	-10.14
$250M to $500M	2,483.9	2,502.6	2,247.4	2,446.3	-0.74	10.53	1.54
$500M to $1B	1,184.6	1,235.6	1,096.7	1,161.3	-4.13	8.02	2.01
$1B to $5B	1,472.9	1,574.4	1,393.3	1,433.8	-6.45	5.71	2.72
Over $5B	298.9	323.5	301.5	272.8	-7.61	-0.87	9.57

Pink Indexes
Pink Thrifts	146.4	149.3	142.1	158.6	-1.90	3.06	-7.67
Less than $75M	437.5	458.2	406.8	510.9	-4.51	7.54	-14.36
Over $75M	146.9	149.6	142.8	158.4	-1.78	2.86	-7.22

Comparative Indexes
Dow Jones Industrials	10,136.6	11,008.6	10,428.1	8,500.3	-7.92	-2.79	19.25
S&P 500	1,089.4	1,186.7	1,115.1	919.1	-8.20	-2.30	18.52

All SNL indexes are market-value weighted; i.e., an institution’s effect on an index is proportionate to that institution’s market capitalization. All SNL thrift indexes, except for the SNL MHC Index, began at 100 on March 30, 1984. The SNL MHC Index began at 201.082 on Dec.31, 1992, the level of the SNL Thrift Index on that date. On March 30, 1984, the S&P 500 closed at 159.2 and the Dow Jones Industrials stood at 1,164.9.

Mid-Atlantic: DE, DC, MD, NJ, NY, PA, PR; Midwest: IA, IL, IN, KS, KY, MI, MN, MO, ND, NE, OH, SD, WI;
New England: CT, MA, ME, MH, RI, VT; Southeast: AL, AR, FL, GA, MS, NC, SC, TN, VA, WV;
Southwest: CO, LA, NM, OK, TX, UT; West: AZ, AK, CA, HI, ID, MT, NV, OR, WA, WY

SNLFinancial

JUNE 2010

EXHIBIT IV-4

Market Area Acquisition Activity

Exhibit IV-4
Kansas Thrift Acquisitions 2005-Present

							Target Financials at Announcement							Deal Terms and Pricing at Announcement
Announce Date	Complete Date	Buyer Short Name		Target Name		Type	Total Assets ($000)	E/A (%)	TE/A (%)	ROAA (%)	ROAE (%)	NPAs/ Assets (%)	Rsrvs/ NPLs (%)	Deal Value ($M)	Value/ Share ($)	P/B (%)	P/TB (%)	P/E (x)	P/A (%)	Prem/ Cdeps (%)

09/06/2005	01/01/2006	Landmark Bancorp Inc.	KS	First Manhattan Bancorporation, Inc.	KS	Thrift	130,370	6.49	6.33	0.78	12.43	1.18	85.99	12.9	3,462.259	152.11	156.27	12.59	9.88	5.34

				Average:			130,370	6.49	6.33	0.78	12.43	1.18	85.99			152.11	156.27	12.59	9.88	5.34
				Median:			130,370	6.49	6.33	0.78	12.43	1.18	85.99			152.11	156.27	12.59	9.88	5.34

Source: SNL Financial, LC.

EXHIBIT IV-5

Capitol Federal Financial
Director and Senior Management Summary Resumes

Exhibit IV-5
Capitol Federal Financial
Director and Senior Management Summary Resumes

John B. Dicus. Mr. Dicus became Chief Executive Officer of Capitol Federal Savings Bank and CFF effective January 1, 2003 and became Chairman of the Board of Directors of Capitol Federal Savings Bank and CFF upon the retirement of John C. Dicus from the Board in January 2009.  Prior to his appointment as Chief Executive Officer, he served as President and Chief Operating Officer for Capitol Federal Savings Bank since 1996 and for CFF since its inception in March 1999.  Before that, he served as Executive Vice President of Corporate Services for Capitol Federal Savings Bank for four years.  He has been with Capitol Federal Savings Bank in various other positions since 1985.  Mr. Dicus’s many years of service in all areas of Capitol Federal Savings Bank’s operations and his duties as President and Chief Executive Officer of CFF and Capitol Federal Savings Bank bring a special knowledge of the financial, economic and regulatory challenges CFF faces and he is well suited to educating the Board on these matters.  He is the son of Mr. John C. Dicus, who retired as our Chairman in January 2009 and still serves as Chairman Emeritus.

Jeffrey R. Thompson.  In 2007, Mr. Thompson became Chief Executive Officer of Salina Vortex Corp., a Salina, Kansas-based manufacturing company, after having served as Chief Financial Officer of that company since 2002.  From 2001 to 2002, he served as Vice President, Supply Chain, for The Coleman Company, Wichita, Kansas, a manufacturer and marketer of consumer products.  From 1992 to 2001, he served in a variety of capacities for Koch Industries, Inc., Wichita, Kansas, including President of Koch Financial Services, Inc. from 1998 to 2001.  From 1986 to 1992, he worked in several positions for Chrysler Capital Public Finance, Kansas City, Missouri, primarily in the areas of originating, underwriting and servicing tax-exempt municipal leases.  Mr. Thompson has over 25 years of business experience, including 20 years in the financial services business and 15 years with profit and loss responsibility in manufacturing companies.  He brings general business, financial and risk management skills to Capitol Federal Savings Bank, including knowledge of compensation matters, which is important to his service on our Compensation Committee.  Mr. Thompson is a certified public accountant and his accounting knowledge and experience is important to his service on our Audit Committee.  His participation in the Wichita, Kansas business community for over 18 years brings knowledge of the local economy and business opportunities for Capitol Federal Savings Bank.

Jeffrey M. Johnson.  Mr. Johnson is President of Flint Hills National Golf Club, Andover, Kansas, a position he has held since March 2003.  From March 1997 until joining Flint Hills, Mr. Johnson was an investment advisor with Raymond James Financial Services in Wichita, Kansas.  Mr. Johnson’s extensive knowledge of investments and the regulated financial services industry supports the Board’s and the Audit Committee’s knowledge in those areas.  Before 1997, he served in a variety of restaurant management positions with Lone Star Steakhouse & Saloon, Inc. and Coulter Enterprises, Inc.  Mr. Johnson is also part-owner of several restaurants in Lawrence, Manhattan and Wichita, Kansas and parts of Texas.  He brings general business, financial and risk management skills to Capitol Federal Savings Bank, including knowledge of compensation matters, which is important to his service on our Compensation Committee.  His participation in the Wichita, Kansas business community and his service on local non-profit boards for over 15 years bring knowledge of the local economy and business opportunities for Capitol Federal Savings Bank.

Michael T. McCoy, M.D.  Dr. McCoy has been an orthopedic surgeon in private practice for over 25 years.  In his private practice, he has employed up to 15 employees and gained the accounting, financial and risk management skill necessary to operate a small business.  Since October 2004, he has also served as Chief of Orthopedic Surgery at Stormont Vail Regional Medical Center in Topeka, Kansas.  He previously served as Chief of Surgery at Stormont Vail from January 1987 to January 1988.  His management and business experience in his private practice and these hospital positions bring knowledge and experience to his service on the Board and the Compensation and Audit Committees.  Dr. McCoy is a member of the Kansas Medical Society, the Shawnee County Medical Society, the American Academy of Orthopedic Surgeons and the American Orthopedic Society for Sports Medicine.

Exhibit IV-5 (continued)
Capitol Federal Financial
Director and Senior Management Summary Resumes

Marilyn S. Ward. From 1985 until her retirement in 2004, Ms. Ward was Executive Director of ERC/Resource & Referral, a family resource center located in Topeka, Kansas, where she was responsible for financial operations, including fund-raising, budgeting and grant writing.  Ms. Ward currently serves as the president of the board of the Kansas Association of Child Care Resources and Referral Agencies, a state-wide organization that oversees the Kansas network of child care resource and referral agencies, where she is involved in overseeing financial and accounting matters.  Ms. Ward also serves on the board and the executive committee of the Kansas Children’s Service League which oversees numerous family services programs throughout Kansas.  She brings general business, financial and accounting skills to Capitol Federal Savings Bank, including knowledge of compensation matters, which is important to her service on our Audit and Compensation Committees.  She has participated in numerous training programs for financial institution directors, which enhances her service as a director.

B.B. Andersen.  Mr. Andersen has had a life long career in construction, development and management companies with activities in over 14 states.  He is currently involved in various real estate development projects in Colorado, Missouri and Mississippi.  Mr. Andersen also owns a company that constructed and managed a conference and business center in Iraq for three years, ending in 2009.  He brings general business, financial and risk management skills to Capitol Federal Savings Bank, including knowledge of compensation matters, which is important to his service on our Audit and Compensation Committees.  He also brings knowledge of real estate valuation and transactions that support our lending business.

Morris J. Huey, II.  Mr. Huey retired from Capitol Federal Savings Bank in January 2010.  From June 2002 until his retirement, Mr. Huey served as Executive Vice President and Chief Lending Officer of Capitol Federal Savings Bank and President of Capitol Funds, Inc., a wholly owned subsidiary of Capitol Federal Savings Bank.  From August 2002 until his retirement, he also served as President of CFMRC, a wholly owned subsidiary of Capitol Funds, Inc.  Prior to that, he served as the Central Region Lending Officer since joining Capitol Federal Savings Bank in 1991.  Mr. Huey’s many years of service in various areas of Capitol Federal Savings Bank’s operations and his duties as Executive Vice President and Chief Lending Officer of Capitol Federal Savings Bank bring a special knowledge of the financial, economic and regulatory challenges CFF faces and he is well suited to educating the Board on these matters.

Executive Officers Who Are Not Directors

Larry K. Brubaker.  Mr. Brubaker has been employed with Capitol Federal Savings Bank since 1971 and currently serves as Executive Vice President for Corporate Services, a position he has held since 1997.  Prior to that, he was employed by Capitol Federal Savings Bank as the Eastern Region Manager for seven years.

R. Joe Aleshire.  Mr. Aleshire has been employed with Capitol Federal Savings Bank since 1973 and currently serves as Executive Vice President for Retail Operations, a position he has held since 1997.  Prior to that, he was employed by Capitol Federal Savings Bank as the Wichita Area Manager for 17 years.

Kent G. Townsend.   Mr. Townsend serves as Executive Vice President and Chief Financial Officer of Capitol Federal Savings Bank, its subsidiaries, and CFF.  Mr. Townsend also serves as Treasurer for Capitol Funds, Inc. and CFMRC, subsidiaries of Capitol Federal Savings Bank.  Mr. Townsend was promoted to Executive Vice President, Chief Financial Officer and Treasurer on September 1, 2005.  Prior to that, he served as Senior Vice President, a position he held since April 1999, and Controller of CFF, a position he held since March 1999.  He has served in similar positions with Capitol Federal Savings Bank since September 1995.  He served as the Financial Planning and Analysis Officer with Capitol Federal Savings Bank for three years and other financial related positions since joining Capitol Federal Savings Bank in 1984.

Exhibit IV-5 (continued)
Capitol Federal Financial
Director and Senior Management Summary Resumes

Rick C. Jackson.  Mr. Jackson currently serves as Executive Vice President, Chief Lending Officer and Community Development Director of Capitol Federal Savings Bank.  He also serves as the President of Capitol Funds, Inc., a subsidiary of Capitol Federal Savings Bank and President of CFMRC.  He has been with Capitol Federal Savings Bank since 1993 and has held the position of Community Development Director since that time.  He has held the position of Chief Lending Officer since February 2010.

Tara D. Van Houweling.  Ms. Van Houweling has been employed with Capitol Federal Savings Bank and CFF since May 2003 and currently serves as First Vice President, Principal Accounting Officer and Reporting Director.  She has held the position of Reporting Director since May 2003.

EXHIBIT IV-6

Capitol Federal Financial
Pro Forma Regulatory Capital Ratios

Exhibit IV-6
Capitol Federal Financial
Pro Forma Regulatory Capital Ratios

	Capitol Federal Savings Bank Historical at		Pro Forma at March 31, 2010 Based Upon the Sale at $10.00 Per Share
	March 31, 2010		144,500,000 Shares		170,000,000 Shares		195,500,000 Shares
	Amount	Percent of Assets(1)	Amount	Percent of Assets(1)	Amount	Percent of Assets(1)	Amount	Percent of Assets(1)
	(Dollars in thousands)

Equity capital	$873,053	10.27%	$1,481,703	16.11%	$1,589,638	17.05%	$1,697,573	17.97%

Core (leverage) capital(2)	$841,861	9.96%	$1,450,511	15.85%	$1,558,446	16.81%	$1,666,381	17.74%
Core (leverage) requirement	422,694	5.00	457,462	5.00	463,624	5.00	469,785	5.00
Excess	$419,167	4.96%	$993,049	10.85%	$1,094,822	11.81%	$1,196,596	12.74%

Tier I risk-based capital(2)(3)	$841,861	23.62%	$1,450,511	39.16%	$1,558,446	41.80%	$1,666,381	44.40%
Tier I requirement	213,896	6.00	222,240	6.00	223,719	6.00	225,198	6.00
Excess	$627,965	17.62%	$1,228,271	33.16%	$1,334,727	35.80%	$1,441,183	38.40%

Total risk-based capital(2)(3)	$852,065	23.90%	$1,460,715	39.44%	$1,568,650	42.07%	$1,676,585	44.67%
Risk-based requirement	356,494	10.00	370,401	10.00	372,865	10.00	375,330	10.00
Excess	$495,571	13.90%	$1,090,314	29.44%	$1,195,785	32.07%	$1,301,255	34.67%

Reconciliation of capital infused into Capitol Federal Savings Bank:
Net proceeds			$695,350		$818,585		$941,820
Less:
Common stock acquired by employee stock ownership plan			(57,800)		(68,000)		(78,200)
Common stock acquired by stock-based incentive plan			(28,900)		(34,000)		(39,100)
Pro forma increase in GAAP and regulatory capital(3)			$608,650		$716,585		$824,520

(1)
Core capital levels are shown as a percentage of total adjusted assets.  Risk-based capital levels are shown as a percentage of risk-weighted assets.  Capital requirements of 4.0%, 5.0% and 10% for core (leverage), Tier I risk-based and Total risk-based capital reflect “well capitalized” status under prompt corrective action provisions.

(2)
Pro forma capital levels assume that we fund the stock-based incentive plans with purchases in the open market equal to 2.0% of the shares of common stock sold in the stock offering at a price equal to the price for which the shares of common stock are sold in the stock offering, and that the employee stock ownership plan purchases 4.0% of the shares of common stock sold in the stock offering with funds we lend.  Pro forma GAAP and regulatory capital have been reduced by the amount required to fund both of these plans.  See “Management” for a discussion of the stock-based benefit plan and employee stock ownership plan.

(3)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.
Source:  Capitol Federal Financial’s prospectus.

EXHIBIT IV-7

Capitol Federal Financial
Pro Forma Analysis Sheet

EXHIBIT IV-7
PRO FORMA ANALYSIS SHEET
Capitol Federal Financial
Prices as of May 28, 2010

		Symbol	Subject at Midpoint		Peer Group				All Public Thrifts
Valuation Midpoint Pricing Multiples					Mean		Median		Mean		Median
Price-earnings multiple	=	P/E	29.34	x	20.67	x	18.40	x	18.56	x	16.40	x
Price-core earnings multiple	=	P/CE	31.27	x	19.04	x	16.84	x	16.60	x	15.25	x
Price-book ratio	=	P/B	98.04%		112.19		110.68		76.73		76.18
Price-tangible book ratio	=	P/TB	98.04%		133.93		133.17		85.20		80.30
Price-assets ratio	=	P/A	24.11%		12.59		12.45		8.54		6.85

Valuation Parameters				Adjusted

Pre-Conversion Earnings (Y)	$67,949,000	(12 Mths 03/10)	ESOP Stock (% of Offering + Foundation) (E)	4.00%
Pre-Conversion Core Earnings (YC)	$62,862,000	(12 Mths 03/10) (2)	Cost of ESOP Borrowings (S)	0.00%
Pre-Conversion Book Value (B)	$946,539,000	(2)	ESOP Amortization (T)	30.00	Years
Pre-Conv. Tang. Book Value (B)	$946,539,000	(2)	Stock Program (% of Offering + Foundation (M)	2.00%
Pre-Conversion Assets (A)	$8,485,465,000	(2)	Stock Programs Vesting (N)	5.00	Years
Reinvestment Rate (R)	2.55%		Fixed Expenses	$5,980,000
Tax rate (TAX)	38.32%		Variable Expenses (Blended Commission %)	3.34%
After Tax Reinvest. Rate (R)	1.57%		Percentage Sold (PCT)	70.5470%
Est. Conversion Expenses (1)(X)	3.70%		MHC Assets	$466,000
Insider Purchases	$2,050,000		Options as (% of Offering + Foundation) (O1)	5.00%
Price/Share	$10.00		Estimated Option Value (O2)	24.30%
Foundation Cash Contribution (FC)	$40,000,000		Option Vesting Period (O3)	5.00	Years
Foundation Stock Contribution (FS)	$-		% of Options taxable (O4)	25.00%
Foundation Tax Benefit (FT)	$15,328,000

Calculation of Pro Forma Value After Conversion

1. V=	P/E * (Y - FC * R)	V=	$2,409,742,180
	1 - P/E * PCT * ((1-X-E-M-FS)*R - (1-TAX)*(E/T) - (1-TAX)*(M/N)-(1-TAX*O4)*(O1*O2/O3)))

2. V=	P/Core E * (YC)	V=	$2,409,742,180
	1 - P/Core E * PCT * ((1-X-E-M-FS)*R - (1-TAX)*(E/T) - (1-TAX)*(M/N)-(1-TAX*O4)*(O1*O2/O3)))

3. V=	P/B * (B-FC+FT)	V=	$2,409,742,180
	1 - P/B * PCT * (1-X-E-M)

4. V=	P/TB * (B-FC+FT)	V=	$2,409,742,180
	1 - P/TB * PCT * (1-X-E-M)

5. V=	P/A * (A-FC+FT)	V=	$2,409,742,180
	1 - P/A * PCT * (1-X-E-M)

Shares

		2nd Step Exchange Shares	Full Conversion Shares	Plus: Foundation Shares	Total Market Capitalization Shares
	2nd Step Offering Shares					Exchange Ratio
Conclusion
Maximum	195,500,000	81,620,351	277,120,351	0	277,120,351	3.7457
Midpoint	170,000,000	70,974,218	240,974,218	0	240,974,218	3.2572
Minimum	144,500,000	60,328,085	204,828,085	0	204,828,085	2.7686

Market Value

		2nd Step Exchange Shares Value	Full Conversion $ Value		Total Market Capitalization $ Value
	2nd Step Offering Value			Foundation $ Value
Conclusion
Maximum	$1,955,000,000	$816,203,510	$2,771,203,510	0	$2,771,203,510
Midpoint	$1,700,000,000	$709,742,180	$2,409,742,180	0	$2,409,742,180
Minimum	$1,445,000,000	$603,280,850	$2,048,280,850	0	$2,048,280,850

(1)	Estimated offering expenses at midpoint of the offering.
(2)	Adjusted to reflect consolidation of $466,000 of MHC net assets.

EXHIBIT IV-8

Capitol Federal Financial
Pro Forma Effect of Conversion Proceeds

Exhibit IV-8
PRO FORMA EFFECT OF CONVERSION PROCEEDS
Capitol Federal Financial
At the Minimum of the Range

1.	Fully Converted Value and Exchange Ratio
	Fully Converted Value	$2,048,280,850
	Exchange Ratio	2.76858

	2nd Step Offering Proceeds	$1,445,000,000
	Less: Estimated Offering Expenses	54,299,875
	2nd Step Net Conversion Proceeds (Including Foundation)	$1,390,700,125

2.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$1,390,700,125
	Less: Cash Contribution to Foundation	(40,000,000)
	Less: ESOP Stock Purchases (1)	(57,800,000)
	Less: RRP Stock Purchases (2)	(28,900,000)
	Net Cash Proceeds	$1,264,000,125
	Estimated after-tax net incremental rate of return	1.57%
	Earnings Increase	$19,880,700
	Less: Consolidated interest cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings(3)	(1,188,368)
	Less: RRP Vesting (3)	(3,565,104)
	Less: Option Plan Vesting (4)	(3,174,963)
	Net Earnings Increase	$11,952,265

				Net Earnings Increase
			Before Conversion		After Conversion
3.	Pro Forma Earnings

	12 Months ended March 31, 2010 (reported)		$67,949,000	$11,952,265	$79,901,265
	12 Months ended March 31, 2010 (core)		$62,862,000	$11,952,265	$74,814,265

		Before Conversion(5)	Net Cash Proceeds	Tax Benefit and Other	After Conversion
4.	Pro Forma Net Worth

	March 31, 2010	$946,539,000	$1,264,000,125	$15,328,000	$2,225,867,125
	March 31, 2010 (Tangible)	$946,539,000	$1,264,000,125	$15,328,000	$2,225,867,125

		Before Conversion(5)	Net Cash Proceeds	Tax Benefit and Other	After Conversion
5.	Pro Forma Assets

	March 31, 2010	$8,485,465,000	$1,264,000,125	$15,328,000	$9,764,793,125

(1)	Includes ESOP purchases of 4% of the second step offering.
(2)	Includes RRP purchases of 2% of the second step offering.
(3)	ESOP amortized over 30 years, RRP amortized over 5 years, tax effected at: 38.32%
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25% taxable.
(5)	Adjusted to include consolidated MHC assets.

Exhibit IV-8
PRO FORMA EFFECT OF CONVERSION PROCEEDS
Capitol Federal Financial
At the Midpoint of the Range

1.	Fully Converted Value and Exchange Ratio
	Fully Converted Value	$2,409,742,180
	Exchange Ratio	3.25715

	2nd Step Offering Proceeds	$1,700,000,000
	Less: Estimated Offering Expenses	62,829,625
	2nd Step Net Conversion Proceeds (Including Foundation)	$1,637,170,375

2.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$1,637,170,375
	Less: Cash Contribution to Foundation	(40,000,000)
	Less: ESOP Stock Purchases (1)	(68,000,000)
	Less: RRP Stock Purchases (2)	(34,000,000)
	Net Cash Proceeds	$1,495,170,375
	Estimated after-tax net incremental rate of return	1.57%
	Earnings Increase	$23,516,638
	Less: Consolidated interest cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings(3)	(1,398,080)
	Less: RRP Vesting (3)	(4,194,240)
	Less: Option Plan Vesting (4)	(3,735,250)
	Net Earnings Increase	$14,189,068

				Net Earnings Increase
			Before Conversion		After Conversion
3.	Pro Forma Earnings

	12 Months ended March 31, 2010 (reported)		$67,949,000	$14,189,068	$82,138,068
	12 Months ended March 31, 2010 (core)		$62,862,000	$14,189,068	$77,051,068

		Before Conversion (5)	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
4.	Pro Forma Net Worth

	March 31, 2010	$946,539,000	$1,495,170,375	$15,328,000	$2,457,037,375
	March 31, 2010 (Tangible)	$946,539,000	$1,495,170,375	$15,328,000	$2,457,037,375

		Before Conversion (5)	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
5.	Pro Forma Assets

	March 31, 2010	$8,485,465,000	$1,495,170,375	$15,328,000	$9,995,963,375

(1)	Includes ESOP purchases of 4% of the second step offering.
(2)	Includes RRP purchases of 2% of the second step offering.
(3)	ESOP amortized over 30 years, RRP amortized over 5 years, tax effected at: 38.32%
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25% taxable.
(5)	Adjusted to include consolidated MHC assets.

Exhibit IV-8
PRO FORMA EFFECT OF CONVERSION PROCEEDS
Capitol Federal Financial
At the Maximum of the Range

1.	Fully Converted Value and Exchange Ratio
	Fully Converted Value	$2,771,203,510
	Exchange Ratio	3.74573

	2nd Step Offering Proceeds	$1,955,000,000
	Less: Estimated Offering Expenses	71,359,375
	2nd Step Net Conversion Proceeds (Including Foundation)	$1,883,640,625

2.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$1,883,640,625
	Less: Cash Contribution to Foundation	(40,000,000)
	Less: ESOP Stock Purchases (1)	(78,200,000)
	Less: RRP Stock Purchases (2)	(39,100,000)
	Net Cash Proceeds	$1,726,340,625
	Estimated after-tax net incremental rate of return	1.57%
	Earnings Increase	$27,152,576
	Less: Consolidated interest cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings(3)	(1,607,792)
	Less: RRP Vesting (3)	(4,823,376)
	Less: Option Plan Vesting (4)	(4,295,538)
	Net Earnings Increase	$16,425,870

				Net Earnings Increase
			Before Conversion		After Conversion
3.	Pro Forma Earnings

	12 Months ended March 31, 2010 (reported)		$67,949,000	$16,425,870	$84,374,870
	12 Months ended March 31, 2010 (core)		$62,862,000	$16,425,870	$79,287,870

		Before Conversion (5)	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
4.	Pro Forma Net Worth

	March 31, 2010	$946,539,000	$1,726,340,625	$15,328,000	$2,688,207,625
	March 31, 2010 (Tangible)	$946,539,000	$1,726,340,625	$15,328,000	$2,688,207,625

		Before Conversion (5)	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
5.	Pro Forma Assets

	March 31, 2010	$8,485,465,000	$1,726,340,625	$15,328,000	$10,227,133,625

(1)	Includes ESOP purchases of 4% of the second step offering.
(2)	Includes RRP purchases of 2% of the second step offering.
(3)	ESOP amortized over 30 years, RRP amortized over 5 years, tax effected at: 38.32%
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25% taxable.
(5)	Adjusted to include consolidated MHC assets.

EXHIBIT IV-9

Peer Group Core Earnings Analysis

RP® Financial, LC.

Exhibit IV-9
Core Earnings Analysis
Comparable Institution Analysis
For the 12 Months Ended March 31, 2010

					Less:	Estimated
		Net Income	Less: Net	Tax Effect	Extraordinary	Core Income		Estimated
Comparable Group		to Common	Gains(Loss)	@ 34%	Items	to Common	Shares	Core EPS
		($000)	($000)	($000)	($000)	($000)	(000)	($)

BKMU	Bank Mutual Corp. of WI	$8,640	($13,461)	$4,577	$0	($244)	45,475	($0.01)
BRKL	Brookline Bancorp, Inc. of MA	$22,767	($817)	$278	$0	$22,228	59,038	$0.38
DNBK	Danvers Bancorp, Inc. of MA	$8,177	$149	($51)	$0	$8,275	21,672	$0.38
DCOM	Dime Community Bancshares of NY	$32,809	$3,557	($1,209)	$0	$35,157	34,385	$1.02
FFCH	First Financial Holdings Inc. of SC	$5,366	$5,817	($1,978)	($28,857)	($19,652)	16,527	($1.19)
FFIC	Flushing Financial Corp. of NY	$23,745	$6,276	($2,134)	$0	$27,887	31,152	$0.90
NAL	NewAlliance Bancshares of CT	$51,286	($1,662)	$565	$0	$50,189	105,965	$0.47
PBNY	Provident NY Bancorp, Inc. of NY	$24,359	($14,908)	$5,069	$0	$14,520	38,861	$0.37
TRST	TrustCo Bank Corp. NY of NY	$28,706	($110)	$37	$0	$28,633	76,761	$0.37
WFSL	Washington Federal, Inc. of WA	$102,127	$69,617	($23,670)	$0	$148,074	112,455	$1.32

Source:	SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2010 by RP® Financial, LC.

EXHIBIT V-1

RP® Financial, LC.
Firm Qualifications Statement

RP® FINANCIAL, LC.
Serving the Financial Services Industry Since 1988

FIRM QUALIFICATION STATEMENT

RP® Financial (“RP®) provides financial and management consulting, merger advisory and valuation services to the financial services industry nationwide.  We offer a broad array of services, high quality and prompt service, hands-on involvement by principals and senior staff, careful structuring of strategic initiatives and sophisticated valuation and other analyses consistent with industry practices and regulatory requirements.  Our staff maintains extensive background in financial and management consulting, valuation and investment banking.  Our clients include commercial banks, thrifts, credit unions, mortgage companies and other financial services companies.

STRATEGIC PLANNING SERVICES
RP®’s strategic planning services are designed to provide effective feasible plans with quantifiable results.  We analyze strategic options to enhance shareholder value, achieve regulatory approval or realize other objectives.  Such services involve conducting situation analyses; establishing mission/vision statements, strategic goals and objectives; and identifying strategies to enhance franchise and/or market value, capital management, earnings enhancement, operational matters and organizational issues.  Strategic recommendations typically focus on:  capital formation and management, asset/liability targets, profitability, return on equity and stock pricing.  Our proprietary financial simulation models provide the basis for evaluating the impact of various strategies and assessing their feasibility and compatibility with regulations.

MERGER ADVISORY SERVICES
RP®’s merger advisory services include targeting potential buyers and sellers, assessing acquisition merit, conducting due diligence, negotiating and structuring merger transactions, preparing merger business plans and financial simulations, rendering fairness opinions, preparing mark-to-market analyses and supporting the implementation of post-acquisition strategies.  RP® is also expert in de novo charters, shelf charters and negotiating acquisitions of troubled institutions.  Through financial simulations, comprehensive data bases, valuation proficiency and regulatory familiarity, RP®’s merger advisory services center on enhancing shareholder returns.

VALUATION SERVICES
RP®’s extensive valuation practice includes bank and thrift mergers, thrift mutual-to-stock conversions, goodwill impairment, insurance company demutualizations, ESOPs, subsidiary companies, purchase accounting and other purposes.  We are highly experienced in performing appraisals which conform to regulatory guidelines and appraisal standards.  RP® is the nation’s leading valuation firm for thrift mutual-to-stock conversions, with appraised values ranging up to $4 billion.

OTHER CONSULTING SERVICES
RP® offers other consulting services including evaluating the impact of regulatory changes (TARP, etc.), branching and diversification strategies, feasibility studies and special research.  We assist banks/thrifts in preparing CRA plans and evaluating wealth management activities on a de novo or merger basis.  Our other consulting services are aided by proprietary valuation and financial simulation models.

KEY PERSONNEL (Years of Relevant Experience & Contact Information)
Ronald S. Riggins, Managing Director (29)	(703) 647-6543	rriggins@rpfinancial.com
William E. Pommerening, Managing Director (25)	(703) 647-6546	wpommerening@rpfinancial.com
Gregory E. Dunn, Director (26)	(703) 647-6548	gdunn@rpfinancial.com
James P. Hennessey, Director (23)	(703) 647-6544	jhennessey@rpfinancial.com
James J. Oren, Director (22)	(703) 647-6549	joren@rpfinancial.com
Timothy M. Biddle, Senior Vice President (19)	(703) 647-6552	tbiddle@rpfinancial.com
Janice Hollar, Senior Vice President (24)	(703) 647-6554	jhollar@rpfinancial.com

Washington Headquarters Three Ballston Plaza 1100 North Glebe Road, Suite 1100 Arlington, VA 22201 www.rpfinancial.com	Telephone: (703) 528-1700 Fax No.: (703) 528-1788 Toll-Free No.: (866) 723-0594 E-Mail: mail@rpfinancial.com